As filed with the Securities and Exchange Commission on _____________, 1994
                                                       Registration No. 33-53017
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  -----------

                             Amendment No. 1 to
                                    FORM S-4
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                  -----------

                      COMMERCIAL BANCSHARES, INCORPORATED
             (Exact name of registrant as specified in its charter)

     West Virginia                        6711                 55-0622108
(State or other jurisdiction        (Primary Standard       (I.R. S. Employer
of incorporation or             Industrial Classification  Identification No.)
 organization)                            Code)

                               415 Market Street
                       Parkersburg, West Virginia  26101
                                 (304)424-0300

         (Address and telephone number of principal executive offices)

                                  -----------

William E. Mildren, Jr.           Copy:  Deborah A. Sink, Esq.
Commercial BancShares,                   Bowles Rice McDavid Graff & Love
Incorporated                             1600 Commerce Square
415 Market Street                        Charleston, WV  25301
Parkersburg, WV  26101                   (304) 347-1124
(304) 424-0300

           (Name, address and telephone number of agent for service)

                                  -----------

 Approximate date of commencement of the proposed sale of securities to the public:
  As soon as practicable after this Registration Statement becomes effective.

                      COMMERCIAL BANCSHARES, INCORPORATED
                               415 MARKET STREET
                             PARKERSBURG, WV  26101

                                 May 6, 1994


Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Commercial BancShares, Incorporated ("Commercial") to be held at the offices of Commercial, 415 Market Street 9:00 a.m. Parkersburg, West Virginia, on June 22, 1994 at 9:00 a.m. local time. At this meeting, you will be asked to consider and approve the merger of Hometown Bancshares Incorporated ("Hometown") with and into Commercial (the "Merger"). As a result of the Merger, Hometown will cease to exist and the resulting company will operate under the charter and the name of Commercial.

     If the Merger is consummated and you do not exercise dissenters' rights, you will remain a shareholder of Commercial. Hometown shareholders will exchange each share of their Hometown common stock for 1.512 shares of Commercial common stock ("Commercial Stock"). No fractional shares of Commercial Stock will be issued in this transaction. Commercial will pay cash for any fractional shares based upon a fixed price of $26.00 per share as set forth in the merger agreement.

     The Merger is subject to approval of the holders of a majority of the outstanding shares of Commercial. Completion of the Merger is also subject to approval by the Hometown shareholders, regulatory approval and other conditions described in the enclosed materials.

     A notice of the special meeting, a proxy for your use in connection with that meeting, and a Prospectus/Joint Proxy Statement describing the proposed transaction in detail accompany this letter. We urge you to read all of these documents carefully before deciding how to vote your shares.

     Your Board of Directors has approved the Merger. Accordingly, your Board of Directors unanimously recommends that you VOTE FOR the Merger.

     I hope that you will attend the Special Meeting. Regardless of your plans to attend, I urge you, because of the importance of this matter, to execute and mail the enclosed proxy in the envelope provided. If you decide to attend the meeting, you may withdraw your proxy and vote in person on all matters brought before it.
                                      Sincerely,


                                      William E. Mildren, Jr.
                                      President

                           HOMETOWN BANCSHARES, INC.
                              FAIR & DODD STREETS
                            MIDDLEBOURNE, WV  26149

                                 May 6, 1994


Dear Hometown Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Hometown Bancshares, Incorporated ("Hometown") to be held at the offices of Union Bank of Tyler County, Fair and Dodd Streets, Middlebourne, West Virginia, on June 7, 1994 at 7:00 p.m., local time. At this meeting, you will be asked to consider and approve the merger of Hometown with and into Commercial BancShares, Incorporated ("Commercial") (the "Merger").

     If the Merger is consummated and you do not exercise dissenters' rights, you will become a shareholder of Commercial and will exchange each share of your Hometown common stock for 1.512 shares of Commercial common stock ("Commercial Stock"). No fractional shares of Commercial Stock will be issued in this transaction. Commercial will pay cash for any fractional shares based upon a fixed price of $26.00 per share of Commercial Stock as set forth in the merger agreement.

     Hometown's Articles of Incorporation provide for the holder of a super-majority of the issued and outstanding shares to approve certain business combinations, in certain circumstances. However, with respect to the proposed Merger, and as provided in the Articles of Incorporation, since greater than two thirds of the members of the board of directors approved the Merger, the Merger requires the approval of the holders of a simple-majority of the outstanding shares of Hometown. Completion of the Merger is also subject to approval by the Commercial shareholders, regulatory approval and other conditions described in the enclosed materials.

     A notice of the special meeting, a proxy for your use in connection with that meeting, and a Prospectus/Joint Proxy Statement describing the proposed transaction in detail accompany this letter. We urge you to read all of these documents carefully before deciding how to vote your shares.

     Your Board of Directors has approved the Merger. Accordingly, your Board of Directors unanimously recommends that you VOTE FOR the Merger.

     I hope that you will attend the Special Meeting. Regardless of your plans to attend, I urge you, because of the importance of this matter, to execute and mail the enclosed proxy in the envelope provided. If you decide to attend the meeting, you may withdraw your proxy and vote in person on all matters brought before it.

                                       Sincerely,


                                       Gary R. Davis
                                       President and CEO

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that, pursuant to the call of the Board of Directors, a Special Meeting of Shareholders of Commercial Bancshares, Incorporated will be held at the office of Commercial Bancshares, Incorporated, 415 Market Street, Parkersburg, West Virginia on June 22, 1994, at 9:00 a.m. local time, for the purpose of considering and voting upon the following matters:

            1. To consider and vote upon an Agreement and Plan of Merger dated as of September 30, 1993, by and between Commercial Bancshares, Incorporated and Hometown Bancshares, Inc. (the "Merger"). A copy of the Agreement is attached as Exhibit A to the accompanying Prospectus/Proxy Statement which you are urged to read carefully. As a result of the Merger, if consummated, Hometown Bancshares, Inc. ("Hometown") will cease to exist, and the resulting company shall operate under the Charter and the name of Commercial Bancshares, Incorporated ("Commercial"). Commercial will be the surviving bank holding company and the three current subsidiary banks of Hometown will become wholly-owned subsidiaries of Commercial. Each share of common stock of Hometown will be exchanged for 1.512 shares of Commercial common stock. No fractional shares of Commercial common stock will be issued in this transaction; and in lieu thereof, Commercial will pay $26.00 cash for such fractional shares.

            2. To act upon any other business which may properly come before the Special Meeting or any adjournment or adjournments thereof. The Board of Directors at present knows of no other business to come before this Special Meeting.

            The close of business on May 5, 1994, has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at this Special Meeting.

            WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE REGARDLESS OF YOUR PLANS TO ATTEND THIS SPECIAL MEETING. IF YOU DO ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

            INDIVIDUALS HAVE BEEN NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY PROXY. IF YOU WISH TO CHOOSE SOME OTHER PERSON TO ACT AS YOUR PROXY, MARK OUT THE PRINTED NAMES AND WRITE IN THE NAME OF THE PERSON YOU SELECT IN THE SPACE PROVIDED IN THE PROXY.

                                          By Order of the Board of Directors

May 9, 1994

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that, pursuant to the call of the Board of Directors, a Special Meeting of Shareholders of Hometown Bancshares, Inc. will be held at the offices of Union Bank of Tyler County, Fair and Dodd Streets, Middlebourne, West Virginia on June 7, 1994, at 7:00 p.m. local time, for the purpose of considering and voting upon the following matters:

            1. To consider and vote upon an Agreement and Plan of Merger dated as of September 30, 1993, by and between Commercial Bancshares, Incorporated and Hometown Bancshares, Inc. (the "Merger"). A copy of the Agreement is attached as Exhibit A to the accompanying Prospectus/Proxy Statement which you are urged to read carefully. As a result of the Merger, if consummated, Hometown Bancshares, Inc. ("Hometown") will cease to exist, and the resulting company shall operate under the Charter and the name of Commercial Bancshares, Incorporated ("Commercial"). Commercial will be the surviving bank holding company and the three current subsidiary banks of Hometown will become wholly-owned subsidiaries of Commercial. Each share of common stock of Hometown will be exchanged for 1.512 shares of Commercial common stock. No fractional shares of Commercial common stock will be issued in this transaction; and in lieu thereof, Commercial will pay $26.00 cash for such fractional shares.

            2. To act upon any other business which may properly come before the Special Meeting or any adjournment or adjournments thereof. The Board of Directors at present knows of no other business to come before this Special Meeting.

            The close of business on May 2, 1994, has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at this Special Meeting.

            WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE REGARDLESS OF YOUR PLANS TO ATTEND THIS SPECIAL MEETING. IF YOU DO ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

            INDIVIDUALS HAVE BEEN NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY PROXY. IF YOU WISH TO CHOOSE SOME OTHER PERSON TO ACT AS YOUR PROXY, MARK OUT THE PRINTED NAMES AND WRITE IN THE NAME OF THE PERSON YOU SELECT IN THE SPACE PROVIDED IN THE PROXY.

                                          By Order of the Board of Directors

May 9, 1994

                        PROSPECTUS/JOINT PROXY STATEMENT

                      COMMERCIAL BANCSHARES, INCORPORATED

                         509,660 SHARES OF COMMON STOCK


     Commercial BancShares, Incorporated ("Commercial") hereby offers up to 509,660 shares, in the aggregate, of its common stock, $5.00 par value ("Commercial Stock") to the shareholders of Hometown Bancshares, Inc., Middlebourne, West Virginia ("Hometown"). Under the terms of the Agreement and Plan of Merger between Commercial and Hometown, shareholders of Hometown who do not dissent from the Merger will, upon consummation of the transaction contemplated therein, receive 1.512 shares of Commercial Stock for each share of Hometown Stock they own. Commercial will not issue fractional shares and in lieu thereof the Hometown shareholders will receive cash on the basis of a fixed price of $26.00 per share of Commercial Stock. Commercial has two classes of stock, common and preferred stock. The shares to be offered pursuant to this prospectus are shares of Commercial's common stock and all references in this Prospectus/Joint Proxy Statement to "Commercial Common Stock" are references to its common stock. Hometown has only one class of stock, common stock and all references here to "Hometown Stock" are references to its common stock.

     Information concerning the proposed transaction is contained in the following Joint Proxy Statement which is also a prospectus with regard to the Hometown shareholders. The date of this Prospectus/Joint Proxy Statement is May 9,1994.

     THERE ARE RISKS ASSOCIATED WITH THE ACQUISITION OF THE COMMERCIAL SECURITIES OFFERED HEREIN. SEE SUMMARY, RISK FACTORS.
                            ---

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/JOINT PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             AVAILABLE INFORMATION

     Commercial and Hometown are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance with those requirements, file reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). The documents filed by each with the SEC can be inspected and copied at the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     No person has been authorized to give any information or make any representation not contained in this Prospectus/Joint Proxy Statement in connection with the offer and the proxy solicitations contained herein. If such information is given or a representation made, such information or representation must not be relied upon as having been authorized by Commercial, Hometown or any of their subsidiaries. This Prospectus/Joint Proxy Statement does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person to whom it is unlawful to make an offer in any jurisdiction. Neither the delivery of this Prospectus/Joint Proxy Statement nor any sale made hereunder shall create, under any circumstances, an implication that there has been no change in the affairs of Commercial or its subsidiaries or Hometown or its subsidiaries since the date hereof.

                               TABLE OF CONTENTS

PROSPECTUS/JOINT PROXY STATEMENT...............................   1

INTRODUCTION...................................................   1

SPECIAL MEETING OF COMMERCIAL SHAREHOLDERS.....................   2

    Purpose and Vote Required..................................   2
    Proxies....................................................   3

SPECIAL MEETING OF HOMETOWN SHAREHOLDERS.......................   4

    Purpose and Vote Required..................................   4
    Proxies........................... ........................   4

SUMMARY........................................................   5

  Commercial...................................................   5
  Hometown.....................................................   6
  Comparison of Shareholders' Rights...........................   6
  The Merger Agreement.........................................   6
  Reasons for the Merger.......................................   7
  Exchange Ratio...............................................   7
  Required Shareholder Approval................................   8
  Accounting Treatment.........................................   8
  Dissenters' Rights...........................................   8
  Tax Consequences.............................................   9
  Risk Factors.................................................   9
  Dividend Policy of Commercial................................  10
  Conditions to Consummation of the Merger.....................  10
  Exchange of Shares...........................................  10

THE PROPOSED MERGER............................................  13

     Reasons for the Merger - Both Companies...................  13
     Commercial's Perspective..................................  13
     Hometown's Perspective....................................  15
     Opinion of Austin Associates, Inc.........................  15
     Effect on the Corporate Parties...........................  17
     Resulting Board of Directors..............................  17
     Tax Consequences..........................................  19


     Conditions to Consummation of the Merger..................  20
     Termination of the Merger Agreement.......................  22
     Consequences of Termination...............................  22
     Merger Effective Date.....................................  23
     Accounting Treatment......................................  23
     Employment Agreements.....................................  23
     Comparison of Shareholders' Rights........................  25
     Issuance and Exchange of Stock Certificates...............  29
     Dissenters' Rights........................................  30

UNAUDITED PRO FORMA FINANCIAL INFORMATION......................  33

INFORMATION WITH RESPECT TO COMMERCIAL
 BANCSHARES, INCORPORATED......................................  43

     Business of Commercial....................................  43
     Recent Developments.......................................  44
     Employees.................................................  44
     Competition...............................................  44
     Properties................................................  45
     Legal Proceedings.........................................  46
     Market for the Commercial's Stock
       and Related Stockholder Matters.........................  46
     Commercial Board of Directors.............................  47
     Meetings of the Board of Directors and Committees.........  51
     Compensation of Directors.................................  52
     Directors' Deferred Income Plans..........................  53
     Relationships and Transactions with Management and Others.  53
     Executive Officers........................................  54
     Stock Ownership of Officers...............................  54
     Summary of Cash and Certain Other Compensation............  55
     Principal Owners of Commercial Stock......................  56
     Relationship with Independent
       Certified Public Accountants............................  57

INFORMATION WITH RESPECT TO HOMETOWN BANCSHARES, INC...........  58

     Business of Hometown......................................  58
     Employees.................................................  59
     Competition...............................................  59
     Properties................................................  60
     Legal Proceedings.........................................  60


     Market for Hometown's Common Stock and
       Related Stockholder Matters.............................  60
     Hometown Board of Directors...............................  61
     Meetings of the Board of Directors and Committees.........  64
     Compensation of Directors.................................  64
     Relationships and Transactions with Management............  64
     Executive Officers........................................  65
     Executive Compensation and Other Information..............  66
     Employee Benefit Plans....................................  66
     Principal Shareholders of Hometown........................  67
     Relationship with Independent Certified Public
       Accountants.............................................  68

REGULATION AND SUPERVISION.....................................  69

     General...................................................  69
     Non-banking Activities Permitted to Commercial
       and Hometown............................................  70
     Credit and Monetary Policies and Related Matters..........  71
     Capital Requirements......................................  72
     Unaudited Pro Forma Consolidated Risk Based
       Capital Computations....................................  74
     Federal Deposit Insurance Corporation Improvement Act 1991  75

     LEGAL MATTERS.............................................  76
     SOURCES OF INFORMATION....................................  76
     ADDITIONAL INFORMATION....................................  76



FINANCIAL INFORMATION CONCERNING COMMERCIAL BANCSHARES,
  INCORPORATED................................................. F-1

     Management's Discussion and Analysis of Financial
     Condition and Results of Operations for the Years
     Ended December 31, 1993, 1992 and 1991.................... F-2

     Audited Consolidated Financial Statements As of
     December 31, 1993, 1992 and 1991 and for the Years
     Ended December 31, 1991, 1992 and 1993....................F-14

FINANCIAL INFORMATION CONCERNING HOMETOWN BANCSHARES, INC......F-60

     Management's Discussion and Analysis of Financial
     Condition and Results of Operations for the Years
     Ended December 31, 1993, 1992 and 1991....................F-61

     Audited Consolidated Financial Statements As of
     December 31, 1993, 1992 and 1991 and for the Years
     Ended December 31, 1991, 1992 and 1993....................F-92



EXHIBITS

     Exhibit A - Merger Agreement.............................. E-1

     Exhibit B - Hometown Fairness Opinion.....................E-38

     Exhibit C - Tax Opinion...................................E-41

     Exhibit D - Dissenters' Rights Statutory
       Provisions..............................................E-46

                        PROSPECTUS/JOINT PROXY STATEMENT


          Commercial BancShares,            Hometown Bancshares, Inc.
          Incorporated                      Fair & Dodd Streets
          514 Market Street                 Middlebourne, WV  26149
          Parkersburg, WV  26101

             Special Meeting of Commercial Shareholders to be held
                               June 22, 1994.

              Special Meeting of Hometown Shareholders to be held
                                June 7, 1994.



                                  INTRODUCTION

     This Prospectus/Joint Proxy Statement is furnished in connection with two special shareholder meetings. It is being furnished in part by Commercial BancShares, Incorporated ("Commercial") in connection with solicitation by its Board of Directors of proxies for the Special Meeting of shareholders to be held June 22, 1994. At this meeting, Commercial shareholders will consider and vote upon the approval of an Agreement and Plan of Merger dated September 30, 1993 by and between Commercial and Hometown Bancshares, Inc. ("Hometown") (the "Merger Agreement"). Hometown will merge with and into Commercial (the "Merger") and, as a result, Hometown will cease to exist. Commercial will be the surviving bank holding company and the current subsidiary banks of Hometown will become subsidiary banks of Commercial. If the Merger is approved by Commercial's shareholders, Commercial's Board will increase the size of Commercial's Board by creating three (3) vacancies which will be filled by three (3) representatives of Hometown. The three (3) Hometown representatives will serve on the Board as of the first board meeting following the effective date of the Merger until the 1995 Annual Meeting of Commercial shareholders. The three (3) Hometown representatives will also be nominated for Board positions at the 1995 Annual Meeting.

     This Prospectus/Joint Proxy Statement is also being furnished by Commercial and Hometown to Hometown shareholders as the prospectus of Commercial in connection with the issuance of shares to the Hometown shareholders and in connection with the solicitation of proxies by Hometown's Board of Directors for its Special Meeting of shareholders to be held June 7, 1994. At the Special Meeting, Hometown shareholders will consider and vote upon the approval of the Merger Agreement. As indicated above, Commercial will survive the merger and Hometown will cease to exist. Shareholders of Hometown will receive 1.512 shares of Commercial common stock ("Commercial Common Stock") for each share of Hometown Stock they own. No fractional shares will be issued and in lieu thereof, Hometown shareholders will receive cash per whole share of Commercial Common Stock for any fractional share created, on the basis of a fixed price of $26.00 per share of Commercial Common Stock as set forth in the Merger Agreement.

     Hometown shareholders who do not dissent will become shareholders of Commercial. Commercial shareholders who do not dissent will remain shareholders of Commercial. Consummation of the Merger is conditioned upon receipt of the approval of the holders of the majority of the issued and outstanding shares of Hometown Stock and Commercial Common Stock. Members of the Hometown Board of Directors and its executive officers beneficially own approximately 43.45% of the issued and outstanding shares of Hometown Stock and it is contemplated that these shares will be voted for the Merger. Members of the Commercial Board of Directors and its executive officers beneficially own approximately 24.85% of the issued and outstanding shares of Commercial Common Stock and it is contemplated that these shares will be voted for the Merger.

     Information relevant to the separate Special Meetings of Commercial and Hometown shareholders is set forth below, followed by a summary of the information contained in this Prospectus/Joint Proxy Statement. All shareholders should review this entire Prospectus/Joint Proxy Statement carefully, including all exhibits hereto.

SPECIAL MEETING OF COMMERCIAL SHAREHOLDERS

Purpose and Vote Required

     The purpose of the Special Meeting of the Commercial shareholders is to act upon the Merger Agreement and the proposed Merger of Hometown with and into Commercial. Management and the Board of Directors of Commercial believe that the Merger with Hometown is in the best interest of Commercial shareholders. See
                                                                         ---
SUMMARY - Reasons for the Proposed Merger and THE PROPOSED MERGER -Reasons for the Proposed Merger.

     Commercial shareholders who do not dissent from the Merger will continue to own the shares they presently own. Assuming there are no dissenters among the Hometown and Commercial shareholders, following the proposed Merger, the current shareholders of Commercial will own collectively approximately 59.2% and the current shareholders of Hometown will own approximately 40.8% of the issued and outstanding common stock of the surviving company. Commercial also has issued and outstanding 27,165 shares of convertible preferred stock ("Preferred Stock") each share of which is convertible into 7.332 shares of Commercial Common Stock at the option of the holder. On a fully diluted basis, Commercial shareholders would own approximately 65% and the present Hometown shareholders 35% of the stock of the surviving company.

     Commercial's Board of Directors has unanimously approved the proposed Merger and recommends that its shareholders vote for the Merger.

     With respect to the vote on the Merger, Commercial shareholders are entitled to cast one vote for each share of Commercial Common Stock they own on the record date of May 5, 1994. To approve the Commercial Merger, the favorable vote of a majority of the 740,863 issued and outstanding shares of Commercial Common Stock is required. As of April 29, 1994, the directors, executive officers of Commercial and their affiliates had the authority to vote, directly or indirectly, approximately 25.33% of the issued and outstanding shares of Commercial Common Stock. The management of Commercial expects that such shares will be voted for the Merger.

Proxies

     A proxy for use by Commercial shareholders in connection with the Special Meeting is enclosed with this Prospectus/Joint Proxy Statement which will be mailed to Commercial shareholders on or about May 9, 1994. The proxy will be voted as specified thereon by the shareholder. Where no specification is made on the proxy, a properly executed proxy will be voted for the Merger.

     As of the date of the mailing of this Prospectus/Joint Proxy Statement, the management of Commercial is not aware of any business to be acted upon at the Special Meeting, other than consideration of the Merger. If any other matter should be brought before the Special Meeting, each shareholder will be entitled to cast one vote for each share of Commercial Stock held on the record date on each such matter. Unless otherwise designated on the proxy, the person appointed as proxies will vote on such matters according to the direction of Commercial's board of directors.

     Any shareholder has the right to revoke his or her proxy any time before it is voted: (i) by giving written notice to the President of Commercial; (ii) by submitting a subsequently dated proxy; or (iii) by appearing at the Special Meeting, withdrawing the proxy and voting in person.

     The proxy solicitation of shareholders of Commercial is made by Commercial's board of directors and the cost of such solicitation will be paid by Commercial. In addition to soliciting by mail, directors, officers and regular employees of Commercial, who will receive no compensation for their services other than regular salaries and fees, may solicit proxies by telephone, telegraph, mail or personal interview. Brokerage houses, nominees, fiduciaries and other custodians have been requested to forward solicitation materials to the beneficial owners of Commercial Stock held in their names and will be reimbursed for their expenses in doing so.

SPECIAL MEETING OF HOMETOWN SHAREHOLDERS

Purpose and Vote Required

     The purpose of the Special Meeting of Hometown shareholders is to act upon the proposed Merger of Hometown with and into Commercial. If consummated, Hometown shareholders, other than dissenting shareholders, will exchange each share of the Stock of Hometown ("Hometown Stock") they hold for 1.512 shares of Commercial Stock. No fractional shares of Commercial will be issued in connection with the Merger transaction and, in lieu thereof, Commercial will pay cash for fractional shares based upon a fixed price of $26.00 per share of Commercial Stock. A detailed description of this transaction is set forth in this Prospectus/Joint Proxy Statement and the exhibits attached hereto. Shareholders are urged to read this entire document carefully, including exhibits, before voting their shares.

     Hometown's Board of Directors has unanimously approved the proposed Merger and recommends that the shareholders of Hometown vote "FOR" the Merger. See
                                                                        ---
SUMMARY - Reasons for the Merger and THE PROPOSED MERGER - Reasons for the
Merger.

     With respect to a vote on the Merger, Hometown shareholders are entitled to cast one vote for each share of Hometown Stock they hold on the record date of May 2, 1994. To approve the Merger, a vote of a majority of the 337,077 issued and outstanding shares of Hometown Stock is required. Hometown's Articles of Incorporation provide for a super-majority vote by the holders of 70% of Hometown Stock for certain business combinations under certain circumstances. However, since the proposed merger with Commercial was unanimously approved by Hometown's Board of Directors, under the Articles of Incorporation, the super-majority provision will not apply but instead applicable state law applies, and a simple-majority vote is required to approve a merger.

     As of April 29, 1994 the directors, executive officers of Hometown and their affiliates had the authority to vote, directly or indirectly, approximately 43.52% of the issued and outstanding shares of Hometown. Management of Hometown expects that such shares will be voted for the approval of the Merger.

Proxies

     A proxy for use by the Hometown shareholders in connection with the Special Meeting is enclosed with this Prospectus/Joint Proxy Statement which will be mailed to Hometown shareholders on or about May 9, 1994. The proxy will be voted as specified thereon by the shareholder. Where no specification is made on the proxy, a properly executed proxy will be voted for approval of the Merger.

     As of the date of the mailing of this Prospectus/Joint Proxy Statement, the management of Hometown is not aware of any business to be acted on at the Special Meeting other than consideration of the Merger and it is not anticipated that other matters will be brought before the meeting. If any other matter should be brought before the Special Meeting, each shareholder will be entitled to cast one vote for each share of Hometown Stock held on the record date on each matter. The persons appointed as proxies will vote on such matter according to the direction of Hometown's board of directors. Any shareholder has the right to revoke his or her proxy any time before it is voted by: (i) giving written notice to the President of Hometown; or (ii) by submitting a subsequently dated proxy; or (iii) by appearing at the Special Meeting, withdrawing the proxy and voting in person.

     The proxy solicitation of shareholders of Hometown is made by its board of directors and the cost of such solicitation will be paid by Hometown. In addition to soliciting by mail, directors, officers and regular employees of Hometown, who will receive no compensation for their services other than their regular salaries and fees, may solicit proxies by telephone, telegraph, mail or personal interview. Brokerage houses, nominees, fiduciaries and other custodians have been requested to forward solicitation materials to the beneficial owners of Hometown Stock held in their names and will be reimbursed for their expenses in doing so.


                                    SUMMARY

     The following is a summary of the information contained in this Prospectus/Joint Proxy Statement. This summary is not intended to be a complete statement of all material contained in this Prospectus/Joint Proxy Statement and it is qualified in its entirety by reference to the more detailed discussions contained elsewhere in this document and the exhibits attached hereto. Shareholders should read this entire document carefully.


Commercial

     Commercial is a West Virginia corporation chartered in 1982 which became a bank holding company on October 28, 1983. Its primary business is the operation of its subsidiary banks, Commercial Banking and Trust Company, Parkersburg, West Virginia ("CB&T"), Jackson County Bank, Ravenswood, West Virginia ("JCB"), Farmers & Merchants Bank of Ritchie County, Harrisville, West Virginia ("F&M") and The Dime Bank, Marietta, Ohio ("Dime Bank"). Through its bank subsidiaries, Commercial offers a full selection of commercial banking services, including credit and deposit services as well as trust services. As of December 31, 1993, Commercial had net income and assets of $2,774,000 and $258,217,000, respectively. As of December 31, 1992, it had net income and assets of $2,469,000 and $248,784,000, respectively.

Hometown

     Hometown is a West Virginia corporation chartered in 1988 and became a bank holding company on January 5, 1989. Its primary business is the operation of its subsidiary banks, Union Bank of Tyler County, Middlebourne, West Virginia ("UBTC"), The Community Bank, Pennsboro, West Virginia ("Community") and Bank of Paden City, Paden City, West Virginia ("Paden City"). Hometown is also a passive investor in First National Bank of Powhatan Point, Powhatan Point, Ohio ("First National"). Hometown owns 14.51% of First National's issued and outstanding shares but takes no role in management. First National has formed a one bank holding company and Hometown has exercised its dissenter's rights. Pursuant to an Agreement dated as of March 28, 1994, First National purchased the First National stock held by Hometown for $394,740. Hometown also owns Hometown Insurance Agency, Inc. which previously operated under provisions of federal law permitting bank holding companies in small towns to operate an insurance agency. This corporation is presently inactive. Hometown's subsidiary banks offer full commercial banking services, including credit and deposit services. As of December 31, 1992, Hometown had net income and assets of $771,000 and $88,221,000, respectively. As of December 31, 1993 Hometown had net income and assets of $942,000 and $91,469,000, respectively.

Comparison of Shareholders' Rights

     Since Commercial and Hometown are both West Virginia corporations and bank holding companies, the rights of the shareholders of each are substantially the same. Neither company offers its shareholders preemptive rights so, in the case of each company, additional shares may be issued without first offering current shareholders the opportunity to maintain their ownership position. One significant difference is that anti-takeover provisions and super-majority provisions exist in the Articles of Incorporation and By-laws of Hometown while these matters have been governed by West Virginia corporation law in the case of Commercial. In addition, Commercial has 27,165 shares of Preferred Stock issued and outstanding. Among other things, the Preferred Stock is entitled to preferential dividend rights, to elect two (2) members of the Board of Directors of Commercial, and be converted to 7.332 shares of Commercial Stock at the option of the holder. See THE PROPOSED MERGER - Comparison of Shareholders'
                      ---
Rights.

The Merger Agreement

     Commercial and Hometown have agreed to merge, with Hometown merging into Commercial and Commercial surviving the Merger. Effective upon consummation of the Merger, Hometown will cease to exist as a separate corporate entity. Commercial will continue to operate under its current charter and name. The present subsidiary banks of Hometown will continue to operate as independent subsidiary banks and will be owned by Commercial as the surviving bank holding company. Similarly, the current subsidiaries of Commercial will continue to operate as wholly owned subsidiaries following the Merger.

     Pursuant to the terms of the Merger Agreement, shareholders of Hometown other than those exercising dissenters' rights will be entitled to receive 1.512 shares of Commercial Common Stock in exchange for each share of Hometown Stock they own. No fractional shares of Commercial Common Stock will be issued in connection with the Merger and in lieu thereof Commercial will pay Hometown shareholders the value of any fractional share of Hometown Stock, in cash, at a fixed price of $26.00 per share of Commercial Common Stock.

     The Merger Agreement contains a number of additional terms and conditions which must be satisfied prior to consummation of the Merger. For further information on the Merger Agreement and its terms, See THE PROPOSED MERGER -
                                                   ---
The Merger Agreement, and Exhibit A hereto.

Reasons for the Merger

     The boards of directors and managements of Commercial and Hometown believe that the Merger should enhance the marketability of the stock held by their respective shareholders after the Merger. The number of shareholders and the plan to list the stock of the surviving company with the National Association of Securities Dealers Automated Quotation System ("NASDAQ") should improve shareholder liquidity. It is also the opinion of the respective managements and boards of directors of Commercial and Hometown that the Merger will provide an opportunity for the surviving bank holding company to become more efficient operationally and more competitive in terms of its market presence. Each board of directors unanimously recommends approval of the Merger Agreement to its shareholders. See THE PROPOSED MERGER -Reasons for the Merger - Both
              ---
Companies; Commercial's Perspective; and Hometown's Perspective.

Exchange Ratio

     The exchange ratio of 1.512 shares of Commercial Common Stock for each share of Hometown Stock along with the other terms of the Merger Agreement were reached through negotiations between Commercial and Hometown. Hometown was assisted in reviewing the terms of the Commercial offer by Austin Associates, Inc., Toledo, Ohio. The respective boards of directors of Commercial and Hometown believe that the terms of the Agreement, including the exchange ratio, are fair and equitable to their shareholders. The parties considered various factors in reaching the exchange ratio and other terms of the Merger Agreement. For information on how the exchange ratio was determined and how the parties agreed to other elements of the Merger Agreement, See THE PROPOSED MERGER -
                                                  ---
Reasons for the Merger - Both Companies; Commercial's Perspective; and Hometown's Perspective. Hometown has retained Austin Associates, Inc., Toledo, Ohio to render a fairness opinion to the Hometown shareholders on the Merger.  See THE PROPOSED MERGER - Opinion of Austin Associates,
                ---
Inc. and Exhibit B.

Required Shareholder Approval

     Under West Virginia corporate law and the respective Articles of Incorporation and Bylaws of Commercial and Hometown, the Merger Agreement must be ratified, confirmed and approved by the holders of at least a majority of the issued and outstanding shares of Commercial and Hometown. See THE PROPOSED
                                                          ---
MERGER - Conditions to Consummation of the Merger; Accounting Treatment.

Accounting Treatment

     The parties expect the Merger to be accounted for under the pooling of interests method of accounting and availability of this method of accounting is a condition precedent to the consummation of the Merger. Under the pooling of interests method of accounting, the acquired institution's balance sheet is not adjusted to market value but remains at historical cost. Under this method of accounting, Commercial will restate its prior period financial statements (eliminating any intercompany accounts and expensing transactions costs as incurred) to include the acquired institution, Hometown, for all periods presented.

     In order for the transaction to be eligible for pooling of interests accounting treatment, several criteria must be met. Among other things, Commercial must issue its stock in exchange for 90% or more of the outstanding voting stock of Hometown. In other words, Commercial may not pay cash for more than 10% of the total consideration for the Merger as a result of the exercise of dissenters' rights or for payment of fractional shares. See THE PROPOSED
                                                           ---
MERGER - Accounting Treatment. The pro forma financial presentation included in this Prospectus/Joint Proxy Statement presents the transaction as a pooling of interests.

Dissenters' Rights

     Shareholders of Commercial and Hometown may dissent from the Merger transaction. Shareholders who dissent must do so pursuant to (S)(S) 31-1-122 and 123 of the West Virginia Code and are entitled thereunder to receive the full value of their shares in cash as determined in accordance with the requirements of those Sections. Shareholders electing to exercise dissenters' rights of appraisal are directed to follow statutory procedures in order to preserve these rights. For information regarding the rights of dissenters and the statutory procedure which must be followed, See THE PROPOSED MERGER - Rights of
                                  ---
Dissenting Shareholders, Accounting Treatment.

Tax Consequences

     The Merger is structured to be a tax free exchange for federal income tax purposes to the extent that Commercial shares are received by Hometown shareholders. No gain or loss will be recognized by Hometown shareholders as a result of the Merger, except to the extent of any cash received (i) in lieu of fractional shares, or (ii) as payment to dissenting shareholders. Shareholders should seek the advice of their own tax advisors with respect to the tax consequences of the Merger. Counsel retained by Commercial and Hometown has rendered opinions to the Hometown shareholders regarding the federal income tax consequences to the shareholders. For a more detailed discussion of the tax consequences of the Merger and the opinion of counsel rendered regarding the federal income tax consequences to Hometown shareholders, See THE PROPOSED
                                                          ---
MERGER - Tax Consequences and Exhibit C (Tax opinion letter).

Risk Factors

     Hometown shareholders who do not dissent will be exchanging their Hometown Stock for Commercial Common Stock. Many of the risks associated with holding Commercial Common Stock will be similar to the risks of holding Hometown Stock. There are risks inherent in any equity investment. Both companies are West Virginia corporations and bank holding companies subject to substantial state and federal regulation, including regulation of business opportunities and the ability to pay dividends. See INFORMATION ON COMMERCIAL -Regulation and
                          ---
Supervision, INFORMATION ON HOMETOWN - Regulation and Supervision.

     Commercial shareholders who do not dissent from the merger will continue to own Commercial Stock. Though their corporation technically survives the merger, the impact of the merger will be significant and the Commercial shareholders' ownership position will be diluted to approximately 59.2%. On a fully diluted basis, Commercial shareholders would own approximately 65% of the stock of the surviving company. For both groups of shareholders, there is the risk associated with the significant expansion of size and geographic region contemplated by the Merger, as well as the risk associated with the acquired assets and liabilities of the other company.

     There is the risk that the Merger will not receive the required regulatory approvals or shareholder approvals or that other conditions to consummation may not be met, including the condition that the Merger meet the criteria to be accounted for under the pooling of interests method of accounting, See - THE
                                                                   ---
PROPOSED MERGER - Accounting Treatment; Conditions to Consummation of the
Merger.

     The exchange ratio for the Merger is fixed and will not vary as a result of changes in stock prices of either Hometown Stock or Commercial Stock. A period of approximately nine months or longer could pass between the date the Merger Agreement was executed and the transaction is consummated. Thus, the shareholders of each group bear the risk that the price of their stock vis-a-vis the price of the other company's stock may fluctuate with the effect of reducing the value of the negotiated exchange ratio.

Dividend Policy of Commercial

     Commercial shareholders are presently entitled to receive dividends when and as declared by the board of directors as such funds are legally available therefore. Historically, Commercial has paid dividends to its shareholders quarterly. Payment of dividends by Commercial is dependent upon the payment of dividends to it by its bank subsidiaries. See INFORMATION ON COMMERCIAL -
Dividends.                                ---

Conditions to Consummation of the Merger

     The Merger Agreement contains numerous conditions to the consummation of the Merger by either party. Significant conditions include: (i) receipt of all required governmental approvals, (ii) receipt of the requisite approval of the Hometown and Commercial shareholders, (iii) there shall have been no material adverse change in the business of either party, (iv) receipt of the Austin Associates, Inc. fairness opinion by Hometown, (v) receipt of counsels' closing opinions, (iv) the Merger must be accounted for as a pooling of interests; and
(vii) receipt by Hometown of a tax opinion as to the tax free exchange of shares for the Hometown shareholders. Commercial is in the process of finalizing its regulatory applications and to date, none of the required governmental approvals have been obtained. See THE PROPOSED MERGER -Conditions to Consummation of the
                    ---
Merger; Accounting Treatment.

Exchange of Shares

     As soon as practicable after the consummation of the Merger, shareholders of Hometown who do not dissent from the Merger will be mailed written instructions as to how to exchange their certificates for certificates of Commercial Stock. See THE PROPOSED MERGER - Issuance and Exchange of Stock
                  ---
Certificates.

     Comparative Stock Prices

     The following table presents the high and low prices of Exchange of Stock Commercial Stock and Hometown Stock during the period set forth as follows:

                           Commercial           Hometown
                           (Historical Basis)   (Historical Basis)
                          --------------------  ------------------
                           Low       High       Low         High
                          ------  ----------  --------  ----------
1991
- ----

   1st Quarter             $21.00    $21.00     $26.00     $26.00

   2nd Quarter             $21.00    $21.00     $25.00     $25.00

   3rd Quarter             $17.00    $20.50     $25.00     $25.25

   4th Quarter             $17.50    $21.00     $25.25     $25.25
1992
- ----
   1st Quarter             $18.50    $18.50     $25.25     $25.25

   2nd Quarter             $19.50    $19.50     $24.875    $25.00

   3rd Quarter             $20.00    $20.00     $25.125    $28.00

   4th Quarter             $21.00    $22.00     $25.125    $25.25
1993
- ----
   1st Quarter             $24.00      $25.00      *         *

   2nd Quarter             $26.00      $27.00   $ 26.75      *

   3rd Quarter             $27.00      $29.00      *         *

   4th Quarter             $28.00      $29.50      *         *
1994
- ----
   1st Quarter             $28.00    $29.00        *         *

   2nd Quarter             $28.50    $28.50     $40.375     $40.375
   through April 29, 1994


     An asterisk indicates that there are no known trades for the period indicated. The source of the stock price information for both Commercial and Hometown is information known to management which, at least in part, has been obtained from local brokers who have handled transactions in the stock. Shares of Hometown and Commercial Stock are occasionally bought and sold by individuals and mangagement may not always know the price or other terms of such transactions. Because trading is not active in either stock, the prices shown may not be the prices which would prevail if a more active trading market existed. In 1993, approximately 83 shares of Hometown Stock were traded in one transaction and approximately 100,288 shares of Commercial Stock were traded in 67 transactions. As of December 31, 1993 Commercial had approximately 493 shareholders of record of Commercial Common Stock and Hometown had approximately 584 shareholders of record.

     The following table presents the high and low prices of Commercial Stock and Hometown Stock as well as equivalent per share data on or before June 24, 1993, the closest date immediately before the public announcement of the Merger for which information is available.

                Commercial          Hometown              Hometown
                (Historical         (Historical           Equivalent
                Basis)              Basis) /(1)/        Per Share /(2)/
              --------------      ---------------       ---------------
              High     Low        High      Low         High      Low
              ----     ---        ----      ---         ----      ---

              $27.00  $26.00      $26.75   $26.75       $40.82   $39.31

     (1) There is no regular market for Hometown Stock and Hometown cannot provide market value per share data as of June 24, 1993. Hometown is not aware of any trading prices of its stock during the second quarter of 1993 or from June 1 to June 24, 1993. The trading price for Hometown during the second quarter of 1993 was $26.75.

     (2) Equivalent per share prices are calculated by multiplying the historical prices of Commercial Stock by the exchange ratio of 1.512.

                              THE PROPOSED MERGER


     The following is a discussion of the material aspects of the proposed Merger. It includes a summary of the terms of the Merger Agreement which is qualified in its entirety by reference to the Merger Agreement annexed to this document as Exhibit 1 and which is incorporated herein by reference.

Reasons for the Merger - Both Companies

     It is the opinion of the managements and boards of directors of Commercial and Hometown that the proposed Merger will be in the best interest of their respective shareholders for several reasons which are summarized as follows:

     1. The surviving company will be of a sufficient size to obtain membership with the National Association of Securities Dealers Automated Quotations System/National Market System ("NASDAQ/NMS"). The parties believe that the increased shareholder base (an aggregate of approximately 1,050 shareholders), NASDAQ/NMS membership and the plans to begin use of firms specializing in making markets in bank securities may increase the volume of trading in the surviving company stock, thereby increasing shareholder liquidity.

     2. The Merger will permit the surviving company to expand its operations throughout new market areas. This market diversification is viewed as healthy in terms of the economic future of the surviving company.

     3. The affiliation creates immediate opportunities to expand services offered and to cross-sell the existing products of each company. Over time, the Merger should enable management to achieve economies of scale which should enable the surviving company to compete more effectively. The managements and boards of directors of Commercial and Hometown believe that the economies of scale and expanded services should result in increased earnings and enhanced shareholder value over time.

Commercial's Perspective

     For some period of time, the Commercial Board has actively reviewed affiliation opportunities. The Commercial Board formed a mergers and acquisitions committee to develop Commercial's acquisition strategy consistent with Commercial's long-term strategic plan. When Commercial began to acquire additional banks in 1985, it embarked on a program to build a network of community banks in the area of Parkersburg, West Virginia. The banks have retained individual identities, have their own boards of directors and management staff, who make local decisions regarding loan and deposit products and pricing. Where appropriate, Commercial provides backoffice support, thus freeing the local management and staffs to concentrate on customer service and business development. As part of implementing its long-term plan, Commercial has initiated and responded to affiliation contacts with and from institutions of various sizes and in different West Virginia markets.

     In the opinion of Commercial's management, the Merger will be in the best interests of Commercial shareholders. The Merger will permit Commercial to expand into markets it currently does not serve and will permit the resulting holding company to compete more effectively with other financial institutions.

     After considering the various options available to it, the Commercial board concluded that it would be most advantageous to its shareholders to achieve, as soon as possible, an expanded shareholder base, a size which would enable it to go forward as a NASDAQ/NMS company and a size which would enable it to realize economies of scale. The board also concluded that it desired to continue to target markets adjacent to Washington County, Ohio, and Wood County, two of the markets currently serve by Commercial.

     As directed by the Board of Commercial, management contacted of Hometown and reviewed the concept of an affiliation. Receiving a favorable indication of interest, Commercial's board met on several occasions to discuss likely organizational issues and review information on Hometown and Commercial. Further exploratory meetings were held between Commercial and Hometown management.

     The exchange ratio for Commercial stock was negotiated through arms-length negotiations between the managements of Commercial and Hometown. Commercial and Hometown considered historical factors such as asset quality, type and mix of deposits and historical earnings. The potential for future earnings through economics of scale was also a factor in negotiating the exchange ratio. The opportunity for Commercial to enter into Hometown's markets in Tyler and Wetzel Counties was also a factor.

     After a review of the proposed exchange ratio by the Commercial Board, management was authorized and directed by the Board to contact Hometown and make an offer of up to 1.512 shares of Commercial for each share of Hometown Stock. In addition, Commercial considered the management of Hometown to be an important addition to the surviving company. Accordingly, management of the surviving holding company will consist of a combination of the executives of both companies.

     From Commercial's perspective, the proposal presented to Hometown achieved its goal of accomplishing the various items set forth above. See
                                                                       ---
Reasons for the Merger - Both Companies. Throughout the process, a committee of Commercial's board charged with pursuing the affiliation was active and was assisted by management in reviewing alternatives and in considering the specifics of the selected alternative. The full board was apprised of the committee's efforts and acted on its recommendations.

Hometown's Perspective

     In reaching its determination that the Merger and the Merger Agreement are fair to and in the best interests of Hometown and its shareholders, the Hometown Board participated in negotiations, considered economic and corporate governance factors and retained Austin Associates, Inc., a firm in Toledo, Ohio, to render a fairness opinion. Hometown's board considered a number of factors, including, without limitation, the reasons for the Merger enumerated above under Reasons for the Merger - Both Companies.

     Although Hometown's Board had discussions with several possible merger candidates, it received formal merger proposals from Peoples Bancorp, Inc. located in Marietta, Ohio ("Peoples") and Commercial. Austin Associates, Hometown's financial advisor, analyzed the proposals and concluded that both transactions provided fair consideration to the shareholders of Hometown. The primary financial factors the Board considered in accepting Commercial's offer were (i) Commercial's stock was trading at slightly lower multiples to book and earnings than Peoples, which in the opinion of Austin Associates represented more upside potential for Commercial; (ii) Hometown shareholders would receive proportionately larger holdings in ownership, earnings and equity of Commercial; and (iii) Hometown shareholders would receive a significantly larger increase in annual dividends with Commercial.

     From a nonfinancial perspective, Hometown's Board of Directors believed that Commercial's corporate philosophy was consistent with Hometown's commitment to community banking. Hometown's Board of Directors has considered the prospect of affiliation with a larger financial institution for quite some time. The Board of Directors believes that the trend toward consolidation and ever increasing competition from larger financial institutions in the banking industry will continue. In order to compete effectively in a challenging economic environment, Hometown's Board of Directors determined that it was in the best interest of its shareholders to approve the Commercial offer.


Opinion of Austin Associates, Inc.

     Hometown retained the financial institution consulting firm of Austin Associates, Inc., Toledo, Ohio ("Austin Associates"), as financial advisor in connection with the proposed Merger. On August 9, 1993, Austin Associates orally advised the Board of Directors that the terms of the Merger provided fair consideration to Hometown shareholders. Austin Associates subsequently delivered to the Board of Directors of Hometown its written opinion dated
May 6, 1994, that, based on the matters set forth therein, the terms of the Merger as provided for in the Merger Agreement are fair to Hometown and its stockholders from a financial point of view. A copy of Austin Associates' opinion is set forth as Exhibit B to this Joint Proxy Statement and should be read in its entirety.

     Austin Associates, as part of its financial institution consulting business, is routinely engaged in the valuation of banks and other financial institutions and their securities in connection with mergers and acquisitions and other transactions. Hometown retained Austin Associates on the basis of its reputation and its experience in evaluating financial institutions. Austin Associates has performed consulting services for both Hometown, and certain of its affiliates, and for Commercial in the past. Austin Associates, however, has not had any consulting relationship with either party during the past three years, with the exception of its role as financial advisor to Hometown.

     Austin Associates opined as to the fairness of the terms of the Merger from a financial point of view after Commercial and Hometown had negotiated the exchange ratio for the proposed transaction. The terms of the Merger were determined by Commercial's and Hometown's Boards of Directors, after arms-length negotiations between the respective managements of Commercial and Hometown. Austin Associates did not participate in the negotiations between the parties.

     In rendering its opinion, Austin Associates, among other things: (1) reviewed this Prospectus/Joint Proxy Statement; (2) reviewed the financial statements of Hometown and Commercial for the years 1990 through 1993; (3) reviewed certain other publicly available information on Hometown and Commercial; (4) reviewed publicly available information regarding the performance of certain other companies whose business activities were believed by Austin Associates to be generally comparable to those of Hometown and Commercial; (5) reviewed the financial terms, to the extent publicly available, of certain comparable transactions; and (6) conducted such other analysis and reviewed such other information as Austin Associates deemed relevant.

     Austin Associates did not conduct a physical inspection of any of the properties or assets of Hometown or Commercial. Austin Associates has assumed and relied upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representation and warranties of Hometown and Commercial made pursuant to the Merger Agreement, and has not independently attempted to verify any of such information. Austin Associates has also assumed that the conditions to the Merger set forth in the Merger Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement. No limitations were imposed by Hometown upon Austin Associates on the scope of its investigation nor were any specific instructions given to Austin Associates in connection with its fairness opinion.

     For Austin Associates' services as financial advisor in the proposed transaction, Hometown will pay the firm a fee of $25,000. In addition, Hometown has agreed to reimburse

Austin Associates for reasonable out-of-pocket expenses and indemnify Austin Associates against certain liabilities, including liabilities under the securities laws.

Effect on the Corporate Parties

     Under the terms of the Merger Agreement, Hometown will merge with and into Commercial. Effective upon the consummation of the Merger, Hometown will cease to exist. The surviving bank holding company will continue to operate under the charter of Commercial and under the name Commercial Bancshares, Incorporated.

     As previously indicated, following consummation of the Merger, and assuming no dissenters, the present shareholders of Commercial will own approximately 59.2% of the surviving bank holding company. The present shareholders of Hometown, through the exchange of their stock for 1.512 shares of Commercial Common Stock, will own approximately 40.8% of the surviving bank holding company. Commercial also has issued and outstanding 27,165 shares of Preferred Stock each share of which is convertible into 7.332 shares of Commercial Common Stock at the option of the holder. On a fully diluted basis, Commercial shareholders would own approximately 65% and the current Hometown shareholders would own 35% of the stock of the surviving company.

     Under the terms of the Merger Agreement, the board of directors of Commercial will be expanded to include three (3) representatives of Hometown, one of whom will be on the Executive Committee, and Hometown representatives will also be considered for other major board committees. The parties have agreed that Hometown's directors will be nominated as director candidates to the shareholders of Commercial at the next annual meeting following the Merger.

     Following the Merger, and assuming that all shares of Hometown are exchanged for Commercial Stock and that no Commercial shareholders dissent from the Merger, the executive officers and directors of the surviving bank holding company will own approximately 19.56% of the Commercial Common Stock or 16.06% on a fully diluted basis.

Resulting Board of Directors

     Set forth below is information on the individuals to serve as the initial board of directors of the surviving bank holding company. The first three individuals are the Hometown representatives to be elected by the Commercial shareholders and the balance are the current members of Commercial's board. For additional information on these individuals, all of whom serve on the board of directors of either Hometown or Commercial, see sections entitled "Hometown's Board of Directors" and "Commercial's Board of Directors," respectively. On or before the Merger Effective Date, Commercial's board will take the appropriate action to create the vacancies for the three (3) Hometown directors required under the Merger Agreement. These individuals will begin to serve on Commercial's board as of the first board meeting after the Merger Effective Date.

                                                    Beneficial Ownership           Beneficial Ownership
                                                    and Percentage                 and Percentage
Director, Current Company                           (in Current Company)           in Surviving Company
- -------------------------                           --------------------           --------------------
                                                    Primary(1)    Fully            Primary(3)           Fully
                                                                  Diluted(2)                            Diluted(4)

   Wilson Davis (Hometown)                          2.15%            *              .88%                 .75%

   Gary R. Davis (Hometown)                         5.77%            *             2.35%                2.00%

   David L. Mendenhall (Hometown)                   2.79%            *             1.14%                 .97%

   Bruce Bingham (Commercial)                        .20%         1.13%             .11%                 .73%

   Robert W. Burk, Jr. (Commercial)                  .24%          .19%             .14%                 .12%

   Frank L. Christy (Commercial)                     .69%          .54%             .41%                 .35%

   A. Vernon Criss, III (Commercial)                4.79%         3.78%            2.84%                2.45%

   Carl E. Dollman (Commercial)                      .40%          .32%             .24%                 .21%

   James A. Meagle, Jr. (Commercial)                 .56%          .44%             .33%                 .29%

   William E. Mildren, Sr. (Commercial)              .27%          .21%             .16%                 .14%

   William E. Mildren, Jr. (Commercial)             7.11%         5.80%            4.20%                3.76%

   Jack F. Poe (Commercial)                          .70%          .55%             .42%                 .36%

   Robert E. Richardson, Sr.                        1.66%         1.31%             .98%                 .85%
     (Commercial)

   W. S. Ritchie, Jr. (Commercial)                  0.00%          .57%             .00%                 .37%

   Susan R. Ross (Commercial)                        .27%          .21%             .16%                 .14%

   Thomas N. Webster (Commercial)                    .36%          .28%             .21%                 .18%

   Morris B. Wilkins (Commercial)                   4.93%         3.89%            2.92%                2.52%

(1) Percentages of Hometown directors are based on 337,077 shares of Hometown stock issued and outstanding. Percentages of Commercial directors are based on 740,863 shares issued and outstanding.

(2) Percentages of Commercial directors are based on an aggregate amount of 940,037 shares of Commercial Common Stock issued and outstanding which includes the Preferred Stock on a fully diluted basis.

(3) Percentages of Hometown and Commercial directors are based on 1,250,523 shares of Commercial Common stock issued and outstanding.

(4) Percentages of Hometown and Commercial directors are based on the aggregate amount of 1,449,697 shares of Commercial Common issued and outstanding which includes the 27,165 Preferred Stock on a fully diluted basis.


Tax Consequences

     The merger of Hometown with and into Commercial has been structured to qualify as a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("The Code"). Hometown and its shareholders are relying on the opinion of Bowles Rice McDavid Graff & Love, Charleston, West Virginia, special counsel to Commercial and Hometown in this transaction, as to the tax free character of the exchange to Hometown's shareholders for federal income tax purposes. In its opinion dated May 6, 1994, attached hereto as Exhibit C, Bowles Rice McDavid Graff & Love has given its opinion regarding the federal income tax consequences of the merger to the shareholders of Hometown which is described in general terms below:

     1. The statutory merger of Hometown with and into Commercial will constitute a tax free reorganization, whereby Commercial will absorb the corporate enterprise of Hometown.

     2. The gain, if any, realized by a Hometown shareholder upon receipt of Commercial Common Stock will be recognized but not in an amount in excess of any cash received (including cash received in lieu of fractional shares). Each shareholder should consult with his or her own tax advisor with respect to the determination of the tax treatment of the exchange.

     3. The holding period of Commercial Stock received by each holder of Hometown Stock will include the period during which the Hometown Stock surrendered and exchanged therefore was held, provided that the Hometown Stock was a capital asset in the hand of the holder at the time of the consummation of the Merger.

     4. A Hometown shareholder who dissents from the transaction and receives solely cash in exchange for Hometown Stock should be treated as having received such cash in redemption of this stock. As a redemption, the cash will be treated as full payment in exchange for the shareholder's Hometown Stock. Notwithstanding the above, if a Hometown shareholder owns any interest in a corporation, partnership, trust or other entity which owns Hometown Stock or Commercial stock, or if certain family members of that shareholder own Hometown Stock or Commercial Stock, it is possible that the cash received by such a dissenter could be treated as an ordinary income dividend to the dissenting shareholder.

     5. A Commercial shareholder who dissents from the transaction and receives solely cash in exchange for Commercial Stock should be treated as having received such cash in redemption of this stock. As a redemption, the cash will be treated as full payment in exchange for the shareholder's Commercial Stock. Notwithstanding the above, if a Commercial shareholder owns any interest in a corporation, partnership, trust or other entity which owns Commercial Stock or Commercial stock, or if certain family members of that shareholder own Commercial Stock or Hometown Stock, it is possible that the cash received by such a dissenter could be treated as an ordinary income dividend to the dissenting shareholder.

COMMERCIAL AND HOMETOWN CANNOT ADVISE THE HOMETOWN AND COMMERCIAL SHAREHOLDERS OF THE SPECIFIC TAX CONSEQUENCES OR SUGGEST THE METHOD OF REPORTING THE CONSEQUENCES OF THE MERGER IF CONSUMMATED. THE MERGER MAY HAVE CONSEQUENCES AFFECTING TAXES OTHER THAN THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE AND SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE CONSUMMATION OF THE MERGER, INCLUDING BUT NOT LIMITED TO, CONSEQUENCES UNDER FEDERAL, STATE AND LOCAL INCOME TAX AND OTHER TAX LAWS.


Conditions to Consummation of the Merger

     Subject to waiver by the parties, unless otherwise prohibited by law, consummation of the Merger will take place only if certain conditions set forth in the Merger Agreement are satisfied. The principal conditions, which have not yet been satisfied, are as follows:

     1.  Governmental Approvals.  The Board of Governors of the
         ----------------------
Federal Reserve System and the West Virginia Board of Banking and Financial Institutions must have approved the Merger; any waiting period for review by the Attorney General of the United States shall have passed without objection to the Merger; and the Form S-4 Registration Statement filed by Commercial to register the shares to be exchanged for the outstanding Hometown Stock shall have become effective under order of the Securities and Exchange Commission. All notices periods, waiting periods or other periods for review, objection or appeal for any of the required consents or approvals must have expired.

     2.  Shareholder Approval.  The shareholders of Hometown and Commercial
         --------------------
shall have ratified, confirmed and approved the Merger Agreement in the terms and conditions contained therein by the affirmative vote of the shareholders of each corporation owning at least a majority of the common stock outstanding.

     3.  Commercial and Hometown Dissenters.  Holders of an aggregate of
         ----------------------------------
greater than 10% of the issued and outstanding stock of Commercial and Hometown must not have perfected their rights to dissent to the Merger.

     4.  Compliance with Representations, Warranties and Additional Agreements -
         ---------------------------------------------------------------------
Commercial. Unless waived by Hometown, the representations and warranties of
- ----------
Commercial contained in the Merger Agreement must be correct on and as of the closing date and Commercial shall have performed all of its obligations and agreements under the Merger Agreement.

     5.  Compliance with Representations, Warranties and Additional
         ----------------------------------------------------------
Agreements - Hometown.  Unless waived by Commercial, the representations and
- ---------------------
warranties of Hometown contained in the Merger Agreement shall be correct on and as of the closing date. Hometown must have performed in all material respects its obligations and agreements under the Merger Agreement.

     6.  Fairness Opinion.  Hometown shall have received the opinion
         ----------------
of Austin Associates, Inc. that the Merger is fair from a financial standpoint to its respective shareholders.

     7.  Opinion of Counsel for Hometown.  Commercial shall have received an
         --------------------------------
opinion from Snyder & Hassig dated as of the closing date addressing the corporate organization of Hometown, the organization of each subsidiary bank of Hometown, the capitalization of Hometown and other matters relating to its outstanding shares, Hometown's power and authority to execute, deliver and perform the Merger Agreement, certification as to the corporate proceedings regarding the Merger by Hometown, addressing a review of the proxy materials prepared in connection with the Merger and other related matters set forth in the Merger Agreement.

     8.  Opinion of Counsel for Commercial.  Hometown shall have
         ---------------------------------
received an opinion from Burk, Myers and Zivkovich dated as of the closing date addressing the corporate organization of Commercial, the organization of each subsidiary bank of Commercial, the capitalization of Commercial and other matters relating to its outstanding shares, Commercial's power and authority to execute, deliver and perform the Merger Agreement, certification as to the corporate proceedings regarding the Merger by Commercial, addressing a review of the proxy materials prepared in connection with the Merger and other related matters set forth in the Merger Agreement.

     9.  Absence of Material Adverse Changes. Unless waived by the party to
         -----------------------------------
which the condition runs, there shall have been no material adverse change in the financial condition, business or assets of the other party since September 30, 1993.

     10.  Absence of Restraint.  No order to restrain, enjoin or
          --------------------
otherwise prevent the consummation of the Merger shall have been entered by any court or administrative body which remains in effect on the date of consummation of the Merger.

     11.  Tax Matters.  On or before the closing, Hometown shall have
          -----------
received an opinion from Bowles Rice McDavid Graff & Love as to the tax-free exchange of the Hometown Stock for the Commercial Stock by Hometown shareholders.


     12.  Accounting Treatment.  The Merger must be accounted for
          --------------------
under the pooling of interests method of accounting.  See Accounting
                                                      ---
Treatment.


Termination of the Merger Agreement

     Section 6 of the Merger Agreement provides the grounds for termination and the consequences thereof. The Agreement may be terminated as follows: by mutual consent of the Boards of Directors of each company; by Hometown upon a material breach of the Merger Agreement by Commercial; by Commercial upon a material breach of the Merger Agreement by Hometown; by either party in the event of a material adverse change in the financial condition of the other; by either party if any regulatory approval necessary for the consummation is denied; by either party if any condition precedent is not satisfied; by either party if the Merger would violate any non-appealable final order, decree or judgment; by either party upon the bankruptcy or insolvency of the other; by either party if that party's shareholders fail to approve the Merger by the vote required. The Merger Agreement will terminate automatically if closing has not occurred on or before July 30, 1994.

Consequences of Termination

     In the event of termination of the Merger Agreement for any reason other than breach, neither party shall have any liability to the other, including any liability for loss, damages or expenses suffered or claimed to be suffered by reason of the termination. Each party is thereafter obligated to return all documents, work papers and other material obtained from the other party and to abide by the confidentiality agreements contained in the Merger Agreement.

Merger Effective Date

          The closing of the Merger contemplated in the Merger Agreement shall occur as soon as practicable after all of the conditions contained in the Merger Agreement have been satisfied. The closing date will be a mutually agreeable date following the date of the last final approval by any regulatory agency whose approval is required or the shareholder approval, which ever is later.

Accounting Treatment

          It is the intention of the parties to account for the Merger under the pooling of interests method of accounting. Under the pooling of interests method of accounting, the impact of the Merger on Commercial's financial statements will be reflected at book value (with the elimination of any inter-company accounts and expending transaction costs as incurred) and Commercial will restate certain prior period financial statements to include Hometown.

          There are many criteria which must be met before the transaction may be accounted for as a pooling of interests. Commercial may not hold above a minimum level of treasury shares acquired in the previous two years. Sales of Hometown or Commercial stock during certain periods of time before and after the consummation of the Merger by affiliates (directors, officers or major shareholders) of Hometown or Commercial could result in the loss of the availability of the pooling of interests method of accounting. Commercial must issue its stock in exchange for 90% or more of the outstanding stock of Hometown. In other words, Commercial may not pay cash for more than 10% of the total consideration for Merger as a result of the exercise of dissenters' rights or the payment of fractional shares. See Dissenter' Rights. There are other criteria as well which
         ---
must be met before the transaction may be accounted for as a pooling of interests. Failure to meet the criteria could eliminate the availability of this method of accounting which is a condition to consummation of the Merger.

Employment Agreements

          Effective January 27, 1992, Commercial entered into an agreement with James A. Meagle, Jr., President of Commercial's subsidiary, The Dime Bank. Generally, the agreement provides that if within five years from the effective date of the merger of Dime and Commercial, Dime or Commercial (1) either merges with or becomes a wholly owned subsidiary of another entity or
(2) ceases to do business or exist for any reason, or (3) has a change in control of ownership, and if concurrent with or within one year after the effective date of any one or more of the foregoing events, Mr. Meagle's employment is terminated involuntarily, with or without cause for any reason or Mr. Meagle terminates his employment voluntarily for any reason, then
Dime or Commercial will pay Mr. Meagle an amount equal to one year's gross salary. Mr. Meagle's salary will be computed at the highest annualized rate received by Mr. Meagle during the period from the date of the agreement to the effective date of the termination of his employment under the circumstances described above. The effective date of the merger of Dime and Commercial was February 28, 1992.

          Under the terms of the Merger Agreement, Commercial, as the surviving company, will permit to remain in place employment agreements between the chief executive officers of UBTC, Community and Paden City. Hometown and UBTC have entered into a five-year employment agreement with Gary R. Davis, President and Chief Executive Officer of Hometown and UBTC. Hometown and Paden City have entered into a five-year employment agreement with David L. Mendenhall, its President and Chief Executive Officer. Hometown and Community have entered into a five-year employment agreement with Patty S. Poling, its Cashier and Chief Executive Officer.

          The Board of Directors of Hometown determined that such employment arrangement was appropriate, especially in view of volatile banking market anticipated in West Virginia with the advent of interstate banking.

          Of these individuals, Mr. Davis will become or be deemed to be an executive officer of Commercial following the Merger.

          The Agreement is effective immediately upon its execution. However, the provisions relating to employment do not become operative unless there is a change in control of the bank employing the executive (the "Bank"). A change in control is deemed to occur if (i) any person or any combination of persons, partnerships, associations, or other non-corporate entities acting as a group in concert, owns or becomes the beneficial owner, directly or indirectly, of securities of the Bank or securities of Hometown representing 51% or more of the combined voting power of the Bank's or Hometown's then outstanding securities, or (ii) if the Bank or Hometown is acquired by a corporation or the Bank's assets or Hometown's assets are combined with or transferred to another bank or bank holding company, and less than a majority of the outstanding voting shares of the acquiring or surviving bank or holding company are owned, immediately after such acquisition, by the owners of the voting shares of the Bank and/or Hometown outstanding immediately prior to such acquisition, combination or transfer.

          Upon a change in control, the executive is employed by the Bank under the terms of the Agreement. The original term of the Agreement is five (5) years from the date of execution. However, in the event that there is a change in control, the five (5) year term commences as of the date of such change in control (the "Effective Date").

          The Agreement provides for compensation during the employment period after a change in control. Specifically, the Bank must pay to the executive a salary at a rate not less than the rate in effect immediately prior to the Effective Date. Thereafter, the executive will receive increases of five percent (5%) per year or, if greater, increases as determined by the Board in its discretion. In addition to the regular salary, the executive will be entitled to participate fully and equitably in any bonus plan which the Bank makes available to its employees.

          The Agreement provides for the payment of the executive's expenses including but not limited to all expenses of travel and business related living expenses provided that such expenses are incurred and accounted for in accordance with the reasonable policies and procedures established by the Bank. The executive is also entitled to participate in all of the Bank's executive benefit plans and arrangements that are made available by the Bank to its executives and key management employees on a basis consistent with the terms, conditions and overall administration of such plans.

          In addition to conditions of employment after a change in control, the Agreement also provides severance compensation to the executive if his or her employment should end under certain specified conditions after a change in control of Hometown. First, if the executive dies, the Bank is liable for any salary or other benefits accrued as of the date of death. If the executive is disabled, the executive will receive full benefits including the compensation for a period of up to three (3) years. Any disability payments will be reduced by all payments to which the executive may be entitled under any disability insurance.

          Compensation is also paid upon any termination without cause following a change in control. In that instance, the Bank will be liable for any salary and other benefits accrued as of the termination date. No later than thirty (30) days after such termination, Bank must also pay the executive a sum equal to three times the executive's then current salary in one lump sum as well as continue all benefit plans in effect at the date of termination for a period of three (3) years.

          In addition, compensation will be paid after a change in control if the executive terminates the Agreement under certain circumstances. Specifically, if the Bank, without the executive's express written consent
(i) fails to comply with any provision of this agreement after ten (10) days written notice thereof from the executive to the Bank, or (ii) assigns the executive duties inconsistent with the executive's position, then the executive may give Bank thirty (30) days written notice that he is terminating the employment under the Agreement. If the executive terminates the employment for these reasons, the Bank will be liable for any salary and other benefits which have accrued as of the termination date. No later than thirty (30) days after said termination date, Bank must also pay the executive a sum equal to three (3) times the Executive's current annual salary in one lump sum payment, along with continuation of all benefit plans in effect at date of termination for a period of three
(3) years without any to the executive.

          During the first twelve (12) months after the change in control, the executive may resign all positions with the Bank. In that event, the Bank will pay the executive in one lump sum an amount equal to the executive's then current annual salary and shall continue all benefit plans in effect at the time of executives resignation for one (1) year from date of resignation, without any cost to the executive.

          The merger of Hometown and Commercial constitutes a change in control for purposes of the foregoing Agreement.

Comparison of Shareholders' Rights

          Commercial and Hometown are West Virginia corporations. Accordingly, their respective common shareholders rights with regard to redemption, liquidation, and preemptive rights (pursuant to their respective Articles of Incorporation) are substantially parallel. In the case of both corporations, preemptive rights do not exist and the board of directors of each has the authority to issue additional shares without first obtaining the approval of existing shareholders and without first offering newly issued shares to existing shareholders for purchase. Following the proposed merger, Commercial Stock will continue to be available for issuance by the board of directors when and as it determines advisable for the purpose of raising capital, in connection with the acquisition of other businesses, in connection with corporate plans or for other appropriate purposes. Under West Virginia law, Commercial and Hometown shareholders have cumulative voting rights with regard to the election of directors and these rights will continue after the Merger. Neither group of common shareholders has conversion rights nor are there redemption or sinking fund provisions with respect to any of their stock. However, as described more fully below, shareholders of the Commercial Preferred Stock do have conversion rights. Redemption rights with respect to the Commercial Preferred Stock also exist.

          Each company currently looks to the ability of its respective subsidiaries to pay dividends in order for each, in turn, to pay dividends to its shareholders. The dividends payable by banking subsidiaries are dependent upon their earnings and profitability and must be in compliance with certain federal and state banking law requirements. Following consummation of the proposed Merger, dividends received by Commercial shareholders will continue to be dependent upon the payment of dividends by the banking subsidiaries.

          One significant difference between the rights of Hometown shareholders and the rights of Commercial shareholders relates to the super-majority business combination provisions in Hometown's articles. In certain business combinations, including mergers, the vote of a super-majority, 70%, of the shares of the issued and outstanding stock is required to approve the business combination. This provision will not be effective if certain super-majority board votes are obtained in the course of the board of directors' approval of the business combination and if certain price conditions are met. Such provisions have permitted Hometown to remain independent until an affiliation desirable in terms of price and other aspects was sought or agreed to by a super-majority of Hometown's board of directors. Such provisions also may have the effect of deterring affiliation candidates. Commercial's Articles of Incorporation and Bylaws do not contain comparable provisions and instead such matters are governed
   ---
by the West Virginia Corporations Act. Generally, an affiliation with an in-state corporation will require the affirmative vote of a simple majority of the outstanding shares.

          Another significant difference is that Commercial has 27,165 shares of Preferred Stock issued and outstanding in addition to its common stock. The Preferred Stock is entitled to certain preferences and restrictions as follows:

          (i)  Dividends. Holders of the Preferred Stock are entitled to
               ---------
receive as and when declared by the Board of Directors out of funds legally available, cumulative cash dividends payable at the annual rate of $10.00 per share payable in equal installments on March 1, June 1, September 1, and December 1 of each year.

          Dividends are cumulative, are calculated from the date of issue of the Commercial Preferred Stock and are payable to holders of record on such record dates as are fixed by the Board of Directors of Commercial. Dividends payable for any period less than a full quarter are computed on the basis of a 360-day year with equal months of 30 days. No dividend may be declared on any other series or class of stock ranking on a parity with or junior to the Commercial Preferred Stock, unless dividends on the Commercial Preferred Stock since the date of issue thereof to the date of such distribution, whether accumulated or not, have been paid or declared and set aside for payment. When dividends are not paid in full upon the Commercial Preferred Stock and any parity stock, any dividends which are paid are paid pro rata among all shares of such stock. In the event that full cumulative dividends on the Commercial Preferred Stock have not been declared and paid or set apart for payment, Commercial may not declare, pay, or set apart for payment any dividends, or make any other distributions on, or make any payment on account of the purchase, redemption or retirement of, the Commercial Common Stock or any other stock of Commercial ranking as to dividends or distribution of assets on liquidation, dissolution or winding up of Commercial junior to the Commercial Preferred Stock (other than, in the case of dividends or distributions, dividends or distributions paid in shares of Commercial Common Stock or such other junior ranking stock) until full cumulative dividends on the Commercial Preferred Stock are declared and paid or set apart for payment.


          (ii) Rights on Liquidation, Dissolution, or Winding Up of
               ----------------------------------------------------
Commercial.  Upon any liquidation, dissolution or winding up of Commercial,
- ----------
whether voluntary or involuntary, the holders of Commercial Preferred Stock have preference and priority over the Commercial Common Stock and any other class or series of stock ranking junior to the Commercial Preferred Stock for payment out of the assets of Commercial or proceeds thereof available for distribution to stockholders of $100.00 per share plus all dividends accrued and unpaid thereon, and after this payment the holders of Commercial Preferred Stock are entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of Commercial, the assets of Commercial or proceeds thereof are insufficient to make the full liquidation payment of $100.00 per Preferred Stock and full liquidation payments on any other preferred stock ranking as to liquidation on a parity with the Commercial Preferred stock, then such assets and proceeds will be distributed among the holders of the Commercial Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable upon liquidation, dissolution or winding up on such shares of Commercial Preferred Stock and any such other preferred stock as if all amounts payable thereon were paid in full. A consolidation or merger of Commercial with or into one or more corporations will not be deemed to be a liquidation, dissolution or winding up of Commercial.


          (iii)  General Right of Redemption at Option of Commercial.
                 ---------------------------------------------------
Effective January 1, 1990, Commercial has the right to redeem the Preferred Stock in whole or in part upon written notice mailed to each holder of record of shares to be redeemed not more than sixty (60) days and not less than thirty (30) days prior to the redemption date. For the period commencing on January 1, 1994, and ending on December 31, 1994, the redemption price is $105.00 per share plus an amount equal to the Full Cumulative Dividends thereon to the date of redemption. After January 1, 1995, the redemption price is $100.00 per share. To date, no Preferred Stock has been redeemed by Commercial. The shareholders of Preferred Stock may not require Commercial to redeem their shares.

          If less than all the outstanding shares of Commercial Preferred Stock not previously called for cash redemption are to be redeemed, shares to be redeemed shall be selected by Commercial from outstanding shares not previously called for cash redemption by lot or pro rata as determined by the Board of Directors of Commercial. Commercial may not redeem for cash less than all outstanding shares of Commercial Preferred Stock unless full cumulative dividends shall have been declared and paid or set apart for payment upon all outstanding shares of Commercial Preferred Stock for all past dividend periods. Shares of Commercial Preferred Stock redeemed for cash by Commercial will be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of the Commercial Preferred Stock.

          There is no mandatory or sinking fund obligation with respect to the Preferred Stock.

          (iv) Preemptive Rights.  The Preferred Stock has no preemptive
               -----------------
rights.

          (v)  Conversion Rights.  Holders of the Preferred Stock may
               -----------------
convert their shares of Commercial Preferred Stock into shares of Common Stock at the rate of 7.332 shares of common stock for each share of Preferred Stock owned. In the event of a stock split, stock dividend, combination of the shares of Commercial's Common Stock into a smaller number of shares or the issuance of shares in connection with a reclassification of Commercial's Stock, each holder of Preferred Stock will be entitled to receive for each such share the number of shares of Commercial Common Stock which he would have been entitled to receive had such shares of Preferred Stock been converted prior to the happening of such event described above. Fractional shares of Commercial Common Stock will not be issued upon conversion, but in lieu thereof, Commercial will pay cash based upon a Commercial Common Stock value of $18.33 per share.
No adjustment for dividends on the Commercial Preferred or the Commercial Common Stock is to be made upon conversion. Shares of Commercial Preferred Stock converted into Commercial Common Stock will become authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as share of preferred stock. To date, 1,599 shares of Preferred Stock have been converted to Commercial Common Stock.

          (vi) Voting Rights.  Holders of Preferred Stock have the right to
               -------------
elect two directors of Commercial. Each director elected by holders of Preferred Stock shall hold office until the next Annual Meeting. In case any vacancy occurs among the directors elected by the

Preferred Stock, such vacancy may be filled by the remaining director so
elected.   The right of the Preferred Stock holders to elect two directors terminates as follows: (a) in the event the number of shares of Preferred Stock outstanding is reduced for any reason to one-half (1/2) the number originally issued, then the number of directors to be elected shall be reduced to one; and (b) when the number of outstanding shares is reduced to zero, then the right to elect directors shall terminate at the next succeeding Annual Meeting of shareholders.

          The consent of the holders of two-thirds (2/3) of the outstanding Preferred Stock, voting separately as a single class, is necessary for (i) effecting or validating the authorization of any additional series of preferred stock not in parity with the Preferred Stock; (ii) the amendment, the alteration or repeal of any of the provisions of the Articles of Incorporation of Commercial which would materially affect any right, preference, privilege or powers of the Preferred Stock; (iii) an increase in the authorized number of shares of Preferred Stock; (iv) the creation of any other class of stock ranking on a parity with the Preferred Stock, or and (v) voluntarily dissolution of Commercial.

Issuance and Exchange of Stock Certificates

          Commercial acts as exchange and transfer agent for Commercial stock. As soon as practicable after the Merger Effective Date, the shareholders of Hometown who are exchanging their shares for Commercial stock will receive written instructions from Commercial. Shareholders who do not exercise dissenters' rights will, upon delivery of their certificates pursuant to the written instructions, receive a certificate or certificates representing the whole number of Commercial's shares in to which their Hometown stock has been converted based upon the exchange ratio along with a cash payment for any fractional share for which a shareholder is entitled. Until exchanged, the stock certificates of Hometown will evidence for all corporate purposes ownership of the number of whole shares of Commercial's stock into which they are converted as a result of the Merger. Until the outstanding Hometown certificates have been exchanged, Commercial may, at its sole option, withhold (i) the certificates representing the shares of Commercial's stock into which the Hometown shares are converted, and (ii) the distribution of any dividends and payments for fractional shares. Upon delivery of the outstanding certificates in accordance with written instructions, Commercial will deliver the above items to the shareholder, provided that any cash held will be delivered without interest.

          The shares of Commercial to be issued to the shareholders of Hometown are registered under the Securities Act of 1933, as amended (the "1933 Act"). Directors, officers and principal shareholders of Hometown may be considered to be "affiliates" for purposes of Rule 145 promulgated under the 1933 Act. Therefore, they may be deemed to be "underwriters" subject to the limitations imposed by Rule 145 upon the disposition of their shares of Commercial stock received pursuant to the Merger Agreement. In view of these restrictions which do not apply to Commercial or Hometown shareholders generally, the individuals who may be considered affiliates must enter into agreements with Commercial to the effect that the shares of stock that they receive pursuant to the Merger will not be sold or otherwise disposed of except in accordance with the 1933 Act and Rule 145 and that they will consent to the inscription on the certificates representing the Commercial Stock received a legend referring to the restrictions imposed by the 1933 Act and Rule 145. The Hometown officers, directors and principal shareholders who may be considered affiliates for purposes of this Rule have been advised of these requirements and restrictions.

Dissenters' Rights

          The following summary does not purport to be a complete statement of the procedures to be followed by Commercial and Hometown shareholders desiring to exercise dissenters' appraisal rights and is qualified in its entirety by reference to the provisions of West Virginia Code Sections 31-1-122 and 31-1-123, the full texts of which are attached as Exhibit D to this Prospectus/Joint Proxy Statement, and judicial interpretation of such provisions.

          As the exercise of appraisal rights requires adherence to the provisions of these laws, each shareholder who desires to exercise such rights should review the laws and strictly follow their requirements. Shareholders electing to exercise dissenters' rights may want to consult an attorney or other advisor regarding the exercise of dissenters' rights.

          Pursuant to West Virginia Code Section 31-1-122, any Commercial or Hometown shareholder has the right to dissent from the Merger as to all or any part of the shares of stock registered in that shareholder's name, provided the shareholder does not vote those shares in favor of the Merger and complies with the procedures outlined in West Virginia Code Section 31-1-123. Failure to vote against the Merger will not constitute a waiver of a shareholder's dissenters' rights if all other procedures outlined in West Virginia Code Section 31-1-123 are followed. Shareholders who mark their proxies "abstain" or who do not vote at the special meeting may dissent as to all of the shares which are "abstained" or not voted in favor of the merger.

          Under West Virginia Code Section 31-1-123, any shareholder who elects to exercise dissenters' rights must, prior to or at the meeting at which the Merger is to be voted upon, file with Commercial or Hometown, as applicable, a written objection to the Merger. If the Merger receives the favorable vote of a majority of the outstanding shares as required for approval, and if the shareholder who has filed written objection has not voted in favor of the Merger, the shareholder must, within ten days after the date on which the vote is taken approving the Merger, make written demand on Commercial or Hometown, as the case may be, for the payment of the fair value of those shares. Merely voting against, or abstaining from voting on, the Merger is not sufficient to preserve the rights of a dissenting shareholder. Any shareholder failing to file a timely written objection to the Merger or failing to make demand within the ten-day period will be bound by the terms of the Merger.

          The shareholder may learn the result of the vote by attending the meeting or inquiring as to the results. It is the obligation of any dissenting shareholder to ascertain the result of the vote. Neither Commercial or Hometown undertakes to notify shareholders of the favorable vote. Within twenty days after demanding payment for shares of his stock, each shareholder demanding payment must submit the certificate or certificates of stock to the appropriate corporation for notation on the certificate or certificates of stock that demand has been made. A failure to do so will, at the option of Commercial or Hometown, terminate the shareholder's dissenters' rights unless a court of competent jurisdiction, for good and sufficient cause shown, finds otherwise.

          If the Merger is effected, Commercial and Hometown will pay each of their properly dissenting shareholders the fair value of their shares as of the day prior to the date on which the vote is taken approving the Merger, excluding any appreciation or depreciation in anticipation of the Merger. Any shareholder making this demand will be entitled only to payment of the fair value of his shares of the stock and is not thereafter entitled to vote or exercise any rights as a stockholder of Commercial or Hometown. Within ten days after the date of the consummation of the Merger, Commercial and Hometown will give written notice thereof to each dissenting shareholder who has made a proper demand and will make a written offer to pay for the shares at a price which each deems to be the applicable fair value. This notice and offer will be accompanied by a balance sheet and profit and loss statement of Commercial or Hometown, as applicable, as of the latest available date.

          If the fair value of the shares is agreed upon by Commercial and Hometown and their dissenting shareholders within thirty (30) days of the date of the consummation of the Merger, payment for the shares of the dissenting shareholders must be made within ninety (90) days of the date of the consummation of the Merger upon the surrender of the certificate or certificates representing such shares. If no agreement is made within this thirty (30) day period, then the dissenting shareholder must make written demand on Commercial and Hometown, as applicable, to seek a judicial determination of the fair value of the shares of the dissenting stockholder pursuant to the provisions of West Virginia Code, Section 31-1-123(e).
This written demand must be given within sixty (60) days after the date of the consummation of the Merger. Within thirty (30) days after receipt of such written demand, Commercial or Hometown must institute such legal proceedings. Commercial or Hometown may seek determination at its own election within the sixty-day (60) period after the date of the consummation of the Merger.

          The costs and expenses of any legal proceedings shall be determined by the court and assessed against Commercial or Hometown as the case may be. The court may apportion or assess all or part of such costs and expenses against any or all of the dissenting shareholders who are parties to the proceedings and to whom Commercial or Hometown had made an offer to pay if the court finds that the action of such shareholders in failing to accept the offer was arbitrary or vexatious or not in good faith.

          The following is a summary of the sequence of steps which must be followed to perfect the dissenting shareholder's rights. A dissenting shareholder may want to seek the advice of counsel or other advisor to assure compliance with the statutory requirements.

          1. File written objection prior to or at the appropriate Special Meeting of Shareholders.

          2.  Abstain or vote against the Merger at the Special Meeting.

          3. Within ten (10) days after the Special Meeting make written demand for payment, and, within twenty (20) days after such applicable demand, submit the stock certificate to Commercial or Hometown for notation thereon that such demand has been made.

          4. Within sixty (60) days after the date of the consummation of the Merger, make written demand for institution of a civil action to determine the fair value of the stock, unless agreement on value has previously been reached.

          A dissenting shareholder may withdraw a demand for payment only with the consent of Commercial or Hometown. The right of a shareholder to be paid the fair value of his shares will cease and his status as a shareholder will be restored if (i) the demand for payment is withdrawn with the consent of Commercial or Hometown; (ii) the Merger is abandoned or rescinded; (iii) the shareholders revoke the authority to effect the Merger; (iv) no demand or petition for determination of the fair value by a court of general civil jurisdiction has been made or filed within the time provided under subsection (e) of West Virginia Code, Section 31-1-123; or
(v) a court of general civil jurisdiction determines that the shareholder is not entitled to obtain relief as a dissenting shareholder.

          Commercial shareholders desiring to dissent should submit the required written objections, demand for payment, stock certificates and other required submissions to:

               William E. Mildren, Jr., President
               Commercial BancShares, Inc.
               415 Market Street, Box 1427
               Parkersburg, WV  26102

          Hometown shareholders desiring to dissent should submit the required written objections, demand for payment, stock certificates and other required submissions to:

               Gary R. Davis, President
               Hometown Bancshares, Inc.
               P. O. Box 145
               Fair & Dodd Streets
               Middlebourne, WV  26149

Comparative Per Share Data

          The table which follows presents historical data for Commercial and Hometown, pro forma combined per share data and equivalent per share data showing the value of one share of Hometown stock in the combined corporation. Such data is based on historical financial statements for Commercial and Hometown and pro forma combined amounts giving effect to the exchange of 1.512 shares of Commercial common stock for each share of Hometown common stock.

          The per share data included in the table which follows should be read in conjunction with the historical financial statements of Commercial and Hometown, the pro forma condensed consolidated financial statements and the related notes accompanying each such financial statement. The data presented is not necessarily indicative of the results which would have been obtained if the combination had been consummated in the periods indicated or which may be obtained in the future.


Comparative Per Share Data
(Data in dollars, except shares)            Year Ended December 31
                                                  1993        1992       1991
Commercial BancShares, Inc. ("Commercial")
 Historical:
   Fully diluted net income per share             2.95        2.63       1.83
   Fully diluted book value at end of
    period                                       22.64       20.79      19.46
   Cash dividends declared on common stock        0.94        0.83       0.80
   Average shares outstanding (fully
    diluted)                                   939,907     939,903    929,033

Hometown Bancshares, Inc. ("Hometown")
 Historical:
   Net income                                     2.80        2.29       1.52
   Book value at end of period                   28.36       26.21      24.74
   Cash dividends declared                        0.96        0.78       0.72
   Average shares outstanding                  337,077     337,077    337,077

Pro forma Combined (Unaudited)/1/
 Net income                                       2.56        2.24       1.54
 Book value at end of period                     21.28       19.57      18.36
 Average shares outstanding                  1,449,567   1,449,563  1,438,693

Hometown Equivalent Per Share Data
 (Unaudited)/2/
 Net income                                       3.88        3.38       2.32
 Book value at end of period                     32.17       29.60      27.76
 Cash dividends declared                          1.42        1.25       1.21

/1/Assumes 100% of the 337,077 shares of Hometown common stock is exchanged for 509,660 shares of Commercial common stock at the exchange rate of 1.512 shares of Commercial for each share of Hometown.

/2/The equivalent per share amounts are the result of multiplying the cash dividends declared by Commercial, the pro forma combined net income, and the pro forma combined book value by the 1.512 exchange ratio of Commercial common stock for Hometown common stock.

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
              Assuming Pooling of Interest Method of Accounting
                              DECEMBER 31, 1993

                                                      Commercial     Hometown     Pro Forma
                                                     BancShares,   Bancshares,   Adjustments          Pro Forma
                                                         Inc.          Inc.         Debit            Consolidated
                                                                                   (Credit)            Balance
=================================================================================================================
                                                                     (Dollar Amounts in Thousands)
                                                   --------------------------------------------------------------
                   ASSETS
Cash and Due from Banks                                 $ 10,172       $ 3,659                           $ 13,831
Interest-bearing Deposits in Banks                            99           240                                339
Federal Funds Sold                                         7,924           775                              8,699
Investment Securities                                     56,269        36,294                             92,563
Loans, Net                                               174,476        48,145                            222,621
LESS: Reserve for Loan Losses                             (2,388)         (750)                            (3,138)
Bank Premises and Equipment, Net                           5,658         1,482                              7,140
Other Assets                                               6,007         1,651                              7,658
                                                   --------------------------------------------------------------
               TOTAL ASSETS                             $258,217       $91,496       $     0             $349,713
                                                   ==============================================================
        LIABILITIES AND SHAREHOLDERS'
                   EQUITY
Deposits:
  Demand -- Noninterest Bearing                         $ 32,819       $ 7,319                           $ 40,138
  Demand -- Interest Bearing                              47,550        16,118                             63,668
  Savings                                                 52,618        24,655                             77,273
  Time                                                   101,095        29,129                            130,224
                                                   --------------------------------------------------------------
              TOTAL DEPOSITS                            $234,082       $77,221       $     0             $311,303
                                                   --------------------------------------------------------------
Federal Funds Purchased and Securities Sold Under
 Agreements to Repurchase                                              $ 4,182                           $  4,182
Long Term Borrowings                                         424                                              424
Other Liabilities                                          2,427           533                              2,960
                                                   --------------------------------------------------------------
            TOTAL LIABILITIES                           $236,933       $81,936       $     0             $318,869
                                                   --------------------------------------------------------------
          SHAREHOLDERS' EQUITY
Convertible Preferred Stock                             $  2,716                                         $  2,716
Common Stock                                               3,792           337        (2,211)  (A)          6,340
Additional Paid in Capital                                 5,683         4,825         2,211   (A)          8,297
Undivided Profits                                          9,864         4,322                             14,186
LESS:  ESOP Shares Securing Debt                            (424)                                            (424)
   Treasury Stock, at Cost                                  (347)                                            (347)
   Unrealized Gain ( Loss ) on Securities
    Available-for-Sale, Net of Deferred
    Income Taxes                                                            76                                 76
                                                   --------------------------------------------------------------
      TOTAL SHAREHOLDERS' EQUITY                        $ 21,284       $ 9,560       $     0             $ 30,844
                                                   --------------------------------------------------------------
         TOTAL LIABILITIES AND
         SHAREHOLDERS' EQUITY                           $258,217       $91,496       $     0             $349,713
                                                   ==============================================================



          See the Accompanying Notes to Unaudited Pro Forma Financial Information Assuming Pooling of Interests Method of Accounting

                  COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
               Assuming Pooling of Interest Method of Accounting
                     TWELVE MONTHS ENDED DECEMBER 31, 1993

                                                                            Commercial    Hometown       Pro Forma       Pro Forma
                                                                            BancShares,  Bancshares,    Adjustments     Consolidated
                                                                               Inc.         Inc.      Debit   (Credit)    Balance
====================================================================================================================================
                                                                          (Dollar Amounts in Thousands except Per Common Share Data)
                                                                          ----------------------------------------------------------
Interest Income                                                                 $18,475      $ 7,085                         $25,560
Interest Expense                                                                  7,114        2,852                           9,966
                                                                          ----------------------------------------------------------
  NET INTEREST INCOME                                                           $11,361      $ 4,233               $0        $15,594
Provision for Loan Losses                                                            88          159                             247
                                                                          ----------------------------------------------------------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                           $11,273      $ 4,074               $0        $15,347
Other Income                                                                      1,962          390                           2,352
Other Expenses                                                                    8,999        3,068                          12,067
                                                                          ----------------------------------------------------------
  INCOME BEFORE APPLICABLE INCOME TAXES AND CUMULATIVE EFFECT ADJUSTMENT        $ 4,236      $ 1,396               $0        $ 5,632
Applicable Income Taxes                                                           1,462          535                           1,997
                                                                          ----------------------------------------------------------
  INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE           $ 2,774      $   861               $0        $ 3,635
Cumulative Effect of a Change in Accounting Principle                                             81                              81
                                                                          ----------------------------------------------------------
  NET INCOME                                                                    $ 2,774      $   942               $0        $ 3,716
                                                                          ==========================================================
APPLICABLE TO COMMON STOCK                                                      $ 2,502      $   942               $0        $ 3,444
                                                                          ==========================================================
AVERAGE SHARES OUTSTANDING:
      Primary                                                                   740,623      337,077                       1,250,283
      Fully Diluted                                                             939,907      337,077                       1,449,567
PER COMMON SHARE DATA:
  Primary--
   Income before Cumulative Effect                                              $  3.38      $  2.56                         $  2.91
   Cumulative Effect                                                                N/A      $  0.24                         $  0.06
                                                                          ----------------------------------------------------------
   Net Income                                                                   $  3.38      $  2.80                         $  2.98
                                                                          ==========================================================
  Fully Diluted--
   Income before Cumulative Effect                                              $  2.95      $  2.56                         $  2.56
   Cumulative Effect                                                                N/A      $  0.24                         $  0.00
                                                                          ----------------------------------------------------------
   Net Income                                                                   $  2.95      $  2.80                         $  2.56
                                                                          ==========================================================

          See the Accompanying Notes to Unaudited Pro Forma Financial Information Assuming Pooling of Interests Method of Accounting

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
               Assuming Pooling of Interest Method of Accounting
                               DECEMBER 31, 1992

                                   Commercial    Hometown       Pro Forma       Pro Forma
                                   BancShares,  Bancshares,    Adjustments     Consolidated
                                      Inc.         Inc.       Debit (Credit)     Balance
                                   --------------------------------------------------------
                                                (Dollar Amounts in Thousands)
                                   --------------------------------------------------------
             ASSETS
Cash and Due from Banks            $ 10,499       $ 3,593                         $ 14,092
Interest-bearing Deposits in             99           401                              500
 Banks
Federal Funds Sold                   14,213         1,366                           15,579
Investment Securities                38,841        33,407                           72,248
Loans, Net                          176,086        46,927                          223,013
LESS: Reserve for Loan Losses        (2,281)         (677)                          (2,958)
Bank Premises and Equipment, Net      5,793         1,544                            7,337
Other Assets                          5,534         1,660                            7,194
                                 ---------------------------------------------------------
             TOTAL ASSETS          $248,784       $88,221      $     0            $337,005
                                 =========================================================

     LIABILITIES AND SHAREHOLDERS'
               EQUITY
Deposits:
  Demand -- Noninterest Bearing    $ 31,226       $ 7,040                         $ 38,266
  Demand -- Interest Bearing         45,253        17,298                           62,551
  Savings                            50,965        20,720                           71,685
  Time                               98,785        30,427                          129,212
                                 ---------------------------------------------------------
          TOTAL DEPOSITS           $226,229       $75,485      $     0            $301,714
                                 ---------------------------------------------------------

Federal Funds Purchased and
 Securities Sold Under
 Agreements to Repurchase          $    125       $ 3,460                         $  3,585
Long Term Borrowings                    362                                            362
Other Liabilities                     2,531           440                            2,971
                                 ---------------------------------------------------------
        TOTAL LIABILITIES          $229,247       $79,385      $     0            $308,632
                                 ---------------------------------------------------------

      SHAREHOLDERS' EQUITY
Convertible Preferred Stock        $  2,725                                       $  2,725
Common Stock                          3,789           337       (2,211)  (A)         6,337
Additional Paid in Capital            5,677         4,825        2,211   (A)         8,291
Undivided Profits                     8,058         3,703                           11,761
LESS:  ESOP Shares Securing Debt       (362)                                          (362)
   Treasury Stock, at Cost             (350)                                          (350)
   Unrealized Gain (Loss) on
    Securities Available-for-Sale,
    Net of Deferred Income Taxes                      (29)                             (29)
                                 ---------------------------------------------------------
    TOTAL SHAREHOLDERS' EQUITY     $ 19,537       $ 8,836      $     0            $ 28,373
                                 ---------------------------------------------------------
      TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY         $248,784       $88,221      $     0            $337,005
                                 =========================================================

          See the Accompanying Notes to Unaudited Pro Forma Financial Information Assuming Pooling of Interests Method of Accounting

                  COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
               Assuming Pooling of Interest Method of Accounting
                     TWELVE MONTHS ENDED DECEMBER 31, 1992

                                   Commercial    Hometown       Pro Forma       Pro Forma
                                   BancShares,  Bancshares,    Adjustments     Consolidated
                                      Inc.         Inc.       Debit (Credit)     Balance
                                   --------------------------------------------------------
                                                (Dollar Amounts in Thousands)
                                   --------------------------------------------------------
Interest Income                      $19,964      $7,504                         $27,468
Interest Expense                       8,512       3,462                          11,974
                                   --------------------------------------------------------
  NET INTEREST INCOME                $11,452      $4,042           $0            $15,494
Provision for Loan Losses                779         204                             983
                                   --------------------------------------------------------
  NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES         $10,673      $3,838           $0            $14,511

Other Income                           1,623         372                           1,995
Other Expenses                         8,607       3,023                          11,630
                                   --------------------------------------------------------
  INCOME BEFORE
  APPLICABLE INCOME TAXES AND
  CUMULATIVE EFFECT ADJUSTMENT       $ 3,689      $1,187           $0            $ 4,876
Applicable Income Taxes                1,220         416                           1,636
                                   --------------------------------------------------------
  INCOME BEFORE CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING
  PRINCIPLE                          $ 2,469      $  771           $0            $ 3,240

Cumulative Effect of a Change in
 Accounting Principle                                  0                               0
                                   --------------------------------------------------------
  NET INCOME                         $ 2,469      $  771           $0            $ 3,240
                                   ========================================================
APPLICABLE TO COMMON STOCK           $ 2,196      $  771           $0            $ 2,967
                                   ========================================================
AVERAGE SHARES OUTSTANDING:
      Primary                        740,135     337,077                       1,249,795
      Fully Diluted                  939,903     337,077                       1,449,563
PER COMMON SHARE DATA:
  Primary--
   Income before Cumulative
    Effect                           $  2.97      $ 2.29                         $  2.60
   Cumulative Effect                     N/A      $ 0.00                         $  0.00
                                   -------------------------------------------------------
   Net Income                        $  2.97      $ 2.29                         $  2.60
                                   =======================================================
  Fully Diluted--
   Income before Cumulative
    Effect                           $  2.63      $ 2.29                         $  2.24
   Cumulative Effect                     N/A      $ 0.00                         $  0.00
                                   -------------------------------------------------------
   Net Income                        $  2.63      $ 2.29                         $  2.24
                                   =======================================================

          See the Accompanying Notes to Unaudited Pro Forma Financial Information Assuming Pooling of Interests Method of Accounting

                  COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
               Assuming Pooling of Interest Method of Accounting
                               DECEMBER 31, 1991

                                   Commercial    Hometown       Pro Forma       Pro Forma
                                   BancShares,  Bancshares,    Adjustments     Consolidated
                                      Inc.         Inc.       Debit (Credit)     Balance
                                   --------------------------------------------------------
                                                (Dollar Amounts in Thousands)
                                   --------------------------------------------------------
             ASSETS
Cash and Due from Banks             $ 12,662     $ 3,148                        $ 15,810
Interest-bearing Deposits in
 Banks                                                                                 0
Federal Funds Sold                     9,108       3,575                          12,683
Investment Securities                 46,384      27,509                          73,893
Loans, Net                           156,105      47,026                         203,131
LESS: Reserve for Loan Losses         (1,757)       (603)                         (2,360)
Bank Premises and Equipment, Net       5,685       1,683                           7,368
Other Assets                           5,578       1,773                           7,351
                                   --------------------------------------------------------
         TOTAL ASSETS               $233,765     $84,111         $     0        $317,876
                                   ========================================================
LIABILITIES AND SHAREHOLDERS'
           EQUITY
Deposits:
  Demand -- Noninterest Bearing     $ 29,800     $ 7,186                        $ 36,986
  Demand -- Interest Bearing          39,031      16,890                          55,921
  Savings                             39,507      16,593                          56,100
  Time                               102,582      34,530                         137,112
                                   --------------------------------------------------------
      TOTAL DEPOSITS                $210,920     $75,199         $     0        $286,119
                                   --------------------------------------------------------
Federal Funds Purchased and
 Securities Sold Under              $  2,655                                    $  2,655
 Agreements to Repurchase
Long Term Borrowings                     196          25                             221
Other Liabilities                      1,918         547                           2,465
                                   --------------------------------------------------------
       TOTAL LIABILITIES            $215,689     $75,771         $     0        $291,460
                                   --------------------------------------------------------
     SHAREHOLDERS' EQUITY
Convertible Preferred Stock         $  2,725                                    $  2,725
Common Stock                           3,789         337          (2,211)  (A)     6,337
Additional Paid in Capital             5,677       4,825           2,211   (A)     8,291
Undivided Profits                      6,433       3,195                           9,628
LESS:  ESOP Shares Securing Debt        (196)                                       (196)
   Treasury Stock, at Cost              (352)                                       (352)
   Unrealized Gain (Loss) on
    Securities
    Available-for-Sale, Net of                       (17)                            (17)
    Deferred Income Taxes
                                   --------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY          $ 18,076     $ 8,340         $     0        $ 26,416
                                   --------------------------------------------------------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY               $233,765     $84,111         $     0        $317,876
                                   ========================================================

          See the Accompanying Notes to Unaudited Pro Forma Financial Information Assuming Pooling of Interests Method of Accounting

                  COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
               Assuming Pooling of Interest Method of Accounting
                     TWELVE MONTHS ENDED DECEMBER 31, 1991

                                   Commercial    Hometown       Pro Forma       Pro Forma
                                   BancShares,  Bancshares,    Adjustments     Consolidated
                                      Inc.         Inc.       Debit (Credit)     Balance
                                   --------------------------------------------------------
                                                (Dollar Amounts in Thousands)
                                   --------------------------------------------------------
             ASSETS
Interest Income                    $ 20,684     $  7,852                         $  28,536
Interest Expense                     10,759        4,100                            14,859
                                   --------------------------------------------------------
  NET INTEREST INCOME              $  9,925     $  3,752             $0          $  13,677
Provision for Loan Losses               782          180                               962
                                   --------------------------------------------------------
  NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES       $  9,143     $  3,572             $0          $  12,715

Other Income                          1,444          320                             1,764
Other Expenses                        8,405        3,080                            11,485
                                   --------------------------------------------------------
  INCOME BEFORE APPLICABLE
   INCOME TAXES AND
   CUMULATIVE EFFECT
   ADJUSTMENT                      $  2,182     $    812             $0          $   2,994
Applicable Income Taxes                 484          298                               782
                                   --------------------------------------------------------
  INCOME BEFORE CUMULATIVE
   EFFECT OF A CHANGE IN
   ACCOUNTING PRINCIPLE            $  1,698     $    514             $0          $   2,212
                                   ========================================================
Cumulative Effect of a
 Change in Accounting
 Principle                                             0                                 0
                                   --------------------------------------------------------
  NET INCOME                       $  1,698     $    514             $0          $   2,212
                                   ========================================================
APPLICABLE TO COMMON STOCK         $  1,425     $    514             $0          $   1,939
                                   ========================================================
AVERAGE SHARES OUTSTANDING:
      Primary                       728,789      337,077                         1,238,449
      Fully Diluted                 929,033      337,077                         1,438,693
PER COMMON SHARE DATA:
  Primary--
   Income before Cumulative
    Effect                         $   1.96     $   1.53                          $   1.79
   Cumulative Effect                    N/A     $   0.00                          $   0.00
                                   --------------------------------------------------------
   Net Income                      $   1.96     $   1.53                          $   1.79
                                   ========================================================

  Fully Diluted--
   Income before Cumulative
    Effect                         $   1,83     $   1.53                          $   1.54
   Cumulative Effect                    N/A     $   0.00                          $   0.00
                                   --------------------------------------------------------
   Net Income                      $   1.83     $   1.53                          $   1.54
                                   ========================================================

          See the Accompanying Notes to Unaudited Pro Forma Financial Information Assuming Pooling of Interests Method of Accounting

                  COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
               Assuming Pooling of Interest Method of Accounting


NOTE  1:  PRESENTATION OF UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The accompanying unaudited pro forma financial information presented combines the accounts of Commercial BancShares, Inc. and Subsidiaries ("Commercial") and Hometown Bancshares, Inc. and Subsidiaries ("Hometown") as of December 31, 1993, 1992, and 1991, and has been prepared to give effect for the exchange of all the outstanding shares of Hometown common stock for Commercial common stock on the basis of 1.512 shares of Commercial for each outstanding share of Hometown common stock. In addition, this transaction will be accounted for under the pooling of interest method accounting.


NOTE 2:  DESCRIPTION OF PRO FORMA ADJUSTMENT

     A description of the pro forma adjustment made to the unaudited pro forma combined financial information is as follows:

     (A)--The capital accounts have been reclassified to reflect the exchange of all 337,077 shares of Hometown's common stock for the issuance of Commercial's
common stock.   This reclassification between common stock and paid in capital is a result of the difference in the par value of Hometowns' shares received in the exchange versus the par value of Commercials' shares issued.

     The pro forma combined summary of income schedules have been prepared to reflect Commercial and Hometown combined under the pooling of interest method of accounting therefore, no adjustments to income or expense accounts as a result of this combination are necessary.

NOTE 3:  LONG TERM BORROWING

     The ESOP Trust obtained a revolving conversion note for the principal amount of one million dollars to finance the acquisition of Commercial's common stock, pledging those shares as collateral. The amount of the credit outstanding on May 31, 1993 ( up to $1,000,000 ) converted to a term loan. The principal balance of the term loan shall be payable on each calendar quarter commencing on June 30, 1993 in 28 equal quarterly installments. Interest is at a rate of the lender's prime plus 1/2% , fluctuating accordingly. The interest rate as of December 31, 1993 was 6.50%. As of March 9, 1994 the balance of this note was paid in full and all applicable shares being held were released.


NOTE 4:  CHANGE IN ACCOUNTING PRINCIPLE

     Commercial adopted during 1993, Statement of Financial Standards Number
(SFAS) 109, "Accounting for Income Taxes" retroactively, resulting in the restatement of prior years financial information for the effect of the change. This resulted in a $103 and $82 thousand increase in net income for 1992 and 1991, respectively.

     Hometown adopted SFAS Number 109 prospectively during 1993 resulting in the presentation in 1993 of an $81 thousand cumulative effect on prior years of a change in accounting principle on the statement of income. In addition, Hometown elected early adoption of SFAS Number 115 "Accounting for Certain Investments in Debt and Equity Securities." This resulted in an increase, net of deferred taxes, in the unrealized valuation account in net worth of $105 thousand.

                  COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED RISK BASED CAPITAL
               Assuming Pooling of Interest Method of Accounting
                               DECEMBER 31, 1993

                                         Commercial   Hometown     Pro Forma    Pro Forma
                                         BancShares, Bancshares,  Adjustments   Combined
                                            Inc.        Inc.     Debit (Credit) Balance
                                         ------------------------------------------------
                                                   (Dollar Amounts in Thousands)
                                         ------------------------------------------------
TIER  1  CAPITAL RATIO
- ----------------------
        Total Shareholders' Equity        $ 21,284     $ 9,560                  $ 30,844
        LESS: Goodwill / Intangibles          (300)       (341)                     (641)
                                        ------------------------------------------------
           TIER  1  CAPITAL               $ 20,984     $ 9,219       $   0      $ 30,203
                                        ================================================

TIER  1  CAPITAL / RISK-WEIGHTED ASSETS      12.21%      19.19%       0.00%        13.73%
                                        ================================================

TOTAL CAPITAL RATIO
- -------------------
        Tier  1  Capital                  $ 20,984     $ 9,219       $   0      $ 30,203
        Plus Allowance for Loan Losses
     (Limited to 1.25% of gross
     risk-weighted assets)                   2,148         604                     2,752
                                        ------------------------------------------------
           TOTAL CAPITAL                  $ 23,132     $ 9,823       $   0      $ 32,955
                                        ================================================

TOTAL CAPITAL / RISK-WEIGHTED ASSETS        13.46%      20.45%       0.00%        14.99%
                                        ================================================

LEVERAGE RATIO
- --------------
        Tier 1 Capital                    $ 20,984     $ 9,219       $   0      $ 30,203
                                        ================================================

         Total Consolidated Assets         258,217      91,496                   349,713
         LESS: Goodwill / Intangibles         (300)       (341)                     (641)
                                        ------------------------------------------------
ADJUSTED TOTAL CONSOLIDATED ASSETS        $257,917     $91,155       $   0      $349,072
                                        ================================================


TIER 1 CAPITAL / ADJUSTED TOTAL
 CONSOLIDATED ASSETS                          8.14%      10.11%       0.00%         8.65%
                                        ================================================

          See the Accompanying Notes to Unaudited Pro Forma Financial Information Assuming Pooling of Interests Method of Accounting

                          INFORMATION WITH RESPECT TO
                      COMMERCIAL BANCSHARES, INCORPORATED

     Business of Commercial

               In 1982, the management of CB&T, Commercial's lead bank subsidiary, formed Commercial as a one bank holding company to provide greater flexibility in meeting capital requirements and to permit future acquisition and ownership of bank related businesses and the pursuit of other bank related activities not permitted to a bank under applicable law. On October 28, 1983, the shareholders of CB&T became shareholders of Commercial and CB&T became a wholly-owned subsidiary of Commercial. The primary business of Commercial is the operation of its wholly-owned banking subsidiaries.

               On March 1, 1985, Commercial acquired Jackson County Bank ("JCB") and the shareholders of that bank became shareholders of Commercial.

               On November 30, 1987, Commercial acquired Farmers & Merchants Bank of Ritchie County ("F&M") and its shareholders became shareholders of Commercial.

               On February 28, 1992, the Dime Bank, Marietta, Ohio became a wholly-owned subsidiary of Commercial and its shareholders became shareholders of Commercial.

               Banking operations are, and are expected to continue as, Commercial's primary business and major source of revenue. Commercial derives, for the most part, its revenues from dividends paid by its subsidiary banks. The principal role of Commercial is to supervise and coordinate the activities of its subsidiary banks.

               CB&T, the lead bank subsidiary of Commercial, was chartered as a West Virginia banking corporation on August 18, 1903. In 1916, CB&T acquired the assets of the Parkersburg Banking and Trust Company and moved to its present location at 415 Market Street, Parkersburg, West Virginia. On December 10, 1984, it opened a branch in Mineral Wells, West Virginia. On September 29, 1986, a second branch was opened on Grand Central Avenue in Vienna, West Virginia. On May 8, 1989, a third branch was opened at 2107 Pike Street, Parkersburg, West Virginia. CB&T provides a complete range of financial services to both retail and commercial customers. CB&T has full trust powers and provides a wide variety of trust services to individuals, corporations, foundations and others.

               JCB was chartered as a West Virginia banking corporation on April 1, 1899 and has been located in Ravenswood, West Virginia since its charter. It has been in its present location on Wall Street since 1958.
     As the only full-service commercial bank headquartered in

     Ravenswood, JCB provides a complete range of retail banking services to the communities, individuals and businesses; though it does not provide trust or correspondent banking services.

               F & M was incorporated in 1941 as a West Virginia banking corporation under the name "Farmers & Merchants Bank of Cairo" and was located in Cairo, West Virginia. In 1984, a Harrisville branch was established and in 1985, the main offices of F&M were moved from Cairo to the Harrisville location and the Cairo office continued as a branch. Farmers and Merchants is the smaller of two banks in Harrisville, which is the county seat of Ritchie County. It offers services normally offered by a full-service commercial bank, though it does not offer trust or correspondent commercial banking services.

               The Dime Bank was formed on May 1, 1972 as an Ohio banking corporation as a result of the conversion to a bank of the Dime Savings Society. In April of 1982, the Dime Bank acquired the Dime Bank of Ross County by merger, though it ultimately sold the resulting branch in Ross in 1983. The main offices of the Dime Bank have remained at the Second and Putnam Streets location in Marietta, Ohio since May 1, 1972. Dime Bank has two branches; one established at Second and Butler Streets in Marietta in 1974 and the second established in 1981 in Devola, Ohio on State Rt. 60. The Dime Bank is a state chartered Ohio banking corporation and member of the Federal Reserve System. It provides services normally offered by a full-service commercial bank, but does not offer trust or correspondent banking services.

Recent Developments

               Preliminary numbers for the quarter ending March 31, 1994, indicate a decrease in Commercial's earnings of approximately 33% from the first quarter of 1993. This decline is due primarily to an increase in non-interest expense, which increased 13.73% or $282,000 from the first quarter of 1993 to the first quarter of 1994. The major factor in this change is an increase in employee compensation. However, for the reasons discussed below, management does not believe that the comparison of the first quarter of 1993 to the first quarter of 1994 presents an accurate indication of Commercial's performance.

               Commercial's Board of Directors implemented a new incentive bonus program in 1993. Although it was announced early in the year that there would be a new program, the details were not approved by the Board until the beginning of October. Accordingly, an unusually large proportion of 1993's employee expense attributable to the bonus program was delayed until the fourth quarter of 1993. Since that program is now in place, Commercial's banks have begun accruing the 1994 expense from the beginning of the year. Additionally, the FICA taxes on the 1993 bonuses were expensed in January of 1994 and exceeded $40,000. This increase plus increases in salaries and wages amounting to $61,000 resulted in the substantial first quarter growth in employee cost. It is anticipated that non-interest expense for the remaining quarters of 1994 will be less than the first quarter because they will not include the FICA taxes on the bonus. The total increase of non-interest expenses for the year is expected to be approximately 10% higher than the total for 1993. Since the bonus program is based upon the level of earnings, the total could be less if earnings of the banks do not meet return on assets expectations and more if they exceed their budgets.


               In addition to non-interest expense, non-interest income decreased 15.16% from the first quarter of 1993 to the first quarter of 1994. The major cause of this decline was a reduction of other income by $82,000 or 37.27% from 1993 to 1994. In the first quarter of 1993, the gain on loans sold was $76,000 higher than in the first quarter of 1994. Commercial does not regularly engage in the business of selling loans, and in the first quarter of 1994 the number and volume of loans was significantly less than the number and volume sold in the first quarter of 1993.

 Employees

               As of April 29, 1994, Commercial and its subsidiaries had approximately 145 full-time equivalent employees.

     Competition

               The primary market area of Commercial and its subsidiaries includes Wood, Wirt, Jackson and Ritchie Counties in West Virginia and Washington County, Ohio, with the secondary market area including Pleasants County, West Virginia and Monroe, Noble, Morgan and Athens Counties in Ohio. Wood County is the location of CB&T, Commercial's lead bank subsidiary. As of June 30, 1993, the most recent date for which data is available, there were seven banks headquartered in Wood County with total deposits of all financial institutions of $1,221,281,000.

               As of June 30, 1993, JCB is one of six banks having seven banking offices in Jackson County. In addition to the banks, there is one savings and loan association and one federal credit union located in Jackson County. Total deposits for all financial institutions totalled $265,883,000. JCB ranked fourth with 16.27% of total deposits.

               F&M is the smallest of the three banks headquartered in Ritchie County. It has 16.21% of the $79,898,000 in total deposits within the County. This deposit figure includes three banks as well as the two Ritchie County branches of banks headquartered in another county.

               As of June 30, 1993, the Dime Bank was one of four banks headquartered in Marietta and one of nine in Washington County, Ohio. Total deposits were $697,383,000. The Dime Bank holds 5.53% of the total deposits of the nine banks located within the County.

               The information presented above is not truly indicative of the highly competitive nature of the banking and financial services industry, given that many of the providers of services are not banks, are less regulated and not subject to the same public reporting requirements as banks. In addition, banks located outside the immediate market area of Commercial subsidiary banks compete within these counties. Commercial's subsidiary banks also compete with other financial institutions such as savings banks, savings and loan associations, money market and other mutual funds, finance companies, credit unions and a variety of financial service and advisory companies, including those marketed by direct mail. In addition, personal and corporate trusts and other investment services are offered by insurance companies, investment counselling firms and other business firms and individuals. There is a high level of competition for deposits, loans and services and Commercial's subsidiaries continue to attract customers on the basis of personal service provided by local residents at convenient banking locations.

     Properties

               The principal executive offices of CB&T and Commercial are located at 415 Market Street, Parkersburg, West Virginia. This is a three-story bank and office building and is owned by CB&T. In 1984, CB&T constructed a branch office in Mineral Wells, West Virginia. In 1986, it constructed a branch office in Vienna, West Virginia on leased property. When the lease terminates in 1996, CB&T has a fixed purchase price option. The building is a one-story masonry structure with attached drive-in lanes. CB&T subsequently purchased three (3) adjacent lots. Two are vacant and one is used for parking. CB&T also leases a portion of a two-story bank building on Pike Street in Parkersburg.

               JCB owns and occupies a two-story building at the intersection of Wall Street with State Route 68 in Ravenswood, West Virginia.

               F&M owns and occupies bank buildings in Harrisville and Cairo, West Virginia. The Cairo office was built in 1974 and is a one-story brick building. The Harrisville office is a one-story brick building built in 1971, remodeled in 1984 and added to in 1988.

               The Dime Bank's main offices are located at 200 Putnam Street in Marietta, Ohio in a eight-story office building. One-half of the building was constructed in the late 1800s and the other half was constructed in the early 1900s. There have been several remodelings. Its drive-in facility was constructed in 1974 and includes an automated teller machine and an employee parking lot. The Devola Branch was constructed in 1981 as a full-service branch, but the bank is presently operating only a drive-in facility at the site. The Dime Bank owns all of its facilities.

               In addition to the banking premises, CB&T, JCB, F&M and Dime, own other real properties which are not material to their operations.

     Legal Proceedings

               Various actions and proceedings are pending to which Commercial and its subsidiary banks are parties. Management considers that the aggregate liabilities, if any, arising from such actions will not have a material adverse effect on the consolidated financial position of Commercial.

     Market for Commercial's Common Stock and Related Stockholder Matters

               There is no active market for Commercial's Stock; however, because Commercial acts as transfer agent, Commercial is aware of certain trades. The prices shown in this Prospectus/Joint Proxy Statement are compiled from information known to management from actual trades and broker sources. The prices shown herein may not represent prices which would result in a more actively traded market and do not necessarily indicate the price range for every trade.

               Commercial pays dividends quarterly. Set forth below are the dividends paid for the last three years. At December 31, 1993, the total number of holders of Commercial's common Stock was approximately 493.


                                  1991       Dividend Paid
                                  ----       -------------
                             First Quarter         .20
                             Second Quarter        .20
                             Third Quarter         .20
                             Fourth Quarter        .20

                                  1992
                                  ----

                             First Quarter         .20
                             Second Quarter        .20
                             Third Quarter         .20
                             Fourth Quarter        .23

                                  1993            Dividends Paid
                                  ----            --------------
                             First Quarter              .23
                             Second Quarter             .23
                             Third Quarter              .23
                             Fourth Quarter             .25


                                  1994
                                  ----
                             First Quarter              .25


     Commercial's Board of Directors

               Set forth below is information regarding the Board of Directors of Commercial, their years of service, their age, the number of shares and percentage of shares owned and their principal occupation or employment for the last five (5) years as of April 29, 1994.

                                 Beneficially
                      Director       Owned         Percent
Name             Age   Since     Class Number      of Class
- -----            ---  --------  ---------------    --------
Bruce Bingham     64      1985  Preferred 1,254      4.62%
                                Common 1454          0.20%

Mr. Bingham is retired from active employment with JCB, where he served as President from 1983-1990. He became a Director of JCB in 1968, and continues to serve in that capacity.

Robert W.
 Burk, Jr.        54      1983  Common 1,752         0.24%
Parkersburg,
West Virginia

Mr. Burk is an Attorney at law, a partner in the firm of Burk, Myers and Zivkovich. He was a Director of CB&T from 1982-1988.


Frank L.
 Christy          46      1983  Common 5,130         0.69%
Marietta, Ohio

Mr. Christy is a Real Estate Developer and was a Director of CB&T from 1977-1990.

                                 Beneficially
                      Director       Owned         Percent
Name             Age   Since     Class Number      of Class
- -----            ---  --------  ---------------    --------
A. Vernon
 Criss, III       39      1985  Common 35,508      4.79%
Vienna,
West Virginia

Mr. Criss is the President of Century Block, Inc. and Century Limestone, Inc., Vice President of Atlas Towing Company, and Secretary-Treasurer of Bluestone Quarries, Inc. He was a Director of CB&T from 1984-1988.

Carl E. Dollman   70      1987  Common 2,960       0.40%
Vienna,
West Virginia

Mr. Dollman retired in 1986 from First Federal Savings and Loan Association of Parkersburg where he had served as President. He became a director of CB&T in 1987.

James A.
 Meagle, Jr.      48      1992  Common 4,167       0.56%
Marietta, Ohio

Mr. Meagle has been President of The Dime Bank since 1980. He became a Director of Dime in 1980.

William E.
 Mildren, Sr.     81      1983  Common 2,000       0.27%
Vienna,
West Virginia

Mr. Mildren is retired from active employment with CB&T. He was Chairman of the Board until he retired from that position in 1987. He served as President and Chief Executive Officer for 22 years and become Executive Vice President and Director of CB&T in 1944. He is the father of Chairman, President and Chief Executive Officer William E. Mildren, Jr.


William E.
Mildren, Jr.      49      1983  Common 52,652      7.11%
                                Preferred 250      0.92%
Vienna,
West Virginia

Mr. Mildren is Chairman, President and Chief Executive Officer of
BancShares and Chairman of CB&T. He is a Director of CB&T, JCB, F&M and Dime. He is the son of Director William E. Mildren, Sr., and became a Director of CB&T in 1977, Chairman in 1987.

                                 Beneficially
                      Director       Owned         Percent
Name             Age   Since     Class Number      of Class
- -----            ---  --------  ---------------    --------
Jack F. Poe       71      1983  Common 5,210      0.70%
Parkersburg,
West Virginia

Mr. Poe is retired from CB&T, where he served as President for four years. He became associated with CB&T in 1954, and has served as a Director of CB&T since 1972. He is a life trustee of Marietta College.

Robert E.         73      1992  Common 12,287     1.66%
Richardson, Sr.
Marietta, Ohio

Mr. Richardson is President of Richardson Printing Company in Marietta, Ohio. He became a Director of Dime in 1985 and has served as its Chairman since 1986.

W. S. Ritchie,
 Jr.              65      1985  Preferred  731    2.69%
Ravenswood,
West Virginia

Mr. Ritchie recently completed a term as Mayor of Ravenswood, WV. He retired in 1988 as Commissioner of the West Virginia Department of Highways. He previously was affiliated with Ashland Coal Company, Inc. and Hobet Mining Company. He become a Director of JCB in 1967.

Susan S. Ross     49      1983  Common 2,000       0.27%
Vienna,
West Virginia

Mrs. Ross is Chairman and Chief Executive Officer of Storck Baking Company and was a Director of CB&T from 1982-1988.

                                 Beneficially
                      Director       Owned         Percent
Name             Age   Since     Class Number      of Class
- -----            ---  --------  ---------------    --------
Thomas N.
 Webster          74      1983  Common 2,654       0.36%
Vienna,
West Virginia

Mr. Webster is the Vice Chairman of BancShares. He is retired from CB&T, where he served as Executive Vice President. He became a Director of CB&T in 1982, and JCB in 1985.


Morris B. Wilkins 69      1987  Common 36,549      4.93%
Scotrun,
Pennsylvania

Mr. Wilkins is President of Caesars Pocono Resorts, Scotrun, Pennsylvania.
He served as Chairman of the Board, President and Director of F&M from 1982 to 1987. In 1992, Mr. Wilkins filed for personal bankruptcy under the federal bankruptcy laws. Mr. Wilkins is also the Chairman of the Board and a shareholder of Wilkins' Investment Group, Inc. (the "Company") which filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code in 1993. These bankruptcies resulted primarily from a dispute with a lender concerning its negotiation of forged checks on the accounts of Mr. Wilkins. Mr. Wilkins, the Company and the lender are currently in litigation.


                      ----------------------------------


               All of the shares reported are owned individually by each board member unless otherwise indicated below:

     Bingham, Bruce

          Of the 1,454 shares of the common stock beneficially owned by Mr. Bingham, 1,254 are owned by Commercial Bancshares, Inc. Employee Stock Ownership Trust (with 401(k) provisions) for which Mr. Bingham will exercise voting power with respect to the Merger.

     Criss, A. Vernon, III

          Of the 35,508 shares beneficially owned by Mr. Criss, 35,308 are owned by a company of which Mr. Criss is an officer.

     Meagle, James A. Jr.

          Of the 4,167 shares beneficially owned by Mr. Meagle, 266 are held by Commercial Bancshares, Inc. Employee Stock Ownership Trust (with 401(k) provisions) for which Mr. Meagle will exercise voting power with respect to the Merger.

     Mildren, William E. Jr.

          Of the 52,652 shares beneficially owned by Mr. Mildren, 362 are held in trust for members of his immediate family, and 3,087 shares are held by the Commercial Bancshares Inc. Employee Stock Ownership Trust (with 401(k) provisions) for which Mr. Mildren will exercise voting power with respect to the Merger.

     Richardson, Robert E., Sr.

          Of the 12,287 shares beneficially owned by Mr. Richardson, 10,619 are owned by a company of which Mr. Richardson is the Chief Executive Officer.

     Wilkins, Morris B.

          Of the 36,549 shares beneficially owned by Mr. Wilkins, 36,349 are owned by a member of his immediate family.


     MEETINGS OF BOARD OF DIRECTORS AND COMMITTEES

               The Board of Directors of Commercial met seven times in 1993. All directors attended 75% or more of Commercial's Board and Board Committee meetings except Mr. Christy, Mr. Mildren, Sr., Mr. Wilkins, and Mr. Ritchie.

               The Executive Committee of Commercial is composed of the same members as the Executive Committee of CB&T and serves both organizations simultaneously, with a single meeting often intermingling the business of BancShares and CB&T. The Executive Committee is composed of Directors Mildren, Jr., Webster, Poe and Dollman, Secretary-Treasurer Johnson and CB&T President Scothorn. There were 17 meetings in 1993 of the Committee, which provides advice and counsel to the official staff of CB&T and acts for the Board of Directors upon delegated authority between meetings of the Boards.

               The Audit Committee of Commercial consisted of Mr. Poe as Chairman, Director Criss and six outside Directors of BancShares subsidiaries: Arthur Maher, Peyton Dudley, A. D. Jackson, Stephen R. Seaman and William C. Wigal. The Committee reviews and evaluates significant matters related to the internal controls of BancShares, reviews the activities of BancShares' internal audit staff, meets with appropriate management personnel regarding internal audit results, and reports its findings to the Board of Directors of BancShares. It met nine times during 1993.

               The Mergers and Acquisitions Committee of Commercial met three during the year. The members were Directors Christy (who served as chairman), Dollman, Mildren, Jr.,

     Mildren, Sr. and Wilkins and Mr. Claymore Rowley, Chairman of JCB. The Committee's duties are to review and analyze any offers or proposals to merge with BancShares. It reports its analyses to the Executive Committee. It is also available to assist in the analysis and preparation of proposals or offers to acquire or merge with other corporations.

               A Compensation Committee was created in February 1993, to review and make recommendations regarding officers salaries and benefits. Director Dollman served as Chairman. The other members were Robert L. Hartley, Patrick G. Allen and Neil R. Wynn, outside directors of Commercial subsidiaries. The Committee met six times in 1993.

               The EDP Steering Committee consists of the presidents and selected members of the Boards of Directors of each subsidiary Bank. Members include: Mr. Mildren, Jr., Donald Scothorn and Robert Tebay of CB&T, Thomas Lookabaugh and Clark Ritchie of JCB, Donna Perine of F&M, and Mr. Meagle, Jr., and Dan Stephan, Jr. of Dime. There were nine meetings in 1993. The Committee develops the budget and plan of operation for the Electronic Data Processing Department, serves as a liaison between banks and the Department, establishes priorities for implementation of new software, reviews standards and procedures used within the Department, monitors its performance, prepares a capital expenditures budget, including hardware and software, and makes recommendations in the area of personnel.

               In addition to these Committees, CB&T had a Trust Committee and a Marketing Committee during 1992. Dime Bank had an Executive Committee, Audit Committee, and Profit Planning Committee. JCB and Farmers and F&M have no committees of their Boards of Directors.

     COMPENSATION OF DIRECTORS

     Directors of BancShares, CB&T, JCB and F&M:

               Beginning in June, 1988, a monthly fee of $250 was paid to each Director of each subsidiary for which that person served as Director. BancShares Directors, who were not Directors of subsidiary banks were paid $250 monthly by BancShares. In addition, Directors received $100 for each meeting of the Boards of Directors attended. Directors who were not active officers of subsidiaries also received $100 for each committee meeting attended.

     Directors of Dime:

               In October, 1992, the Board of Directors of Dime adopted a fee of $175 per meeting attended retroactive to April, 1992. In addition, Directors who were not active officers also received $100 for each committee meeting attended.

               During 1993, there were no other arrangements pursuant to which any Director was compensated for services as a Directors.

     Performance Adjusted Fees:

               At the recommendation of outside consultants engaged to advise Commercial regarding incentive compensation for its officers and appropriate fee levels for Directors, Commercial adopted a system of fee adjustments based on the performance of the individual subsidiaries. The adjustments paid to Directors increase as corporate objectives with regard to return on assets are achieved or exceeded. In considering the level of adjustment, the consultants also examined the fees paid by banks and holding companies of comparable size with similar performance. In addition to regular Board and Committee Fees, the fee adjustments paid to directors for 1993 were: $1,580 to Commercial directors, $1,022 to JCB directors and $4,451 to CB&T directors. There was no adjustment for F&M directors and Dime did not participate in 1993.

               During 1993 there were no other arrangements pursuant to which any Director was compensated for services as Director.


     DIRECTORS DEFERRED INCOME PLAN

               Commercial, CB&T, F&M and JCB have established Directors Deferred Income Plans with certain Directors which defers payment of directors fees until such time as the director reached age 65. For those directors whose age was 65 or older at the time the plan was established, the payment of directors fees is deferred for five years.

     RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

               Robert W. Burk, Jr., a member of the Board of Directors of BancShares, was a partner in the law firm of Burk, Myers and Zivkovich in Parkersburg, West Virginia, during 1993. Burk, Myers and Zivkovich has rendered legal services to CB&T and BancShares during that time. It is expected that Mr. Burk will continue to render certain services to BancShares and CB&T in the future. The fees paid to Burk, Myers and Zivkovich in 1993 represented less than five percent of that firm's revenue for the year.

               Certain Directors and Officers of BancShares, CB&T, Jackson, F&M and dime and their associates were customers of and had transactions with the subsidiary banks in the ordinary course of the banks' business during 1993. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and, in the opinion of the banks did not involve more than normal risk of collectability or present other unfavorable features.

Executive Officers

          A description of the executive officers of Commercial and its subsidiaries as of April 29, 1994, follows:


                                                                   Business
           Name              Age           Position               Experience
           ----              ---           --------               ----------

William E. Mildren, Jr.       49  Chairman, President, and    President and
                                  Chief Executive Officer     Chief Executive
                                  of Commercial               Officer,
                                                              Commercial and
                                                              CB&T

Thomas M.                     43  President, JCB              Executive Vice
Lookabaugh                                                    President, JCB;
                                                              Asst. Vice Pres,
                                                              CB&T


James A. Meagle, Jr.          48  President and Chief         President and
                                  Executive Officer, Dime     Chief Executive
                                                              Officer, Dime

Donna L. Perine               38  President and Chief         President and
                                  Executive Officer, F&M      Chief Executive
                                                              Officer, F&M

Donald L. Scothorn            64  President and Chief         Executive Vice
                                  Executive Officer, CB&T;    President and
                                  Chairman, F&M               Chief Lending
                                                              Officer, CB&T

Larry G. Johnson              46  Secretary-Treasurer,        Senior Vice
                                  Commercial; Executive       President and
                                  Vice President and Chief    Comptroller, CB&T
                                  Financial Officer, CB&T

Stock Ownership of Officers

          The following executive officers, who are not Commercial directors, are beneficial owners of shares of the indicated class of stock as of April 29, 1994:


   Common    Thomas M. Lookabaugh         1,767/1/  0.24%
             Vienna, West Virginia



   Common    Donna L. Perine              1,336/2/  0.18%
             Harrisville, West Virginia

   Common    Donald L. Scothorn          13,789/3/  1.86%
             Parkersburg, West Virginia

   Common    Larry G. Johnson             6,476/4/  0.87%
             Parkersburg, West Virginia

     (1) Of the 1,767 shares owned by Mr. Lookabaugh, 1,536 are owned by Commercial BancShares, Inc. Employee Stock Ownership Trust (with 401(k) provisions), for which Mr. Lookabaugh will excise voting power with respect to the Merger.

     (2) Of the 1,336 shares owned by Mrs. Perine, 961 are owned by Commercial BancShares, Inc. Employee Stock Ownership Trust (with 401(k) provisions), for which Mrs. Perine will exercise voting power with respect to the Merger.

     (3) Of the 13,789 shares owned by Mr. Scothorn, 1,520 are owned by Commercial BancShares, Inc. Employee Stock Ownership Trust (with 401(k) provisions), for which Mr. Scothorn will exercise voting power with respect to the Merger.

     (4) Of the 6,476 shares owned by Mr. Johnson, 1,942 are owned by Commercial BancShares, Inc. Employee Stock Ownership Trust (with 401(k) provisions), for which Mr. Johnson will exercise voting power with respect to the Merger.

     Summary of Cash and Certain Other Compensation

               The following table shows, for the fiscal years ending December 31, 1991, 1992, and 1993, the cash compensation paid by Commercial and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer of Commercial in all capacities in which he served. There were no other executive officers whose total annual salary and bonus exceeded $100,000.

Name and                                            Other Annual   All Annual
Principal                                           Compensation   Compensation
Position              Year   Salary($)   Bonus($)   ($)      (1)   ($)      (2)
- ---------             ----   ---------   --------   ------------   ------------
William E.            1993   $103,620     $18,000   $16,525         $ 2,657
Mildren,              1992   $ 98,640     $11,524   $15,150         $10,166
Jr., Chairman,        1991   $ 94,800     $14,463   $12,450         $11,866
President and CEO

    (1) "Other Annual Compensation" for Mr. Mildren includes amounts paid to him by Commercial and its Subsidiaries as Directors Fees.

    (2) "All Other Compensation" includes contributions to Commercial Bancshares Employee Stock Ownership Plan (with 401(k) provisions) on behalf of Mr. Mildren to match pre-tax elective deferral contributions (included under Salary and Bonus) made to the Plan, a basic contribution to the Plan and optional corporate contributions to the Plan (included in 1991 and 1992 only, as 1993 information is not yet available).

     Principal Owners of Commercial Common Stock

          The following table sets forth information as of April 29, 1994, concerning those shareholders who are known to Commercial to be the beneficial owners of more than 5% of Commercial's Common Stock or Commercial's Preferred Stock.

                      Name and      Amount and Nature
                     Address of       of Beneficial
 Title of Class   Beneficial Owner      Ownership      Percent of Class
- ----------------  ----------------  -----------------  ----------------
  Common          Commercial         79,056    Direct        10.67%
                  BancShares, Inc.
                  Employee Stock
                  Ownership Plan
                  Parkersburg, West
                  Virginia

  Common          William E.         49,565    Direct         6.69%
                  Mildren, Jr./(1)/   3,087    Indirect        .42%
                  Vienna, West
                  Virginia

Preferred         Jeanne              5,754    Direct        21.18%
                  Lambertson
                  Basking Ridge,
                  New Jersey

Preferred         Foster L. Seaman    1,780    Direct         6.55%
                  and Almeda
                  Seaman, JTWROS
                  Ravenswood, West
                  Virginia

Preferred         Beryl Rowley        1,400    Direct         5.15%
                  Ravenswood, West
                  Virginia

                      Name and      Amount and Nature
                     Address of       of Beneficial
 Title of Class   Beneficial Owner      Ownership      Percent of Class
- ----------------  ----------------  -----------------  ----------------
Preferred         Claymore Rowley     1,400    Direct         5.15%
                  Ravenswood, West
                  Virginia

     (1) Indirect holdings by Mr. Mildren represent shares by Commercial BancShares Employee Stock Ownership Trust (with 401(k) provisions) for which Mr. Mildren will exercise voting power with respect to the Merger.

          As of April 29, 1994, Commercial stock beneficially owned by the Directors and Executive Officers as a group was as follows:



                              Number of Shares    Percent
          Title of Class     Beneficially Owned  of Class
          --------------     ------------------  --------

          Common Stock          187,691/1/        25.33%
          Preferred Stock         2,235            8.23%

     (1) Included are 10,566 shares owned by Commercial BancShares Employee Stock Ownership Trust (with 401(k) provisions) and allocated to Directors and Executive Officers for which they will exercise voting power with respect to the Merger.


     Relationship with Independent Certified Public Accountants

               Harman, Thompson, Mallory and Ice, Parkersburg, West Virginia has served as independent auditors for Commercial since Commercial's formation in 1983.

             INFORMATION WITH RESPECT TO HOMETOWN BANCSHARES, INC.

     Business of Hometown

               Hometown is a registered bank holding company organized under the laws of the State of West Virginia on May 11, 1988. Hometown has three
     (3) wholly-owned subsidiary banks, and a wholly-owned insurance agency subsidiary, now inactive.

               On January 5, 1989, Hometown acquired Union Bank of Tyler County ("UBTC") and the shareholders of that bank became shareholders of Hometown. On that same date, Hometown acquired The Community Bank ("Community") and its shareholders became shareholders of Hometown.

               On July 1, 1990, Bank of Paden City ("Paden City") became a wholly-owned subsidiary of Hometown and the former shareholders of its parent bank holding company became shareholders of Hometown.

               Hometown Insurance Agency, Inc. is a wholly-owned subsidiary corporation chartered under the laws of West Virginia on June 21, 1989.
     The agency was historically operated through July 31, 1993, under provisions of the Federal Reserve Board's Regulation Y, allowing a bank holding company to operate an insurance agency in a place with a population of 5,000 or less. The insurance agency is presently inactive, conducts no business and has no employees. The corporate charter exists to protect Hometown's goodwill and preserve the name.

               On May 16, 1990, Hometown acquired 14.51% of the issued and outstanding shares of First National Bank of Powhatan Point, Powhatan Point, Ohio. This was a passive investment, meaning that Hometown played no role in management, had no seat on the Board of Directors and generally exercised only its right to vote as a shareholder. First National formed a one-bank holding company and Hometown exercised its dissenters' rights. Pursuant to an Agreement dated as of March 28, 1994, First National purchased the First National stock held by Hometown for $394,740.

               Banking operations are the primary business of Hometown and its major source of revenue. Hometown derives, for the most part, its revenues from dividends paid by its subsidiary banks.

               UBTC was organized and chartered under the laws of the State of West Virginia originally as "Tyler County Bank" on February 18, 1947. The bank has been at its present location at the corner of Fair & Dodd Streets since 1977. On January 1, 1984, the bank merged with Union National Bank of Sistersville and was rechartered under the name "Union Bank of

     Tyler County". Its main office remains in Middlebourne and the Sistersville branch is the former main office of the merged Union National Bank. UBTC operates as a full-service bank in both Middlebourne and Sistersville, offering a wide range of financial services to retail and commercial customers, including trust services.

               Community was organized and chartered as a West Virginia banking corporation on September 30, 1936. It is located at 112 Collins Avenue in Pennsboro, West Virginia and operates a drive-thru facility on Masonic Avenue, also in Pennsboro. Community offers a wide range of financial services to retail and commercial customers in its local area, though it does not offer trust or correspondent banking services.

               Paden City was organized and chartered under the laws of the State of West Virginia on May 14, 1976. Its principal office is located at 4th and Main Streets in Paden City, West Virginia. In December 1984, Paden City opened a full-service branch on State Route 2 in New Martinsville, West Virginia, referred to as the Steelton Financial Center. Paden City also offers a wide range of financial services to retail and commercial customers within its market area, though it does not offer trust or correspondent banking services.

     Employees

               As of April 29, 1994, Hometown and its subsidiaries had approximately 67 full-time equivalent employees.

     Competition

               As a bank holding company, Hometown's operations consist of the operations of its bank subsidiaries. Accordingly, the markets in which it operates are determined by the locations of its subsidiary banks and their branches.

               UBTC competes in the Tyler County and Wetzel County, West Virginia market. The banking business in the Tyler/Wetzel County market area is highly competitive. UBTC competes actively for deposits with other commercial banks and financial institutions, including savings and loan associations and credit unions, in this market area. Using data available as of June 30, 1993, UBTC's deposits were $32,680,000 or approximately 17.61% of that total two-county commercial bank market. Based on total deposits in the market as of June 30, 1993, UBTC was the second largest of the seven commercial banks with offices in Tyler and Wetzel Counties.

               The principal market area of Community is Ritchie County, West Virginia. As of June 30, 1993, there were five commercial banks with six office locations in that market area. Community, as of June 30, 1993, had total deposits of $16,853,000 or 22% of the market compared to combined deposits of $59,641,000 for the other four banks.

               The principal market area of Paden City is Tyler and Wetzel Counties, West Virginia. The banking business in the Tyler/Wetzel market area is highly competitive. Paden City competes actively for deposits with other commercial banks and financial institutions in its market area.
     Based on total deposits in the market, Paden City was the fifth largest of the seven commercial banks with offices in the Tyler/Wetzel market area as of June 30, 1993. As of this date, Paden City's deposits were $24,860,000 or 13.39% of the total commercial bank deposits in the Wetzel/Tyler area.

               In their respective market areas, Hometown's subsidiary banks also compete for loan and lendable funds with other financial institutions including savings and loan associations and credit unions.

     Properties

               The current principal offices of both Hometown and Union are located in the Union Bank building at Fair and Dodd Streets in Middlebourne, West Virginia. Union owns property adjacent to the building which is used for employee and customer parking. In addition, Union also owns and operates a facility referred to as the Sistersville Office located at 700 Wells Street in Sistersville, West Virginia. Union also owns two pieces of property on Wells Street in Sistersville that it uses for employee parking.

               The principal office of Community is located at 112 Collins Avenue in Pennsboro, West Virginia. Community also operates a drive-through facility on Masonic Avenue. Both of these properties are owned by Community. In addition, Community owns three lots used for employee and customer parking.

               Paden City's principal office is located at Fourth and Main Streets in Paden City, West Virginia. Paden City owns this building and adjacent lots which are used for employee and customer parking. Paden City also owns a branch facility, referred to as the Steelton Financial Center, which is located at State Route 2 North in New Martinsville, West Virginia. The land on which this facility is built is leased by Paden City.

     Legal Proceedings

               Hometown and its subsidiaries are not currently party to any material legal proceedings which involve them or any of their properties, other than ordinary or routine litigation incidental to their businesses.

     Market for Hometown's Common Stock and Related Stockholder Matters

               There is no active market for Hometown's Stock; however, because UBTC acts as transfer agent, Hometown is aware of certain trades. Several trades in recent years have been initiated through the brokerage firm of Hazlett, Burt and Watson, Inc. The prices shown in this Prospectus/Joint Proxy Statement are compiled from information known to management from actual trades and broker sources. The prices shown may not represent prices which would result in a more actively traded market and do not necessarily indicate the range for every trade.

               Hometown pays dividends quarterly. Set forth below are the dividends paid for the last three (3) years. At April 29, 1994, the total holders of Hometown's Stock was approximately 584.


              1991                     Dividend Paid
              ----                     -------------

              First Quarter                 .18
              Second Quarter                .18
              Third Quarter                 .18
              Fourth Quarter                .18

              1992
              ----

              First Quarter                 .18
              Second Quarter                .19
              Third Quarter                 .20
              Fourth Quarter                .21

              1993
              ----

              First Quarter                 .21
              Second Quarter                .25
              Third Quarter                 .25
              Fourth Quarter                .25

              1994
              ----

              First Quarter                 .25

     Hometown Board of Directors

               Set forth below is information regarding board of directors of Hometown, their years of service, their age, the number of shares and percentage of shares owned by each member and their principal occupation or employment for the last five (5) years.

                                                Shares Hometown
 Name, Principal Occupation     Director       Beneficially Owned      Percent
for Last Five (5) Years, Age    Since (a)      April 29, 1994(b)      of Total
- -----------------------------  -----------  ------------------------  ---------
Orville R. Bonnell                 1988            8,210(c)               2.44%
Retired Wholesale Grocer (70)

Gary R. Davis                      1988           19,465(d)               5.77%
President and CEO, Hometown;
President and CEO, Union (49)

Wilson Davis                       1988            7,259(e)               2.15%
Retired Director
of Ritchie County Educational
Trust; Vice President,
Hometown; President,
Community (70)
                                                   4,123(f)               1.22%
Robert E. Doak                     1988
Retired Grocer (67)

Philip B. Hill                     1988            4,124                  1.22%
Attorney at Law (62)
Secretary of Hometown

Robert J. Michels                  1988            6,177(g)               1.83%
Owner, Michels Oil Co. (63)

George G. Couch                    1990              325(h)                .09%
Owner-Administrator
New Martinsville
Health Care Center (36)

Robert M. Feldmeier                1990            5,045(i)               1.50%
President, Paul Wissmach
 Glass Co. (55)

David L. Mendenhall                1990            9,392(j)               2.79%
President & CEO, Paden City
Vice President, Hometown (50)

Robert C. Sellers                  1992           13,680(k)               4.06%
Retired Supervisor,
LCP Chemicals of WV, Inc. (68)

                                                Shares Hometown
 Name, Principal Occupation     Director       Beneficially Owned      Percent
for Last Five (5) Years, Age    Since (a)       April 29, 1994        of Total
- -----------------------------  -----------  ------------------------  ---------
Mary S. Goodwin                    1992           49,799(l)              14.77%
Retired Owner,
J. A. Goodwin Agency
 (Insurance) (71)

Paul E. Jemison                    1988(m)        17,832(n)               5.29%
Retired Supervisor
PPG Industries, Inc. (72)



All directors and executive
 officers as a group
 (13 persons)                                    146,710                 43.52%

- --------------------------------------------------------------------------------

     (a) Each director has served continuously to date beginning in the year indicated, except as noted.

     (b) Except as otherwise indicated, each directors has sole voting and investment power over the shares he beneficially owns.

     (c) Orville R. Bonnell - 600 shares owned individually, 7,610 shares owned jointly with his wife.

     (d) Gary R. Davis - 16,204 shares individually, 391 shares allocated to Mr. Davis and held in trust under Hometown's ESOP, 30 shares owned by his children, and 2,840 shares owned by his parents over which he disclaims beneficial ownership.

     (e) Wilson Davis - 600 shares owned individually, 6,659 shares owned jointly with his wife.

     (f) Robert E. Doak - 3,648 shares owned individually, 125 shares are owned by his brother and 350 shares are owned jointly by his brother and sister-in-law over which Mr. Doak disclaims ownership.

     (g) Robert J. Michels - 3,960 shares owned individually, 2,217 shares owned by his sister over which he disclaims beneficial ownership.

     (h) George C. Couch - 225 shares owned individually, 100 shares owned jointly with his wife.

     (i) Robert M. Feldmeier - 220 shares owned individually, 1,125 shares owned jointly with his wife, and 3,000 shares are owned by the Paul Wissmach Glass Co., of which Mr. Feldmeier is president and he exercises voting authority for this shares. In addition, 100 shares are owned by his brother and 500 shares are owned by his father, over which he disclaims all beneficial ownership.

     (j) David L. Mendenhall - 5,700 shares owned individually, 378 shares allocated to Mr. Mendenhall and held in trust under Hometown's ESOP, 435 shares owned jointly with his wife, 220 shares owned by his children, and 529 shares owned by his wife. Additionally, 2,130 shares are owned by his sister over which he disclaims beneficial ownership.

     (k) Robert C. Sellers - 2,928 shares owned individually, 864 shares owned by his wife, 5,664 shares owned by his mother for which Mr. Sellers is Power-of-Attorney, and 4,224 shares owned by his adult children over which he disclaims all voting beneficial ownership.

     (l) Mary S. Goodwin - 47,837 shares owned individually, 1,962 shares owned by her adult daughter over which she disclaims beneficial ownership.

     (m) Mr. Jemison did not serve as a director of Hometown in 1992, but has been nominated for a directorship this year.

     (n) Paul E. Jemison - 17,352 shares owned individually, 480 shares owned by his son-in-law over which he disclaims beneficial ownership.


     Meetings of the Board of Directors and Committees

               The Board of Directors of Hometown met eight (8) times during 1993. The Board reviews management reports and general corporate policy. Mary S. Goodwin attended 50% of the meetings held by the Board. All other directors attended at least 75% of the meetings held by the Board in 1993 during the period he or she served as a director. The Board has only one
     (1) appointed committee, the Audit Committee, which consists of all outside directors. The Audit Committee, typically meets on the same day as regular Board meetings and review internal and external audit reports, and reports of examination of federal and state regulatory authorities.

     Compensation of Directors

               The members of the Board of Directors of Hometown each receive a fee of $100 per meeting attended and meetings are held at least quarterly.

     Relationships and Transactions with Management

               Hometown conducts banking transactions in the ordinary course of business with directors, principal shareholders and their associates. With respect to each person who is a director or an executive officer of Hometown, all banking transactions involving these individuals and Hometown's banking subsidiaries are made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit as those prevailing at the time for comparable transactions with other unaffiliated persons and, in the opinion of management, do not include more than the normal risk of collectibility or present any other unfavorable feature. The percentage of shareholders' equity represented by loans to officers, directors and their affiliates as of December 31, 1993 is 21.5%.

               Philip B. Hill, a member and Secretary to the Board of Directors, serves as legal counsel of Union and Community. The fees paid to Snyder and Hassig, the firm of which Mr. Hill is a partner, represents less than 5% of that firm's revenues for the year ended December 31, 1993.

     Executive Officers

               The executive officers of Hometown as of April 29, 1994 are as follows:


                                                      Principal Occupation
                                                      Banking Experience
                                                      During Last Five (5)
           Name           Age  Position               Years
           ----           ---  --------               ---------------------
Gary R. Davis              49  Chairman & Pres.       President & CEO,
                               (Since 1988)           Hometown; President
                                                      & CEO, Union

Wilson Davis               70  Vice President         Director (Retired)
                               (Since 1988)           Ritchie County
                                                      Educational Trust;
                                                      Vice President and
                                                      Secretary, Hometown;
                                                      President, Community

Timothy R. Aiken (a)       31  Treasurer and Chief    CFO & Treasurer,
                               Financial Officer      Hometown; Vice
                               (Since 1988)           President & CFO,
                                                      Union; Controller,
                                                      Union

David L.                   50  Vice President         Vice President,
Mendenhall                     (Since 1990)           Hometown; President
                                                      and CEO, Paden City

(a) Mr. Aiken beneficially owns a total of 979 shares of Hometown common stock. 90 shares are owned by Mr. Aiken individually, 600 are owned jointly with his wife, 228 shares are allocated to Mr. Aiken and held in trust by Hometown's ESOP and 61 shares are allocated to Mr. Aiken's wife and held in trust by Hometown's ESOP.


Hometown's officers are elected by the Board of Directors annually for one-year terms.

     Executive Compensation and Other Information

               The following table shows for the fiscal years ending December 31, 1991, and 1993, the cash compensation paid by Hometown and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer of Hometown in all capacities in which he served. There were no executive officers whose total annual salary and bonus exceeded $100,000.




Name and
Principal
Capacities in                                     Other Annual   All Other
Which                                             Compensation   Compensation
Served              Year  Salary ($)  Bonus($)/1/ ($) (2)        ($) (3)
- -------------       ----  ---------   ----------- ------------   ------------
Gary R. Davis,      1993    $59,049        $6,580       $9,764         $4,831
CEO President,      1992    $56,665        $5,850       $8,492         $4,962
Hometown and        1991    $53,764        $5,000       $9,332         $4,473
President, Union

     (1)  Mr. Davis' bonus for 1993 was paid in January of 1994.

     (2) Other Annual Compensation includes directors fees and personal use of a company owned vehicle.

     (3) This amount is the contribution by Hometown on behalf of Mr. Davis to Hometown's 401(k) plan, to match tax-deferred elective contributions (included in salary), and also contributions to Hometown's Employee Stock Ownership Plan.

     Employee Benefit Plans

               No directors or principal shareholders of Hometown and its subsidiaries, other than those persons who are salaried officers, participate in any type of benefit plan of Hometown.

               Effective in 1990, Hometown established an Employee Stock Ownership Plan ("ESOP") for the benefit of the employees of its subsidiaries. The ESOP is a qualified defined contribution plan under
     Section 401(a) of the Internal Revenue Code.

               Each employee of Hometown, or its subsidiaries, who completes one year eligible service and is 21 years of age is eligible to participate in the ESOP. Full vesting is attained with six years of eligible service. The ESOP currently owns 6,504 shares of Hometown common stock.

               In 1990, Hometown also established a 401(k) Profit-Sharing Plan (the "Plan"), a deferred compensation plan under Section 401(k) of the Internal Revenue Code. The plan is a qualified defined contribution plan. Employees who complete one year of eligible service and attain the age of 21 are eligible to participate in the Plan. A profit-sharing plan which was in effect at Community was merged into the 401(k) Plan during 1990 in order to comply with Tax Reform act requirements. Participants may contribute from 1% to 14% of pre-tax earnings to their accounts, which may be invested in one to three investment options chosen by the employees. Hometown's board, at its sole discretion, can elect to match in either cash or employer securities, a percentage of the first 6% of compensation deferred. The match was 50% in 1992 and is expected to be similar in 1993.

               Paden City, the subsidiary, maintains a nonqualified deferred compensation plan for its directors and executive officers. The plan funds its future payment obligation through life insurance investments. The plan benefits are subject to a substantial risk of forfeiture until attainment of age 65, normal retirement date, disability, or death, at which time the benefits are payable. $2,747.00 was contributed to the plan in 1993 on behalf of an executive officer, who is currently non-vested.

               Hometown's subsidiaries, except for Paden City, provide for full-time employees, life, disability, medical and dental insurance. The plan is noncontributory with the exception that employees who desire extended family coverage must pay part of the premium. Paden City provides for full-time employees, life and disability insurance on a noncontributory basis, and medical insurance on a contributory basis. Employees of Paden City contribute 50% of the premium for medical insurance. These plan do not discriminate in scope, terms or operations, in favor of the executive officers of Hometown or its subsidiaries, and are generally available to all full time employees of Hometown and its subsidiaries. The premiums paid for life insurance which has a face value of greater than $50,000 is properly reported as executive compensation.

     Principal Shareholders of Hometown

               The following table lists each shareholder of Hometown who is the beneficial owner of more than 5% of Hometown's common stock, the only class of stock outstanding, as of April 29, 1994. The table shows the number of shares and percentage of ownership of Hometown's common stock which the shareholder beneficially owned as of April 29, 1994.

                             Shares Hometown
                             Beneficially Owned               Percent
Name and Address             as of April 29, 1994             of Total
- ----------------             -----------------------          --------
Mary S. Goodwin                      49,799(a)                  14.77%
285 Colonial Drive
Waynesburg, PA  15370

Gary R. Davis                        19,465(b)                   5.77%
818 Main Street
Sistersville, WV  26175

Paul E. Jemison                      17,832(c)                   5.29%
P. O. Box 121
Middlebourne, WV  26149

     (a) Mary S. Goodwin - 47,837 shares owned daughter over which individually, 1,962 shares owned by her she disclaims beneficial ownership.

     (b) Gary R. Davis - 16,204 shares owned individually, 391 shares allocated to Mr. Davis and held in trust under Hometown's ESOP, 30 shares owned by his children and 2,840 shares owned by his parents over which he disclaims beneficial ownership.

     (c) Paul E. Jemison - 17,352 shares owned individually, 480 shares owned by his son-in-law over which he disclaims beneficial ownership.

     Relationship with Independent Certified Public Accountants

               Harman, Thompson Mallory & Ice, Parkersburg, West Virginia has served as Hometown's and Hometown's predecessor's independent auditor since 1975.

                           REGULATION AND SUPERVISION

     General

               Commercial and Hometown as bank holding companies, are subject to the restrictions of the Bank Holding Company Act of 1956, as amended, and are registered pursuant to its provisions. As registered bank holding companies, Commercial and Hometown are subject to the reporting requirements of the Board of Governors of the Federal Reserve System ("the "Federal Reserve Board"), and are subject to examination by the Board of Governors.

               The Bank Holding Company Act prohibits the acquisition by a bank holding company of direct or indirect ownership of more than five percent of the voting shares of any bank within the United States without prior approval of the Board of Governors and also prohibits the granting of such approval in respect of any bank within the United States, located outside of the state where the bank holding company's principal operations are conducted, unless the acquisition is specifically authorized by the statutes of the state in which the bank is located. West Virginia law permits certain interstate bank acquisitions. With certain exceptions, a bank holding company is prohibited from acquiring direct or indirect ownership or control or more than five percent of the voting shares of any company which is not a bank, and from engaging directly or indirectly in business unrelated to the business of banking, or managing or controlling banks.

               The Federal Reserve Board, in its Regulation Y, permits bank holding companies to engage in non-banking activities closely related to banking or managing or controlling banks. Approval of the Federal Reserve Board is necessary to engage in these activities or to make acquisitions of corporations engaging in these activities as the Federal Reserve Board determines whether these acquisitions or activities are in the public interest. In addition, by order, and on a case by case basis, the Federal Reserve Board may approve other non-banking activities.

               As bank holding companies doing business in West Virginia, Commercial and Hometown are also subject to regulation by the West Virginia Board of Banking and Financial Institutions (the "West Virginia Board") and must submit annual reports to the Department.

               Federal law restricts subsidiary banks of a bank holding company from making certain extensions of credit to the parent bank holding company or to any of its subsidiaries, from investing in the holding company stock and limits the ability of a subsidiary bank to take its parent company stock as collateral for the loans of any borrower. Additionally, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in conjunction with the extension of credit or furnishing of services.

               The operations of Commercial and Hometown subsidiaries, which are state chartered banking subsidiaries are subject to state statutes which apply to state-chartered banks.

     Except for the Dime Bank, an Ohio chartered state member bank, the primary regulator of Commercial and Hometown's subsidiaries is the West Virginia Board. The primary regulator of the Dime Bank is the Ohio Division of Banks. As members of the FDIC, deposits of Commercial and Hometown subsidiaries are insured as provided by federal law. The West Virginia Board which is the primary supervisory authority of Commercial and Hometown West Virginia subsidiaries, and the Ohio Division of Banks, which is the primary supervisory authority of Commercial's Ohio subsidiary, each regularly examine reserves, loans, investments, management practices, and other aspects of Commercial and Hometown subsidiaries' operations. These examinations are conducted primarily to protect depositors and customers, not shareholders. In addition to these regular examinations, Commercial and Hometown subsidiaries must furnish to either the West Virginia Board or the Ohio Division of Banks, quarterly reports containing a full and accurate statement of its affairs.

     Non-banking Activities Permitted to Commercial and Hometown

               The Federal Reserve Board permits, within prescribed limits, bank holding companies to engage in non-banking activities closely related to banking or to managing or controlling banks, which activities are not limited to the state of West Virginia. Some examples of non-banking activities which presently may be performed by a bank holding company are: making or acquiring, for its own account or the account of others, loans and other extensions of credit; operating as an industrial bank, or industrial loan company, in the manner authorized by state law; servicing loans and other extensions of credit; performing or carrying on any one or more of the functions or activities that may be performed or carried on by a trust company in the manner authorized by federal or state law; acting as an investment or financial advisor; leasing real or personal property; making equity or debt investments in corporations or projects designed primarily to promote community welfare, such as the economic rehabilitation and the development of low income areas; providing bookkeeping services or financially oriented data processing services for the holding company and its subsidiaries; acting as an insurance agent or a broker, to a limited extent, in relation to insurance directly related to an extension of credit; acting as an underwriter for credit life insurance which is directly related to extensions of credit by the bank holding company system; providing courier services for certain financial documents; providing management consulting advice to nonaffiliated banks; selling retail money orders having a face value of not more than $1,000, traveler's checks and U. S. savings bonds; performing appraisals of real estate; arranging commercial real estate equity financing under certain limited circumstances; providing securities brokerage services related to securities credit activities; underwriting and dealing in government obligations and money market instruments; providing foreign exchange advisory and transactional services; and acting under certain circumstances, as futures commission merchant for nonaffiliated persons in the execution and clearance on major commodity exchanges of futures contracts and options.

     Credit and Monetary Policies and Related Matters

               Commercial's and Hometown's subsidiary banks are affected by the fiscal and monetary policies of the federal government and its agencies, including the Federal Reserve Board. An important function of these policies is to curb inflation and control recessions through control of the supply of money and credit. The operations of Commercial and Hometown's subsidiary banks are affected by the policies of government regulatory authorities, especially the Federal Reserve Board which regulates money and credit conditions through open market operations in United States Government and federal agency securities, adjustments in the discount rate on member bank borrowings, and establishes requirements against deposits. These policies have a significant influence on the growth and distribution of loans, investments and deposits, and interest rates charged on loans, or paid for time and savings deposits, as well as yields on investments. The Federal Reserve Board has had a significant effect on the operating results of commercial banks in the past and is expected to continue to do so in the future. Future policies of the Federal Reserve Board and other authorities cannot be predicted, nor can their effect on future bank earnings be predicted.

               The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. Under the source of strength doctrine, the Federal Reserve Board may require a bank holding company to contribute capital to a troubled subsidiary bank, and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to such a subsidiary bank. This capital injection may be required at times when either Commercial and Hometown may not have the resources to provide it. Any capital loans by a holding company to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In addition, the Crime Control Act of 1990 provides that in the event of a bank holding company's bankruptcy, any commitment by such holding company to a federal bank or thrift regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

               In 1989, the United States Congress enacted the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"). Under FIRREA depository institutions insured by the FDIC may now be liable for any losses incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. Accordingly, in the event that any insured bank or subsidiary of Commercial or Hometown causes a loss to the FDIC, other bank subsidiaries of Commercial or Hometown could be liable to the FDIC for the amount of such loss.

               Under state law, the West Virginia Board may order the pro rata assessment of shareholders of a state bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such state bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such state bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. Commercial and Hometown, as the sole stockholders of their respective subsidiary banks, are subject to such provisions.

     Capital Requirements

               As banking holding companies, Commercial and Hometown are subject to final risk-based capital guidelines that were issued by the Federal Reserve Board in January, 1989. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy, and minimizes disincentives to holding liquid, low-risk assets. Under the guidelines and related policies, bank holding companies must maintain capital sufficient to meet both a risk-based asset ratio test and leverage ratio test on a consolidated basis. The risk-based ratio is determined by allocating assets and specified off-balance sheet commitments into four weighted categories, with higher levels of capital being required for categories perceived as representing greater risk. All of Commercial's and Hometown's depository institution subsidiaries are subject to substantially similar capital requirements adopted by applicable regulatory agencies.

               Generally, under the applicable guidelines, the financial institution's capital is divided into two tiers. "Tier 1," or core capital, includes common equity, noncumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangibles. "Tier 2," or supplementary capital, includes, among other things, cumulative and limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan losses, subject to certain limitations, less required deductions. "Total capital" is the sum of Tier 1 and Tier 2 capital. Bank holding companies are subject to substantially identical requirements, except that cumulative perpetual preferred stock can constitute up to 25% of a bank holding company's Tier 1 capital.

               The guidelines, which became effective December 31, 1990, were phased in over two years, with the transition, or phase-in period, being completed at the end of 1992. Effective December 31, 1992, financial institutions are required to attain a risk-based ratio of 8%, of which 4% must be Tier 1 capital. The appropriate regulatory authority may set higher capital requirements when an institution's particular circumstances warrant.

               For purposes of the leverage ratio, the numerator is defined as Tier 1 capital and the denominator is defined as adjusted total assets (as specified in the guidelines). The guidelines provide for a minimum leverage ratio of 3% for financial institutions that meet certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating. Financial institutions not meeting these criteria are required to maintain a leverage ratio which exceeds 3% by a cushion of at least 100 to 200 basis points.

               The guidelines also provide that financial institutions experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the Federal Reserve Board's guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of an institution's Tier 1 capital, less all intangibles, to total assets, less all intangibles.

               Failure to meet applicable capital guidelines could subject the financial institution to a variety of enforcement remedies available to the federal regulatory authorities, including limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital and termination of deposit insurance by the FDIC, as well as to the measures described under the "Federal Deposit Insurance Corporation Improvement Act of 1991" as applicable to undercapitalized institutions.

               As of December 31, 1993, the historical Tier 1 risk-based capital ratio, total risk-based capital ratio, and total assets leverage ratio for Commercial and Hometown and related pro forma capital ratios in accordance with fully phased in requirements were as follows:

                        Pro Forma             Commercial           Hometown
                        Consolidated
                          %   $millions       %    $millions       %   $millions
Risk-based capital:
     Actual Tier 1     13.73%     $30.2     12.21%     $21.0     19.19%     $9.2
     Actual Total      14.99%     $32.9     13.46%     $23.1     20.45%     $9.8
     Regulatory
     Minimum Tier 1     4.00%     $ 8.8      4.00%     $ 6.9      4.00%     $1.9
     Regulatory
     Minimum Total      8.00%     $17.6      8.00%     $13.8      8.00%     $3.8

Excess over
minimum:
     Tier 1             9.73%     $21.4      8.21%     $14.1     15.19%     $7.3
     Total              6.99%     $15.3      5.46%     $ 9.3     12.45%     $6.0

Leverage                8.65%     $30.2      8.14%     $21.0     10.11%     $9.2

Equity to Assets        9.44%     $32.9      8.97%     $23.1     10.78%     $9.8

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONSOLIDATED RISK BASED CAPITAL COMPUTATIONS
              Assuming Pooling of Interest Method of Accounting
                              DECEMBER 31, 1993
                        (Dollar Amounts in Thousands)

                           ---------------------------------------------------------------------------------------------------------

                             Commercial  BancShares, Inc.  Hometown Bancshares, Inc.  Pro Forma Adjustment     Pro Forma Combined
                           ---------------------------------------------------------------------------------------------------------

                               Actual      Risk-Weighted    Actual    Risk-Weighted         Risk-Weighted     Actual  Risk-Weighted
                                                                                               Balance
                                                                                          -----------------
                               Balance        Balance       Balance      Balance          Debit      Credit    Balance     Balance
                           ---------------------------------------------------------------------------------------------------------

   BALANCE SHEET ACCOUNTS
0% RISK CATEGORY
    Cash and Due from Banks     $  3,565         $      0    $ 2,368         $     0                              $  5,933  $      0
    Securities                    12,857                0     17,266               0                                30,123         0
    Other Assets,                    230                0          0               0                                   230         0
     excluding goodwill
              Subtotal          $ 16,652         $      0    $19,634         $     0             $0      $0       $ 36,286  $      0
20% RISK CATEGORY
    Cash and Due from Banks     $  6,706         $  1,341    $ 1,530         $   306                              $  8,236  $  1,647
    Securities                    35,733            7,147     16,803           3,361                                52,536    10,507
    Federal Funds Sold             7,924            1,585        775             155                                 8,699     1,740
    Loans and Lease                   76               15          0               0                                    76        15
     Financing Receivable
              Subtotal          $ 50,439         $ 10,088    $19,108         $ 3,822             $0      $0       $ 69,547  $ 13,909
50% RISK CATEGORY
    Securities                  $  6,408         $  3,204    $ 1,280         $   640                              $  7,688  $  3,844
    Loans and Lease               57,444           28,722     16,800           8,400                                74,244    37,122
     Financing Receivable
              Subtotal          $ 63,852         $ 31,926    $18,080         $ 9,040             $0      $0       $ 81,932  $ 40,966
100% RISK CATEGORY
    Securities                  $  1,272         $  1,272    $   945         $   945                              $  2,217  $  2,217
    Loans and Lease              116,929          116,929     31,345          31,345                               148,274   148,274
     Financing Receivable
    Other Assets,                 11,462           11,462      2,384           2,384                                13,846    13,846
     excluding goodwill
              Subtotal          $129,663         $129,663    $34,674         $34,674             $0      $0       $164,337  $164,337

   OFF-BALANCE SHEET ASSETS
AMOUNTS CONVERTED AT 100%
    Financial Standby
     Letters of Credit
        (100% risk weight)      $     29         $     29    $    50         $    50                              $     79  $     79
              Subtotal          $     29         $     29    $    50         $    50             $0      $0       $     79  $     79
AMOUNTS CONVERTED AT 50%
    Performance Standby
     Letters of Credit
        (100% risk weight)      $    343         $    172    $    30         $    30                              $    373  $    202
    Commitments to Extend
     Credit with Original
     Maturity Exceeding One
     Year (100% risk weight)           0                0        337             337                                   337       337
    Commitments to Extend
     Credit with Original
     Maturity Exceeding One
     Year (50% risk weight)            0                0        176              88                                   176        88
              Subtotal               343              172        543             455              0       0            886       626
AMOUNTS CONVERTED AT 20%
    Commercial and Similar
     Letters of Credit
     Collateralized
     by the Underlying
     Shipments and Other
     Self Liquidating
     Trade-Related
     Contingencies
     Arising from the
     Movement of Goods          $     10         $      2    $     0         $     0                              $     10  $      2
              Subtotal          $     10         $      2    $     0         $     0             $0      $0       $     10  $      2
                           ---------------------------------------------------------------------------------------------------------
   TOTAL ASSETS                 $260,988         $171,879    $92,089         $48,041             $0      $0       $353,077  $219,920
                           =========================================================================================================


          See the Accompanying Notes to Unaudited Pro Forma Financial Information Assuming Pooling of Interests Method of Accounting

     Federal Deposit Insurance Corporation Improvement Act of 1991

            In December, 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revises the bank regulatory and funding provisions of the Federal Deposit Insurance Corporation Act and makes revisions to several other banking statutes.

            FIDICIA establishes a new regulatory scheme, which ties the level of supervisory intervention by bank regulatory authorities primarily to a depository institution's capital category. among other things, FDICIA authorizes regulatory authorities to take "prompt corrective action" with respect to depository institutions that do not meet minimum capital
     requirements.   FDICIA establishes five capital tiers:  well capitalized,
     adequately capitalized, undercapitalized, significantly undercapitalized and critically under capitalized.

            By regulation, an institution is "well-capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 leverage ratio of 5% or greater and is not subject to regulatory order, agreement, or directive to meet and maintain a specific capital level for any capital measure. Both Commercial and Hometown meet the definition of a "well-capitalized" holding company.

            Another requirement of FDICIA is that federal banking agencies must prescribe regulations relating to various operational areas of banks and bank holding companies. These include standards for internal audit systems, loan documentation, information systems, internal controls, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value for publicly traded shares and such other standards as the agency deems appropriate. Since many of the required regulations have not been promulgated, it is not possible to determine precisely how these new standards will effect either Commercial or Hometown. It is generally believed that the new regulations will increase the regulatory burden of insured depository institutions and their affiliates.

                                    EXPERTS

            The consolidated financial statements at Commercial and Hometown for the year ended December 31, 1993 have been audited by Harman, Thompson, Mallory & Ice, independent auditors as set forth in their reports. The consolidated financial statements of Commercial and Hometown are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

            The legality of the shares of common stock of Commercial to be issued upon consummation of the proposed acquisition described herein will be passed upon by the firm of Bowles Rice McDavid Graff & Love, Charleston, West Virginia.

            Commercial's current director Robert Burk is a partner in the law firm of Burk, Myers and Zivkovich and has been associated with this law firm for a number of years. See DESCRIPTION OF COMMERCIAL - Directors, and
                                  ---
     - Transactions with Management and Others.

                             SOURCES OF INFORMATION

            The information in this Proxy Statement concerning Commercial and its subsidiaries and Hometown and its subsidiaries has been supplied by management of each of the respective companies.

                             ADDITIONAL INFORMATION

            This Prospectus/Joint Proxy Statement constitutes the Prospectus of Commercial that is part of a Registration Statement filed by Commercial under the Securities Act of 1933, as amended, with respect to its common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission (the "Commission"), this Prospectus/Joint Proxy Statement omits certain information set forth in that Registration Statement. The information omitted may be obtained from the principal office of the Commission in Washington, D.C. 25049, upon payment of the fee prescribed by the Commission, or may be examined there without charge.

                                ____________


                      FINANCIAL INFORMATION CONCERNING

                     COMMERCIAL BANCSHARES, INCORPORATED


                               ______________

COMMERCIAL BANCSHARES, INCORPORATED

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The purpose of this discussion is to focus on information about Commercial BancShares, Incorporated and its financial condition and results of operations which is not otherwise apparent from the consolidated financial statements included in this Annual Report. Reference should be made to those statements and the selected financial data presented elsewhere in this report for an understanding of the following discussion and analysis.

Financial Condition

     BancShares functions as a financial intermediary, and as such its financial condition should be examined in terms of trends in its sources and uses of funds. Ordinarily, BancShares' primary use of funds is to meet the loan demands of bank customers. Average loans outstanding increased by $3.8 million or 2.25% in 1993, which followed a 12.4% increase in 1992. Real estate mortgage loans was the only category demonstrating growth during 1993. Sales and repayments of some large commercial loans reduced the volume of commercial loans, while the demand for consumer loans declined and credit card loans remained steady.

     Investment securities, another major use of funds, increased $5.4 million in the taxable category in 1993 after decreasing $7.0 million in 1992. Non-taxable investments were decreased by $.8 million, or 7.9% in 1993, after having decreased 8.2% in 1992. The declines occurred as maturing securities were reinvested into taxable investments and Federal funds sold. Because of the tax structure in West Virginia, obligations of states and political subdivisions outside of the state are subjected to a heavier tax which has effectively limited BancShares subsidiaries in West Virginia to purchasing only West Virginia "bank-qualified" issues. However, there are very few such issues and the market is such that there is insufficient spread between the tax-equivalent rate on the few issues available and comparable U. S. Treasury issues to justify the additional risk of the tax-free bond. BancShares prefers to invest in non-taxable issues whenever it is economically justifiable and will continue to pursue those issues in the future.

     Average Federal funds sold increased $3.6 million, or 36.7% in 1993, following an 11.5% increase in 1992. Simultaneously, borrowed funds were increased $0.1 million (10.8%) in 1993, after decreasing $2.0 million (58.0%) in 1992. BancShares has intended to maintain a net position of selling Federal funds, and the small amount of short-term borrowings represents sales to a BancShares subsidiary by one of its correspondent banks for that bank's convenience.

     As the primary source of funds, aggregate deposits increased $10.4 million (4.76%) in 1993 and $13.6 million (6.65%) in 1992. However, the increase was not consistent in all deposit categories. Since the difference between the rates paid on time deposits and the rates on savings narrowed considerably, consumers expressed their preference for liquidity by moving their deposits into savings accounts. In 1993 savings deposits were the category with the largest growth, increasing $7.0 million (15.12%) after having increased $12.7 million, or 38% in 1992. Certificates of Deposit of $100,000 or more were up $2.4 million, or 31.36%, after declining $1 million (11.6%) in 1992. Other time deposits remained stable, with an increase of 0.20% ($0.2 million) in 1993, after being down $6.5 million (6.6%) in 1992. Interest-bearing demand deposits were up $1.5 million or 3.33% in 1993, and grew 7.8% ($3.2 million) in 1992. Average noninterest-bearing demand deposits declined 1.90% ($0.6 million) in 1993 after increasing substantially ($5.2 million or 21.04%) in 1992.

     Scheduled payments were made in 1993 and 1992 by the ESOP on long-term borrowings guaranteed by BancShares.

     The following table indicates the average balances and interest rates on a fully taxable equivalent basis for the years indicated.


Average Balances and Interest Rates


                                              1993                              1992                            1991
                                   ----------------------------     ----------------------------    ----------------------------
                                   Average               Yield/     Average               Yield/    Average               Yield/
                                   Balance  Interest/2/    Rate     Balance  Interest/2/    Rate    Balance  Interest/2/    Rate
                                   -------  --------       ----     -------  --------       ----    -------  --------      -----
                                                                  (Thousands of Dollars)
Assets
Interest-earning assets:
   Interest-bearing deposits
      with other banks            $     99            6    6.06%   $     71            2    2.82%  $    388           35    9.02%
   Federal funds sold               13,291          393    2.96%      9,720          339    3.49%     8,718          412    4.73%
   Taxable investments              37,312        2,164    5.80%     31,944         2536    7.94%    38,948        3,474    8.92%
   Non-taxable investments           9,286          618    6.66%     10,080          821    8.14%    10,983          824    7.50%
   Notes teceivable                    255           17    6.67%        255           14    5.49%       255           12    4.71%
   Loans/1/                        172,445       15,276    8.86%    168,645       16,369    9.71%   150,063       16,035   10.69%
                                  --------      -------            --------      -------           --------      -------
TOTAL INTEREST-
   EARNING ASSETS                 $232,688       18,474    7.94%   $220,715       20,081    9.10%  $209,355       20,792    9.93%
                                  --------      -------            --------      -------           --------      -------
Non-Interest Earning Assets:
  Cash and due from banks         $ 11,756                           11,183                           8,940
  Other Assets                      11,373                           11,398                          11,062
Less:  Allowance for
   Loan Losses                      -2,505                           -2,044                          -1,771
                                  --------                         --------                        --------
TOTAL ASSETS                      $253,312                         $241,252                        $227,586
                                  ========                         ========                        ========

Liabilities and
   Shareholders' Equity
Interest-bearing Liabilities:
   Savings Deposits               $ 52,965        1,072    2.02%   $ 46,007        1,826    3.97%  $ 33,351        1,224    3.67%
   NOW, MMDA Accounts               45,444        1,133    2.49%     43,980        1,464    3.33%    40,802        1,622    3.98%
   CD's of 100,000+                  9,878          308    3.12%      7,520          348    4.63%     8,504          501    5.89%
   Other Time Deposits              90,983        4,576    5.03%     90,802        4,827    5.32%    97,257        7,286    7.49%
                                  --------      -------            --------      -------           --------      -------
      Total Deposits              $199,270        7,089    3.56%   $188,309        8,465    4.50%  $179,914       10,633    5.91%
   Other Borrowed Funds              1,632           25    1.53%      1,473           47    3.19%     3,510          125    3.56%
                                  --------      -------            --------      -------           --------      -------
TOTAL INTEREST-
   BEARING  LIABILITIES           $200,902        7,114    3.54%   $189,782        8,512    4.49%  $183,424       10,758    5.87%
Non-interest Bearing
   Liabilities:
      Demand Deposits               29,408                           29,977                          24,766
      Other Liabilities              2,291                            2,334                           1,896
                                  --------                         --------                        --------
TOTAL  LIABILITIES                $232,601                         $222,093                        $210,086
Shareholders' Equity                20,711                           19,159                          17,500
                                  --------                         --------                        --------
 LIABILITIES AND
  SHAREHOLDERS EQUITY             $253,312                         $241,252                        $227,586
                                  ========                         ========                        ========

Net Interest Earnings                           $11,360                          $11,569                         $10,034
Net Yield on Interest-earning
   Assets                                                  4.88%                            5.24%                           4.79%

/1/ For the purpose of these computations, nonaccruing loans are included in the daily average loan amounts outstanding.

/2/ Interest received on tax-exempt investments is calculated on a fully taxable equivalent at the 34% rate.

     The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and changes in rates.

Rate/Volume Analysis of Net Interest Revenue
(Fully Taxable Equivalent Basis)




                                      1993 Compared to 1992         1992 Compared to 1991
                                       Increase (Decrease)           Increase (Decrease)
                                          Due to/1/                      Due to/1/
                                     ---------------------          ----------------------
                                  Volume     Rate       Net      Volume      Rate        Net
                                  -------  --------  ---------  ---------  ---------  ---------
                                                    (In Thousands of Dollars)
Interest-bearing Deposits with
   Other Banks                      $  1   $     3    $     4     $  (18)    $  (15)   $   (33)
Federal Funds Sold                   111       (57)        54         44       (117)       (73)
Taxable Investments                  382      (754)      (372)      (582)      (356)      (938)
Non-taxable Investments              (61)     (142)      (203)       (71)        68         (3)
Notes Receivable                       0         3          3          0          2          2
Total Loans                          362    (1,455)    (1,093)     1,881     (1,547)       334
                                --------------------------------------------------------------
 TOTAL INTEREST-EARNING
     ASSETS                         $795   $(2,402)   $(1,607)    $1,254    $(1,965)   $  (711)
                                ==============================================================

Interest-Bearing Liabilities:
   Savings Deposits                 $244   $  (998)   $  (754)    $  496    $   106    $   602
   NOW, MMDA                          47      (378)      (331)       120       (278)      (158)
   CD's of +100,000                   92      (132)       (40)       (54)       (99)      (153)
   Other Time Deposits                10      (261)      (251)      (457)    (2,002)    (2,459)
   Other Borrowed Funds                5       (27)       (22)       (66)       (12)       (78)
                                --------------------------------------------------------------
TOTAL INTEREST-BEARING
     LIABILITIES                    $398   $ (1796)   $(1,398)    $   39    $(2,285)   $(2,246)
                                ==============================================================

/1/ The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.


Investment Portfolio

     The following table sets forth the carrying amount of investments securities at the dates indicated.

                                                      December 31
                                                      -----------
                                               1993       1992      1991
                                               ----       ----      ----
                                              (In thousands of dollars)

U. S. Treasury and other U.S.                 $43,284   $27,271   $33,034
     government agencies
Obligations of States and political            11,123     9,524    11,286
     subdivisions
Other Investments                               1,862     2,046     2,892
                                              ---------------------------
Total                                         $56,269   $38,841   $46,384
                                              ===========================

     The following table sets forth the maturities of investment securities at December 31, 1993, and the weighted average yields of such securities (calculated after adjusting annualized interest revenue for the accretion of discounts and the amortization of premiums). Tax-equivalent adjustments (using a 34% rate) have been made in calculating yield on obligations of states and political subdivisions.

                                                                Maturing
                               --------------------------------------------------------------------------
                                                        After 1            After 5
                                   1 Year               Year to           Years to             Over
                                   or Less              5 Years           10 Years           10 Years
                               ---------------     ----------------    --------------    ----------------
                               Amount    Yield     Amount     Yield    Amount   Yield    Amount     Yield
                               ------    -----     ------     -----    ------   -----    ------     -----
                                                    (Amounts in thousands of dollars)
U.S. Treasury
  and other U.S.
  government
  agencies                     $ 7,148   6.18%    $24,214    4.85%    $10,294   4.91%    $ 1,628    4.74%
States and
  political
  subdivisions                   3,170   8.11%      4,556    8.23%      3,397   8.09%
Other                                0                 24    6.65%        841   8.67%        551    4.41%
                               -------            -------             -------            -------
         Total                 $10,318   6.77%    $28,794    5.38%    $14,532   5.87%    $ 2,179    4.66%
                               =======            =======             =======            =======



Loan Portfolio

    The following table shows BancShares' loan distribution at the end of each of the last five years.

                                                               December 31
                                                               -----------
                                               1993      1992      1991        1990      1989
                                               ----      ----      ----        ----      ----
                                                        (In thousands of dollars)
Commercial and Industrial                  $ 76,534  $ 79,554   $  62,972   $ 63,013  $ 45,263
Real Estate                                  65,771    58,707      55,732     52,519    43,947
Installment                                  29,002    34,606      33,810     34,599    27,334
Credit Card                                   3,169     3,219       3,591      3,646     3,765
                                           ---------------------------------------------------
   Total                                   $174,476  $176,086    $156,105   $153,777  $120,309
                                           ===================================================

     The following table shows the maturity of loans (excluding residential mortgages of 1-4 family residences, installment loans and credit card loans) as of December 31, 1993.

                                     Maturing
                          -----------------------------------------
                           Within   After One but    After
                          One Year  Within 5 Years  5 Years   Total
                          --------  --------------  -------   -----
                                (In thousands of dollars)
Commercial and
   Industrial Loans        $69,946       3,153       3,435   76,534
                           =======      ======      ======   ======
Loans maturing after
one year with:
     Fixed interest rates               $3,091      $3,425
     Variable interest rates                62          10
                                        ------------------
                                        $3,153      $3,435
                                        ==================

Nonaccrual, Past Due, and Restructured Loans

     The following table summarizes BancShares' nonaccrual, past due, and restructured loans.


                                     1993     1992      1991     1990     1989
                                     ----     ----      ----     ----     ----
                                              (In thousands of dollars)
Accruing Loans Past due
   90 days or more                  $ 260    $ 294     $ 422   $1,427   $2,524
                                    ==========================================

Principal amount of nonaccrual
   loans at year end                $ 277    $ 596     $ 921   $  931   $2,436
Restructured loans                      0        0         0      120      974
                                    ------------------------------------------
                                    $ 277    $ 596     $ 921   $1,051   $3,410
                                    ==========================================

Gross amount of interest that
   would have been recorded at
   the original rate on
   nonaccrual loans                 $  47    $  64     $ 113   $   90   $  247
Interest collected on
   nonaccrual loans which
   was reflected in revenue             0        5        44       37      188
                                    ------------------------------------------

Net impact on interest
   revenue                         $  (47)   $ (59)    $ (69)  $  (53)  $  (59)


Reserve for Possible Loan Losses

     The following table summarizes BancShares' loan loss experience for each of the five years ended December 31, 1993.

                                        1993      1992     1991     1990      1989
                                        ----      ----     ----     ----      ----
                                                (In thousands of dollars)
Balance at January 1                  $2,281    $1,757   $1,643   $1,460    $1,232
Charge-offs:
   Commercial loans                   $    4    $  348   $  515   $  327    $  108
   Real estate                            36        17       46        2        35
   Consumer                               75        56      138      126       174
   Credit card                            31       124       59       25        50
                                      --------------------------------------------
         Total                        $  146    $  545   $  758   $  480    $  367
Recoveries:
   Commercial loans                   $  107    $  213   $   58   $   26    $   36
   Real estate                             1         2        5        2         1
   Consumer                               50        10       23       24        30
   Credit card                             7        65        4        7        16
                                      --------------------------------------------
         Total                        $  165    $  290   $   90   $   59    $   83
                                      --------------------------------------------
Net Charge-offs                       $  (19)   $  255   $  668   $  421    $  284
Additions charged to operations/1/        88       779      782      604       512
                                      --------------------------------------------
Balance at December 31                $2,388    $2,281   $1,757   $1,643    $1,460
                                      ============================================

Ratio of net charge-offs
   to average loans outstanding        (0.01%)    0.15%    0.45%    0.35%     0.24%

/1/ The amount charged to operations and the related balance in the reserve for loan losses is based upon periodic evaluations of the loan portfolio by management. These evaluations consider several important factors including, but not limited to, general economic conditions, loan portfolio composition, prior loan loss experience, and management's estimation of future potential losses.

The following table shows an allocation of the allowance for loan losses as of the end of each of the last five years.


                               Dec. 31, 1993      Dec. 31, 1992      Dec. 31, 1991      Dec. 31, 1990      Dec. 31, 1989
                             -----------------  -----------------  -----------------  -----------------  -----------------
                                      Percent            Percent            Percent            Percent            Percent
                                     of loans           of loans           of loans           of loans           of loans
                                      in each            in each            in each            in each            in each
                                     category           category           category           category           category
                                     to total           to total           to total           to total           to total
                             Amount    loans    Amount    loans    Amount    loans    Amount    loans    Amount    loans
                             ------  ---------  ------  ---------  ------  ---------  ------  ---------  ------  ---------
                                                               (In thousands of dollars)
Commercial and industrial    $1,048      37.7%  $1,031      45.2%  $  713      40.3%  $  674      41.0%  $  549      37.6%
Real estate                     900      16.6%     762      33.4%     627      35.7%     560      34.1%     533      36.5%
Consumer                        397      43.9%     449      19.7%     382      21.7%     370      22.5%     331      22.7%
Credit card                      43       1.8%      39       1.7%      35       2.3%      39       2.4%      47       3.2%
                             --------------------------------------------------------------------------------------------
Total                        $2,388     100.0%  $2,281     100.0%  $1,757     100.0%  $1,643     100.0%  $1,460     100.0%
                             ============================================================================================


     Commercial BancShares, Inc. does not follow the practice of allocating the allowance for loan losses by loan category, therefore, the amounts allocated for this schedule were based on the percentage of loans in each category to total loans as of the end of each period.

Deposits

     The average daily amount of deposits and rates paid on such deposits is summarized for the periods indicated in the following table.

                              1993             1992             1991
                              ----             ----             ----
                       Balance   Rate   Balance   Rate   Balance   Rate
                       -------   ----   -------   ----   -------   ----
                                   (In thousands of dollars)
Noninterest-bearing
  demand deposits      $ 29,408   N/A   $ 29,977   N/A   $ 24,766   N/A
Interest-bearing
  demand deposits        45,444  2.49%    43,980  3.33%    40,802  3.98%
Savings deposits         52,965  2.02%    46,007  3.97%    33,351  3.67%
Time deposits           100,861  4.84%    98,332  5.26%   105,761  7.36%
                       ------------------------------------------------
  Total                $228,678         $216,296         $204,680
                       ================================================

Capital Resources

     In January, 1990, the Federal Reserve Board released new standards for measuring capital adequacy for U.S. banking organizations. In general, the standards require banks and bank holding companies to maintain capital based on "risk-adjusted" assets so that categories of assets with potentially higher credit risk will require more capital backing than assets with lower risk. In addition, banks and bank holding companies are required to maintain capital to support, on a risk-adjusted basis, certain off-balance-sheet activities such as loan commitments.

     The Federal Reserve Board standards classify capital into two tiers, referred to as Tier 1 and Tier 2. Tier 1 capital consists of common shareholders' equity, noncumulative and cumulative (bank holding companies only) perpetual preferred stock, and minority interests less goodwill. Tier 2 capital consists of allowance for loan and lease losses, perpetual preferred stock (not included in Tier 1), hybrid capital instruments, term subordinated debt, and intermediate-term preferred stock. On December 31, 1992, all banks were required to meet a minimum ratio of 8% of qualifying total capital to risk-adjusted total assets with at least 4% Tier 1 capital. Capital that qualifies as Tier 2 capital is limited to 100% of Tier 1 capital.

     The final standards also provide for a transition period for implementing the risk-based capital standards. As of December 31, 1991, banks and bank holding companies were expected to meet an interim target risk-based capital ratio of 7.25%. One-half of that amount had to be in the form of Tier 1 capital, as defined in the interim period.

     Effective September 7, 1991, the Federal Reserve Board implemented regulations that established a minimum leverage capital ratio of 3% of Tier 1 capital to total assets less goodwill.

     The table below illustrates BancShares' regulatory capital ratios at December 31 under the year-end 1992 requirements.

                                              1993         1992
                                              ----         ----
                                         (In thousands of dollars)
Tier 1 Capital                              $ 20,984     $ 19,331
Tier 2 Capital                                 2,148        2,186
                                            ---------------------
   Total Qualifying Capital                 $ 23,132     $ 21,517
                                            =====================

Risk Adjusted Total Assets (including
   off-balance sheet exposures)             $171,878     $174,858
                                            =====================


Tier 1 Risk-based Capital Ratio                12.21%       11.05%
Total Risk-based Capital Ratio                 13.46%       12.30%

Leverage Ratio                                  8.13%        8.66%

     As shown in the table above, BancShares' capital ratios under the year-end 1993 requirements were approximately 13.45% (and approximately 12.21% for Tier
1) compared with the 8% (and 4% for Tier 1) that are required. For most banks, including BancShares' subsidiary banks, the minimum Tier 1 leverage ratio is to be 3% plus an additional cushion of at least 100 to 200 basis points depending upon risk profiles and other factors. As of December 31, 1993, BancShares' Tier 1 leverage ratio was 8.13%.

     In addition to these regulatory requirements, a certain level of capital growth must be achieved to maintain appropriate ratios of equity to total assets. As shown in the table on selected financial data, growth in total average assets was 5.0% in 1993 and 6.0% in 1992. In order to maintain appropriate ratios of equity to total assets, a corresponding level of capital growth must be achieved. During 1993 total shareholders' equity grew 8.10%, following an increase of 9.48% in 1992, as shown in the table of Selected Financial Data. BancShares expects to continue to rely on internal capital growth as the primary means of maintaining capital adequacy.

     The following table illustrates the relationship between earnings retention and internal capital growth.


                            1993    1992    1991
                            ----    ----    ----
Return on equity           13.39%  12.89%   9.71%
times
Earnings retained          63.77%  65.82%  59.62%
equals
Internal capital growth     8.54%   8.48%   5.79%


     Management intends to continue its efforts to increase BancShares' return on assets while maintaining a dividend payout consistent with others in the banking industry.

Capital and Dividends

     Total shareholders' equity as a measure of capital increased by approximately $1.7 million in 1993 and $1.5 million in 1992 with retained earnings accounting for the major portion of the increase in both years. Total dividends paid in 1993 amounted to $968 thousand compared to $844 thousand for 1992.

Liquidity and Interest Rate Sensitivity Management

     The primary functions of asset/liability management are to assure adequate liquidity and maintain an appropriate balance between interest-sensitive earning assets and interest-bearing liabilities. Liquidity management involves the ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Interest rate sensitivity management seeks to avoid fluctuating net interest margin and to enhance consistent growth of net interest income through periods of changing interest rates.

     Marketable investment securities, particularly those of short maturities, and Federal funds sold are the principal sources of asset liquidity. Securities maturing in one year or less amounted to $10.3 million at December 31, 1993, representing 18.3% of the investment portfolio. Other types of assets, such as Federal funds sold, as well as maturing loans, are sources of liquidity. Federal funds sold at December 31, 1993, were $7.9 million.

     Available to BancShares are short-term market-rate liabilities, including Federal funds purchased and securities sold under agreements to repurchase. These instruments are currently used to accomodate customers and on a limited basis to provide a short-term source of funds. BancShares largest subsidiary is a member of the Federal Home Loan Bank of Pittsburgh, which makes available to its members a number of credit products, any or all of which could be used to meet liquidity needs. Additionally, BancShares is aware of several brokers who could, in a short period of time, provide large amounts of certificates of deposit at market rates. None of BancShares' banks currently use or intend to use brokered funds, but the source exists should liquidity needs require its use. BancShares' banks also have extensions of credit which are guaranteed by
U. S. government agencies and are, therefore, saleable.

     Interest rate sensitivity varies with different types of interest-earning assets and interest-bearing liabilities. Overnight Federal funds on which rates change daily and loans which are tied to the prime rate differ considerably from long-term investment securities and fixed-rate loans. Similarly, time deposits over $100,000 and short-term certificates are much more interest sensitive than savings accounts and longer-term certificates of deposit. The shorter term interest rate sensitivities are the key to management of the interest sensitivity gap, or the excess of interest-sensitive earning assets over interest-bearing liabilities.

     The following table shows the interest sensitivity gaps for four different time intervals as of December 31, 1993. For the first 90 days, there is an $18 million excess of interest-earning assets over interest-bearing liabilities. Much of BancShares' loan portfolio is in variable rate loans which reprice whenever the prime rate changes, while the largest volume of deposits is in time accounts where the most popular terms are 90 days to one year. Federal funds also reprice daily, adding to the gap in the 0-90 day category. The cumulative gap at one year is $(18.9) million or 7.9% of total earning assets. There are several issues of investment securities that are either callable or have variable repayments and could reprice in a different category than that indicated in the table below. The likelihood of any of these securities actually being called or repaid cannot be determined. Therefore, the table reflects contractual maturities of all investment securities.


                                         0-90      91-365     1 Year     Over
                                         Days       Days     to 5 Yrs    5 Yrs
                                        ---------------------------------------
                                             (In thousands of dollars)
Federal funds sold                      $ 7,924  $       0    $     0   $     0
Investment securities                     1,504      8,814     28,794    17,157
Loans                                    79,394     37,455     39,681    17,946
Other interest-earning                       99          0          0         0
                                        ---------------------------------------
Total                                   $88,921  $  46,269    $68,475   $35,103
                                        ---------------------------------------
Interest-bearing demand deposits/1/     $16,643  $  14,265    $ 9,510   $ 7,132
Savings deposits/1/                      30,400          0          0    22,218
CD's of $100,000 and more                 2,009      5,461      2,515         0
Other time deposits                      21,459     63,410      6,241         0
Borrowed funds                              424          0          0         0
                                        ---------------------------------------
Total                                   $70,935  $  83,136    $18,266   $29,350
                                        ---------------------------------------
Interest sensitivity gap                $17,986  $( 36,867)   $50,209   $ 5,753
                                        ---------------------------------------

/1/ Although interest-bearing demand deposits and savings deposits are subject to immediate repricing contractually, experience has shown that portions of those deposits are much less sensitive to rate fluctuations. The amounts indicated as repricing in more than 3 months are estimates by Management of the true sensitivity of those deposits.

Results of Operations

     Net interest income, which is the major determinant of BancShares' income, decreased by 0.79% in 1993 after increasing 15.39% in 1992. Because of the general decline in interest rates, interest expense declined by 16.42% in 1993 and 20.88% in 1992. Interest income decreased 7.46% in 1993 after experiencing a 3.48% decrease in 1992. Because of the continued growth in earning assets, particularly in investment securities in 1993 and commercial loans in 1992, the interest income did not decline in proportion to the interest expense.

     During 1993, the volume of investment securities increased as the amount invested in the loan portfolio decreased. However, because the new investments were at lower rates than those maturing during the year, income on taxable investments declined 14.67% in 1993. The declining volume of investments in 1992 caused the 23.46% reduction in income in that year. Non-taxable investment income declined 24.73% in 1993, after decreasing 15.24% in 1992. The December 31, 1993, investment in tax-exempt securities was greater than the December 31, 1992, volume due to purchases which occurred late in the year. The average volume of Federal funds sold increased in 1993, and the income on Fed funds sold increased 15.93%, which followed a 17.72% decrease in 1992. Despite a small increase in the quantity of short-term borrowings, the interest expense for borrowings declined 15.9% in 1993, after having decreased 62.4% in 1992.

     The provision for possible loan losses which is charged to operations is based on the growth of the loan portfolio, the amount of net loan losses incurred, and Management's estimation of potential losses based on an evaluation of the portfolio risk and economic factors. The allowance for loan losses was increased by the provision for possible loan losses of $88 thousand, in addition to the net recoveries of $19 thousand. This compares with a provision of $779 thousand in 1992 ($524 thousand more than net charge-offs of $255 thousand) and $782 thousand in 1991 ($114 thousand more than net charge-offs of $668 thousand.)

     The reserve for possible loan losses at year end 1993 totalled $2.4 million (1.37% of total loans), as compared to $2.3 million (1.30% of total loans) in 1992.

     Non-interest income increased 20.89% in 1993, following a 12.32% increase in 1992. Trust department income grew 30.81% in 1993 and 12.98% in 1992, most of which results from personal trusts and estate handling. Service charges, fees and commissions rose 19.41% in 1993, compared with a 1.87% growth in 1992.

     Securities gains were up 200% in 1993 after having decreased 93.98% in 1992. The only gains in either year resulted from securities being called early by issuers who chose to exercise their options and reduce their expense. BancShares does not operate a trading account.

     Other income increased 11.28% in 1993, following a 98.98% increase in 1992. Income resulting from the sale of commercial loans helped to raise the level of other income in 1993. The 1992 increase came from income on other real estate which is held for sale.

     Non-interest expenses grew 4.55% in 1993, following a 2.40% increase in 1992. Employee compensation and benefits were up $489 thousand in 1993 (11.46%), following a $103 thousand rise in 1992 (2.47%). The increase for 1993 was enlarged because of the enactment of new incentive bonus programs for officers of BancShares and its subsidiaries. It was compounded because there had been a special reduction in group medical/dental insurance in 1992. Furniture and equipment expense decreased 1.85% in 1993, after increasing 5.74% in 1992. The depreciation costs of data processing equipment leveled in 1993, and efforts to reduce maintenance costs were effective. Occupancy expense has remained stable, decreasing 1.30% in 1993, following a decrease of 1.46% in 1992. All other operating expenses decreased 2.50% in 1993, compared to a rise of 2.21% in 1992. This decrease occurred despite a provision of $190,000 to the valuation reserve for other real estate made in 1993.

     Income tax expense increased 19.84% in 1993, following a 152.07% increase in 1992. The effective tax rate for 1993 was 34% compared to an effective rate of 33% for 1992.

Financial Ratios

     One means of measuring the results of operations is analysis of various ratios. Two widely recognized performance indicators are the return on equity and the return on assets. The following table sets forth those and other ratios frequently used in analyzing bank holding company financial statements. It is Management's intention to continue efforts to return 1% or better on average total assets.


                                                      Year Ended December 31,
                                                     --------------------------
                                                       1993     1992     1991
                                                     --------  -------  -------
Profitability ratios:
Rate of Return/1/ on Average:
            Earning Assets                              1.19%    1.12%    0.81%
            Total Assets                                1.10%    1.02%    0.75%
            Total Shareholders' Equity                 13.39%   12.89%    9.71%
Liquidity and Capital Ratios:
      Average Shareholders' Equity to
            Average Earning Assets                      8.90%    8.68%    8.36%
      Average Shareholders' Equity to
            Average Total Assets                        8.18%    7.94%    7.69%
Common Dividend Payout Ratio/2/                        27.82%   26.00%   28.98%

Notes:
/1/  Based on Net Income
/2/ Cash dividends declared on common stock as a percentage of net income applicable to common stock.

                        INDEPENDENT ACCOUNTANTS' REPORT


Board of Directors
Commercial BancShares, Inc.
Parkersburg, West Virginia


     We have audited the accompanying consolidated balance sheets of Commercial BancShares, Inc. and Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1993, 1992, and 1991. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

Board of Directors
Commercial BancShares, Inc.
Parkersburg, West Virginia

Page Two



     In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Commercial BancShares, Inc. and Subsidiaries as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years ended December 31, 1993, 1992, and 1991 in conformity with generally accepted accounting principles.

     As described in Note 1 to the financial statements, in 1993 the Bank adopted Statement of Financial Accounting Standards 109, "Accounting for Income Taxes," retrospectively, resulting in the restatement of the prior periods financial information.

                                       /s/ Harman, Thompson, Mallory & Ice, A.C.

Parkersburg, West Virginia
February 16, 1994

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1993 AND 1992             STATEMENT I

                                                       IN THOUSANDS OF DOLLARS
                                                       -----------------------
                                                        1993            1992
                                                        ----            ----
                                                                     (RESTATED)
                                    ASSETS
Cash and Due from Banks                              $ 10,172         $ 10,499
Interest-Bearing Deposits in Banks                         99               99
Federal Funds Sold                                      7,924           14,213
Investment Securities, At Amortized
 Cost
  (Market Values: 1993 - $57,274;
                  1992 - $39,964)                      56,269           38,841
Loans - Net                                           174,476          176,086
LESS:  Reserve for Loan Losses                         (2,388)          (2,281)
Premises and Equipment - Net                            5,658            5,793
Notes Receivable                                          255              255
Accrued Interest Receivable                             1,659            1,481
Foreclosed Properties - Net                             1,253            1,369
Other Assets                                            2,840            2,429
                                                     --------         --------
TOTAL ASSETS                                         $258,217         $248,784
                                                     ========         ========
                     LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS
  Demand - Noninterest Bearing                       $ 32,819         $ 31,226
  Demand - Interest Bearing                            47,550           45,253
  Savings                                              52,618           50,965
  Time Deposits                                       101,095           98,785
                                                     --------         --------
       TOTAL DEPOSITS                                $234,082         $226,229
Federal Funds Purchased and Securities Sold
  under Agreements to Repurchase                          -0-              125
ESOP Borrowings                                           424              362
Accrued Interest Payable                                  550              635
Other Liabilities                                       1,877            1,896
                                                     --------         --------
       TOTAL LIABILITIES                             $236,933         $229,247
                                                     --------         --------
SHAREHOLDERS' EQUITY
  Convertible Preferred Stock
    ($100.00 Par Value:  43,328 Shares
    Authorized:  Issued Shares:
    27,165 in 1993; 27,246 in 1992)                  $  2,716         $  2,725
  Common Stock
    ($5.00 Par Value: 1,000,000 Shares
    Authorized:  Issued Shares;
    758,506 in 1993; 757,913 in 1992)                   3,792            3,789
  Additional Paid in Capital                            5,683            5,677
  Undivided Profits                                     9,864            8,058
  LESS:  Employee Stock Ownership Plan
         Shares Collateralizing Debt,
         at Cost (43,062 Shares in 1993;
         52,014 Shares in 1992)                          (424)            (362)
         Treasury Stock, at Cost
         (17,643 Shares in 1993;
          17,778 Shares in 1992)                         (347)            (350)
                                                     --------         --------
       TOTAL SHAREHOLDERS' EQUITY                    $ 21,284         $ 19,537
                                                     --------         --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $258,217         $248,784
                                                     ========         ========

The accompanying notes are an integral part of these consolidated financial statements.

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                       FOR THE YEARS ENDED DECEMBER 31,
                             1993, 1992, AND 1991                   STATEMENT II

                                                IN THOUSANDS OF DOLLARS
                                               EXCEPT FOR PER SHARE DATA
                                             ----------------------------
                                             1993        1992        1991
                                             ----        ----        ----
                                                    (RESTATED)  (RESTATED)
INTEREST INCOME
  Interest and Fees on Loans             $ 15,276    $ 16,252    $ 15,927
  Interest on Notes Receivable                 17          14          12
  Interest on Securities at Amortized
   Cost                                     2,782       3,357       4,298
  Interest on Federal Funds Sold              394         339         412
  Interest on Deposits with Banks               6           2          35
                                         --------    --------    --------
         TOTAL INTEREST INCOME           $ 18,475    $ 19,964    $ 20,684
                                         --------    --------    --------

INTEREST EXPENSE
  Interest on Deposits                   $  7,089    $  8,465    $ 10,634
  Interest on Other Borrowings                 25          47         125
                                         --------    --------    --------

         TOTAL INTEREST EXPENSE          $  7,114    $  8,512    $ 10,759
                                         --------    --------    --------

         NET INTEREST INCOME             $ 11,361    $ 11,452    $  9,925
  Provision for Loan Losses                    88         779         782
                                         --------    --------    --------
         NET INTEREST INCOME AFTER
           PROVISION FOR LOAN LOSSES     $ 11,273    $ 10,673    $  9,143
                                         --------    --------    --------

NONINTEREST INCOME
  Trust Department Income                $    535    $    409    $    362
  Service Charges, Fees, and
   Commissions                                978         819         804
  Security Gains                               15           5          83
  Other Income                                434         390         195
                                         --------    --------    --------

         TOTAL NONINTEREST INCOME        $  1,962    $  1,623    $  1,444
                                         --------    --------    --------

NONINTEREST EXPENSES
  Employee Compensation and Benefits     $  4,756    $  4,267    $  4,164
  Occupancy Expense, Net of Revenues          532         539         547
  Furniture and Equipment Expense             741         755         714
  Other Operating Expenses                  2,970       3,046       2,980
                                         --------    --------    --------

         TOTAL NONINTEREST EXPENSES      $  8,999    $  8,607    $  8,405
                                         --------    --------    --------

         INCOME BEFORE INCOME TAXES      $  4,236    $  3,689    $  2,182
  Applicable Income Taxes                   1,462       1,220         484
                                         --------    --------    --------

         NET INCOME                      $  2,774    $  2,469    $  1,698
                                         ========    ========    ========
NET INCOME AVAILABLE FOR COMMON
  SHAREHOLDERS                           $  2,502    $  2,196    $  1,425
                                         --------    --------    --------
EARNINGS PER SHARE DATA:
  Primary                                $   3.38    $   2.97    $   1.96
                                         ========    ========    ========
  Fully Diluted                          $   2.95    $   2.63    $   1.83
                                         ========    ========    ========

The accompanying notes are an integral part of these consolidated financial statements.

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                       FOR THE YEARS ENDED DECEMBER 31,
                            1993, 1992, AND 1991                   STATEMENT III

                                                IN THOUSANDS OF DOLLARS
                                             ---------------------------
                                             1993       1992        1991
                                             ----       ----        ----
                                                     (RESTATED)  (RESTATED)
CONVERTIBLE PREFERRED STOCK
 (43,328 Shares Authorized):
 Cumulative Preferred $100.00 Series:
  Balance at Beginning of Year              $ 2,725    $ 2,725    $ 2,733
  Conversion of Preferred Stock to
      Common Stock                               (9)       -0-         (8)
                                            -------    -------    -------
BALANCE AT END OF YEAR -
  27,165 Shares Outstanding in 1993;
  27,246 Shares Outstanding in 1992; and
  27,246 Shares Outstanding in 1991         $ 2,716    $ 2,725    $ 2,725
                                            -------    -------    -------

COMMON STOCK
  ($5.00 Par Value; 1,000,000 Shares
    Authorized):
      Balance at Beginning of Year          $ 3,789    $ 3,789    $ 3,786
      Issuance of Common Stock under
        Conversion of Preferred Stock             3        -0-          3
      Issuance of Common Stock                  -0-        -0-        -0-
                                            -------    -------    -------

BALANCE AT END OF YEAR -
  758,506 Shares Issued in 1993;
  757,913 Shares Issued in 1992; and
  757,913 Shares Issued in 1991             $ 3,792    $ 3,789    $ 3,789
                                            -------    -------    -------

ADDITIONAL PAID IN CAPITAL
  Balance at Beginning of Year              $ 5,677    $ 5,677    $ 5,661
  Additional Paid in Capital from
    Conversion of Preferred Stock to
    Common Stock                                  5        -0-          5
  Additional Paid in Capital from
    Resale of Treasury Stock                      1        -0-         11
  Issuance of Common Stock                      -0-        -0-        -0-
                                            -------    -------    -------

BALANCE AT END OF YEAR                      $ 5,683    $ 5,677    $ 5,677
                                            -------    -------    -------
UNDIVIDED PROFITS
  Balance at Beginning of Year:
    Previously Reported                     $ 8,058    $ 6,433    $ 5,399
    FASB 109 Retrospective Deferred
      Tax Adjustment                            N/A        N/A         22
                                            -------    -------    -------

    Restated                                $ 8,058    $ 6,433    $ 5,421
  Net Income                                  2,774      2,469      1,698
  Cash Dividends Declared:
    Convertible Preferred Stock                (272)      (273)      (273)
    Common Stock                               (696)      (571)      (413)
                                            -------    -------    -------
BALANCE AT END OF YEAR                      $ 9,864    $ 8,058    $ 6,433
                                            -------    -------    -------

The accompanying notes are an integral part of these consolidated financial statements.

                  COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                       FOR THE YEARS ENDED DECEMBER 31,            STATEMENT III
                         1993, 1992, AND 1991                       (CONTINUED)

                                               IN THOUSANDS OF DOLLARS
                                              --------------------------
                                              1993       1992       1991
                                              ----       ----       ----
                                                     (RESTATED)  (RESTATED)

LESS:  EMPLOYEE STOCK OWNERSHIP PLAN
       SHARES COLLATERALIZING DEBT,
       AT COST
         Balance at Beginning of Year       $   362    $   196    $   393
         Purchase of Common Stock                94        362        -0-
         Principal Reduction of ESOP
           Obligation                           (32)      (196)      (197)
                                            -------    -------    -------
BALANCE AT END OF YEAR
  43,062 Shares in 1993;
  52,014 Shares in 1992; and
  32,204 Shares in 1991                     $   424    $   362    $   196
                                            -------    -------    -------

LESS:  TREASURY STOCK, AT COST
         Balance at Beginning of Year       $   350    $   352    $   646
         Purchase of 2,000 Shares, at
           Cost, of Common Stock in 1991        -0-        -0-         43
         Resale of 135 Shares, 90
           Shares, and 16,622 Shares of
           Treasury Stock, at Cost in
           1993, 1992, and 1991,
           Respectively                          (3)        (2)      (337)
                                            -------    -------    -------

BALANCE AT END OF YEAR
  17,643 Shares in 1993;
  17,778 Shares in 1992; and
  17,868 Shares in 1991                     $   347    $   350    $   352
                                            -------    -------    -------

TOTAL SHAREHOLDERS' EQUITY                  $21,284    $19,537    $18,076
                                            =======    =======    =======




The accompanying notes are an integral part of these consolidated financial statements.

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE YEARS ENDED DECEMBER 31,
                            1993, 1992, AND 1991                    STATEMENT IV

                                           IN THOUSANDS OF DOLLARS
                                         ---------------------------
                                         1993        1992       1991
                                         ----        ----       ----
                                                  (RESTATED) (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                           $  2,774   $  2,469    $ 1,698
                                       --------   --------    -------
  Adjustments to Reconcile Net Income
    to Net Cash from Operating
     Activities:
      Deferred Employee Benefits       $     33   $    196    $    197
       Depreciation                         678        684         681
      Provision for Loan Losses              88        779         782
      Provision for Losses on
       Foreclosed
        Properties                          190        -0-         -0-
      Net Amortization (Accretion)
        on Investments                      264         (7)        (11)
      Provision for Deferred Taxes          (58)      (114)        (82)
      (Gain) Loss on Sale of
        Capitalized  Assets                   2          4          (1)
      Realized Gains on Investment
        Securities                          (15)        (5)        (83)
      Income Tax Benefit                   (255)      (228)       (360)
      Other Items - Net                     (13)       (13)        (12)
      (Increase) Decrease:
        Accrued Interest Receivable        (182)       327         352
        Other Assets                       (876)       (26)        272
      Increase (Decrease):
        Accrued Interest Payable            (85)      (336)       (132)
        Other Liabilities                   233        812         325
                                       --------   --------    --------

         TOTAL ADJUSTMENTS             $      4   $  2,073    $  1,928
                                       --------   --------    --------

NET CASH FLOWS FROM OPERATING
 ACTIVITIES                            $  2,778   $  4,542    $  3,626
                                       --------   --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Decrease (Increase) in Short-Term
    Investments                        $  6,289   $ (5,203)   $ 10,609
  Proceeds from Sales of Securities
    Reported at Amortized Cost              -0-        -0-       5,876
  Proceeds from Maturities and Calls
    of Securities Reported at
    Amortized Cost                       18,570     20,002      10,837
  Purchases of Securities Reported
    at Amortized Cost                   (35,815)   (12,448)     (6,929)
  Net (Loans Originated) Principal
     Collected                            1,648    (20,337)    (24,775)
  Proceeds from Sale of Premises
    and Equipment                            43         39           2
  Purchases of Premises and Equipment      (638)      (835)       (710)
                                       --------   --------    --------
NET CASH FLOWS FROM INVESTING
 ACTIVITIES                            $ (9,903)  $(18,782)   $ (5,090)
                                       --------   --------    --------

The accompanying notes are an integral part of these consolidated financial statements.

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31,              STATEMENT IV
                            1993, 1992, AND 1991                     (CONTINUED)

                                                    IN THOUSANDS OF DOLLARS
                                                   --------------------------
                                                   1993       1992       1991
                                                   ----       ----       ----
                                                           (RESTATED) (RESTATED)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net Increase (Decrease) in Total
    Deposits                                    $  7,855   $ 15,308   $  4,363
  Net Increase (Decrease) in Federal
    Funds Purchased and Securities Sold
    under Agreements to Repurchase                  (125)    (2,530)     2,155
  Net Increase (Decrease) in Other
    Short-Term Borrowings                            -0-        -0-       (200)
  Proceeds from Sale of Treasury Stock                 3          2        348
  Purchase of Treasury Stock                         -0-        -0-        (43)
  Principal Payments on ESOP Borrowings              (33)      (196)      (197)
  Principal Payments on Capital Lease
    Obligation                                       (28)       (25)       (17)
  Proceeds from Issuance of ESOP Debt                 94        362        -0-
  Dividends Paid                                    (968)      (844)      (686)
                                                --------   --------   --------

NET CASH FLOWS FROM FINANCING ACTIVITIES        $  6,798   $ 12,077   $  5,723
                                                --------   --------   --------
NET INCREASE (DECREASE) IN CASH AND DUE
  FROM BANKS                                    $   (327)  $ (2,163)  $  4,259

CASH AND DUE FROM BANKS AT BEGINNING OF
  YEAR                                            10,499     12,662      8,403
                                                --------   --------   --------
CASH AND DUE FROM BANKS AT END OF YEAR          $ 10,172   $ 10,499   $ 12,662
                                                ========   ========   ========

SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
    Conversion of Convertible Preferred
      Stock to Common Stock                     $      9   $    -0-   $      8

    Loans Transferred to Foreclosed
      Properties                                $    124   $    119   $     86

  Capital Lease Obligation                      $    -0-   $    -0-   $     82

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
  INFORMATION:
    Cash Paid during the Year For:
      Interest                                  $  7,200   $  8,849   $ 10,892

   Income Taxes                                 $  2,086   $    665   $    581

The accompanying notes are an integral part of these consolidated financial statements.

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Basis of Presentation
- ---------------------

     The accounting and reporting policies of Commercial BancShares, Inc. and Subsidiaries are in conformity with generally accepted accounting principles followed within the banking industry. The significant accounting policies employed in the preparation of the accompanying consolidated financial statements are summarized below.

     Certain items previously reported have been reclassified to conform with current year's classifications.

Retrospective Change in Accounting Principle
- --------------------------------------------

     The Corporation adopted Statement of Financial Accounting Standards (SFAS) 109, "Accounting for Income Taxes," retrospectively, resulting in the restatement of the prior periods comparative financial information. The new standard changed many of the requirements of prior accounting standards, particularly with respect to the criteria for the recognition of deferred tax assets and liabilities. A further discussion of the temporary differences resulting in deferred tax balances is incorporated in Note 8 to the consolidated financial statements.

     The following adjustments resulting from the adoption of SFAS 109 have increased (decreased) previously reported categories:

                                                         IN THOUSANDS
                            --------------------------------------------------------------------
                                                         DECEMBER 31,
                            --------------------------------------------------------------------
                                          1992                             1991
                            --------------------------------   ---------------------------------
                            PREVIOUSLY  ACCOUNTING             PREVIOUSLY  ACCOUNTING
BALANCE SHEET                REPORTED     CHANGE    RESTATED    REPORTED     CHANGE    RESTATED
  Other Assets                $2,094      $ 335      $2,429
  Other Liabilities           $1,766      $ 130      $1,896
  Undivided Profits           $7,853      $ 205      $8,058
STATEMENTS OF INCOME
 Applicable Income Taxes      $1,323      $(103)     $1,220      $  566       $(82)     $  484
 Net Income                   $2,366      $ 103      $2,469      $1,616       $ 82      $1,698
 Net Income Available
   for Common
   Shareholders               $2,093      $103       $2,196      $1,343       $ 82      $1,425
Primary-Per Share             $ 2.83      $.14       $ 2.97      $ 1.84       $.12      $ 1.96
Fully Diluted-Per Share       $ 2.52      $.11       $ 2.63      $ 1.74       $.09      $ 1.83

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Principles of Consolidation
- ---------------------------

     The consolidated financial statements of Commercial BancShares, Inc. and Subsidiaries (the Corporation) include the accounts of the Corporation and its subsidiaries. Material intercompany transactions and accounts have been eliminated. Purchase accounting adjustments applicable to the acquisition of The Jackson County Bank have been included in the Corporation's consolidated financial statements.

     Effective February 1, 1992, the Corporation acquired the net assets of The Dime Bank by exchanging 214,266 shares of its common stock for all of the outstanding shares of The Dime Bank. The combination has been recorded using the pooling-of-interests method of accounting and, accordingly, the accompanying consolidated financial statements were prepared as if the combination had occurred on January 1, 1991. All significant intercompany transactions have been eliminated.

     Summarized results of operations, in thousands, of the Corporation and The Dime Bank for the periods January 1, 1992 to February 1, 1992 and January 1, to December 31, 1991, respectively, are as follows:

                                          1992                   1991
                                ---------------------- ----------------------
                                 COMMERCIAL               COMMERCIAL
                                 BANCSHARES,    THE      BANCSHARES,   THE
                                  INC. AND      DIME      INC. AND     DIME
                                 SUBSIDIARIES   BANK    SUBSIDIARIES   BANK
                                  (RESTATED) (RESTATED)  (RESTATED) (RESTATED)

Total Interest Income               $ 1,448   $   284     $ 17,550  $  3,242
Total Interest Expense                 (718)     (140)      (9,017)   (1,742)
Provision for Loan Losses               (56)      -0-         (692)      (90)
Other Income                            131        24        1,142       263
Other Expenses                         (542)     (130)      (7,152)   (1,321)
Applicable Income Taxes                (110)       (8)        (399)      (85)
                                    -------   -------     --------  --------
NET INCOME                          $   153   $    30     $  1,432  $    267
                                    =======   =======     ========  ========

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
            (CONTINUED)

Statement of Cash Flows
- -----------------------

     For the purpose of reporting cash flows, the Corporation has defined cash equivalents as those amounts included in the balance sheet caption "Cash and Due from Banks."

Securities
- ----------

     It is the policy of the Corporation and its subsidiaries to prohibit the use of their respective investment accounts to maintain a trading account or to speculate in securities that would demonstrate management's intent to profit from short-term price movements.

     Debt securities which management intends and which the Corporation has the ability to hold until maturity are carried at cost, adjusted on the interest-method basis for amortization of premiums and accretion of discounts which are recognized as adjustments to investment interest income. The Corporation and its subsidiaries generally anticipate prepayments of principal in the calculation of the effective yield for collateralized mortgage obligations. Market values of securities are determined by prices obtained from independent market sources. Realized gains or losses on disposition are computed on the identified cost basis and are reported under investment securities gains on the accompanying consolidated statements of income.

Note Receivable
- ---------------

     The Corporation has a note receivable with MOVE Capital, Inc. which had an original principal balance of $255 thousand. The principal balance of the note matures March 31, 1996. The borrower promises to pay one-half of the interest when and as earned on certain certificates of deposit and one-half of all payments of interest when and as received

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
           (CONTINUED)

Note Receivable  (Continued)
- ----------------------------

from certain investments and such additional amount as needed per year so that interest paid equals five percent per annum on the unpaid principal balance.

Loans
- -----

     Loans are stated at the amount of unpaid principal, reduced by unearned interest and deferred loan fees.

     The net amount of loan origination and commitment fees, and direct costs incurred to underwrite and issue the loan are deferred and amortized as an adjustment of the related loan's yield over the contractual life of the loan in a manner which approximates the interest method.

     Interest income on discounted loans is generally recognized as income based on methods that approximate the interest method. For all other loans, interest is accrued daily on the outstanding balances. Unearned income on discounted loans is credited to the unearned interest account when the loan is made and is recorded as interest income monthly over the life of the loan using the interest method.

     Nonaccrual loans are those on which the accrual of interest has ceased. Loans, other than consumer loans, are placed on nonaccrual status immediately if, in the opinion of management, principal or interest is not likely to be paid in accordance with the terms of the loan agreement, or when principal or interest is past due 90 days or more and collateral is insufficient to cover principal and interest. Interest accrued but not collected at the date a loan is placed on nonaccrual status is reversed against interest income. In addition, any

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
            (CONTINUED)

Loans  (Continued)
- ------------------

interest accrued in prior years is charged to the reserve for loan losses. Subsequent cash receipts are applied either to the outstanding principal balance or recorded as interest income, depending on management's assessment of the ultimate collectibility of principal and interest. Loans are reclassified to accrued status only when interest and principal payments are brought current and future payments appear assured.

     Restructured loans are loans with original terms which have been modified to below market rate terms as a result of a change in the borrower's financial condition. Interest income on restructured loans is accrued at the reduced rates.

     A commitment to extend credit is a binding agreement to make a loan to a customer in the future if certain conditions are met and is subject to the same risk, credit review, and approval process as a loan. Many commitments expire without being used and, therefore, do not represent future funding requirements.

Reserve for Possible Loan Losses
- --------------------------------

     The reserve for loan losses is maintained at a level determined by management to be adequate to provide for probable losses inherent in the loan portfolio, including commitments to extend credit. The reserve is maintained through the provision for loan losses, which is a charge to operations. When a loan is considered uncollectible, the loss is charged to the reserve. Recoveries of previously charged off

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
            (CONTINUED)

Reserve for Possible Loan Losses  (Continued)
- ---------------------------------------------

loans are credited to the reserve. The potential for loss in the portfolio reflects the risks and uncertainties inherent in the extension of credit.

     The determination of the adequacy of the reserve is based upon management's assessment of risk elements in the portfolio, factors affecting loan quality, and assumptions about the economic environment in which the Corporation operates. The process includes identification and analysis of loss potential in various portfolio segments utilizing a credit risk grading process and specific reviews and evaluations of significant individual problem credits. In addition, management reviews overall portfolio quality through an analysis of current levels and trends in charge-off, delinquency, and nonaccruing loan data, review of forecasted economic conditions, and the overall banking environment. These reviews are of necessity dependent upon estimates, appraisals, and judgments which may change quickly because of changing economic conditions and the Corporation's perception as to how these factors may affect the financial condition of debtors.

Foreclosed Properties
- ---------------------

     Properties acquired through foreclosure or in settlement of loans and in-substance foreclosures are classified as foreclosed properties and are valued at the lower of the loan value or estimated fair value of the property acquired less estimated selling costs. An in-substance foreclosure occurs when a borrower has little or no equity in the collateral, repayment can only be expected to come from the operations or sale of the collateral, and the borrower has effectively

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
            (CONTINUED)

Foreclosed Properties  (Continued)
- ----------------------------------

abandoned the collateral or has doubtful ability to rebuild equity in the collateral. At the time of foreclosure, the excess, if any, of the loan value over the estimated fair value of the property acquired less estimated selling costs is charged to the reserve for loan losses. Additional decreases in the carrying values of foreclosed properties or changes in estimated selling costs, subsequent to the time of foreclosure, are recognized through a provision charged to operations. A valuation reserve is maintained for estimated selling costs and to record the excess of the carrying values over the fair market values of properties if changes in the carrying values are judged to be temporary.

     The fair value of foreclosed properties is determined based upon appraised value, utilizing either the estimated replacement cost, the selling price of properties utilized for similar purposes, or discounted cash flow analyses of the properties' operations.

Premises and Equipment
- ----------------------

     Premises and equipment are stated at cost less accumulated depreciation. Premises and equipment are depreciated over their estimated useful lives using either straight-line or an accelerated method. Useful lives are revised when a change in life expectancy becomes apparent.

     Maintenance and repairs are charged to expense and major renewals and betterments are capitalized. Gains or losses on dispositions of premises and equipment are included in income as realized.

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES


Applicable Income Taxes
- -----------------------

     Income tax expense is based on income reported in the financial statements. Deferred income taxes are generally provided for transactions reported for tax purposes in periods different than when reported in the Corporation's financial statements.

     The Corporation and its subsidiaries file consolidated Federal and state tax returns. Tax allocation arrangements between the Corporation and its subsidiaries follow the policy of determining Federal and state income taxes as if the subsidiaries filed separate Federal and state income tax returns with consolidation surtax eliminations at the Corporation's level.

Trust Fees
- ----------

     In accordance with general practices within the banking industry, trust fees are recorded when received. Reporting such income on an accrual basis would not materially affect the results of operations as reported.

Earnings Per Share
- ------------------

     Primary earnings per share of common stock are based on the weighted-average number of shares of common stock outstanding during each period. Such weighted-average shares outstanding were 740,623 shares, 740,135 shares, and 728,789 shares for the years 1993, 1992, and 1991, respectively. Fully diluted earnings per share assumes the conversion of outstanding convertible preferred stock and elimination of dividends paid thereon, as of the beginning of each period, in order to compute the weighted-average of common shares outstanding during each

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
            (CONTINUED)

Earnings Per Share  (Continued)
- -------------------------------

period. Such weighted-average shares assuming full dilution were 939,907 shares, 939,903 shares, and 929,033 shares in 1993, 1992, and 1991, respectively.

Fair Value of Financial Instruments
- -----------------------------------

     SFAS 107 requires the Corporation to disclose the fair value of its financial instruments. A financial instrument is defined as cash, evidence of an ownership interest in an entity, or a contract that conveys or imposes the contractual right or obligation to either receive or deliver cash or another financial instrument. Examples of financial instruments included in the Corporation's balance sheet are cash, Federal funds sold or purchased, debt and equity securities, loans, demand, savings, and other interest-bearing deposits, and notes. Examples of financial instruments which are not included in the Corporation's balance sheet are commitments to extend credit, and standby letters-of-credit. Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price if one exists.

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2:   SECURITIES

     The following represents the amortized costs and estimated market values of investments in securities for the years ended:

                                               IN THOUSANDS OF DOLLARS
                                       -----------------------------------------
                                                  DECEMBER 31, 1993
                                       -----------------------------------------
                                                  GROSS       GROSS    ESTIMATED
                                       AMORTIZED UNREALIZED UNREALIZED  MARKET
                                         COST     GAINS       LOSSES    VALUE

U. S. Government and Federal
  Agency/Corporation Obligations:
    Mortgage-Backed Securities         $ 3,659    $   16      $  9      $ 3,666
    Collateralized Mortgage
      Obligations                        3,122        36        19        3,139
    Government Agencies and U. S.
      Treasuries                        36,503       538        49       36,992
Obligations of States and Political
  Subdivisions                          11,123       472         8       11,587
Other Debt Securities                    1,416        28       -0-        1,444
Equity Securities - FHLB Stock             446       -0-       -0-          446
                                       -------    ------      ----      -------

TOTAL                                  $56,269    $1,090      $ 85      $57,274
                                       =======    ======      ====      =======
                                               IN THOUSANDS OF DOLLARS
                                       -----------------------------------------
                                                  DECEMBER 31, 1992
                                       -----------------------------------------
                                                  GROSS     GROSS      ESTIMATED
                                       AMORTIZED UNREALIZED UNREALIZED  MARKET
                                         COST     GAINS     LOSSES      VALUE
U. S. Government and Federal
  Agency/Corporation Obligations:
    Mortgage-Backed Securities         $ 1,147    $   20      $-0-      $ 1,167
    Collateralized Mortgage
      Obligations                        2,430        35         2        2,463
    Government Agencies and U. S.
      Treasuries                        23,694       701        15       24,380
Obligations of States and Political
  Subdivisions                           9,524       384       -0-        9,908
Other Debt Securities                    2,046       -0-       -0-        2,046
                                       -------    ------      ----      -------
TOTAL                                  $38,841    $1,140      $ 17      $39,964
                                       =======    ======      ====      =======

     The amortized cost and estimated market value of securities at December 31, 1993, by contractual maturity, are presented as follows. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations without prepayment penalties.

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2:  SECURITIES  (CONTINUED)

                                                      REPORTED AT AMORTIZED COST
                                                      --------------------------
                                                       IN THOUSANDS OF DOLLARS
                                                      --------------------------
                                                                     ESTIMATED
                                                          AMORTIZED   MARKET
                                                            COST       VALUE
Due in One Year or Less                                    $10,318    $10,452
Due after One Year through Five Years                       28,794     29,235
Due after Five Years through Ten Years                      14,532     14,917
Due after Ten Years                                          2,179      2,224
Equity Securities - FHLB Stock                                 446        446
                                                           -------    -------

TOTAL                                                      $56,269    $57,274
                                                           =======    =======

     Proceeds from sales of investments in debt securities during 1993, 1992, and 1991 were $-0-, $-0-, and $5,876 thousand, respectively. Gross gains of $-0- , $-0-, and $83 thousand and gross losses of $-0-, $-0-, and $-0- were realized on those sales during 1993, 1992, and 1991, respectively. Security gains of $15 thousand and $5 thousand recognized in 1993 and 1992, respectively, resulted from calls of investment obligations beyond the control of the Company.

     The market values of obligations of state and political subdivisions are established with the assistance of an independent pricing service and are based on available market data which often reflect transactions of relatively small size and are not necessarily indicative of the prices at which large amounts of particular issues could readily be sold or purchased.

     Securities pledged to secure government deposits and other purposes as required or permitted by law had a book value of $13,315 thousand and $15,420 thousand as of December 31, 1993 and 1992, respectively. The estimated market values of the pledged securities totalled $13,780 thousand and $17,946 thousand at December 31, 1993 and 1992, respectively.

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2:  SECURITIES  (CONTINUED)

Interest on Securities
- ----------------------

     The following represents the interest on securities, presented by investment classifications, for the years ended:

                                                  IN THOUSANDS OF DOLLARS
                                                ---------------------------
                                                         DECEMBER 31,
                                                ---------------------------
                                                1993        1992       1991
                                                ----        ----       ----
U. S. Government and Federal Agency/
  Corporation Obligations                     $ 2,056     $ 2,415    $ 3,118
State, County, and Municipal Bonds
  (Substantially All Exempt from
  Federal Income Tax)                             614         695        820
Other Investments                                 112         247        360
                                              -------     -------    -------

TOTAL                                         $ 2,782     $ 3,357    $ 4,298
                                              =======     =======    =======


NOTE 3:  LOANS

     Major classifications of loans, net of deferred fees, are summarized as follows for the years ended:

                                           IN THOUSANDS OF DOLLARS
                                           -----------------------
                                                 DECEMBER 31,
                                           -----------------------
                                                1993        1992
                                                ----        ----
          Real Estate                        $ 65,771    $ 58,715
          Consumer                             29,027      34,667
          Commercial and Industrial            76,534      79,554
          Credit Card Loans                     3,169       3,219
                                             --------    --------

                                             $174,501    $176,155
          Unearned Interest                       (25)        (69)
                                             --------    --------

          LOANS - NET                        $174,476    $176,086
                                             ========    ========

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3:  LOANS  (CONTINUED)

     Changes in the allowance for loan losses were as follows for the years ended:

                                                      IN THOUSANDS OF DOLLARS
                                                    ---------------------------
                                                            DECEMBER 31,
                                                    ---------------------------
                                                       1993     1992     1991
                                                       ----     ----     ----

BALANCE, BEGINNING OF YEAR                            $2,281   $1,757   $1,643
  Provisions Charged to Operations                        88      779      782
  Loans Charged Off                                     (146)    (541)    (758)
  Recoveries                                             165      286       90
                                                      ------   ------   ------

BALANCE, END OF YEAR                                  $2,388   $2,281   $1,757
                                                      ======   ======   ======

     Set forth below are the principal balances of nonaccrual (cash basis) and renegotiated loans and other assets acquired in loan related transactions for the years ended:

                                                      IN THOUSANDS OF DOLLARS
                                                    ---------------------------
                                                            DECEMBER 31,
                                                    ---------------------------
                                                       1993     1992     1991
                                                       ----     ----     ----
Nonaccrual Loans                                      $  277   $  596   $  921
Renegotiated or Restructured Loans                       -0-      -0-      -0-
                                                      ------   ------   ------

          TOTAL NONPERFORMING LOANS                   $  277   $  596   $  921
Other Assets Acquired in Satisfaction of
  Loans (Primarily Foreclosed Properties)              1,310    1,424    1,310
                                                      ------   ------   ------

TOTAL NONPERFORMING ASSETS                            $1,587   $2,020   $2,231
                                                      ======   ======   ======

     Restructured or renegotiated loans are those loans on which the rate of interest has been reduced as a result of the inability of the borrower to meet the original terms of the loan. At December 31, 1993, there were no commitments to lend additional funds to borrowers whose loans were classified nonaccrual (cash basis) or renegotiated.

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3:  LOANS  (CONTINUED)

     The approximate effect of foregone revenue from nonaccrual or renegotiated loans was as follows for the years ended:

                                                     IN THOUSANDS OF DOLLARS
                                                   ---------------------------
                                                          DECEMBER 31,
                                                   ---------------------------
                                                   1993        1992       1991
                                                   ----        ----       ----

Gross Amount of Interest That Would Have
  Been Recorded at Original Rate                $    47     $    64    $   113
Interest That Was Reflected in Revenue (1)          -0-           5         44
                                                -------     -------    -------

NEGATIVE INTEREST REVENUE IMPACT                $    47     $    59    $    69
                                                =======     =======    =======

(1)  Represents interest collected on nonaccrual loans.

     Foreclosed properties of $1,443 thousand and $1,255 thousand are stated net of reserves of $190 thousand and $-0- at December 31, 1993 and 1992, respectively. The reserve at December 31, 1993 includes $-0- for estimated selling costs. Provisions charged to operations for changes in the carrying value of foreclosed properties amounted to $190 thousand, $-0-, and $-0-in 1993, 1992, and 1991, respectively.

NOTE 4:  BANK PREMISES AND EQUIPMENT

     Bank premises and equipment is presented on the balance sheet at cost net of accumulated depreciation and consists of the following for the years ended:

                                                              IN THOUSANDS
                                                               OF DOLLARS
                                                           -------------------
                                                               DECEMBER 31,
                                   ESTIMATED               -------------------
      DESCRIPTION                 USEFUL LIFE              1993           1992
                                                           ----           ----

Land                                                    $ 1,194        $ 1,071
Bank Premises                    15 to 40 Years           5,629          5,809
Furniture and Equipment           5 to 10 Years           4,501          4,107
                                                        -------        -------

                                                        $11,324        $10,987
LESS:  Accumulated Depreciation                          (5,666)        (5,194)
                                                        -------        -------

TOTAL                                                   $ 5,658        $ 5,793
                                                        =======        =======

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4:   BANK PREMISES AND EQUIPMENT  (CONTINUED)

     Depreciation and amortization amounted to $678 thousand, $684 thousand, and $681 thousand for the years ended December 31, 1993, 1992, and 1991, respectively.

     A capital lease obligation of a subsidiary used for financing the acquisition of a phone system is recorded in the assets and liabilities. Included in furniture and equipment as of December 31, 1993 and 1992 is equipment acquired under the capital lease with a capitalized cost of $82 thousand, less accumulated depreciation of $42 thousand and $28 thousand, respectively. The approximate present value of future minimum lease payments which run through 1994 is $9 thousand.

NOTE 5:   TIME DEPOSITS

     The maturity of time deposits in denominations of $100 thousand or more was as follows for the years ended:


                                          IN THOUSANDS OF DOLLARS
                                   --------------------------------------
                                                DECEMBER 31,
                                   --------------------------------------
                                          1993                1992
                                   ------------------   -----------------
                                   BALANCE    PERCENT   BALANCE   PERCENT
MATURING:
  Three Months or Less              $2,009       20%    $3,200      41%
  Over Three to Six Months           1,024       10      1,050      13
  Over Six to Twelve Months          4,437       45      1,653      21
  Over One Year                      2,515       25      1,916      25
                                    ------      ---     ------     ---

                                    $9,985      100%    $7,819     100%
                                    ======      ===     ======     ===

     Interest expense on time deposits in denominations of $100 thousand or more as of December 31, 1993, 1992, and 1991 was $318 thousand, $349 thousand, and $548 thousand, respectively.

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6:  FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENT TO
           REPURCHASE

     Federal funds purchased and securities sold under agreement to repurchase generally represent overnight-borrowing transactions.

     The details of these classifications for the years 1993 and 1992 are as follows:

                                                     IN THOUSANDS
                                                      OF DOLLARS
                                               ------------------------
                                               1993                1992
                                               ----                ----
FEDERAL FUNDS PURCHASED
  Balance at End of Year                      $  -0-              $  125
  Average during Year                         $  780              $  988
  Maximum Month-End Balance                   $1,500              $3,000
  Average Rate during Year                      3.05%               3.37%
  Rate at Year End                              N/A %               3.00%

SECURITIES SOLD UNDER
 AGREEMENT TO REPURCHASE
  Balance at End of Year                      $  -0-              $  -0-
  Average during Year                         $  -0-              $  135
  Maximum Month-End Balance                   $  -0-              $1,050
  Average Rate during Year                      N/A %               4.88%
  Rate at Year End                              N/A %               0.00%

          COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7:   ESOP BORROWING

          ESOP borrowing, as presented on the consolidated balance sheet, is as follows for the years ended:

                                                    IN THOUSANDS
                                                     OF DOLLARS
                                                  ----------------
                                                     DECEMBER 31,
                                                  ----------------
                                                     1993    1992
                                                     ----    ----
During 1992, the ESOP Trust obtained a revolving
conversion note for the principal amount of one
million dollars to finance the acquisition of the
Corporation's common stock, pledging those shares
as collateral.  The revolving conversion note was a
conversion line-of-credit up to $1,000,000,
available on a revolving basis until May 31, 1993.
The amount of the credit outstanding on May 31,
1993 converted to a term loan.  Interest on the
unpaid principal balance of the loans is payable on
each calendar quarter since September 30, 1992.
The principal balance of the term loan is payable
on each calendar quarter commencing on June 30,
1993 in 28 equal quarterly installments.  Interest
is at a rate of the lender's prime plus 1/2
percent, fluctuating accordingly.  The interest
rate at December 31, 1993 was 6.50%.  The
Corporation had principal borrowings and repayments
of $362 thousand and $-0-, respectively, in 1992
and $94 thousand and $32 thousand, respectively, in
1993.  Interest expense of $25 thousand and $21
thousand recognized in 1993 and 1992, respectively.
                                                    $  424     $  362
                                                     -----      -----

TOTAL                                               $  424     $  362
                                                     =====      =====



NOTE 8:   INCOME TAXES

          A reconciliation of the Federal statutory tax rate to the

reported effective tax rate is as follows for the years ended:

                                                DECEMBER 31,
                                       -------------------------------
                                       1993         1992        1991
                                       ----         ----        ----
                                                 (RESTATED)  (RESTATED)
Federal Statutory Tax Rate              34 %         34 %        34 %
Tax-Exempt Interest Income             (12)%        (12)%       (16)%
State Income Tax                         5 %          4 %         3 %
Tax Effect of Other Items                7 %          7 %         1 %
                                       ---          ---         ---

REPORTED EFFECTIVE TAX RATE             34 %         33 %        22 %
                                       ===          ===         ===

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8:   INCOME TAXES  (CONTINUED)

          The provision for income taxes in the consolidated statement of income consists of the following for the years ended:

                                                     IN THOUSANDS OF DOLLARS
                                               --------------------------------
                                                            DECEMBER 31,
                                               --------------------------------
                                                1993        1992        1991
                                                ----        ----        ----
                                                        (RESTATED)  (RESTATED)
Current Income Taxes:


  Federal                                      $1,292      $1,094       $ 454
  State                                           228         240         112
Deferred Income Taxes                             (58)       (114)        (82)
                                                 ----       -----        ----
NET INCOME TAXES                               $1,462      $1,220       $ 484
                                                =====       =====        ====


          The approximate tax effects of the net investment securities transactions for the years ended December 31, 1993, 1992, and 1991 were $5 thousand, $2 thousand, and $15 thousand, respectively.
          Deferred income tax expense (benefit) results from differences in the timing of revenue and expense recognition for income tax return and financial reporting purposes. These temporary differences are primarily attributable to the following transactions presented below:


                                                  IN THOUSANDS OF DOLLARS
                                              --------------------------------
                                                        DECEMBER 31,
                                              --------------------------------
                                                   1993    1992     1991
                                                   ----    ----     ----
                                                       (RESTATED)(RESTATED)
Provision for Loan Losses                     $  43      $ (48)      $(31)
Provision for Foreclosed
 Properties                                     (50)        -0-         -0-
Amortization of
 Organizational Expenses                          3         (12)        -0-
Excess Tax Depreciation
 over Book
  Depreciation                                   (5)         (4)        (5)
Deferred Compensation for
 Officers and
  Directors                                     (49)        (50)        (46)
                                                ----        ----        ----
 TOTAL
                                               $(58)      $(114)      $ (82)
                                                ====        ====       ====


          Deferred taxes are recorded by applying the marginal tax rate to temporary differences. Temporary differences, such as provisions for loan losses, are transactions reported for tax purposes in periods different from the periods when such transactions are reported in the

          COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8:   INCOME TAXES  (CONTINUED)

Corporation's financial statements. Deferred tax assets represent the tax benefit of future deductible temporary differences and, if it is more likely than not (a greater than 50 percent likelihood) that deferred tax assets will not be realized, a valuation allowance will be required to reduce the recorded deferred tax assets to net realizable value.
          The Corporation adopted SFAS 109 retrospectively in the First Quarter of 1993. The income tax benefit of the Corporation's deductible temporary differences are recognized under the new standard and are subjected to an evaluation of whether it is more likely than not that the income tax benefits will not be realized. The level of the valuation allowance has been determined taking into consideration management's best judgments regarding the amounts and timing of future taxable income and available tax planning strategies.

NOTE 9:   SHAREHOLDERS' EQUITY

Common Stock
- ------------

          The Corporation has 1,000,000 shares of $5.00 par value common stock authorized and each share carries voting rights of one vote per common share. Shares issued were 758,506 shares, 757,913 shares, and 757,913 shares at December 31, 1993, 1992, and 1991, respectively. Shares outstanding were 740,863 shares, 740,135 shares, and 740,045 shares at December 31, 1993, 1992, and 1991, respectively.
          The outstanding shares at December 31, 1993, 1992, and 1991 include 79,051 shares, 75,001 shares, and 54,653 shares, respectively, owned by the ESOP.

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9:   SHAREHOLDERS' EQUITY  (CONTINUED)

Common Stock  (Continued)
- -------------------------

          During 1991, 84 shares of convertible preferred stock were converted into 615 shares of common stock and during 1993, 81 shares of convertible preferred stock were converted into 593 shares of common stock.
          Cash dividends paid per share on common stock were $.94, $.83, and $.80 for the years 1993, 1992, and 1991, respectively.

Convertible Preferred Stock
- ---------------------------

          During 1985, the shareholders approved and authorized 43,328 shares of convertible preferred stock $100.00 Series of which 28,764 shares of convertible preferred stock were issued in connection with the acquisition of Jackson County Bank. As of December 31, 1993, 1992, and 1991, this is the only series of convertible preferred stock authorized, issued, and outstanding. Convertible preferred stock outstanding as of December 31, 1993, 1992, and 1991 was 27,165 shares, 27,246 shares, and
27,246 shares, respectively.

          The holders of the convertible preferred stock are entitled to receive, before any dividends are paid to holders of common stock, dividends at the rate of $10.00 per share per year and cumulative to the extent not paid.

          The convertible preferred stock is convertible at the option of the holders, at any time prior to redemption, into 7.332 shares of common stock of Commercial BancShares. No fractional shares shall be issued on conversion but a cash adjustment will be paid to the

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9:   SHAREHOLDERS' EQUITY  (CONTINUED)

Convertible Preferred Stock  (Continued)
- ----------------------------------------

shareholder otherwise entitled to receive a fractional interest. The shares have a redemption provision entitling the holders to be paid as follows:

     YEAR                                       PRICE
     1994                                      $105.00
     Thereafter                                $100.00

          None of the convertible preferred stock has been redeemed for cash as of December 31, 1993.

          To the extent that at least one-half of the convertible preferred stock originally issued remains outstanding, the shareholders of the then outstanding convertible preferred stock voting separately as a class, shall be entitled to elect two members to the Board of Directors of Commercial BancShares, Inc. with each share entitled to one vote. In the event the number of shares of convertible preferred stock outstanding is reduced to less than one-half of the number of shares originally issued, then the number of directors elected by the shareholders is reduced to one.

          Upon the reacquisition of shares of convertible preferred stock through redemption, conversion, or otherwise, such reacquired shares shall be cancelled and shall become part of the authorized and unissued preferred stock but shall not be authorized and unissued shares of the convertible preferred stock.

          In the event of any liquidation of Commercial BancShares, Inc., the convertible preferred stock has priority over common stock. In addition, any common stock dividend or split of any kind will affect

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9:   SHAREHOLDERS' EQUITY  (CONTINUED)

Convertible Preferred Stock  (Continued)
- ----------------------------------------

and change, in proportion, the conversion ratio of convertible preferred stock into common stock.

NOTE 10:  CONCENTRATION OF CREDIT RISK

          Most of the Subsidiaries' loans, commitments, lines-of-credit, and standby letters-of-credit have been granted to customers in that subsidiaries' market area. Most customers are depositors of that subsidiary. Investments in state and municipal securities also involve governmental entities within that subsidiary's market area. The concentrations of credits, by type of loan, are set forth in Note 3.
The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters-of-credit were granted primarily to commercial borrowers. The subsidiaries, as a matter of policy, do not extend credit to any single borrower or group of related borrowers in excess of 15% of that subsidiary's capital at the time of the loan closing.

          The Corporation manages its loan portfolio to avoid concentration by industry or loan size to minimize its credit exposure. Commercial loans may be collateralized by the assets underlying the borrower's business such as accounts receivable, equipment, inventory, and real property. Consumer loans such as residential mortgage and installment loans are generally secured by the real or personal property financed. Commercial real estate loans are generally secured by the underlying real property and rental agreements.

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10:  CONCENTRATION OF CREDIT RISK  (CONTINUED)

          Securities and short-term investment activities are conducted with a diverse group of domestic governments, corporations, depository, and other financial institutions. The Corporation evaluates the counterparty's creditworthiness and the need for collateral on a case by case basis.

NOTE 11:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

          The Subsidiaries of the Corporation are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit, standby letters-of-credit, and financial guarantees. Those instruments involve, to varying degrees, elements of credit, interest rate, or liquidity risk in excess of the amount recognized in the statement of financial position. The contract amounts of those instruments express the extent of involvement the Subsidiaries have in particular classes of financial instruments.

          Loan commitments are made to accommodate the financial needs of the subsidiaries' customers. Standby letters-of-credit commit the subsidiaries to make payments on behalf of customers if certain specified future events occur. They primarily are issued to support public and private borrowing arrangements including commercial paper, bond financing, and similar transactions. Historically, approximately 90 percent of the standby letters-of-credit expire unfunded.

          Both arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the subsidiaries' normal credit policies. Collateral is obtained based on management's credit assessment of the customer.

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK  (CONTINUED)

          A summary of these financial instruments is as follows for the years ended:

                                                                 IN THOUSANDS
                                                                  OF DOLLARS
                                                                ---------------
                                                                  DECEMBER 31,
                                                                ---------------
                                                                 1993     1992
                                                                 ----     ----
Financial Instruments Whose Contract
  Amounts Represent Credit Risk:
    Commitments to Extend Credit                              $ 10,832  $  7,874
    Standby Letters-of-Credit                                      766     1,653
    Lines-of-Credit                                             21,059    13,242
                                                              --------  --------
TOTAL                                                         $ 32,657  $ 22,769
                                                              ========  ========

NOTE 12:  COMMITMENTS AND CONTINGENT LIABILITIES

          A subsidiary of the Corporation leases property for its branch facilities under non-cancelable operating leases which contain renewal or purchase options. Rent expense under these leases was $47 thousand per year for the years ended December 31, 1993, 1992, and 1991, respectively. Future minimum lease payments in thousands of dollars, excluding real estate taxes and insurance, for the years ending December 31 are as follows:

     1994                                        $ 31
     1995                                          22
     1996                                          17
                                                  ---
     TOTAL                                       $ 70
                                                  ===

          In the ordinary course of business, there are various legal proceedings pending against or involving the Corporation or its subsidiaries. Management, after consultation with legal counsel, does not consider that the anticipated impact, if any, arising from such

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12:  COMMITMENTS AND CONTINGENT LIABILITIES  (CONTINUED)

pending legal proceedings is expected to have a material adverse affect upon the consolidated financial position and consolidated results of operations of the Corporation.

NOTE 13:  REGULATORY MATTERS

          The Corporation is a bank holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956. As a bank holding company, the Corporation's activities are limited to the business of banking and activities closely related or incidental to banking.

          The Corporation's subsidiary banks, Commercial Banking and Trust Company, Jackson County Bank, Farmers and Merchants Bank of Ritchie County, and The Dime Bank, are subject to supervision and examination by various Federal and state regulatory authorities. The deposits of the Corporation's subsidiary banks are insured by and, therefore, the subsidiary banks are subject to the regulations of the Federal Deposit Insurance Corporation. The banks are also subject to requirements and restrictions under Federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, limitations on the types of investments that may be made, and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Corporation's subsidiary banks.

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13:  REGULATORY MATTERS  (CONTINUED)

          The payment of dividends to shareholders by Commercial BancShares, Inc. is not encumbered by any restrictive provisions in its long-term indentures. There are, however, limitations set by law on the amount of funds available to Commercial BancShares, Inc. from its subsidiaries. Dividends may be paid out of funds legally available therefore subject to the restrictions set forth in West Virginia Code, Section 31A-4-25 which provides that prior approval of the West Virginia Commissioner of Banking is required if the total of all dividends declared by a state bank in any calendar year will exceed the bank's net profits for that year combined with its retained net profits for the preceding two years. The amount of funds legally available for distribution of dividends by the subsidiaries to the Corporation without prior approval from regulatory authorities at December 31, 1993 was $4,444 thousand.

          The Federal Reserve Board has issued standards requiring banks and bank holding companies to maintain minimum amounts of capital to total "risk-weighted" assets, as defined by the banking regulators. The Federal Financial Institutions Examination Council (FFIEC) announced on December 23, 1992, among other things, that beginning in 1993, Federally supervised banks and savings associations should report deferred tax assets in accordance with generally accepted accounting principles in the regulatory reports filed with the respective Federal regulatory agencies beginning with the quarter ending March 31, 1993. The Board of Governors of the Federal Reserve System issued revisions to capital adequacy guidelines whereby the Board indicated they will allow adoption of the new standard for regulatory reporting purposes. The Board also

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13:  REGULATORY MATTERS  (CONTINUED)

adopted the FFIEC's recommendation with respect to limiting the amount of deferred tax assets that can be used to meet risk-based capital requirements. This recommendation limits deferred tax assets to those assets which may be realized from income taxes paid in prior carryback years, the reversal of future taxable temporary differences, and the lesser of: (1) the amount of deferred tax assets expected to be realized within one year of the quarter-end date based on future taxable income (exclusive of tax carryforwards and reversals of existing temporary differences) for that year, or (2) ten percent of Tier 1 capital. The Corporation did not use the deferred tax asset at December 31, 1993 in computing regulatory risk-based capital. At December 31, 1993, the Corporation and its subsidiaries are required to have minimum Tier 1 and total capital ratios of 4.00% and 8.00%, respectively. The Corporation's consolidated actual ratios at that date were 12.21% and 13.46%, respectively.

          Management and the Board of Directors, based on an annual review of capital objectives, have adopted an objective of achieving a Tier 1 risk-based capital ratio of 6.00% and a total risk-based capital ratio of 10.00% for the Corporation, and an objective of achieving a Tier 1 risk-based capital ratio of 6.00% and a total risk-based capital ratio of 10.00% for the subsidiary banks. The actual ratios for the Corporation and its subsidiary banks exceeded the minimum regulatory requirements and management's and the Board of Directors' objectives at December 31, 1993.

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13:  REGULATORY MATTERS  (CONTINUED)

          The Corporation's subsidiary banks are required to maintain reserves against certain deposit liabilities in either cash or balances on deposit with the Federal Reserve System. The Corporation's subsidiary banks maintained average reserves of approximately $415 thousand in 1993 with the Federal Reserve Bank of Richmond.

NOTE 14:  POST-RETIREMENT BENEFIT PLANS

          The Corporation restated and amended its previous post retirement benefit plans into an Employee Stock Ownership Plan with 401(k) provisions, effective January 1, 1993. The Plan covers all eligible employees of the Corporation and its subsidiaries that qualify under the Plan's provisions. Annual contributions are provided in such amounts as the Board of Directors of the Corporation may determine and amounted to $268 thousand for 1993.

          Prior to 1993, the Corporation administered a contributory profit-sharing plan with payments of $40 thousand each in 1992 and 1991. The Corporation's payments to its previous ESOP Plan were $224 thousand each in 1992 and 1991 which approximated the principal and interest requirements of the ESOP Plan borrowings.

          Currently, the ESOP Trust owns 79,051 shares of Commercial BancShares, Inc. common stock, of which approximately 35,989 shares of stock have or will be allocated to specific employee accounts as of December 31, 1993. The remaining 43,062 shares are held as collateral on the ESOP borrowing.

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 15:  EXECUTIVE AND DIRECTOR BENEFIT PLANS

Directors' Deferred Income Plan
- -------------------------------

          The subsidiaries of the Corporation have each established a Director's Deferred Income Plan with certain directors of the applicable banks which defers payment of directors' fees until such time as the director reaches age 65.

          The subsidiaries are funding the future payments through an investment with a value of $495 thousand in 1993 and $503 thousand in 1992. The expense recorded for the future liability was $82 thousand, $88 thousand, and $79 thousand in 1993, 1992, and 1991, respectively.

Executive Supplemental Income Plan
- ----------------------------------

          The subsidiaries of the Corporation have each established an Executive Supplemental Income Plan in which the officers of the Banks are covered. The Plan is non-contributory and is a non-vesting plan. Benefits are payable only upon retirement.

          The subsidiaries are funding the future payments through an investment with a value of $1,629 thousand in 1993 and $1,248 thousand in 1992. The expense recorded for the future liability was $84 thousand, $96 thousand, and $66 thousand in 1993, 1992, and 1991, respectively.

NOTE 16:  TRANSACTIONS WITH DIRECTORS AND OFFICERS

          Some of the officers and directors (including their affiliates, families, and entities in which they are principal owners) of the Corporation and its subsidiaries are customers of the subsidiaries and have had, and are expected to have, transactions with the subsidiaries in the ordinary course of business. In addition, some officers and directors are also officers and directors of corporations

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16:  TRANSACTIONS WITH DIRECTORS AND OFFICERS  (CONTINUED)

which are customers of the subsidiaries and have had, and are expected to have, transactions with the subsidiaries in the ordinary course of business. These transactions with officers and directors were made on the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with the general public and none of these transactions involve more than the normal risk of collectibility or present other unfavorable features.
          Indebtedness of related parties is summarized as follows for the years ended:

                                                              IN THOUSANDS
                                                               OF DOLLARS
                                                           --------------------
                                                               DECEMBER 31,
                                                           --------------------
                                                             1993       1992
                                                             ----       ----
BALANCE AT BEGINNING OF YEAR                               $  8,506   $  7,378
  Repayments                                                 (6,547)    (5,236)
  Borrowings                                                  7,260      6,364
                                                            -------    -------
BALANCE AT END OF YEAR                                     $  9,219   $  8,506
                                                            =======    =======

NOTE 17:  OTHER OPERATING EXPENSES

          The following represents the major expense classifications included in other operating expenses for the years ended:

                                                        IN THOUSANDS OF DOLLARS
                                                        -----------------------
                                                             DECEMBER 31,
                                                        -----------------------
                                                        1993     1992     1991
                                                        ----     ----     ----

EDP Processing and Services                            $   583  $   554  $   540
Professional and Directors Fees                            559      517      536
Advertising and Public Relations                           287      195      187
Deposit and Liability Insurance                            557      566      498
Franchise and Other Taxes                                  184      290      221
Provision for Losses on Foreclosed
  Properties                                               190      -0-      -0-
Other Operating Expense                                    610      924      998
                                                        ------   ------   ------


TOTAL                                                  $ 2,970  $ 3,046  $ 2,980
                                                        ======   ======   ======

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 18:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

          The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS Number 107, Disclosures about Fair Value of Financial Instruments. The estimated fair
- -----------------------------------------------------
value amounts have been determined by the Corporation using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Corporation could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                             (IN THOUSANDS)
                                                         -----------------------
                                                            DECEMBER 31, 1993
                                                         -----------------------
                                                          CARRYING    ESTIMATED
                                                           AMOUNT    FAIR VALUE
FINANCIAL ASSETS:
  Cash and Short-Term Investments                         $ 18,195    $ 18,195
  Marketable Securities                                   $ 56,269    $ 57,275
  Loans, Net                                              $172,088    $187,652
  Other Financial Instruments                             $    255    $    260

FINANCIAL LIABILITIES:
  Demand Deposits                                         $ 80,369    $ 80,369
  Time Deposits                                           $153,713    $148,883
  Other Debt                                              $    424    $    424

OFF-BALANCE-SHEET UNREALIZED GAINS (LOSSES):
  Commitments to Extend Credit                                        $   (839)
  Standby Letters-of-Credit                                           $     (5)

NON-FINANCIAL INSTRUMENTS:
  Core Deposit Valuation                                  $    -0-    $  1,330

          The fair value of marketable securities is based on quoted market prices, dealer quotes, and prices obtained from independent pricing services. The fair value of loans, time deposits, other

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 18:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
            (CONTINUED)

financial instruments, and commitments is estimated based on present values using applicable risk-adjusted spreads to the U. S. Treasury curve to approximate current entry-value interest rates applicable to each category of such financial instruments.

          No adjustment was made to the entry-value interest rates for changes in credit of performing commercial loans for which there are no known credit concerns. Management segregates loans in appropriate risk categories. Management believes that the risk factor embedded in the entry-value interest rates along with the general reserves applicable to the performing commercial loan portfolio for which there are no known credit concerns result in a fair valuation of such loans on an entry-value basis. The fair value of nonperforming loans with a recorded book value of $277 thousand was not estimated because it is not practicable to reasonably assess the credit adjustment that would be applied in the marketplace for such loans.

          As required by the Statement, deposit liabilities with no stated maturity, such as demand deposits, NOW, and money market accounts, are shown at their face value and, therefore, there is no inherent value recognition of these core deposit relationships. Management estimates, however, that such deposits have an unrealized embedded market value discount or gain of approximately $1.3 million, shown separately. The estimated fair value ascribed to core deposits is computed based on an estimate of cost savings from the low cost of such deposits over their estimated life, discounted using an incremental cost of funds rate. In addition, the statement does not require disclosure of the fair value of nonfinancial instruments, such as the Corporation's

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 18:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
            (CONTINUED)

premises and equipment, its banking and trust franchises, and its core deposit intangible. The Corporation believes these nonfinancial instruments have significant fair value.

          The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1993. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19:  CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

          The following financial statements reflect the financial position and results of operations of Commercial BancShares, Inc. and Subsidiaries (Parent Company Only).

                         CONDENSED BALANCE SHEETS

                                                             DECEMBER 31,
                                                     --------------------------
                                                         1993          1992
                                                         ----          ----
ASSETS
  Cash and Due from Banks (All from
    Subsidiaries)                                    $   214,738   $   287,223
  Accounts Receivable                                     91,383       312,612
  Notes Receivable                                       254,852       254,951
  Investment in Subsidiaries
    (Equity Basis)                                    20,888,238    18,961,363
  Premises and Equipment - Net                           478,365       597,477
  Other Assets                                           286,696       307,410
                                                      ----------    ----------
TOTAL ASSETS                                         $22,214,272   $20,721,036
                                                     ===========   ===========

LIABILITIES
  ESOP Borrowings                                    $   423,849   $   362,275
  Other Liabilities                                      506,289       821,768
                                                      ----------    ----------
          TOTAL LIABILITIES                          $   930,138   $ 1,184,043
                                                      ----------    ----------

SHAREHOLDERS' EQUITY
  Convertible Preferred Stock (Par Value
    $100.00), Authorized 43,328 Shares:
    (Issued Shares:  27,165 in 1993 and
                     27,246 in 1992)                 $ 2,716,500   $ 2,724,600
  Common Stock (Par Value $5.00),
    Authorized 1,000,000 Shares,
    (Issued Shares:  758,506 in 1993 and
                     757,913 in 1992)                  3,792,530     3,789,565
  Additional Paid in Capital                           5,682,712     5,676,649
  Undivided Profits                                    9,863,505     8,058,350
  LESS: Employee Stock Ownership Plan Shares
          Collateralizing Debt, at Cost
          (43,062 Shares in 1993 and
           52,014 Shares in 1992)                       (423,849)     (362,275)
        Treasury Stock, at Cost
          (17,643 Shares in 1993 and
           17,778 Shares in 1992)                       (347,264)     (349,896)
                                                      ----------    ----------

          TOTAL SHAREHOLDERS' EQUITY                 $21,284,134   $19,536,993
                                                      ----------    ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $22,214,272   $20,721,036
                                                     ===========   ===========

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19:  CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY
            (CONTINUED)


                       CONDENSED STATEMENTS OF INCOME

                                             DECEMBER 31,
                               ---------------------------------------
                                   1993          1992          1991
                                   ----          ----          ----
REVENUE
  Interest Income              $    17,351   $    14,425   $    12,567
  Data Processing Fees             525,890       310,618       162,151
  Dividends from
    Subsidiaries                 1,250,920       500,040     1,115,328
  Other Income                         -0-           -0-            20
                                ----------    ----------    ----------
          TOTAL REVENUE        $ 1,794,161   $   825,083   $ 1,290,066
                                ----------    ----------    ----------

EXPENSES
  Interest on Notes Payable    $       -0-   $       -0-   $     3,736
  Employee Compensation and
    Benefits                       651,308       352,685       522,657
  Occupancy Expense, Net of
    Revenues                        48,000        29,184         8,639
  Furniture and Equipment
    Expense                        225,471       264,280       277,241
  Other Operating Expenses         277,788       232,723       215,786
                                ----------    ----------    ----------
          TOTAL EXPENSES       $ 1,202,567   $   878,872   $ 1,028,059
                                ----------    ----------    ----------

Income (Loss) before Income
  Taxes, Equity in
  Undistributed Net Income
  of Subsidiaries              $   591,594   $   (53,789)  $   262,007
Applicable Income Taxes
  (Benefit)                       (254,687)     (217,500)     (359,851)
                                ----------    ----------    ----------

Income before Equity in
  Undistributed Net Income
  of Subsidiaries              $   846,281   $   163,711   $   621,858
Equity in Undistributed Net
  Income (Loss)                  1,927,454     2,305,222     1,076,259
                                ----------    ----------    ----------
NET INCOME                     $ 2,773,735   $ 2,468,933   $ 1,698,117
                                ==========    ==========    ==========

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19:  CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY
            (CONTINUED)


                     CONDENSED STATEMENTS OF CASH FLOWS

                                                                             DECEMBER 31,
                                                         ----------------------------------------------------
                                                         1993                  1992                1991
                                                         ----                  ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                               $ 2,773,735        $ 2,468,933         $ 1,698,117
                                                            ----------         ----------          ----------
  Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating
    Activities:
      Deferred Employee Benefits                           $    32,606        $   196,457         $   196,457
      Depreciation                                             165,034            182,978             229,914
      Net Amortization of Purchase
        Adjustments                                              9,951             39,772              39,772
      Undistributed Net (Income) Loss of
        Subsidiaries                                        (1,927,454)        (2,305,222)         (1,076,259)
      Income Tax Benefit                                      (254,687)          (228,298)           (359,851)
      (Gain) Loss on Sale of Capitalized
        Assets                                                                      3,744                 -0-
  (Increase) Decrease:
    Accounts Receivable                                        221,229           (100,049)             60,556
    Accrued Interest Receivable                                (11,833)            (6,704)             (1,973)
    Other Assets                                                22,596              6,153             (39,602)
  Increase (Decrease):
    Other Liabilities                                         (154,577)           621,341             228,296
                                                            ----------         ----------          ----------
          TOTAL ADJUSTMENTS                                $(1,897,135)       $(1,589,828)        $  (722,690)
                                                            ----------         ----------          ----------
NET CASH FLOWS FROM OPERATING ACTIVITIES                   $   876,600        $   879,105         $   975,427
                                                            ----------         ----------          ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from Sale of Capitalized Assets                 $                  $    20,500         $       -0-
  Proceeds from Note Receivable                                     99                151                 229
  Capitalized Expenditures                                     (45,922)            (5,331)           (160,191)
                                                            ----------         ----------          ----------
NET CASH FLOWS FROM INVESTING ACTIVITIES                   $   (45,823)       $    15,320         $  (159,962)
                                                            ----------         ----------          ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net Increase (Decrease) in Short-Term
    Borrowings                                             $       -0-        $       -0-         $  (200,000)
  Proceeds from Sale of Treasury Stock                           3,180              1,980             347,792
  Purchase of Treasury Stock                                       -0-                -0-             (42,548)
  Payment for Fractional Shares of
    Converted Preferred Stock                                      (16)               -0-                 (16)
  Principal Payments on ESOP Borrowings                        (32,606)          (196,372)           (196,457)
  Proceeds from Issuance of ESOP Debt                           94,180            362,275                 -0-
  Cash Dividends Paid                                         (968,000)          (843,844)           (685,118)
                                                            ----------         ----------          ----------
NET CASH FLOWS FROM FINANCING ACTIVITIES                   $  (903,262)       $  (675,961)        $  (776,347)
                                                            ----------         ----------          ----------
NET INCREASE (DECREASE) IN CASH                            $   (72,485)       $   218,464         $    39,118
CASH AT BEGINNING OF YEAR                                      287,223             68,759              29,641
                                                            ----------         ----------          ----------
CASH AT END OF YEAR                                        $   214,738        $   287,223         $    68,759
                                                            ==========         ==========          ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
  INFORMATION
    Cash Paid during the Year for:
      Interest                                             $       -0-        $       -0-         $     3,736
      Income Taxes                                         $ 2,086,352        $   665,084         $   580,576

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19:  CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY
            (CONTINUED)

          Principal sources of revenues for the Corporation are dividends received from its banks, interest earned on short-term investments, and fees for services provided to subsidiaries. State law imposes limitations on the payment of dividends by the subsidiaries of the Corporation. A dividend may not be paid if the total of all dividends declared by a bank in any calendar year is in excess of the current year's net profits combined with the retained net profits of the two preceding years unless the bank obtains regulatory approval.

          Loans and extensions of credit from an affiliate must be secured in specified amounts. The Corporation had no borrowings outstanding from any of its subsidiary banks during 1993.

NOTE 20:  PLAN OF MERGER

          On September 30, 1993, the Corporation and Hometown Bancshares, Inc. entered into an agreement and plan of merger to be accounted for by the pooling-of-interests method. The consummation of this merger is anticipated to occur in 1994 upon final approval of regulatory authorities and shareholders of both corporations.

NOTE 21:  FUTURE IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

          The Corporation will adopt SFAS Number 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994. It is anticipated that the Corporation's existing investment securities will fall into the "held-to-maturity" and "available-for-sale" categories. Those securities classified as "available-for-sale" will be accounted for at fair market value with any resultant unrealized gains or losses

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 21:  FUTURE IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS
            (CONTINUED)

reported as a valuation allowance, net of deferred tax, in the equity section of the balance sheet. No impact to operations is anticipated at this time.

NOTE 22:  QUARTERLY FINANCIAL DATA (IN THOUSANDS OF DOLLARS EXCEPT FOR
            PER COMMON SHARE AND CASH DIVIDENDS PAID INFORMATION)

                              FIRST           SECOND          THIRD          FOURTH
                             QUARTER          QUARTER        QUARTER         QUARTER        TOTAL
1993
- ----
  Net Interest Revenue       $ 2,807          $ 2,739        $ 2,936         $ 2,879        $11,361
  Provision for Possible
    Loan Losses              $   164          $    44        $    45         $  (165)       $    88

  Net Operating Revenue      $ 1,110          $ 1,251        $ 1,199         $   676        $ 4,236
  Applicable Income Taxes    $   401          $   425        $   406         $   230        $ 1,462
  Net Income                 $   709          $   826        $   793         $   446        $ 2,774
  Applicable to Common
    Stock                    $   641          $   758        $   725         $   378        $ 2,502
  Per Common Share           $   .87          $  1.02        $   .98         $   .51        $  3.38
 Cash Dividends Paid -
  Common Stock               $   .23          $   .23        $   .23         $   .25        $   .94

1992
- ----
 Net Interest Revenue        $ 2,845          $ 2,912        $ 2,792         $ 2,903        $11,452
 Provision for Possible
  Loan Losses                $   189          $   248        $   200         $   142        $   779
 Net Operating Revenue       $   764          $   878        $   829         $ 1,218        $ 3,689
 Applicable Income Taxes     $   236          $   308        $   324         $   352        $ 1,220
 Net Income                  $   528          $   570        $   505         $   866        $ 2,469
 Applicable to Common
  Stock                      $   460          $   476        $   437         $   823        $ 2,196
 Per Common Share            $   .62          $   .68        $   .59         $  1.08        $  2.97
 Cash Dividends Paid -
  Common Stock               $   .20          $   .20        $   .20         $   .23        $   .83

1991
- ----
 Net Interest Revenue        $ 2,204          $ 2,437        $ 2,571         $ 2,713        $ 9,925
 Provision for Possible
  Loan Losses                $   149          $   141        $   202         $   290        $   782
 Net Operating Revenue       $   434          $   387        $   755         $   607        $ 2,182
 Applicable Income Taxes     $    38          $    60        $   296         $    90        $   484
 Net Income                  $   397          $   328        $   458         $   516        $ 1,698
 Applicable to Common
  Stock                      $   329          $   260        $   390         $   447        $ 1,426
 Per Common Share            $   .46          $   .36        $   .54         $   .60        $  1.96
 Cash Dividends Paid -
  Common Stock               $   .20          $   .20        $   .20         $   .20        $   .80

          Financial data for 1992 and 1991 has been restated to reflect retrospective application of SFAS 109 "Accounting for Income Taxes," which resulted in a decrease of applicable income taxes of $103 thousand and $82 thousand for 1992 and 1991, respectively.

                               ________________

                       FINANCIAL INFORMATION CONCERNING

                       HOMETOWN BANCSHARES, INCORPORATED

                               _________________

                           HOMETOWN BANCSHARES, INC.
                        SELECTED FINANCIAL INFORMATION
                                 BALANCE SHEET
                                (In Thousands)


                                                                           DECEMBER 31,
                                                     -----------------------------------------------------------
                                                       1993         1992         1991         1990        1989
                                                       ----         ----         ----         ----        ----
                                                  ASSETS
Investments (Including Federal Funds)                $ 37,069     $ 34,773     $ 31,085     $ 28,606    $ 29,283
Loans - Net                                            48,145       46,927       47,026       46,449      43,270
Other Assets                                            6,077        6,244        5,631        7,067       6,555
Core Deposit Premium - The Community Bank                 205          278          369          482         624
                                                      -------      -------      -------      -------     -------

TOTAL ASSETS                                         $ 91,496     $ 88,222     $ 84,111     $ 82,604    $ 79,732
                                                      =======      =======      =======      =======     =======
                                               LIABILITIES
Deposits                                             $ 77,221     $ 75,487     $ 75,199     $ 73,897    $ 71,308
Other Liabilities                                         533          439          573          664         687
Repurchase Agreements and Federal Funds
 Purchased                                              4,182        3,460          -0-          -0-         -0-
                                                      -------      -------      -------      -------     -------

          TOTAL LIABILITIES                          $ 81,936     $ 79,386     $ 75,772     $ 74,561    $ 71,995
Shareholders' Equity                                    9,560        8,836        8,339        8,043       7,737
                                                      -------      -------      -------      -------     -------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 91,496     $ 88,222     $ 84,111     $ 82,604    $ 79,732
                                                      =======      =======      =======      =======     =======


                           HOMETOWN BANCSHARES, INC.
                        SELECTED FINANCIAL INFORMATION
                         CONDENSED STATEMENT OF INCOME
                  (In Thousands Except for Per Share Amounts)

                                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                     -----------------------------------------------------------
                                                       1993         1992         1991         1990        1989
                                                       ----         ----         ----         ----        ----

Interest and Dividend Income                         $  7,085     $  7,504     $  7,852     $  8,024    $  7,866
Interest Expense                                        2,852        3,461        4,100        4,447       4,268
                                                      -------      -------      -------      -------     -------

Net Interest Income                                  $  4,233     $  4,043     $  3,752     $  3,577    $  3,598
Provision for Possible Loan Losses                        159          204          180          188         246
Other Income                                              390          371          321          320         398
Other Expenses                                          3,068        3,022        3,080        2,971       3,038
                                                      -------      -------      -------      -------     -------

Income before Income Taxes
 and Extraordinary Item                              $  1,396     $  1,188     $    813     $    738    $    712
Provision for Income Taxes                                535          417          299          212         226
                                                      -------      -------      -------      -------     -------

Income before Extraordinary Item                     $    861     $    771     $    514     $    526    $    486
Extraordinary Item - Tax  Benefit                         -0-          -0-          -0-          -0-         (12)
Cumulative Effect - Change
 in Accounting Principles                                  81          -0-          -0-           -0-         -0-
                                                      -------      -------      -------       -------     -------
NET INCOME                                           $    942     $    771     $    514     $     526   $     498
                                                      =======      =======      =======      ========    ========
Earnings Per Share of Common Stock:
  Income before Extraordinary Item                   $   2.56     $   2.29     $   1.52     $    1.56   $    1.45
  Extraordinary Item                                      .00          .00          .00           .00         .03
  Cumulative Effect - Change in Accounting
   Principles                                             .24          .00          .00           .00         .00
                                                      -------      -------      -------       -------     -------

Net Income                                           $   2.80     $   2.29     $   1.52     $    1.56   $    1.48
Cash Dividend Paid Per Share                         $    .96     $    .78     $    .72     $     .69   $     .62
Book Value                                           $  28.37     $  26.21     $  24.75     $   23.86   $   23.01
Average Shares Outstanding                            337,077      337,077      337,077       337,077     336,207

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS


          The purpose of this discussion is to focus on the information about Hometown Bancshares, Inc.'s financial condition, results of operations, liquidity, and capital resources and to provide a better understanding of the significant factors relating to this information. This discussion and analysis should be read in conjunction with the financial statements and selected financial data presented elsewhere in this Annual Report.

          The Financial Accounting Standards Board (FASB) recently issued Statement Number 109, Accounting for Income Taxes, which is required to be
                      ---------------------------
applied to the Company's 1993 financial statements. For a discussion of the impact of Statement 109 on the Company's financial condition, see Note 7 of the Consolidated Financial Statements. FASB also recently issued Statement Number 115, Accounting for Certain Investments in Debt and Equity Securities, which is
     ----------------------------------------------------------------
required to be applied to the Company's financial statements beginning in 1994. At its option, Hometown elected to apply the statement effective December 31, 1993. The effects of applying this statement are discussed below in the "Securities" section and in Notes 1 and 2 of the financial statements.

          Hometown Bancshares is a three-bank holding Company, having been capitalized in January, 1989 by the shareholders of the Union Bank of Tyler County in a statutory merger accounted for as if by pooling and acquiring the Community Bank in January, 1989 by a merger accounted for as a purchase. In July, 1990, Hometown acquired Universal BancCorp, parent corporation of the Bank of Paden City, in a statutory merger accounted for as a pooling. As a result of the merger, Universal ceased to exist and Paden City became a wholly-owned subsidiary of Hometown. Under the accounting rules for pooling transactions, it is required that prior periods be restated to show the merged institutions as a single entity. Thus, all prior periods presented and discussed herein include the results of Universal and Paden City.

Financial Condition
- -------------------

          Hometown, with its three subsidiary Banks, primarily functions as a financial intermediary, brokering deposits into such earning activities as loans and investments. As such, its financial condition can be reviewed in terms of various trends in its sources and uses of funds. The following subject areas are the most significant influences over the Company's financial condition.

          Loans
          -----
                     The loan portfolio represented 53%, 53%, and 56% of total assets as of December 31, 1993, 1992, and 1991, respectively. The relatively stable ratio indicates asset and loan growth have been maintained at comparable rates. Hometown's overall lending market has not generated significant loan demand to warrant substantial increases in lending.

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS


Financial Condition  (Continued)
- --------------------------------

          Loans  (Continued)
          ------------------
          As a result, the growth of total loans has been relatively stagnant, growing only 1.1% annually from 1991 to 1993. However, loan demand in 1993 did show some signs of resurgence and the economy in general is beginning to improve. Management believes that loan demand will continue to pick up in 1994, barring any unforeseen shocks to the local or national economy.

               Installment loans comprised 35% of total loans in 1991, decreased 34% in 1992, and decreased further to 31% in 1993. This decrease is indicative of the decline in consumer spending that occurred throughout much of 1993. Real estate loans, excluding commercial real estate, have exhibited a slow but steady decline as a percentage of total loans outstanding from 42% in 1989 to 37% in 1993. The demand in the overall real estate market is somewhat depressed in Hometown's market area. As a result, management has attempted to shift lending activities to the consumer/installment and commercial areas. Commercial lending provides generally greater flexibility in interest repricing, thus reducing interest rate margin risks. However, credit risk also generally increases due to the nature of the lending and the credit concentrations. Commercial lending generally has a higher profit potential as well. Management has concentrated on minimizing risk exposure by emphasizing asset-based lending procedures to insure adequately-secured loans. Consumer lending is generally less susceptible to market risk factors, such as fluctuating real estate values. Also, consumer loans typically bring higher overall yields than real estate loans. This is particularly true in the current interest rate environment, as many real estate loan customers have recently refinanced at lower rates. The surge in mortgage refinancing will continue to have a negative impact on loan yields. See the Results of Operations - Interest Income for additional discussion of this impact.

               Hometown generally employs certain loan to value ratios in order to ensure adequate collateralization. Loans secured by improved real estate (residential or commercial) are made for up

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS


Financial Condition  (Continued)
- --------------------------------

          Loans  (Continued)
          ------------------

          to 80% of the appraised market value of the property. Loans secured by consumer goods (new autos, etc.) are extended for up to 90% of the purchase price. Other commercial loans, such as those secured by equipment or accounts receivable, are extended at up to 60% of the value of the underlying collateral.

                     Loan-to-value guidelines for real estate loans have recently been adopted by Federal banking regulators and became effective in early 1993. The maximum loan-to-value limits, as specified by the guidelines, are as follows: raw land - 65%; land development - 75%; construction/commercial - 80%; construction/residential and improved property -85%; and owner-occupied residential or home equity- no established limit. Hometown's current real estate lending policies and procedures generally comply with these guidelines.

          Investment Portfolio
          --------------------

                     As of December 31, 1993, 1992, and 1991, investment securities were 40%, 39%, and 37%, respectively, of total assets. Federal funds sold included in the investment totals comprised .8% of total assets in 1993, 1.5% in 1992, and 4% in 1991. This relatively high-liquidity position is primarily the result of a stagnant lending market as a ready use of funds as discussed under the loans section. Excluding Federal funds sold, approximately 90% of the investment portfolio at December 31, 1993 consisted of U. S. Government Treasuries, Agencies, and Corporations. As a result of tax legislation in recent years, along with limited bank-qualified offerings, tax-exempt investments have declined from 7.6% of the total portfolio in 1991 to 7.4% in 1993. It is anticipated that the relative size of the tax-exempt portfolio will continue to decrease. Recent investments have been almost solely in U. S. Treasury securities and those of U.
          S. Agencies and Corporations, with the exception of a few small tax-exempt issues purchased late in 1993.

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS

Financial Condition  (Continued)
- --------------------------------

          Investment Portfolio  (Continued)
          ---------------------------------

                     The portfolio is being maintained with relatively short maturities, with 28% maturing in one year or less and 93% maturing in five years or less. Relatively short maturities allow Hometown flexibility in dealing with a volatile interest rate environment. For example, as rates on short-term instruments have declined, Hometown shifted these funds to higher-yielding, longer-term investments, such as U. S. Government Securities. In addition, Hometown has invested in a U. S. Government Securities mutual fund which had a market value of $461,000 at December 31, 1993 and a yield of 8.15%.

                     Hometown intends to and has the ability to hold the majority of its investment securities to maturity. In accordance with FASB Statement 115, these securities are designated "Hold to Maturity," and can be sold prior to maturity only in very limited circumstances. Hometown has also designated certain securities it holds as "Available for Sale," which allows them to be sold at management's discretion, without limitation. Per FASB Statement 115, these securities are carried at market value, with a corresponding adjustment for any unrealized gains or losses made directly to the Company's Undivided Profits account. As of December 31, 1993, Hometown had an unrealized gain, net of tax effect, of approximately $77,000. Sales of securities were not significant in 1993 and no significant sales are expected in 1994. Historically, Hometown has sold securities only for portfolio restructuring or liquidity purposes and not as a means of generating trading profits. Hometown expects to continue this practice. Hometown does not maintain a trading account and, therefore, no securities are designated as "Trading Securities."

                     Maturing securities provide a major source of liquidity which can be used to fund loan growth or be reinvested in other securities. Investment yields are expected to decline in 1994 as approximately $10 million will mature during the year. It is anticipated that the maturing securities will be reinvested at current market yields which are approximately 200 basis points lower than the yields of the maturing securities.

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS


Financial Condition  (Continued)
- --------------------------------

          Deposit Liabilities
          -------------------

                     Deposits are and will continue to be Hometown's primary source of funds. Average annual deposit growth from 1991 to 1993 was a moderate 4.9%. Most of the growth occurred in the category of other time deposits (which includes money market deposit accounts and passbook savings accounts) and NOW demand deposits. Average balances of certificates of deposit have decreased, as depositors are seeking more liquid deposit account types in the current low-rate environment. The flow of funds into these lower cost deposit types, along with a decline in market interest rates, helped to decrease the overall cost of funds from 6.19% in 1991 to 4.85% in 1992. The decrease in Hometown's cost of funds continued during 1993, dropping to 3.87% as market rates on deposits declined sharply throughout the year. As a result of the declining interest rate environment, management has taken an active posture in lowering rates on deposit products that traditionally have not been repriceable. Passbook savings rates, which were at 5.5% for years, were lowered on several occasions since early 1992. Rates on NOW accounts were lowered similarly. Hometown intends to continue to actively manage rates on these products in order to preserve the Company's net interest margin.

          Repurchase Agreement Liabilities and Federal Funds Purchased
          ------------------------------------------------------------

                     During 1992, Hometown began utilizing repurchase agreements for local governmental units requiring an adequate rate of return and collateralization of their funds. These funds were initially deposit liabilities, but were converted to repurchase agreement liabilities in order to eliminate FDIC insurance premium expense on these large balance accounts. Hometown also occasionally purchases Federal Funds to meet short-term funding requirements. The average rate paid on Federal Funds Purchased and Repurchase Agreements during 1993 was 2.92%, compared to 2.82% in 1992. Hometown expects to continue using repurchase agreements in order to meet the unique needs of local governmental units while reducing FDIC deposit insurance premium expense. The use of

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS


Financial Condition  (Continued)
- --------------------------------

          Repurchase Agreement Liabilities and Federal Funds Purchased
          ------------------------------------------------------------
          (Continued)
          -----------

          repurchase agreements in 1993 saved approximately $9,000 in FDIC premiums and a similar savings is expected in 1994.

          Capital
          -------

                     Management of asset growth, income performance, and dividend payouts has enabled Hometown to increase its equity to assets ratio from 1991 to 1993. The ratio of average equity to average assets was 9.61% in 1991, 9.74% in 1992, and 10.07% in 1993.

                     Cash dividends paid during the year ended December 31, 1993 totaled $323,594, or $.96 per share. Cash dividends were $.78 per share in 1992 and $.72 per share in 1991.

                     Banking regulations have established minimum capital ratios for banks and bank holding companies. As of December 31, 1992, regulations require all banks and bank holding companies to have a minimum total risk-based capital ratio of 8%, with at least 4% of core capital. The concept of risk-based capital requires an assessment of the riskiness of a financial institution's assets in relation to capital. Core capital, or Tier 1 capital, includes common equity and perpetual preferred stock. Supplementary capital, or Tier 2 capital, includes mandatory convertible securities, subordinated debt, and the reserve for loan losses.

                     Hometown's consolidated Tier 1 capital was $9.6 million, or approximately 19% of risk-weighted assets at December 31, 1993. Total risk-based capital, which includes Tier 2 capital, was $10.3 million or approximately 20.5% of total risk-weighted assets at December 31, 1993.

                     Another capital ratio used by banking regulators is the leverage ratio, which measures the level of core capital to total assets. Hometown's leverage ratio at December 31, 1993 was 10.08%, compared to 10.02% at December 31, 1992.

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS


Financial Condition  (Continued)
- --------------------------------

          Capital  (Continued)
          --------------------

                     Under the "Prompt Corrective Action" regulations adopted in September, 1992, the FDIC has defined five categories of capitalization (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized). Restrictions and prohibitions for banks and bank holding companies become more severe as an institution's capital level declines. Sanctions on undercapitalized institutions include dividend restrictions and can ultimately result in the closing of those that are critically undercapitalized. Hometown and its Subsidiaries meet the "well capitalized" definition, which requires a total risk-based capital ratio of 10%, a Tier 1 risk-based ratio of at least 6%, and a leverage ratio of at least 5%. "Well capitalized" status affords Hometown the ability to operate with the greatest flexibility under current laws and regulations.

Results of Operations
- ---------------------

          Interest Income
          ---------------

                     Net interest income, the major determinant of Hometown's income, increased $289,000, or 7.5%, on a taxable equivalent basis from 1991 to 1992. This increase was primarily due to a sharp decline in market interest rates, which reduced average rates paid on deposits from 6.19% to 4.85%. Asset yields also declined during 1992, though not to the degree that deposit costs decreased. A major factor in the decline in asset yields was the large volume of residential mortgage refinancing that occurred during 1992, as borrowers took advantage of the low rates. The effects of mortgage refinancing will continue to have a negative impact on loan yields in the coming years. Yields on Federal Funds Sold and investment securities also decreased significantly during 1992.

                     In 1993, net interest income increased again by $179,000 on a taxable equivalent basis. A continuing decrease in market interest rates was again the primary cause, as average rates paid on deposits decreased to 3.87%. Another factor contributing to the decrease in interest expense

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS


Results of Operations  (Continued)
- ----------------------------------

          Interest Income  (Continued)
          ----------------------------
          was the ongoing flow of funds from Certificates of Deposit to Other Time Deposits (passbook savings and MMDA's) which have a considerably lower average rate as shown in Table One. Depositors continue to prefer the more liquid deposit types in the current rate environment. Asset yields also declined further in 1993, with continued fixed-rate mortgage refinancing again being a primary contributor. Also, floating rate loans continued to reprice downward as the indices to which they are tied declined further. Yields on investment securities also continued to decline during 1993, as maturing securities were reinvested at significantly lower rates.

                     It is anticipated that yields on these assets will continue to decline in 1994, as management expects the current interest rate environment to prevail through most of 1994. Management intends to continue to aggressively reprice interest-bearing deposit liabilities, even those that had previously been considered non-repriceable, such as passbook savings (see Deposits discussion and Table Seven). Aggressive management of the deposits side of the balance sheet should serve to offset the impact of declining asset yields, thereby enabling Hometown to maintain its net interest margin.

                     Hometown's liquidity position and interest rate margin gaps, as discussed elsewhere, have enabled it to maintain profitability within given interest rate market environments.


          Loan Loss Provision and Reserve
          -------------------------------

                     The provision for loan losses is charged to operations and is added to the reserve against which loan losses are charged. Management determines an appropriate provision based upon its evaluation of the size and quality of the loan portfolio risk characteristics. Such provisions have amounted to $158,000, $204,000, and $180,000 for 1993, 1992, and 1991, respectively. Loan losses, net of recoveries, charged against the reserve for 1993, 1992, and 1991 have amounted to

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS


Results of Operations  (Continued)
- ----------------------------------

          Loan Loss Provision and Reserve  (Continued)
          --------------------------------------------


          $85,000, $130,000, and $124,000, respectively. The reserve for possible loan losses is currently at 1.56% of the outstanding loan portfolio balance.

                     Trends in nonperforming and restructured loans indicate improving asset quality, decreasing from a five-year high of $1,074,000 in 1990 to $237,000 in 1993. Improved asset quality is also reflected in the ratio of net charge-offs to average loans outstanding, as it decreased from a high of .35% in 1989 to the current .18%. It is important to note that these percentages are well below such statistics for Hometown's national peer group. As discussed earlier, management is concentrating on minimizing risk exposure by emphasizing asset-based lending procedures to insure adequately-secured loans.

                     Quarterly loan loss provisions during 1991 were an even $45,000 as analysis procedures implemented by management in 1991 (see following paragraph) indicated that no quarterly adjustments were necessary. Quarterly provisions during 1992 were $48,000, with the exception of the Second Quarter, which was $60,000. The increase in the Second Quarter provision was the result of management learning of increasing difficulties for a specific problem credit, which was factored into management's analysis of the reserve. In 1993, quarterly loan loss provisions ranged from $46,000 in the First Quarter to $37,500 in the other quarters. Again, management's analysis indicated that a reduction in the provision was warranted, beginning in the Second Quarter.

                     Management believes, based on currently available information, that the reserve for loan losses is adequate to absorb expected and potential loan losses. Management, desiring to follow industry trends of building loan loss reserves, has been committed to increasing the reserves at the subsidiary levels to an even more conservative posture. In order to more closely monitor the reserve adequacy, management has implemented formal, detailed evaluation procedures which are applied on a quarterly basis. Adjustments to the provision expense are made in accordance with

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS


Results of Operations  (Continued)
- ----------------------------------

          Loan Loss Provision and Reserve  (Continued)
          --------------------------------------------

          evaluation findings. While management's periodic analysis may allocate portions of the reserve for specific problem loan situations, the entire balance of the reserve is available for any loan charge-offs that occur.

                     The most recent analysis indicates that the provision for the First Quarter of 1994 will be slightly less than the Last Quarter of 1993. Continuing improvement in asset quality, as indicated by the decrease in nonperforming loans, has allowed the quarterly provision to be slightly reduced.

                     Recent loan loss provisions which have been in excess of that required by quarterly analysis are a result of management's goal to increase loan loss reserves of the subsidiary banks to not only an "adequate" level but a level exceeding "adequate." Management's goal was to increase the reserve levels at the Subsidiaries to 1.5% of net loans which is thought to be a conservative level considering the current risk inherent in the loan portfolio. This goal was achieved at two of Hometown's subsidiaries during 1993.

          Other Income
          ------------

                     Total non-interest income increased in 1992, by approximately 5% over 1991, after netting out gains or losses on sale of securities. This increase was mainly due to an increase in the volume of fee-based transactions.

                     Total non-interest income also increased by approximately 5% in 1993 when compared to 1992. Again, the increase was mainly due to an increase in the volume of fee-based transactions.

                     Hometown occasionally recognizes fee income from trust services although no significant income was recognized during 1991, 1992, or 1993. Trust income is recognized on a cash basis at the time a trust is settled, a standard practice in the banking industry. Trust income in 1994 is again expected to be insignificant.

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS


Results of Operations  (Continued)
- ----------------------------------

          Other Income  (Continued)
          -------------------------

                     During 1989, Hometown applied for and received approval to establish a subsidiary to engage in insurance agency activities. After almost four years of unsuccessful operation, management decided to close the agency on July 31, 1993. Though dormant, the agency will continue as a corporate entity. Management wishes to preserve its existence, since the direction of the banking/insurance industry debate appears unclear at present.

          Non-Interest Expense
          --------------------

                     From 1991 to 1992, total non-interest expense decreased approximately 2%. This decrease occurred in spite of some significant increases in a few specific line item expenses, such as FDIC Insurance Assessments which have increased to the level that it must be separately disclosed in the financial statements. The decrease in total non-interest expense was brought about by the successful containment of non-interest expenses over which management has significant control. Some areas in which significant cost savings were realized in 1992 include stationery and supplies, advertising expense, and employee-related expenses (salaries, wages, and benefits). The reduction in employee-related expenses was largely the result of staff attrition. Rather than replace the departed staff, management was able to reassign duties to other employees and make greater use of part-time employees.

                     From 1992 to 1993, total non-interest expense increased by a marginal 1.5%. The major contributor to this slight increase was the category of Employee Salaries and Benefits which increased 2.9%. A significant portion of the increase was the result of increased cost of providing health care benefits. Minor increases in other expense categories, such as Legal Fees and Printing and Supplies also contributed to the overall increase in noninterest expense.

                     An ongoing contributor to non-interest expense is the cost of amortizing the core deposit premium resulting from purchase accounting methods applied

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS


Results of Operations  (Continued)
- ----------------------------------

          Non-Interest Expense  (Continued)
          ---------------------------------

          to the acquisition of Community which amounted to $113,224 in 1991, $91,028 in 1992, and $73,645 in 1993. This cost continues through 1998 but declines each year. The 1994 amortization cost will be $59,647. Management intends to continue to identify and take advantage of specific areas of potential cost savings or containment. However, inflationary pressures on employee expenses, especially in the area of health care, will likely result in a slight increase in total non-interest expenses in 1994.

          Income Taxes
          ------------

                      Effective income tax rates increased from 37% in 1991 to 38% in 1993. Continuing declines in tax-exempt interest revenues as well as the non-deductibility of certain merger-related expenses, such as core deposit amortization, were the significant contributing factors to this effective rate increase. Management expects this trend in effective tax rates to continue, especially considering the recent tax increase at the Federal level.

                     Tax-exempt revenues continue to decrease due to the fact that loans and investments which qualify as tax-exempt have been severely limited by tax reform legislation. Nondeductible expenses, in addition to the core deposit amortization mentioned above, amounted to approximately $25,000 in 1993. These are primarily legal expenses associated with corporate restructuring and are usually amortized over a five-year period. A similar expense will be incurred in 1994.

Liquidity
- ---------

          For a bank holding company, liquidity is measured as the ability to match maturing liabilities with maturing assets. Liquidity ultimately depends on profitability, quality of assets (both securities and loans), asset and liability maturities, and borrowing ability.

          Demand deposits, savings accounts, and certificates of deposit of less than $100,000 have provided Hometown with a sizable source of relatively stable funds. As discussed earlier, this deposit base has also been managed to become a low-cost funds source for the Bank. Also

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS

Liquidity  (Continued)
- ----------------------
available to Hometown to meet liquidity needs are short-term market-rate liabilities such as Federal funds purchased and securities sold under agreement to repurchase. These instruments are currently used on a very limited basis. Should these sources be needed, they can provide substantial flexibility in dealing with unforeseen cash requirements. Although liabilities provide its primary sources of liquidity, Hometown also maintains an adequate level of cash and near-cash items on hand to meet day-to-day operating needs. While Hometown does not include Federal Funds Sold as cash equivalents, these funds can be converted to cash overnight. In addition, Hometown owns marketable securities and short-term investments which can be converted to cash quite readily. These assets, as well as scheduled loan payments and maturing investment securities, provide Hometown's operating subsidiaries with an adequate source of funds for expected future loan demand and for fluctuations in deposit volume.

          At December 31, 1993 and 1992, cash and near-cash items, marketable securities, Federal funds sold, and cash deposits in other banks totaled $40,022,000 and $38,767,000, respectively. This liquidity level represented 44% of total assets at December 31, 1993 and 44% at December 31, 1992.

Interest Rate Sensitivity
- -------------------------

          An analysis of separating Hometown's balance sheet classifications into repricing time intervals, or "gaps" at December 31, 1993 is presented in Table Seven. A review of this table reveals Hometown's interest rate sensitivity position as measured in repricing "gaps" and cumulative "gaps" at December 31. The negative short-term gap extends to the twelve-month interval and represents 9.6% of Hometown's earning assets. This is an area directly affected by active management of customer product offerings. Management directs continued attention to improving this gap position through a shift to adjustable rate loans, use of short-term investments such as certificates of deposit in insured institutions or Federal funds sold, and more active repricing of interest-bearing deposit products that had traditionally been considered "fixed-rate," such as passbook savings accounts.

          The cumulative gap position in the one-to-five year category is 1.4% of earning assets. While also managed, this gap position is not considered as vulnerable to market changes due to the longer reaction time available to management for adjustments.

          This risk profile quantifies the sensitivity to market interest fluctuations inherent in a bank where there is a significant dependence on fixed-rate earning assets. Dramatic increases in interest rates would result in impaired bank operating performance while adjustments are made. Similarly, this also illustrates the reasons for management's emphasis in recent years to shift earnings assets into variable-rate products or shorter-term investments. Examples of this

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS


Interest Rate Sensitivity  (Continued)
- --------------------------------------

are the changes in loan type distributions over the past four years in Table Four and the increase in short-term securities as shown in Table Three.

Financial Reporting Responsibility
- ----------------------------------

          The management of Hometown Bancshares, Inc. acknowledges its responsibility for the preparation of the financial statements and other financial information contained in this annual report. The accompanying financial statements have been prepared by the management of Hometown Bancshares, Inc. in conformity with generally accepted accounting principles appropriate in the circumstances. Where amounts must be based on estimates and judgments, they represent the best estimates and judgments of management. The financial information appearing throughout this annual report is consistent with that in the financial statements.

          The management of Hometown Bancshares, Inc. is also responsible for establishing and maintaining a system of internal controls which we believe is adequate to provide reasonable assurance that the financial records are reliable for preparing financial statements and maintaining accountability for assets and that assets are safeguarded against loss from unauthorized use or disposition. The system in use at Hometown Bancshares, Inc. provides such reasonable assurance, supported by the careful selection and training of staff, the establishment of organizational structures providing an appropriate and well-defined division of responsibilities, and the communication of policies and standards of business conduct throughout the Institution.

          The accounting policies and system of internal accounting controls are under the general oversight of the Hometown Bancshares' and its Subsidiaries' Boards of Directors. The Internal Auditor of Hometown Bancshares, Inc., who reports directly to the Boards of Directors, conducts an extensive program of audits and risk management reviews. In addition, Harman, Thompson, Mallory & Ice, A.C., independent auditors, are engaged to audit our financial statements. Also, Hometown and its bank subsidiaries are subject to periodic examinations by regulatory authorities. Management is not aware of any current recommendations by such authorities that would have a material effect on liquidity, capital resources, or operations.

          Harman, Thompson, Mallory & Ice, A.C. obtain and maintain an understanding of our accounting and financial controls and conduct such tests and other auditing procedures as they consider necessary in the circumstances to express the opinion in their report that follows. Harman, Thompson, Mallory & Ice, A.C. have free access to the Boards of

                           HOMETOWN BANCSHARES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS


Financial Reporting Responsibility  (Continued)
- -----------------------------------------------
Directors to discuss their audit and their findings as to the integrity of Hometown Bancshares' financial reporting and the adequacy of the system of internal accounting controls.



                                  /s/ Gary R. Davis
                                  ---------------------------------------------
                                  Gary R. Davis, President


                                  /s/ Timothy R. Aiken
                                  ---------------------------------------------
                                  Timothy R. Aiken, Chief Financial
                                    Officer and Treasurer

                                   TABLE ONE
                           HOMETOWN BANCSHARES, INC.


NET INTEREST INCOME

          Net interest income is the difference between gross interest and fees earned on earnings assets, primarily loans and investment securities (on a tax equivalent basis), and interest paid on deposits and other borrowed funds. Net interest income is affected by the rate of interest earned and paid, and by volume changes in loans, securities, deposits, and borrowed funds.

          The total yield on earning assets has decreased between 1991 and 1992 by 1.03% and decreased further between 1992 and 1993 by .80%.

          In 1992, a dramatic decrease in market interest rates resulted in declines in earning asset yields and rates paid on deposit liabilities. The decline in asset yields was partially offset by an increase in average asset balances, particularly in U. S. Treasury and Agency Securities. The 1.34% decline in average rates paid on deposit liabilities was also partially offset by increases in average balances, most notably the Other Time and NOW Demand Deposits categories.

          1993 exhibited a continuing decline in market interest rates which impacted both earning asset yields and rates paid on interest-bearing liabilities. Declines in earning asset yields were offset by greater declines in rates paid on interest-bearing liabilities. Significant decreases in rates paid occurred in all interest-bearing liability types, resulting in an overall decline in average rates paid of .98% when compared to 1992. A major factor in this decline was the ongoing disintermediation from Certificates of Deposit to Other Time Deposits which includes passbook savings accounts and money-market deposit accounts (MMDA's). Certificate of Deposit balances have decreased substantially while Other Time Deposit balances, which pay a significantly lower rate, have increased substantially.

          The net yield was 5.09% in 1993, 5.04% for 1992, and 4.97% for 1991.
The relative stability of the net yield indicates management's ability to manage asset and deposit levels, and to adjust rates paid and rates earned as overall market rates have been quite volatile.

          The table which follows summarizes Hometown's net interest income for 1993 and the previous two years.

                                   TABLE ONE
                           HOMETOWN BANCSHARES, INC.
                            STATISTICAL INFORMATION

Average Balances and Interest Rates (In Thousands)
 (Interest and Rates on a Fully-Taxable Equivalent Basis)

                                                                        YEAR ENDED DECEMBER 31,
                                  --------------------------------------------------------------------------------------------------

                                               1993                              1992                               1991
                                  ------------------------------    ------------------------------    ------------------------------
                                  BALANCE     INTEREST     RATE     BALANCE     INTEREST     RATE     BALANCE     INTEREST     RATE

                                            ASSETS

Federal Funds Sold                $ 3,435      $   105     3.06%    $ 4,550      $   161     3.54%    $ 3,527      $   197     5.59%

                                   ------       ------    -----      ------       ------    -----      ------       ------    -----

SECURITIES:
  U. S. Treasury Securities       $15,663      $ 1,081     6.90%    $15,646      $ 1,186     7.58%    $13,699      $ 1,126     8.22%

  U. S. Government
   Agencies and Corporations       15,013          918     6.11%     11,744          851     7.25%      9,966          846     8.49%

  Obligations of State and
   Political Subdivisions           1,918          215    11.20%      2,253          247    10.96%      2,426          255    10.51%

  Other Securities                    886           52     5.87%        742           54     7.28%        872           65     7.45%

                                   ------       ------    -----      ------       ------    -----      ------       ------    -----


          TOTAL SECURITIES        $33,480      $ 2,266     6.77%    $30,385      $ 2,338     7.70%    $26,963      $ 2,292     8.50%

                                   ------       ------    -----      ------       ------    -----      ------       ------    -----

Interest-Bearing Deposits -
 Banks                            $   253           11     4.35%    $   315      $    13     4.13%    $   -0-      $   -0-      .00%

                                   ------       ------    -----      ------       ------    -----      ------       ------    -----

Loans                             $47,719      $ 4,776    10.01%    $46,666      $ 5,076    10.88%    $46,640      $ 5,449    11.68%

                                   ------       ------    -----      ------       ------    -----      ------       ------    -----


   TOTAL EARNING ASSETS           $84,887      $ 7,158     8.46%    $81,916      $ 7,588     9.26%    $77,130      $ 7,938    10.29%

Reserve for Possible Loss
 on Loans                            (731)      ======    =====        (649)      ======    =====        (564)      ======    =====
Cash and Due from Banks             3,747                             3,331                             3,117
Bank Premises and Equipment -
 Net                                1,537                             1,613                             1,707
Other Assets                        1,931                             1,990                             1,335
                                   ------                            ------                            ------
TOTAL ASSETS                      $91,371                           $88,201                           $82,725
                                   ======                            ======                            ======


                                   TABLE ONE
                           HOMETOWN BANCSHARES, INC.
                            STATISTICAL INFORMATION
                                  (CONTINUED)

Average Balances and Interest Rates (In Thousands)
 (Interest and Rates on a Fully-Taxable Equivalent Basis)

                                                                        YEAR ENDED DECEMBER 31,
                                  --------------------------------------------------------------------------------------------------

                                               1993                              1992                               1991
                                  ------------------------------    ------------------------------    ------------------------------
                                  BALANCE     INTEREST     RATE     BALANCE     INTEREST     RATE     BALANCE     INTEREST     RATE

                             LIABILITIES AND SHAREHOLDERS' EQUITY

TIME DEPOSITS
  Certificate of Deposit          $29,665      $ 1,473     4.97%    $32,569      $ 1,933     5.94%    $34,857      $ 2,473     7.09%

  Other Time                       25,756          864     3.35%     22,578          960     4.25%     18,894          984     5.21%
                                   ------       ------    -----      ------       ------    -----      ------       ------    -----

        TOTAL TIME DEPOSITS       $55,421      $ 2,337     4.22%    $55,147      $ 2,893     5.25%    $53,751      $ 3,457     6.43%

NEGOTIABLE ORDER WITHDRAWAL
  Demand Deposits                  13,660          380     2.78%     15,100          535     3.54%     12,381          637     5.14%
  Federal Funds Purchased and
    Securities Sold under
    Agreement to Repurchase         4,619          135     2.92%      1,136           32     2.82%        -0-          -0-      .00%
  Borrowed Funds                      -0-          -0-      .00%         11            1     6.51%         68            6     8.82%
                                   ------       ------    -----      ------       ------    -----      ------       ------    -----
TOTAL INTEREST-BEARING
  LIABILITIES                     $73,700      $ 2,852     3.87%    $71,394      $ 3,461     4.85%    $66,200      $ 4,100     6.19%
                                                ======    =====                   ======    =====                   ======    =====

Demand Deposits (Non-interest
  Bearing)                          7,726                             7,510                             7,933
Other Liabilities                     747                               710                               642
Shareholders' Equity                9,198                             8,587                             7,950
                                   ------                            ------                            ------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY            $91,371                           $88,201                           $82,725
                                   ======                            ======                            ======

Interest Revenue/Earning
  Assets                          $84,634      $ 7,158     8.46%    $81,916      $ 7,588     9.26%    $77,130      $ 7,938    10.29%

Interest Revenue/Earning
  Assets                          $84,634        2,852     3.37%    $81,916      $ 3,461     4.22%    $77,130        4,100     5.32%
                                                 -----    -----                    -----     ----                    -----     ----

NET YIELD                                      $ 4,306     5.09%                 $ 4,127     5.04%                 $ 3,838     4.97%
                                                 =====     ====                    =====     ====                    =====     ====

              Loan fees which were not material to total interest income and interest have been combined for rate calculation purposes. Non-accrual loans, If any, have been included in the average loan balance. The average balance of negotiable order of withdrawal demand deposits accounts includes non-interest earning deposits which may result from the account balance falling below a minimum required balance to earn interest. The non-taxable income from obligations of state and political subdivisions has been adjusted to a tax equivalent basis using a corporate tax rate of 34% in 1993, 1992, and 1991.

                                   TABLE TWO
                           HOMETOWN BANCSHARES, INC.


          The following rate/volume analysis of net revenue table shows the gross effect of volume and rate changes from the prior year (the net effect of which is the change in income and expense).

          The effect of a change in average volume has been determined by applying the average rate in the earlier year by the change in volume. The change in rate has been determined by applying the average volume in the earlier year by the change in rate.

          Net interest revenues, on a taxable equivalent basis, increased $179,000 and $289,000 in 1993 and 1992, respectively. The increase in 1992 was a result of increased volume in U. S. Treasury and Agency Securities income along with a marked decline in rates paid on deposit liabilities. Although yields on earning assets also decreased, the rates paid on deposits declined much more sharply, producing the significant increase in net interest revenue. The increase in 1993 was again primarily due to a continuing decline in rates paid on deposit liabilities. Increased volume in certain types of securities helped to offset the decline in yields on earning assets.

          The interest rate risk discussion in management's discussion and analysis and in Table Seven further amplify the considerations for earning asset realignment to reduce interest rate risk exposure in a volatile interest market.

                                   TABLE TWO
                           HOMETOWN BANCSHARES, INC.
                            STATISTICAL INFORMATION


Rate/Volume Analysis of Net Interest Revenue (In Thousands)
  (Fully-Taxable Equivalent Basis)

                                           YEAR ENDED DECEMBER 31,
                               ----------------------------------------------
                                   1993 OVER 1992         1992 OVER 1991
                               --------------------    ----------------------
                               VOLUME   RATE   TOTAL   VOLUME   RATE    TOTAL
INTEREST (DECREASE) IN:
INTEREST REVENUE
 Federal Funds Sold            $ (36)  $ (20)  $ (56)   $  47  $ (83)  $ (36)
                                ----    ----    ----     ----   ----    ----
 SECURITIES:
  U. S. Treasury Securities    $   1   $(106)  $(105)   $ 154  $ (94)  $  60
  U. S. Government Agencies
   and Corporations              219    (152)     67      140   (135)      5
  Obligations of State and
   Political Subdivisions        (37)      5     (32)     (18)    10      (8)
  Other Securities                 9     (11)     (2)     (10)    (1)    (11)
                                ----    ----    ----     ----   ----    ----
     TOTAL SECURITIES          $ 192   $(264)  $ (72)   $ 266  $(220)  $  46
                                ----    ----    ----     ----   ----    ----
Interest-Bearing Deposits -
 Banks                         $  (3)  $   1   $  (2)   $  13  $ -0-   $  13
                                ----    ----    ----     ----   ----    ----
Loans                          $ 111   $(411)  $(300)   $   2  $(375)  $(373)
                                ----    ----    ----     ----   ----    ----
     TOTAL EARNING ASSETS      $ 264   $(694)  $(430)   $ 328  $(678)  $(350)
                                ====    ====    ====     ====   ====    ====

INTEREST EXPENSE
 TIME DEPOSITS
  Certificates of Deposit      $(158)  $(302)  $(460)   $(150) $(390)   $(540)
  Other Time                     121    (217)    (96)     176   (200)     (24)
                                ----    ----    ----     ----   ----     ----
     TOTAL TIME DEPOSITS       $ (37)  $(519)  $(556)   $  26  $(590)   $(564)


 NEGOTIABLE ORDER WITHDRAWAL
  Demand Deposits                (46)   (109)   (155)     118   (220)    (102)
  Borrowed Funds                  (1)    -0-      (1)      (4)    (1)      (5)
  Securities Sold under
   Repurchase Agreements         100       3     103       32    -0-       32
                                ----    ----    ----     ----   ----     ----

     TOTAL INTEREST-
      BEARING LIABILITIES      $  16   $(625)  $(609)   $ 172  $(811)   $(639)
                                ====    ====    ====     ====   ====     ====

INCREASE IN NET INTEREST
  REVENUE                      $ 248   $ (69)  $ 179    $ 156  $ 133   $ 289
                                ====     ====   ====     ====   ====    ====

NOTE: The variance not solely due to rate or volume is allocated equally between the rate and volume variance.

                                  TABLE THREE
                           HOMETOWN BANCSHARES, INC.


          The maturity distribution and approximate yield on investment securities at December 31, 1993 and at December 31, 1992 and the book value at December 31, 1993, 1992, and 1991 are presented in the following table. Investment portfolio balances have increased over the three-year period from 33% of total assets to almost 40% of total assets, as deposits have increased while other uses of funds (i.e., loan demand) have been static. The increases have been mostly in taxable securities. 1993 figures include fair value adjustments required by the adoption of FASB Statement Number 115, as discussed elsewhere in these financial statements.

                           HOMETOWN BANCSHARES, INC.
                            STATISTICAL INFORMATION

                             INVESTMENT PORTFOLIO
                                (In Thousands)

                                                      BOOK VALUE-DECEMBER 31,
                                                  --------------------------------
                                                     1993       1992       1991
                                                     ----       ----       ----
U. S. Treasury Securities                          $17,267    $16,781    $14,199
Obligations of Other U. S. Government
  Agencies and Corporations                         15,391     13,740     10,480
Obligations of State and Political Subdivisions      2,691      2,146      2,080
Other Securities                                       945        740        751
                                                    ------     ------     ------

TOTAL                                              $36,294    $33,407    $27,510
                                                    ======     ======     ======

                                       MATURITY DISTRIBUTION-BOOK VALUE
                                   -----------------------------------------
                                       ONE   AFTER ONE     OVER
                                    YEAR OR   YEAR TO      FIVE
                                      LESS   FIVE YEARS   YEARS     TOTAL
DECEMBER 31, 1993
  U. S. Treasury Securities         $ 4,414   $12,853   $   -0-    $17,267
  Obligations of Other U. S.
    Government Agencies and
    Corporations                      4,134     9,813     1,444     15,391
   Obligations of State and
     Political Subdivisions             726       826     1,139      2,691
  Other Securities                      945       -0-       -0-        945
                                     ------    ------    ------     ------

TOTAL                               $10,219   $23,492   $ 2,583    $36,294
                                     ======    ======    ======     ======

DECEMBER 31, 1992
  U. S. Treasury Securities         $ 3,995   $12,463   $   323    $16,781
  Obligations of Other U. S.
    Government Agencies and
    Corporations                      1,299    11,301     1,140     13,740
  Obligations of State and
   Political Subdivisions               677     1,164       305      2,146
  Other Securities                      740       -0-       -0-        740
                                     ------    ------    ------     ------
TOTAL                               $ 6,711   $24,928   $ 1,768    $33,407
                                     ======    ======    ======     ======

                                  TABLE THREE
                           HOMETOWN BANCSHARES, INC.
                                  (CONTINUED)


                           HOMETOWN BANCSHARES, INC.
                            STATISTICAL INFORMATION

                             INVESTMENT PORTFOLIO
                                (In Thousands)

                                                        WEIGHTED-AVERAGE YIELD
                                          -----------------------------------------------------
                                                       AFTER ONE
                                           ONE YEAR     YEAR TO       OVER FIVE
                                           OR LESS     FIVE YEARS       YEARS       TOTAL
DECEMBER 31, 1993
  U. S. Treasury Securities                  7.15%        5.97%          .00%       6.28%
  Obligations of Other U. S. Government
    Agencies and Corporations                6.83%        5.72%         7.69%       6.05%

  Obligations of State and Political
    Subdivisions                            10.61%        9.33%         7.74%       8.80%
  Other Securities                           6.07%         .00%          .00%       6.07%

DECEMBER 31, 1992
  U. S. Treasury Securities                  7.76%        7.00%         6.09%       7.19%
  Obligations of Other U. S. Government
    Agencies and Corporations                7.69%        6.45%         9.02%       6.76%
  Obligations of State and Political
    Subdivisions                            11.45%       10.61%         8.72%      10.49%
  Other Securities                           7.28%         .00%          .00%       7.28%


           The weighted-average yield has been calculated after adjusting annualized interest revenue for the accretion of discounts and the amortization of premiums. The weighted-average yield of tax-exempt obligations has been calculated on the tax-equivalent basis by using a corporate tax rate of 34%.

                                 TABLE FOUR
                          HOMETOWN BANCSHARES, INC.


     The following table presents the loan balances by type and a recap of loan portfolio risk elements for the past five years. Also presented are the maturities and sensitivities of loans to changes in interest rates as of December 31, 1993 and December 31, 1992. Hometown's loan portfolio has developed into a relatively even distribution between loan types over the past five years. The categories specified below are those that are reported to banking regulators.

     Accrual of interest on commercial loans is stopped when it is determined that full collection is doubtful or when principal or interest is past due 90 days or more and it is determined that underlying collateral is inadequate to cover principal and interest. Upon placement on non-accrual status, interest accrued but uncollected is reversed and charged against current income. The determination of non-accrual status for other loan types is based on an evaluation of individual loans past due 120 days or more, their underlying collateral, and the potential for full collection of principal and interest.

                          HOMETOWN BANCSHARES, INC.
                           STATISTICAL INFORMATION
                               LOAN PORTFOLIO
                                (In Thousands)

                                               TYPES OF LOANS
                                                DECEMBER 31,
                            ---------------------------------------------------
                              1993       1992       1991       1990       1989
                              ----       ----       ----       ----       ----
Real Estate                 $17,671    $18,008    $17,339    $17,455    $17,414
Commercial and All Other     15,565     13,662     13,403     13,759     12,343
Installment (Includes
 Credit Cards)               14,909     15,257     16,284     15,235     13,961
                            -------    -------    -------    -------    -------
TOTAL                       $48,145    $46,927    $47,026    $46,449    $43,718
                            =======    =======    =======    =======    =======

                                            MATURITIES AND SENSITIVITIES OF
                                          LOANS TO CHANGES IN INTEREST RATES
                                       ----------------------------------------
                                                   AFTER
                                        ONE       ONE YEAR    OVER
                                        YEAR      TO FIVE     FIVE
                                       OR LESS     YEARS      YEARS      TOTAL
DECEMBER 31, 1993
  Real Estate                          $ 4,684    $ 7,650    $ 5,337    $17,671
  Commercial                            12,631      1,609      1,325     15,565
  Installment                            4,777      9,162        970     14,909
                                       -------    -------    -------    -------
TOTAL                                  $22,092    $18,421    $ 7,632    $48,145
                                       =======    =======    =======    =======
   RATE SENSITIVITY:
    Predetermined Rate                 $11,259    $15,850    $ 7,632    $34,741
    Floating or Adjustable
     Rate                               10,833      2,571        -0-     13,404
                                       -------    -------    -------    -------
TOTAL                                  $22,092    $18,421    $ 7,632    $48,145
                                       =======    =======    =======    =======

                                  TABLE FOUR
                           HOMETOWN BANCSHARES, INC.
                                  (CONTINUED)


                           HOMETOWN BANCSHARES, INC.
                            STATISTICAL INFORMATION
                                LOAN PORTFOLIO
                                (In Thousands)

                                               MATURITIES AND SENSITIVITIES OF
                                             LOANS TO CHANGES IN INTEREST RATES
                                            ------------------------------------
                                                       AFTER
                                             ONE      ONE YEAR   OVER
                                             YEAR     TO FIVE    FIVE
                                            OR LESS    YEARS     YEARS    TOTAL
DECEMBER 31, 1992
  Real Estate                               $ 7,977   $ 6,796   $3,235   $18,008
  Commercial                                 10,803     1,940      919    13,662
  Installment                                 4,416     8,945    1,896    15,257
                                            -------   -------   ------   -------
TOTAL                                       $23,196   $17,681   $6,050   $46,927
                                            =======   =======   ======   =======
  RATE SENSITIVITY:
    Predetermined Rate                      $11,763   $17,122   $6,050   $34,935
    Floating or Adjustable Rate              11,433       559      -0-    11,992
                                            -------   -------   ------   -------
TOTAL                                       $23,196   $17,681   $6,050   $46,927
                                            =======   =======   ======   =======
                                       NON-PERFORMING AND RESTRUCTURED LOANS
                                                     DECEMBER 31,
                                 -----------------------------------------------
                                   1993       1992      1991     1990      1989
                                   ----       ----      ----     ----      ----
Non-Accrual Loans                $    78    $   170   $   160   $  318   $   408
Accruing Loans - 90 or More
  Days Past Due                       68        181       200      354       316
Re-Structured Loans                  121         85       423      402       127
                                 -------    -------   -------   ------   -------
TOTAL                            $   267    $   436   $   783   $1,074   $   851
                                 =======    =======   =======   ======   =======

     There are no other loans subject to adverse classification for regulatory purposes other than those disclosed above.

                                  TABLE FIVE
                           HOMETOWN BANCSHARES, INC.


     The following analysis of the allowance for loan losses and recoveries is presented by loan type and the allocation of the allowance for loan losses. Additions to the reserve are based on Hometown Bancshares, Inc.'s loan loss experience and management's judgement of the economic conditions' effect on possible future loan losses. The percentage of reserve for loan losses to total outstanding loans was 1.56% as of December 31, 1993 and 1.44% at December 31, 1992.


                           HOMETOWN BANCSHARES, INC.
                            STATISTICAL INFORMATION

                   ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
                                (In Thousands)

                                             YEAR ENDED DECEMBER 31,
                                  ---------------------------------------------
                                  1993      1992      1991      1990     1989
                                  ----      ----      ----      ----     ----
Balance at Beginning of
 Period                           $ 677     $ 603     $ 548     $ 449    $ 242
Acquired Reserve Balance -
 The Community Bank                                                        114
                                  -----     -----     -----     -----    -----
BALANCE BEGINNING OF PERIOD       $ 677     $ 603     $ 548     $ 449    $ 356
CHARGE-OFFS:
 Real Estate                      $  15     $   8     $  42     $  20    $ -0-
 Commercial                          68        63        17        38       73
 Installments (Includes
  Credit Cards)                      49        88       114        97      109
                                  -----     -----     -----     -----    -----
  TOTAL CHARGE-OFFS               $ 132     $ 159     $ 173     $ 155    $ 182
                                  -----     -----     -----     -----    -----
  Real Estate                     $  14     $   8     $ -0-     $ -0-    $ -0-
  Commercial                         16         2         5        48      -0-
  Installments (Includes
    Credit Cards)                    17        19        43        18       30
                                  -----     -----     -----     -----    -----
  TOTAL RECOVERIES                $  47     $  29     $  48     $  66    $  30
                                  -----     -----     -----     -----    -----
Net (Charge-Offs) Recoveries      $ (85)    $(130)    $(125)    $ (89)   $(152)
Additions Charged to
  Operations                        158       204       180       188      245
                                  -----     -----     -----     -----    -----
BALANCE END OF PERIOD             $ 750     $ 677     $ 603     $ 548    $ 449
                                  =====     =====     =====     =====    =====
Ratio of Net Charge-Offs
  (Recoveries) during the
  Period to Average Loans
  Outstanding during the
  Period                            .18%      .28%      .27%      .20%     .35%

                                  TABLE FIVE
                           HOMETOWN BANCSHARES, INC.
                                  (CONTINUED)


                  ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                                (IN THOUSANDS)

                                                           DECEMBER 31,
                    --------------------------------------------------------------------------------------
                          1993             1992               1991              1990             1989
                    --------------    --------------    --------------    --------------    --------------
                              % OF              % OF              % OF              % OF              % OF
                    AMOUNT   LOANS    AMOUNT   LOANS    AMOUNT   LOANS    AMOUNT   LOANS    AMOUNT   LOANS
Real Estate          $278     37%      $257     38%      $223     37%     $214      39%      $188     42%
Commercial            240     32%       196     29%       169     28%      159      29%       117     26%
Installments          232     31%       224     33%       211     35%      175      32%       144     32%
                      ---    ---        ---    ---        ---    ---       ---     ---        ---    ---
TOTAL                $750    100%      $677    100%      $603    100%     $548     100%      $449    100%
                      ===    ===        ===    ===        ===    ===       ===     ===        ===    ===

     Hometown Bancshares, Inc. does not follow the practice of allocating the allowance for loan losses by loan category, therefore, the amounts allocated for this schedule were based on the percentage of loans in each category to total loans as of the end of each period.

                                   TABLE SIX
                           HOMETOWN BANCSHARES, INC.


     The following table presents a breakdown of average amount and average rate paid on deposit types over 10% of total deposits as of December 31, 1993, 1992, and 1991. Also shown is an analysis of time certificates of deposit over $100,000 by maturity grouping at December 31, 1993 and 1992.


                           HOMETOWN BANCSHARES, INC.
                            STATISTICAL INFORMATION

         AVERAGE AMOUNT/RATE OF DEPOSITS IN EXCESS OF 10% OF DEPOSITS
                                (In Thousands)

                                                                 DECEMBER 31,
                                     ------------------------------------------------------------------
                                            1993                    1992                    1991
                                     ------------------      ------------------      ------------------
                                                  RATE                    RATE                    RATE
                                     AMOUNT       PAID       AMOUNT       PAID       AMOUNT       PAID
Noninterest Bearing
  Demand Deposits                    $ 7,726       .00%      $ 7,510       .00%      $ 7,938       .00%
Negotiable Order Withdrawal
  Demand Deposits                    $13,660      2.78%      $15,100      3.54%      $12,381      5.14%
Savings Deposits (Includes
  MMDA's)                            $25,756      3.35%      $22,578      4.25%      $18,894      5.21%
Certificates of Deposit              $29,665      4.97%      $32,569      5.94%      $34,857      7.09%

                                                TIME DEPOSITS IN EXCESS OF $100,000
                                    -------------------------------------------------------------
                                                                OVER SIX
                                     THREE       OVER THREE     LESS THAN      OVER
                                    MONTHS OR    LESS THAN       TWELVE       TWELVE
                                     LESS        SIX MONTHS      MONTHS       MONTHS       TOTAL
December 31, 1993
  Certificates of Deposit            $   600      $   464       $   554       $1,270       $2,888
December 31, 1992
  Certificates of Deposit            $   506      $   401       $   658       $1,629       $3,194

                                  TABLE SEVEN
                           HOMETOWN BANCSHARES, INC.


     Net interest income can fluctuate as a result of changes in the general market levels of interest rates, particularly since yields on earning assets may respond differently to the changes than the costs of funds or deposits. Management of the repricing characteristics of earning assets and liabilities attempts to control net interest rate sensitivity with a goal of maintaining consistent earnings performance.

     By separating balance sheet classifications into repricing time intervals (when an interest rate may be changed), "gap" positions, or the difference between repricing assets and liabilities, may be analyzed. Allocation of fixed rate products such as time deposits or installment loans is based upon contractual maturity or amortization period. Products with determined repricing schedules are placed in the time interval of earliest repricing. Retail money market accounts constitute most of the floating rate category.

     Deposits, such as interest-bearing demand deposits and passbook savings accounts have not historically repriced in the conventional market sense but are controlled more by factors such as market demographics and customer product innovation. Accordingly, these deposits are allocated, based on factors such as anticipated trends and marketing emphasis, across the full range of pricing intervals. However, it should be noted these deposits were repriced downward several times in 1993, in response to rapidly declining market rates.

     Net cumulative gap positions primarily reflect a sensitivity to interest rate changes over time. The calculation is a static indicator and is not a net interest income predictor of an actively-managed bank in a constantly-changing market environment. Significant adjustments can be, and are, made when rate outlooks change. However, as a static indicator, gap methodology does capture major trends.

     An increase in short-term interest rates, given Hometown's current one-year negative gap position, would adversely affect earnings. Conversely, a decrease would result in enhanced earnings performance in this time period. For example, a 1% increase in interest rates would result in a $82,180 decrease in net interest income. Similarly, a 1% decrease in interest rates would cause a $82,180 increase in net interest income.

     The following table summarizes Hometown's interest-rate sensitivity by accumulating "gaps," at the various relevant repricing intervals, between earning assets and liability captions.

                                  TABLE SEVEN
                           HOMETOWN BANCSHARES, INC.
                            STATISTICAL INFORMATION

                      INTEREST RATE SENSITIVITY ANALYSIS
                                (In Thousands)

                                                                                 OVER SIX
                                                                 ONE DAY TO      MONTHS        OVER ONE     OVER
                                                     FLOATING       SIX          TO ONE        YEAR TO      FIVE
                                                       RATE        MONTHS         YEAR       FIVE YEARS     YEARS          TOTAL
EARNING ASSETS:
  Loans                                              $ 13,404     $  8,640      $  2,619      $ 15,850     $  7,632      $ 48,145
  Investment Securities                                 2,735        4,125         3,359        23,492        2,583        36,294
  Federal Funds Sold                                      775          -0-           -0-           -0-          -0-           775
                                                     --------     --------      --------      --------     --------      --------
          TOTAL EARNING ASSETS                       $ 16,914     $ 12,765      $  5,978      $ 39,342     $ 10,215      $ 85,214
                                                     --------     --------      --------      --------     --------      --------
SOURCES OF FUNDS  (Interest Bearing):
  Time Deposits                                      $  3,989     $ 10,564      $  7,091      $ 10,080     $    285      $ 32,009
  Other Deposits                                          -0-       13,089         4,960        19,844          -0-        37,893
  Repurchase Agreements and Federal Funds
    Purchased                                           4,182          -0-           -0-           -0-          -0-         4,182
                                                     --------     --------      --------      --------     --------      --------
          TOTAL INTEREST-BEARING SOURCES             $  8,171     $ 23,653      $ 12,051      $ 29,924     $    285      $ 74,084
                                                     --------     --------      --------      --------     --------      --------
NET INTEREST RATE SENSITIVITY GAP                    $  8,743     $(10,888)     $ (6,073)     $  9,418     $  9,930      $ 11,130
                                                     ========     ========      ========      ========     ========      ========
CUMULATIVE GAP DECEMBER 31, 1993                     $  8,743     $ (2,145)     $ (8,218)     $  1,200     $ 11,130
                                                     ========     ========      ========      ========     ========
RATIO OF EARNING ASSETS TO INTEREST-BEARING                                                                   NOT
  LIABILITIES                                           1.935         .540          .496         1.315     MEANINGFUL       1.150
RATIO OF CUMULATIVE GAP TO TOTAL EARNING ASSETS          .103        (.025)        (.096)         .014         .131

     Hometown does not participate in any financial futures or swap transactions. Certain products with pre-determined repricing dates are placed in the time interval corresponding to the earliest repricing period, in contrast to categorization by contractual maturity dates in other tables included in the statistical information.

                                  TABLE EIGHT
                           HOMETOWN BANCSHARES, INC.


     The following table presents a ratio analysis of return on assets, equity, and dividend payout. The return on average assets and the return on average equity have increased significantly since 1991. The increase in these ratios was primarily the result of a significant increase in net income.

     Although the dollar amount of dividends paid has increased from $.72 per share in 1991 to $.96 per share in 1993, the dividend payout ratio decreased and then leveled off due to the significant increase in net income.

     The equity to assets ratio has also remained fairly stable over the periods presented due to internal capital growth, a conservative dividend policy, and moderate asset growth.


                           HOMETOWN BANCSHARES, INC.
                            STATISTICAL INFORMATION

                          RETURN ON EQUITY AND ASSETS

                                                        DECEMBER 31,
                                                --------------------------
                                                 1993      1992      1991
                                                 ----      ----      ----
Return on Assets (Net Income Divided
  by Average Total Assets)                       1.03%      .88%      .62%
Return on Equity (Net Income Divided
  by Average Equity)                            10.24%     8.98%     6.47%
Dividend Payout Ratio (Dividends
  Declared Per Share Divided by
  Net Income Per Share)                         34.29%    34.06%    47.37%
Equity to Assets Ratio (Average Equity
  Divided by Average Total Assets)              10.07%     9.74%     9.61%

                        INDEPENDENT ACCOUNTANTS' REPORT


Board of Directors
Hometown Bancshares, Inc. and Subsidiaries
Middlebourne, West Virginia


     We have audited the accompanying consolidated balance sheets of Hometown Bancshares, Inc. and Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1993, 1992, and 1991. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

Board of Directors
Hometown Bancshares, Inc. and Subsidiaries
Middlebourne, West Virginia

Page Two


     In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hometown Bancshares, Inc. and Subsidiaries as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years ended December 31, 1993, 1992, and 1991 in conformity with generally accepted accounting principles.

     As described in Note 1 to the consolidated financial statements, in 1993 the Corporation adopted Statement of Financial Accounting Standards (SFAS) Number 109, "Accounting for Income Taxes" prospectively. Also discussed in Note 1 is the adoption by the Corporation of SFAS Number 115, "Accounting for Certain Investments in Debt and Equity Securities."


                           /s/ Harman, Thompson, Mallory and Ice, A.C.


Parkersburg, West Virginia
February 11, 1994

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1993 AND 1992            STATEMENT I

                                                        1993            1992
                                                        ----            ----
                                   ASSETS
Cash and Due from Banks                             $ 3,658,562     $ 3,593,171
Interest-Bearing Deposits in Banks                      239,598         401,235
Federal Funds Sold                                      775,000       1,366,000
Investment Securities:
  Securities Held-to-Maturity, at
    Amortized Cost (Market Values:
    1993 - $31,401,749;
    1992 - $33,667,961)                              30,576,214      32,667,544
  Securities Available-for-Sale, at
    Market Value                                      5,717,780         739,803
Loans - Net                                          48,145,300      46,927,383
LESS:  Reserve for Loan Losses                         (750,215)       (676,977)
Premises and Equipment - Net                          1,482,522       1,543,603
Accrued Interest Receivable                             778,104         791,344
Foreclosed Properties                                    20,838         148,174
Other Assets                                            647,270         441,980
Tangible Core Deposit Premium -
  The Community Bank                                    204,570         278,215
                                                    -----------     -----------
TOTAL ASSETS                                        $91,495,543     $88,221,475
                                                    ===========     ===========
                    LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS
  Demand - Non-Interest Bearing                     $ 7,319,318     $ 7,039,735
  Demand - Interest Bearing                          16,117,329      17,298,585
  Savings                                            24,655,101      20,719,848
  Time Deposits                                      29,128,806      30,426,891
                                                    -----------     -----------
       TOTAL DEPOSITS                               $77,220,554     $75,485,059
Federal Funds Purchased and
 Securities Sold under Agreements
 to Repurchase                                        4,181,570       3,459,762
Accrued Interest Payable                                198,332         233,605
Other Liabilities                                       334,944         206,801
                                                    -----------     -----------
       TOTAL LIABILITIES                            $81,935,400     $79,385,227
                                                    -----------     -----------
SHAREHOLDERS' EQUITY
  Common Stock
    ($1 Par Value: 3,000,000 Shares
     Authorized:  Issued Shares;
     337,077 in 1993 and 1992)                      $   337,077     $   337,077
  Additional Paid in Capital                          4,824,992       4,824,992
  Undivided Profits                                   4,321,591       3,702,912
  Unrealized Gain (Loss) on
   Securities
    Available-for-Sale, Net of
    Applicable Deferred Income Taxes                     76,483         (28,733)
                                                    -----------     -----------
       TOTAL SHAREHOLDERS' EQUITY                   $ 9,560,143     $ 8,836,248
                                                    -----------     -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $91,495,543     $88,221,475
                                                    ===========     ===========

The accompanying notes are an integral part of these consolidated financial statements.

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                       FOR THE YEARS ENDED DECEMBER 31,
                              1993, 1992, AND 1991                 STATEMENT II

                                           1993           1992           1991
                                           ----           ----           ----
INTEREST INCOME
  Interest and Fees on Loans           $ 4,776,038    $ 5,075,888    $ 5,448,579
  Interest and Dividends on
    Securities                           2,193,359      2,254,550      2,206,629
  Interest on Federal Funds Sold           104,775        160,547        196,164
  Interest on Deposits with Banks           10,756         12,871            709
                                       -----------    -----------    -----------
       TOTAL INTEREST INCOME           $ 7,084,928    $ 7,503,856    $ 7,852,081
                                       -----------    -----------    -----------
INTEREST EXPENSE
  Interest on Deposits                 $ 2,717,155    $ 3,428,717    $ 4,094,475
  Interest on Federal Funds
    Purchased and Securities
    Sold under Agreements
    to Repurchase                          135,091         32,079
                                       -----------    -----------    -----------
  Interest on Notes Payable                                   717          5,834
       TOTAL INTEREST EXPENSE          $ 2,852,246    $ 3,461,513    $ 4,100,309
                                       -----------    -----------    -----------
       NET INTEREST INCOME             $ 4,232,682    $ 4,042,343    $ 3,751,772
  Provision for Loan Losses                158,500        204,000        180,000
                                       -----------    -----------    -----------
       NET INTEREST INCOME
         AFTER PROVISION FOR
         LOAN LOSSES                   $ 4,074,182    $ 3,838,343    $ 3,571,772
                                       -----------    -----------    -----------
NONINTEREST INCOME
  Trust Department Income              $       886    $       289    $       429
  Service Charges, Fees, and
    Commissions                            224,254        207,183        185,160
  Security Gains (Losses)                      (17)           269        (33,281)
  Other Income                             164,463        164,135        168,140
                                       -----------    -----------    -----------
    TOTAL NONINTEREST INCOME           $   389,586    $   371,876    $   320,448
                                       -----------    -----------    -----------

The accompanying notes are an integral part of these financial statements.

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                        FOR THE YEARS ENDED DECEMBER 31,           STATEMENT II
                             1993, 1992, AND 1991                   (CONTINUED)

                                          1993           1992           1991
                                          ----           ----           ----
NONINTEREST EXPENSES
  Employee Compensation and
    Benefits                           $1,521,712     $1,478,950     $1,483,945
  Occupancy Expense, Net of
    Revenues                              195,208        197,656        193,317
  Furniture and Equipment Expense         205,038        213,469        222,773
  Data Processing Expense                  79,063         85,634         76,018
  FDIC Assessments                        178,646        179,630        143,019
  Amortization of Tangible Core
    Deposit Premium                        73,645         91,028        113,224
  Other Operating Expenses                814,247        776,401        847,794
                                       ----------     ----------     ----------
       TOTAL NONINTEREST EXPENSES      $3,067,559     $3,022,768     $3,080,090
                                       ----------     ----------     ----------
       INCOME BEFORE INCOME TAXES
         AND EFFECT OF CHANGE IN
         ACCOUNTING PRINCIPLE          $1,396,209     $1,187,451     $  812,130
  Applicable Income Taxes                 534,942        416,523        298,548
                                       ----------     ----------     ----------
       INCOME BEFORE EFFECT OF
         CHANGE IN ACCOUNTING
         PRINCIPLE                     $  861,267     $  770,928     $  513,582
  Cumulative Effect on Prior
    Years of Change in Accounting
    Principle                              81,006            -0-            -0-
                                       ----------     ----------     ----------
NET INCOME                             $  942,273     $  770,928     $  513,582
NET INCOME AVAILABLE FOR COMMON
  STOCKHOLDERS                         $  942,273     $  770,928     $  513,582
                                       ==========     ==========     ==========
EARNINGS PER SHARE DATA:
  Income Before Effect of Change
    in Accounting Principle            $     2.56     $     2.29     $     1.52
  Cumulative Effect on Prior
    Years of Change in Accounting
    Principle                                 .24            .00            .00
                                       ----------     ----------     ----------
NET INCOME                             $     2.80     $     2.29     $     1.52
                                       ==========     ==========     ==========

The accompanying notes are an integral part of these consolidated financial statements.

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                       FOR THE YEARS ENDED DECEMBER 31,
                             1993, 1992, AND 1991                 STATEMENT III

                                          1993           1992           1991
                                          ----           ----           ----
COMMON STOCK
 ($1 Par Value; 3,000,000 Shares
  Authorized):
   Balance at Beginning of Year        $  337,077     $  337,077     $  337,077
                                       ----------     ----------     ----------
BALANCE AT END OF YEAR -
 337,077 Shares Issued in 1993;        $  337,077     $  337,077     $  337,077
                                       ----------     ----------     ----------
ADDITIONAL PAID IN CAPITAL
  Balance at Beginning of Year         $4,824,992     $4,824,992     $4,824,992
                                       ----------     ----------     ----------
BALANCE AT END OF YEAR                 $4,824,992     $4,824,992     $4,824,992
                                       ----------     ----------     ----------
UNDIVIDED PROFITS
  Balance at Beginning of Year         $3,702,912     $3,194,904     $2,924,017
  Net Income                              942,273        770,928        513,582
  Cash Dividends Declared:
    Common Stock                         (323,594)      (262,920)      (242,695)
                                       ----------     ----------     ----------
BALANCE AT END OF YEAR                 $4,321,591     $3,702,912     $3,194,904
                                       ----------     ----------     ----------
UNREALIZED GAIN (LOSS) ON
  SECURITIES AVAILABLE-FOR-SALE,
  NET OF APPLICABLE DEFERRED
  INCOME TAXES
    Balance at Beginning of Year       $  (28,733)    $  (17,583)    $  (43,404)
    Change in Unrealized Gain
      (Loss) on Securities
      Available-for-Sale, Net of
      Applicable Deferred Income
      Taxes of $39,399 for 1993           105,216        (11,150)        25,821
                                       ----------     ----------     ----------
BALANCE AT END OF YEAR                 $   76,483     $  (28,733)    $  (17,583)
                                       ----------     ----------     ----------
TOTAL SHAREHOLDERS' EQUITY             $9,560,143     $8,836,248     $8,339,390
                                       ==========     ==========     ==========

The accompanying notes are an integral part of these financial statements.

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE YEARS ENDED DECEMBER 31,
                             1993, 1992, AND 1991                  STATEMENT IV

                                          1993           1992           1991
                                          ----           ----           ----
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net Income                           $  942,273     $  770,928     $  513,582
                                       ----------     ----------     ----------
  Adjustments to Reconcile Net
    Income to Net Cash from
    Operating Activities:
      Cumulative Effect on Prior
        Years of Change in
        Accounting Principle           $  (81,006)    $              $
      Deferred Compensation
        Benefits                           27,395         22,281         11,476
      Depreciation                        172,076        178,050        192,835
      Provision for Loan Losses           158,500        204,000        180,000
      Net (Accretion) on
        Investments                       111,420         84,232         32,135
      Provision for Deferred
       Taxes                              (34,267)       (11,133)          (222)
      Amortization of
        Organizational Cost                25,163         25,165         25,163
      Amortization of Tangible
        Core Deposit Premium               73,645         91,028        113,224
      Net (Accretion) of Other
        Purchase Accounting
        Adjustments                        (3,620)        (2,793)       (13,968)
      (Gain) Loss on Sale of
        Foreclosed Properties               7,195
      Realized (Gain) Loss on
        Sale of Investment
        Securities                             17           (269)        33,281
      (Increase) Decrease:
        Accrued Interest
         Receivable                        13,240         29,308         56,945
        Other Assets                     (123,889)       (42,633)       (41,530)
      Increase (Decrease):
        Accrued Interest Payable          (35,273)       (93,311)       (38,244)
        Other Liabilities                  70,056        (25,640)        (9,400)
                                       ----------     ----------     ----------
       TOTAL ADJUSTMENTS               $  380,652     $  458,285     $  541,695
                                       ----------     ----------     ----------
NET CASH FLOWS FROM OPERATING
  ACTIVITIES                           $1,322,925     $1,229,213     $1,055,277
                                       ----------     ----------     ----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Net Increase (Decrease) in
    Total Deposits                     $1,735,495     $  286,430     $1,301,655
  Net Increase (Decrease) in
    Federal Funds Purchased and
    Securities Sold under
    Agreements to Repurchase              721,808      3,459,762
  Principal Payments on Notes
    Payable                                              (25,000)       (75,000)
  Dividends Paid                         (323,594)      (262,920)      (242,695)
                                       ----------     ----------     ----------
NET CASH FLOWS FROM FINANCING
  ACTIVITIES                           $2,133,709     $3,458,272     $  983,960
                                       ----------     ----------     ----------

The accompanying notes are an integral part of these financial statements.

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,           STATEMENT IV
                             1993, 1992, AND 1991                   (CONTINUED)

                                            1993             1992            1991
                                            ----             ----            ----
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Decrease (Increase) in
    Short-Term Investments             $    752,637     $   2,408,743     $ (1,925,000)
  Proceeds from Sales of
    Securities Reported at
    Amortized Cost                        1,096,650                          1,472,038
  Proceeds from Maturities and
    Calls of Securities
    Reported at Amortized
    Cost                                  7,368,358         6,974,703        7,639,235
  Purchases of Securities
    Reported at Amortized
    Cost                                (11,319,230)      (12,979,159)      (9,601,175)
  Loans Originated Net of
    Principal Collected                  (1,298,804)         (608,152)        (797,492)
  Proceeds from Sale of
    Foreclosed Properties                   120,141
  Purchases of Premises and
    Equipment                              (110,995)          (38,859)         (60,742)
                                       ------------     -------------     ------------
NET CASH FLOWS FROM INVESTING
  ACTIVITIES                           $ (3,391,243)    $  (4,242,724)    $ (3,273,136)
                                       ------------     -------------     ------------
NET INCREASE (DECREASE) IN
  CASH AND DUE FROM BANKS              $     65,391     $     444,761     $ (1,233,899)
CASH AND DUE FROM BANKS AT
  BEGINNING OF YEAR                       3,593,171         3,148,410        4,382,309
                                       ------------     -------------     ------------
CASH AND DUE FROM BANKS AT
 END OF YEAR                           $  3,658,562     $   3,593,171     $  3,148,410
                                       ============     =============     ============
SCHEDULE OF NONCASH INVESTING
 AND FINANCING ACTIVITIES:
  Loans Transferred to
   Foreclosed Properties               $        -0-     $     169,174     $    190,325
SUPPLEMENTAL DISCLOSURE OF
 CASH FLOWS INFORMATION:
  Cash Paid during the Year
   For:
    Interest                           $  2,887,519     $   3,554,824     $  4,138,553
    Income Taxes                       $    555,938     $     452,823     $    302,251

The accompanying notes are an integral part of these financial statements.

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Basis of Presentation
- ---------------------

     The accounting and reporting policies of Hometown Bancshares, Inc. and its Subsidiaries are in conformity with generally accepted accounting principles followed within the banking industry. The significant accounting policies employed in the preparation of the accompanying consolidated financial statements are summarized below.

Change in Accounting Principles
- -------------------------------

     The Corporation adopted Statement of Financial Standards (SFAS) Number 109, "Accounting for Income Taxes" prospectively in the First Quarter of 1993. This resulted in the presentation in 1993 of an $81,006 cumulative effect on prior years of a change in accounting principle on the Consolidated Statement of Income. The new standard changed many of the requirements of prior accounting standards, particularly with respect to the criteria for the recognition of deferred tax assets. A further discussion of the temporary differences resulting in deferred tax balances is incorporated in Note 7 to the Consolidated Financial Statements.

     The following pro-forma information reflects the adoption of SFAS 109 as if it had been on a retroactive basis:

                                                                 DECEMBER 31,
                              --------------------------------------------------------------------------------
                                                1992                                      1991
                              --------------------------------------------------------------------------------
                                  AS         ACCOUNTING        PRO-          AS         ACCOUNTING     PRO-
                               REPORTED        CHANGE         FORMA       REPORTED       CHANGE       FORMA
BALANCE SHEET
 Other Assets                 $  441,980      $ 81,006     $  522,986
 Undivided Profits            $3,702,912      $ 81,006     $3,783,918
STATEMENTS OF INCOME
 Applicable Income
   Taxes                      $  416,523      $(24,907)    $  391,616     $298,548      $(14,165)     $284,383
 Net Income                   $  770,928      $ 24,907     $  795,835     $513,582      $ 14,165      $527,747
 Net Income Available
   for Common
   Shareholders               $  770,928      $ 24,907     $  795,835     $513,582      $ 14,165      $527,747
 Per Share                    $     2.29      $    .07     $     2.36     $   1.52      $    .04      $   1.56

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
             (CONTINUED)

Change in Accounting Principles  (Continued)
- --------------------------------------------

     The Corporation elected early adoption of SFAS Number 115 "Accounting for Certain Investments in Debt and Equity Securities." This resulted in debt securities being transferred from the held-to-maturity to the available-for-sale category, resulting in an increase, net of deferred income taxes, in the unrealized valuation account in net worth of $105,216.

Principles of Consolidation
- ---------------------------

     The consolidated financial statements of Hometown Bancshares, Inc. (the Corporation) include the accounts of the Corporation and its subsidiaries. Material intercompany transactions and accounts have been eliminated. Purchase accounting adjustments applicable to the acquisition of The Community Bank have been included in the Corporation's consolidated financial statements.

Statement of Cash Flows
- -----------------------

     For the purpose of reporting cash flows, the Corporation has defined cash equivalents as those amounts included in the balance sheet caption "Cash and Due from Banks."

     The Statement of Cash Flows presentation was changed from a direct method to an indirect method. This change in format had no impact on financial position or results of operations.

Securities
- ----------

     It is the policy of the Corporation and its subsidiaries to prohibit the use of their respective investment accounts to maintain a trading account or to speculate in securities that would demonstrate management's intent to profit from short-term price movements.

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
            (CONTINUED)

Securities  (Continued)
- -----------------------

     Debt securities which management intends and which the Corporation has the ability to hold until maturity are classified as held-to-maturity and carried at cost, adjusted on the interest-method basis for amortization of premiums and accretion of discounts which are recognized as adjustments to investment interest income. Other marketable securities are classified as available-for-sale and carried at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases and decreases in stockholders' equity, net of deferred income taxes. Cost of securities sold is recognized using the specific identification method. Market values of securities are determined by prices obtained from independent market sources. Realized gains or losses on disposition are computed on the identified cost basis and are reported under investment securities gains on the accompanying consolidated statements of income.

Loans
- -----

     Loans are stated at the amount of unpaid principal, reduced by unearned interest and deferred loan fees.

     The net amount of loan origination and commitment fees, and direct costs incurred to underwrite and issue the loan are deferred and amortized as an adjustment of the related loan's yield over the contractual life of the loan in a manner which approximates the interest method.

     Interest income on discounted loans is generally recognized as income based on methods that approximate the interest method. For all other loans, interest is accrued daily on the outstanding balances.

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
            (CONTINUED)

Loans  (Continued)
- ------------------

Unearned income on discounted loans is credited to the unearned interest account when the loan is made and is recorded as interest income monthly over the life of the loan using the interest method.

     Nonaccrual loans are those on which the accrual of interest has ceased. Loans, other than consumer loans, are placed on nonaccrual status immediately if, in the opinion of management, principal or interest is not likely to be paid in accordance with the terms of the loan agreement, or when principal or interest is past due 90 days or more and collateral is insufficient to cover principal and interest. Interest accrued but not collected at the date a loan is placed on nonaccrual status is reversed against interest income. In addition, any interest accrued in prior years is charged to the reserve for loan losses. Subsequent cash receipts are applied either to the outstanding principal balance or recorded as interest income, depending on management's assessment of the ultimate collectibility of principal and interest. Loans are reclassified to accrued status only when interest and principal payments are brought current and future payments appear assured.

     Restructured loans are loans with original terms which have been modified to below market rate terms as a result of a change in the borrower's financial condition. Interest income on restructured loans is accrued at the reduced rates.

     A commitment to extend credit is a binding agreement to make a loan to a customer in the future if certain conditions are met and is subject to the same risk, credit review, and approval process as a loan.

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
            (CONTINUED)

Loans  (Continued)
- ------------------

Many commitments expire without being used and, therefore, do not represent future funding requirements.

Reserve for Possible Loan Losses
- --------------------------------

     The reserve for loan losses is maintained at a level determined by management to be adequate to provide for probable losses inherent in the loan portfolio, including commitments to extend credit. The reserve is maintained through the provision for loan losses, which is a charge to operations. When a loan is considered uncollectible, the loss is charged to the reserve. Recoveries of previously charged off loans are credited to the reserve. The potential for loss in the portfolio reflects the risks and uncertainties inherent in the extension of credit.

     The determination of the adequacy of the reserve is based upon management's assessment of risk elements in the portfolio, factors affecting loan quality, and assumptions about the economic environment in which the Corporation operates. The process includes identification and analysis of loss potential in various portfolio segments utilizing a credit risk grading process and specific reviews and evaluations of significant individual problem credits. In addition, management reviews overall portfolio quality through an analysis of current levels and trends in charge-off, delinquency, and nonaccruing loan data, review of forecasted economic conditions, and the overall banking environment. These reviews are of necessity dependent upon estimates, appraisals, and

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
       (CONTINUED)

Reserve for Possible Loan Losses  (Continued)
- ---------------------------------------------

judgments which may change quickly because of changing economic conditions and the Corporation's perception as to how these factors may affect the financial condition of debtors.

Foreclosed Properties
- ---------------------

     Properties acquired through foreclosure or in settlement of loans and in-substance foreclosures are classified as foreclosed properties and are valued at the lower of the loan value or estimated fair value of the property acquired less estimated selling costs. An in-substance foreclosure occurs when a borrower has little or no equity in the collateral, repayment can only be expected to come from the operations or sale of the collateral, and the borrower has effectively abandoned the collateral or has doubtful ability to rebuild equity in the collateral. At the time of foreclosure, the excess, if any, of the loan value over the estimated fair value of the property acquired less estimated selling costs is charged to the reserve for loan losses. Additional decreases in the carrying values of foreclosed properties or changes in estimated selling costs, subsequent to the time of foreclosure, are recognized through a provision charged to operations.

     The fair value of foreclosed properties is determined based upon appraised value, utilizing either the estimated replacement cost, the selling price of properties utilized for similar purposes, or discounted cash flow analyses of the properties' operations.

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
            (CONTINUED)

Premises and Equipment
- ----------------------

     Premises and equipment are stated at cost less accumulated depreciation. Premises and equipment are depreciated over their estimated useful lives using either straight-line or an accelerated method. Useful lives are revised when a change in life expectancy becomes apparent.

     Maintenance and repairs are charged to expense and major renewals and betterments are capitalized. Gains or losses on dispositions of premises and equipment are included in income as realized.

Applicable Income Taxes
- -----------------------

     Income tax expense is based on income reported in the financial statements. Deferred income taxes are generally provided for transactions reported for tax purposes in periods different than when reported in the Corporation's financial statements.

     The Corporation and its subsidiaries file consolidated Federal and state tax returns. Tax allocation arrangements between the Corporation and its subsidiaries follow the policy of determining Federal and state income taxes as if the subsidiaries filed separate Federal and state income tax returns with consolidation surtax eliminations at the Corporation's level.

Trust Fees
- ----------

     In accordance with general practices within the banking industry, trust fees are recorded when received. Reporting such income on an accrual basis would not materially affect the results of operations as reported.

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
            (CONTINUED)

Earnings Per Share
- ------------------

     Earnings per share of common stock are based on the weighted-average number of shares of common stock outstanding during each period. Such weighted-average shares outstanding were 337,077 shares for the years 1993, 1992, and 1991.

Reclassification of Prior Years' Statements
- -------------------------------------------

     Certain items previously reported have been reclassified to conform with current year's classifications.


NOTE 2: SECURITIES

    The following represents the securities held-to-maturity and securities available-for-sale for the years ended:

                                                                       DECEMBER 31, 1993
                                                  ---------------------------------------------------------
                                                                     GROSS          GROSS        ESTIMATED
                                                   AMORTIZED       UNREALIZED     UNREALIZED      MARKET
                                                     COST            GAINS         LOSSES          VALUE
SECURITIES HELD-TO-MATURITY:
  U. S. Government and Federal
    Agency/Corporation Obligations:
      Mortgage-Backed Securities                      235,291     $   11,512      $             $   246,803
      Government Agencies and
        U. S. Treasuries                           27,649,609        765,313       (11,001)      28,403,921
  Obligations of States and
    Political Subdivisions                          2,691,314         60,901        (1,190)       2,751,025
                                                  -----------      ---------      --------      -----------
TOTAL                                             $30,576,214      $ 837,726      $(12,191)     $31,401,749
                                                  ===========      =========      ========      ===========
SECURITIES AVAILABLE-FOR-SALE
  U. S. Government and Federal
    Agency                                        $ 4,730,675      $  63,064      $(20,580)     $ 4,773,159
  Equity Securities                                   871,223        102,717       (29,319)         944,621
                                                  -----------      ---------      --------      -----------
TOTAL                                             $ 5,601,898      $ 165,781      $(49,899)     $ 5,717,780
                                                  ===========      =========      ========      ===========

                 HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:  SECURITIES  (CONTINUED)

                                                                 DECEMBER 31, 1992
                                          -----------------------------------------------------------
                                                              GROSS           GROSS         ESTIMATED
                                           AMORTIZED        UNREALIZED      UNREALIZED       MARKET
                                             COST             GAINS          LOSSES          VALUE
SECURITIES HELD-TO-MATURITY:
  U. S. Government and Federal
    Agency/Corporation Obligations:
      Mortgage-Backed Securities          $   348,649      $    9,459      $              $   358,108
      Government Agencies and
        U. S. Treasuries                   30,172,403         927,696       (26,142)       31,073,957
  Obligations of States and
    Political Subdivisions                  2,146,492          89,904          (500)        2,235,896
                                          -----------      ----------      --------       -----------
 TOTAL                                    $32,667,544      $1,027,059      $(26,642)      $33,667,961
                                          ===========      ==========      ========       ===========
SECURITIES AVAILABLE-FOR-SALE
  Equity  Securities                      $   768,536      $               $(28,733)      $   739,803
                                          -----------      ----------      --------       -----------
TOTAL                                     $   768,536      $      -0-      $(28,733)      $   739,803
                                          ===========      ==========      ========       ===========

     The amortized cost and estimated market value of debt securities at December 31, 1993, by contractual maturity, are presented as follows. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations without prepayment penalties.

                                                SECURITIES HELD-               SECURITIES AVAILABLE-
                                                 TO-MATURITY                        FOR-SALE
                                          ---------------------------      --------------------------
                                                            ESTIMATED                       ESTIMATED
                                           AMORTIZED         MARKET         AMORTIZED        MARKET
                                              COST           VALUE            COST           VALUE
Due in One Year or Less                   $ 6,133,196     $ 6,244,588      $               $
Due after One Year
  through Five Years                       21,717,612      22,342,584       4,230,675       4,274,409
Due after Five Years
  through Ten Years                         2,084,115       2,155,530         500,000         498,750
Due after Ten Years                           641,291         659,047
                                          -----------     -----------      ----------      ----------
                                          $30,576,214     $31,401,749      $4,730,675      $4,773,159
Equity Securities                                                             871,223         944,621
                                          -----------     -----------      ----------      ----------
 TOTAL                                     30,576,214     $31,401,749      $5,601,898      $5,717,780
                                          ===========     ===========      ==========      ==========

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2:   SECURITIES  (CONTINUED)

     Proceeds from sales of investments in debt securities during 1993, 1992, and 1991 were $1,096,650, $-0-, and $1,472,038, respectively. Gross gains of $3,462, $-0-, and $25,139 and gross losses of $(3,479), $-0-, and $(58,420) were realized on those sales during 1993, 1992, and 1991, respectively. Security gains of $2,053 and losses of $(1,784) recognized in 1992 resulted from calls or early retirements of investment obligations beyond the control of the Corporation.

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards Number 115, "Accounting for Certain Investments in Debt and Equity Securities," in May, 1993, which addressed the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. This statement is effective for years beginning after December 15, 1993. Hometown Bancshares, Inc. elected to initially apply this statement as of the end of December 31, 1993 for financial statements purposes. On this day, debt securities with an amortized cost of $4,730,675 were transferred from held-to-maturity to available-for-sale. Equity securities are also included in the held-for-sale category and have been reclassified as such in prior years financial statements for comparative purposes. There have been no dispositions of these equity securities during the last three years.

     The market values of obligations of state and political subdivisions are established with the assistance of an independent pricing service and are based on available market data which often

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2:   SECURITIES  (CONTINUED)

reflect transactions of relatively small size and are not necessarily indicative of the prices at which large amounts of particular issues could readily be sold or purchased.

     Securities pledged to secure government deposits and other purposes as required or permitted by law had a book value of $9,218,975 and $8,273,295 as of December 31, 1993 and 1992, respectively. The estimated market values of the pledged securities totalled $9,516,246 and $8,534,178 at December 31, 1993 and 1992, respectively.

Interest on Securities
- ----------------------

     The following represents the interest on securities, presented by investment classifications, for the years ended:

                                                     DECEMBER 31,
                                       --------------------------------------
                                          1993          1992          1991
                                          ----          ----          ----
U. S. Government and Federal
  Agency/Corporation Obligations       $1,999,260    $2,037,428    $1,971,794
State, County, and Municipal Bonds
  (Substantially All Exempt from
   Federal Income Tax)                    142,491       163,048       168,769
Other Investments                          51,608        54,074        66,066
                                       ----------    ----------    ----------
TOTAL                                  $2,193,359    $2,254,550    $2,206,629
                                       ==========    ==========    ==========

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:  LOANS


     Major classifications of loans are summarized as follows for the years ended:

                                                    DECEMBER 31,
                                            ----------------------------
                                                1993             1992
                                                ----             ----
          Real Estate                       $16,582,822      $15,744,381
          Consumer                           19,669,095       19,061,587
          Commercial and
            Industrial                       12,256,532       12,696,716
          Credit Card Loans                     635,991          589,865
          HEAF - Student                            -0-           10,000
                                            -----------      -----------
                                            $49,144,440      $48,102,549
          Unearned Interest                    (977,171)      (1,147,748)
          Unearned Loans Fees                   (21,969)         (27,418)
                                            -----------      -----------
          LOANS - NET                       $48,145,300      $46,927,383
                                            ===========      ===========


     Changes in the allowance for loan losses were as follows for the years ended:

                                                      DECEMBER 31,
                                         ------------------------------------
                                            1993         1992         1991
                                            ----         ----         ----
BALANCE, BEGINNING OF YEAR               $ 676,977    $ 602,955    $ 547,452
  Provisions Charged to Operations         158,500      204,000      180,000
  Loans Charged Off                       (133,818)    (158,452)    (182,043)
  Recoveries                                48,556       28,474       57,546
                                         ---------    ---------    ---------
BALANCE, END OF YEAR                     $ 750,215    $ 676,977    $ 602,955
                                         =========    =========    =========

     Set forth below are the principal balances of nonaccrual (cash basis) and renegotiated loans and other assets acquired in loan related transactions for the years ended:

                                                         DECEMBER 31,
                                               --------------------------------
                                                 1993        1992        1991
                                                 ----        ----        ----
Nonaccrual Loans                               $ 78,001    $169,631    $148,213
Renegotiated or Restructured Loans              120,745      85,645     442,949
                                               --------    --------    --------
          TOTAL NONPERFORMING LOANS            $198,746    $255,276    $591,162
Other Assets Acquired in Satisfaction
  of Loans (Primarily Foreclosed
  Properties)                                    28,337     169,174     190,325
                                               --------    --------    --------
TOTAL NONPERFORMING ASSETS                     $227,083    $424,450    $781,487
                                               ========    ========    ========

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: LOANS  (CONTINUED)

     Renegotiated or restructured loans are those loans on which the rate of interest has been reduced as a result of the inability of the borrower to meet the original terms of the loan. At December 31, 1993, there were no commitments to lend additional funds to borrowers whose loans were classified nonaccrual (cash basis) or renegotiated.

     The approximate effect of foregone revenue from nonaccrual or renegotiated loans was as follows for the years ended:

                                                         DECEMBER 31,
                                             -----------------------------------
                                               1993         1992         1991
                                               ----         ----         ----
Gross Amount of Interest That Would
  Have Been Recorded at Original Rate        $ 12,645     $ 13,566     $ 66,148
Interest That Was Reflected in
  Revenue (1)                                  (2,636)      (4,210)     (48,457)
                                             --------     --------     --------
NEGATIVE INTEREST REVENUE IMPACT             $ 10,009     $  9,356     $ 17,691
                                             ========     ========     ========

(1)  Represents interest collected on nonaccrual loans.


NOTE 4:  BANK PREMISES AND EQUIPMENT

     Bank premises and equipment is presented on the balance sheet at cost net of accumulated depreciation and consists of the following for the years ended:

                                     ESTIMATED               DECEMBER 31,
      DESCRIPTION                   USEFUL LIFE          1993          1992
Land                                                $   210,448    $   210,448
Bank Premises                       5 to 40 Years     1,725,425      1,686,855
Furniture and Equipment             3 to 20 Years     1,850,592      1,803,863
                                                    -----------    -----------
                                                    $ 3,786,465    $ 3,701,166
LESS:  Accumulated Depreciation                      (2,303,943)    (2,157,563)
                                                    -----------    -----------
TOTAL                                               $ 1,482,522    $ 1,543,603
                                                    ===========    ===========

     Depreciation and amortization amounted to $172,076, $178,050, and $192,835 for the years ended December 31, 1993, 1992, and 1991, respectively.

                 HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5:   TIME DEPOSITS

     The maturity of time deposits in denominations of $100,000 or more was as follows for the years ended:

                                                   DECEMBER 31,
                                ------------------------------------------------
                                          1993                      1992
                                ----------------------    ----------------------
                                 BALANCE       PERCENT      BALANCE      PERCENT
MATURING:
  Three Months or Less          $  600,000       21%      $  505,658       16%
  Over Three to Six Months         463,522       16          401,431       12
  Over Six to Twelve Months        554,437       19          657,731       21
  Over One Year                  1,270,349       44        1,628,945       51
                                ----------      ---       ----------      ---
                                $2,888,308      100%      $3,193,765      100%
                                ==========      ===       ==========      ===

     Interest expense on time deposits in denominations of $100,000 or more as of December 31, 1993, 1992, and 1991 was $135,720, $203,959, and $222,238,
respectively.

NOTE 6:   FEDERAL FUNDS PURCHASED AND SECURITIES SOLD TO UNDER AGREEMENT
             REPURCHASE

     Federal funds purchased and securities sold under agreement to repurchase generally represent overnight-borrowing transactions.

     The details of these classifications for the years 1993 and 1992 are as follows:

                                                 1993          1992
                                                 ----          ----
FEDERAL FUNDS PURCHASED
  Balance at End of Year                     $  750,000    $      -0-
  Average during Year                        $   60,342    $      -0-
  Maximum Month-End Balance                  $  750,000    $      -0-
  Average Rate during Year                         2.66%         0.00%
  Rate at Year End                                 3.00%         0.00%

SECURITIES SOLD UNDER
 AGREEMENT TO REPURCHASE
  Balance at End of Year                     $3,431,570    $3,459,762
  Average during Year                        $4,618,932    $1,135,718
  Maximum Month-End Balance                  $9,312,150    $4,736,286
  Average Rate during Year                         2.91%         2.74%
  Rate at Year End                                 3.17%         2.80%

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7:  INCOME TAXES

     A reconciliation of the Federal statutory tax rate to the reported effective tax rate is as follows for the years ended:

                                                DECEMBER 31,
                                  ----------------------------------------
                                   1993             1992             1991
                                   ----             ----             ----
Federal Statutory Tax Rate         34 %             34 %             34 %
Tax-Exempt Interest Income         (4)%             (7)%            (11)%
State Income Tax                    5 %              5 %              6 %
Tax Effect of Other Items           3 %              3 %              8 %
                                   ----             ----             ----
REPORTED EFFECTIVE TAX RATE        38 %             35 %             37 %
                                   ====             ====             ====


    The provision for income taxes in the consolidated statement of income consists of the following for the years ended:

                                                    DECEMBER 31,
                                    --------------------------------------
                                    1993             1992             1991
                                    ----             ----             ----
Current Income Taxes:
  Federal                         $498,690         $372,536         $254,775
  State                             70,519           55,120           43,995
Deferred Income Taxes              (34,267)         (11,133)            (222)
                                  --------         --------         --------
NET INCOME TAXES                  $534,942         $416,523         $298,548
                                  ========         ========         ========

     The approximate tax effects of the net investment securities transactions for the years ended December 31, 1993, 1992, and 1991 were $(7), $108, and $(13,312), respectively.

     Deferred income tax expense (benefit) results from differences in the timing of revenue and expense recognition for income tax return and financial reporting purposes. These temporary differences are primarily attributable to the transactions on the following page:

           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 NOTE 7:  INCOME TAXES  (CONTINUED)

                                                   DECEMBER 31,
                                         ---------------------------------
                                         1993          1992           1991
                                         ----          ----           ----
Provision for Loan Losses            $ (9,887)       $   -0-        $  -0-
Accretion of Bond Discount            (16,099)        (1,672)        5,526
Reorganization Expense Amortization     2,403          2,228         2,227
Excess Tax Depreciation over Book
  Depreciation                          5,650         (7,382)       (3,668)
Change from Cash to Accrual Basis
  for Reporting Income for Tax
  Purposes                             (4,308)        (4,307)       (4,307)
Deferred Compensation for
  Officers and Directors              (12,026)           -0-           -0-
                                     ---------      ---------      ---------
TOTAL                                $(34,267)      $(11,133)      $  (222)
                                     =========      =========      =========

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards Number 109, "Accounting for Income Taxes," in February, 1992, which was required to be adopted for fiscal years beginning after December 15, 1992. The new standard changed many of the requirements of prior accounting standards, particularly with respect to the criteria for the recognition of deferred tax assets. Deferred taxes, under the new standard, are recorded by applying the marginal tax rate to temporary differences. Temporary differences, such as provisions for loan losses, are transactions reported for tax purposes in periods different from the periods when such transactions are reported in the Corporation's financial statements. Deferred tax assets represent the tax benefit of future deductible temporary differences and, if it is more likely than not (a greater than 50 percent likelihood) that deferred tax assets will not be realized, a valuation allowance will be required to reduce the recorded deferred tax assets to net realizable value.

           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7:   INCOME TAXES  (CONTINUED)


      The Federal Financial Institutions Examination Council (FFIEC) announced on December 23, 1992, among other things, that beginning in 1993, Federally supervised banks and savings associations should report deferred tax assets in accordance with generally accepted accounting principles in the regulatory reports filed with the respective Federal regulatory agencies beginning with the quarter ending March 31, 1993. The Board of Governors of the Federal Reserve System issued revisions to capital adequacy guidelines whereby the Board indicated they will allow adoption of the new standard for regulatory reporting purposes. The Board also adopted the FFIEC's recommendation with respect to limiting the amount of deferred tax assets that can be used to meet risk-based capital requirements. This recommendation limits deferred tax assets to those assets which may be realized from income taxes paid in prior carryback years, the reversal of future taxable temporary differences, and the lesser of: (1) the amount of deferred tax assets expected to be realized within one year of the quarter-end date based on future taxable income (exclusive of tax carryforwards and reversals of existing temporary differences) for that year, or (2) ten percent of Tier 1 capital. The Corporation did not use the deferred tax asset at December 31, 1993 in computing regulatory risk-based capital.

     The Corporation adopted the new accounting standard prospectively in the First Quarter of 1993. The income tax benefit of the Corporation's deductible temporary differences are recognized under the new standard and are subjected to an evaluation of whether it is more likely than not that the income tax benefits will not be realized.

           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7:   INCOME TAXES  (CONTINUED)


    The level of the valuation allowance has been determined taking into consideration management's best judgments regarding the amounts and timing of future taxable income and available tax planning strategies.


NOTE 8:   SHAREHOLDERS' EQUITY

     The Corporation has 3,000,000 shares of $1.00 par value common stock authorized and each share carries voting rights of one vote per common share. Shares issued were 337,077 shares at December 31, 1993, 1992, and 1991. Shares outstanding were 337,077 shares at December 31, 1993, 1992, and 1991.

     The outstanding shares at December 31, 1993, 1992, and 1991 include 6,504 shares, 6,499 shares, and -0- shares, respectively, owned by the ESOP.

     Cash dividends paid per share on common stock were $.96, $.78, and $.72 for the years 1993, 1992, and 1991, respectively.


NOTE 9:   CONCENTRATION OF CREDIT RISK

     Most of the Subsidiaries' loans, commitments, lines-of-credit, and standby letters-of-credit have been granted to customers in that subsidiaries' market area. Most customers are depositors of that subsidiary. Investments in state and municipal securities also involve governmental entities within that subsidiary's market area. The concentrations of credits, by type of loan, are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters-of-credit were granted primarily to commercial borrowers. The subsidiaries, as a

           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9:   CONCENTRATION OF CREDIT RISK  (CONTINUED)

matter of policy, do not extend credit to any single borrower or group of related borrowers in excess of 15% of that subsidiary's capital at the time of the loan closing.

     The Corporation manages its loan portfolio to avoid concentration by industry or loan size to minimize its credit exposure. Commercial loans may be collateralized by the assets underlying the borrower's business such as accounts receivable, equipment, inventory, and real property. Consumer loans such as residential mortgage and installment loans are generally secured by the real or personal property financed. Commercial real estate loans are generally secured by the underlying real property and rental agreements.

     Securities and short-term investment activities are conducted with a diverse group of domestic governments, depository, and other financial institutions. The Corporation evaluates the counterparty's creditworthiness and the need for collateral on a case by case basis.

NOTE 10:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Subsidiaries of the Corporation are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit, standby letters-of-credit, and financial guarantees. Those instruments involve, to varying degrees, elements of credit, interest rate, or liquidity risk in excess of the amount recognized in the statement of financial position. The contract amounts of those instruments express the extent of involvement the Subsidiaries have in particular classes of financial instruments.

           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK  (CONTINUED)

     Loan commitments are made to accommodate the financial needs of the subsidiaries' customers. Standby letters-of-credit commit the subsidiaries to make payments on behalf of customers if certain specified future events occur. They primarily are issued to support public and private borrowing arrangements including commercial paper, bond financing, and similar transactions.

     Both arrangements have credit risk essentially the same as that involv in extending loans to customers and are subject to the subsidiaries' normal credit policies. Collateral is obtained based on management's credit assessment of the customer.

 A summary of these financial instruments is as follows for the years ended:

                                                     DECEMBER 31,
                                                 --------------------
                                                 1993            1992
                                                 ----            ----
Financial Instruments Whose Contract
  Amounts Represent Credit Risk:
    Commitments to Extend Credit              $  250,495        $  124,681
    Standby Letters-of-Credit                    110,000           110,000
    Lines-of-Credit                            2,191,648         1,945,888
    Credit Card Lines-of-Credit                1,319,147         1,250,630
                                             -----------       -----------
TOTAL                                        $ 3,871,290       $ 3,431,199
                                             ===========       ===========

NOTE 11:  COMMITMENTS AND CONTINGENT LIABILITIES

     A subsidiary of the Corporation leases property for its branch facilities under a non-cancelable operating lease which contains renewal options. Rent expense under this lease was $24,000 per year for the years ended December 31, 1993, 1992, and 1991. Future minimum lease payments, excluding real estate taxes and insurance, for the year ending December 31 is as follows :

          1994 - Expires November 1, 1994         $20,000
                                                  -------
          TOTAL                                   $20,000
                                                  =======

           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11:  COMMITMENTS AND CONTINGENT LIABILITIES  (CONTINUED)

     In the ordinary course of business, there are various legal proceedings pending against or involving the Corporation or its subsidiaries. Management, after consultation with legal counsel, does not consider that the anticipated impact, if any, arising from such pending legal proceedings is expected to have a material adverse affect upon the consolidated financial position and consolidated results of operations of the Corporation.

NOTE 12:  REGULATORY MATTERS

     The Corporation is a bank holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956. As a bank holding company, the Corporation's activities and those of its banking and nonbanking subsidiaries are limited to the business of banking and activities closely related or incidental to banking.

     The Corporation's subsidiary banks, Union Bank of Tyler County, The Community Bank of Pennsboro, and The Bank of Paden City are subject to supervision and examination by various Federal and state regulatory authorities. The deposits of the Corporation's subsidiary banks are insured by and, therefore, the subsidiary banks are subject to the regulations of the Federal Deposit Insurance Corporation. The banks are also subject to requirements and restrictions under Federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, limitations on the types of

           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12:  REGULATORY MATTERS  (CONTINUED)

investments that may be made, and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Corporation's subsidiary banks.

     The payment of dividends to shareholders by Hometown Bancshares, Inc. is not encumbered by any restrictive provisions in its long-term indentures. There are, however, limitations set by law on the amount of funds available to Hometown Bancshares, Inc. from its subsidiaries. Dividends may be paid out of funds legally available therefore subject to the restrictions set forth in West Virginia Code, Section 31A-4-25 which provides that prior approval of the West Virginia Commissioner of Banking is required if the total of all dividends declared by a state bank in any calendar year will exceed the bank's net profits for that year combined with its retained net profits for the preceding two years. The amount of funds legally available for distribution of dividends by the subsidiaries to the Corporation without prior approval from regulatory authorities at December 31, 1993 was $1,886,177.

     The Federal Reserve Board has issued standards requiring banks and bank holding companies to maintain minimum amounts of capital to total "risk-weighted" assets, as defined by the banking regulators. At December 31, 1993, the Corporation and its subsidiaries are required to have minimum Tier 1 and total capital ratios of 4.00% and 8.00%, respectively. The Corporation's consolidated actual ratios at that date were 19.17% and 20.42%, respectively.

           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12:  REGULATORY MATTERS  (CONTINUED)

     The actual ratios for the Corporation and its subsidiary banks exceeded the regulatory requirements and definitions of a "well capitalized" institution at December 31, 1993.

     The Corporation's subsidiary banks are required to maintain reserves against certain deposit liabilities in either cash or balances on deposit with the Federal Reserve System. The Corporation's subsidiary banks maintained adequate average vault cash reserves to satisfy regulatory requirements in 1993.

NOTE 13:  POST-RETIREMENT BENEFIT PLANS

     The Corporation established a 401(k) profit sharing plan which covers all eligible employees of the respective Corporation's subsidiaries that qualify under the Plan. The Corporation provides for annual contributions in such amounts as the Board of Directors of the Corporation may determine. The total contribution to the Plan from the Corporation was $19,353, $20,049, and $17,908 for the years ended 1993, 1992, and 1991, respectively.

     The Corporation established an Employee Stock Ownership Plan (ESOP) and Trust Agreement for the purpose of investing in the common stock of Hometown Bancshares, Inc. on behalf of the employees of the subsidiaries. Currently, the ESOP Trust owns 6,504 shares of Hometown Bancshares, Inc. common stock which have or will be allocated to specific employee accounts as of December 31, 1993. The total contribution to the ESOP from the Corporation and its subsidiaries was $53,886, $55,393, and $56,310 for the years 1993, 1992, and
1991, respectively.

           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14:  DIRECTOR AND EXECUTIVE BENEFIT PLAN

     A subsidiary of the Corporation has established a Directors' and Executive Officers' Deferred Income Plan with certain directors and executive officers of the applicable bank which defers payment of directors' fees and executive officers' fees until such time as the director or executive officer reaches age 65 or retires.

     The subsidiary is funding the future payments through an investment with a value of $253,312 in 1993 and $196,790 in 1992. The expense recorded for the future liability was $27,395, $22,281, and $11,476 in 1993, 1992, and 1991,
respectively.

NOTE 15:  TRANSACTIONS WITH DIRECTORS AND OFFICERS

     Some of the officers and directors (including their affiliates, families, and entities in which they are principal owners) of the Corporation and its subsidiaries are customers of the subsidiaries and have had, and are expected to have, transactions with the subsidiaries in the ordinary course of business. In addition, some officers and directors are also officers and directors of corporations which are customers of the subsidiaries and have had, and are expected to have, transactions with the subsidiaries in the ordinary course of business. These transactions with officers and directors were made on the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with the general public and none of these transactions involve more than the normal risk of collectibility or present other unfavorable features.

           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 15:  TRANSACTIONS WITH DIRECTORS AND OFFICERS  (CONTINUED)

      Indebtedness of related parties is summarized as follows for the years ended:

                                                 DECEMBER 31,
                                        ------------------------------
                                           1993               1992
                                           ----               ----
BALANCE AT BEGINNING OF YEAR            $1,594,956        $ 1,986,502
  Repayments                              (918,682)        (1,534,649)
  Borrowings                             1,376,987          1,143,103
                                        ----------        -----------
BALANCE AT END OF YEAR                  $2,053,261        $ 1,594,956
                                        ==========        ===========


NOTE 16:  OTHER OPERATING EXPENSES

     The following represents the major expense classifications included in other operating expenses for the years ended:

                                                  DECEMBER 31,
                                         --------------------------------
                                           1993        1992        1991
                                           ----        ----        ----
Stationery and Printing                 $ 106,616    $ 94,629    $125,840
Postage                                    81,833      93,842      77,564
Bankers' Blanket Bond Insurance            37,616      36,330      39,732
Directors' Fees                            87,775      75,950      70,315
Telephone                                  48,515      45,931      49,854
Legal and Professional Fees                77,734      55,774      58,421
Advertising                                40,398      44,630      59,209
Other Operating Expenses                  333,760     329,315     366,859
                                        ---------    --------   ---------
TOTAL                                   $ 814,247    $776,401   $ 847,794
                                        =========    ========   =========

NOTE 17:  FUTURE IMPACT OF ISSUED ACCOUNTING STANDARDS

     In December, 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards Number 107, "Disclosures about Fair Value of Financial Instruments." This statement requires all entities to disclose in the footnotes the fair value of financial instruments, both assets and liabilities recognized and not recognized in the Statement of Financial Position, for which it is practicable to estimate fair value. If estimating fair value is not

           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 17:  FUTURE IMPACT OF ISSUED ACCOUNTING STANDARDS  (CONTINUED)

practicable, this statement requires disclosure of descriptive information pertinent to estimating the value of the financial instrument.

     This statement is effective for financial statements issued for fiscal years ending after December 15, 1992, except for entities with less than $150 million in total assets in the current Statement of Financial Position. For those entities, the effective date is for fiscal years ending after December 15, 1995.

     The required disclosure has no impact on financial position or results of operations.

NOTE 18:  PLAN OF MERGER

     On September 30, 1993, the Corporation and Commercial
BancShares, Inc. entered into an agreement and plan of merger to be accounted for by the pooling-of-interests method. The consummation of this merger is anticipated to occur in 1994 upon final approval of regulatory authorities and shareholders of both Corporations.

           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19:  CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

     The following financial statements reflect the financial position and results of operations of Hometown Bancshares, Inc.
(Parent Company Only).

                         CONDENSED BALANCE SHEETS

                                                              DECEMBER 31,
                                                        ----------------------
                                                            1993       1992
                                                            ----       ----
ASSETS
  Cash and Due from Banks (All from
    Subsidiaries)                                       $  203,468  $  141,146
  Investment Securities Available-
    for-Sale                                               394,740     278,535
  Investment in Subsidiaries
    (Equity Basis)                                       8,687,275   8,038,857
  Other Assets                                             309,584     377,710
                                                        ----------  ----------

TOTAL ASSETS                                            $9,595,067  $8,836,248
                                                        ==========  ==========

LIABILITIES
  Other Liabilities                                     $   34,924  $      -0-
                                                        ----------  ----------

          TOTAL LIABILITIES                             $   34,924  $      -0-
                                                        ----------  ----------

SHAREHOLDERS' EQUITY
  Common Stock (Par Value $1.00),
    Authorized 3,000,000 Shares,
    (Issued Shares:  337,077 in 1993
                     and 1992)                          $  337,077  $  337,077
  Additional Paid in Capital                             4,824,992   4,824,992
  Undivided Profits                                      4,321,591   3,702,912
  Unrealized Gain (Loss) on Securities
    Available-for-Sale, Net of
    Applicable Deferred Income Taxes                        76,483     (28,733)
                                                        ----------  ----------

TOTAL SHAREHOLDERS' EQUITY                              $9,560,143  $8,836,248
                                                        ----------  ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $9,595,067  $8,836,248
                                                        ==========  ==========


           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19:  CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY
            (CONTINUED)


               CONDENSED STATEMENTS OF INCOME


                                         DECEMBER 31,
                                ------------------------------
                                  1993       1992       1991
                                  ----       ----       ----

REVENUE
  Dividend from Subsidiaries    $460,000   $415,000   $360,000
  Other Dividend Income           13,932     13,932     13,932
  Other Income                     6,325      6,073     18,968
                                --------   --------   --------

          TOTAL REVENUE         $480,257   $435,005   $392,900
                                --------   --------   --------

EXPENSES
  Interest on Notes Payable     $          $    717   $  5,834
  Employee Benefits                7,068      5,214
  Depreciation                     3,146      3,146      3,146
  Amortization of
    Organizational Costs          25,163     25,165     25,163
  Other Operating Expenses       116,784    116,660    156,136
                                --------   --------   --------

          TOTAL EXPENSES        $152,161   $150,902   $190,279
                                --------   --------   --------

Income (Loss) before Income
  Taxes, Equity in
  Undistributed Net Income
  of Subsidiaries               $328,096   $284,103   $202,621
Applicable Income Taxes
  (Benefit)                       (3,184)    (2,425)   (16,696)
                                --------   --------   --------

Income before Equity in
  Undistributed Net Income
  of Subsidiaries               $331,280   $286,528   $219,317
Equity in Undistributed Net
  Income (Loss)                  610,993    484,400    294,265
                                --------   --------   --------

NET INCOME                      $942,273   $770,928   $513,582
                                ========   ========   ========


           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19:  CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY
            (CONTINUED)

             CONDENSED STATEMENTS OF CASH FLOWS

                                                              DECEMBER 31,
                                                 -----------------------------------
                                                   1993          1992        1991
                                                   ----          ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                     $ 942,273   $   770,928   $ 513,582
                                                 ---------   -----------   ---------
  Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating
    Activities:
      Depreciation                               $   3,146   $     3,146   $   3,146
      Net Amortization of Purchase
        Adjustments                                 (3,620)       (2,793)    (13,968)
      Undistributed Net (Income) Loss of
        Subsidiaries                              (610,993)     (484,400)   (294,265)
      Amortization of Organizational Costs          25,163        25,165      25,163
      Amortization of Tangible Core
        Deposits                                    73,645        91,028     113,224
  (Increase) Decrease:
    Other Assets                                   (30,210)        4,400      (6,752)
  Increase (Decrease):
    Other Liabilities                                             (5,186)      1,325
                                                 ---------   -----------   ---------

          TOTAL ADJUSTMENTS                      $(542,869)  $  (368,640)  $(172,127)
                                                 ---------   -----------   ---------

NET CASH FLOWS FROM OPERATING ACTIVITIES         $ 399,404   $   402,288   $ 341,455
                                                 ---------   -----------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Investment in Hometown
    Insurance Agency, Inc.                       $           $             $ (25,000)
  Capitalized Expenditures of
    Investment in First National Bank
    of Powhatan Point                              (13,488)
                                                 ---------   -----------   ---------

NET CASH FLOWS FROM INVESTING ACTIVITIES         $ (13,488)  $       -0-   $ (25,000)
                                                 ---------   -----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal Payments on Borrowings              $            $   (25,000)  $ (75,000)
  Cash Dividends Paid                             (323,594)     (262,920)   (242,695)
                                                 ---------   -----------   ---------

NET CASH FLOWS FROM FINANCING ACTIVITIES        $ (323,594)  $  (287,920)  $(317,695)
                                                 ---------   -----------   ---------

NET INCREASE (DECREASE) IN CASH                 $   62,322   $   114,368   $  (1,240)
CASH AT BEGINNING OF YEAR                          141,146        26,778      28,018
                                                 ---------   -----------   ---------

CASH AT END OF YEAR                             $  203,468   $   141,146   $  26,778
                                                ==========   ===========   =========

SUPPLEMENTARY DISCLOSURE OF CASH FLOWS
  INFORMATION
    Cash Paid during the Year for:
      Interest                                  $      -0-   $       717   $   5,834
      Income Taxes                              $    3,686   $     1,640   $    (405)

                  HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19:  CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY
            (CONTINUED)

     Principal sources of revenues for the Corporation are dividends received from its banks and dividends received on investments. State law imposes limitations on the payment of dividends by the subsidiaries of the Corporation. A dividend may not be paid if the total of all dividends declared by a bank in any calendar year is in excess of the current year's net profits combined with the retained net profits of the two preceding years unless the bank obtains regulatory approval.

     Loans and extensions of credit must be secured in specified amounts. The Corporation had no borrowings outstanding from any of its subsidiary banks at December 31, 1993.

           HOMETOWN BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 20:  QUARTERLY FINANCIAL DATA (IN THOUSANDS OF DOLLARS EXCEPT FOR
            PER COMMON SHARE AND CASH DIVIDENDS PAID INFORMATION)


                               FIRST     SECOND    THIRD     FOURTH
                              QUARTER   QUARTER   QUARTER   QUARTER    TOTAL
1993
- ----
  Net Interest Revenue        $1,065    $1,049    $1,038    $1,081    $4,233
  Provision for Possible
    Loan Losses               $   46    $   38    $   37    $   38    $  159
  Net Operating Revenue       $  364    $  319    $  348    $  365    $1,396
  Applicable Income Taxes     $  141    $  123    $  140    $  131    $  535
  Income Before Effect of
    Change in Accounting
    Principle                 $  223    $  196    $  208    $  234    $  861
 Cumulative Effect on
  Prior Years of Change
  in Accounting Principle     $   81    $         $         $         $   81
 Net Income                   $  304    $  196    $  208    $  234    $  942
 Applicable to Common
  Stock                       $  304    $  196    $  208    $  234    $  942
 Per Common Share Data:
  Income Before Effect
   of Change in
   Accounting Principle       $  .66    $  .58    $  .62    $  .70    $ 2.56
  Cumulative Effect on
   Prior Years of Change
   in Accounting
   Principle                  $  .24    $         $         $         $  .24
 Net Income                   $  .90    $  .58    $  .62    $  .70    $ 2.80
 Cash Dividends Paid -
  Common Share                $  .21    $  .25    $  .25    $  .25    $  .96

1992
- ----
 Net Interest Revenue         $  979    $1,002    $1,002    $1,059    $4,042
 Provision for Possible
  Loan Losses                 $   48    $   60    $   48    $   48    $  204
 Net Operating Revenue        $  296    $  276    $  282    $  333    $1,187
 Applicable Income Taxes      $  114    $  102    $  135    $   65    $  416
 Net Income                   $  182    $  174    $  147    $  268    $  771
 Applicable to Common
  Stock                       $  182    $  174    $  147    $  268    $  771
 Per Common Share             $  .54    $  .52    $  .44    $  .79    $ 2.29
 Cash Dividends Paid -
  Common Stock                $  .18    $  .19    $  .20    $  .21    $  .78

1991
- ----
 Net Interest Revenue         $  915    $  920    $  944    $  973    $3,752
 Provision for Possible
  Loan Losses                 $   45    $   45    $   45    $   45    $  180
 Net Operating Revenue        $  217    $  212    $  210    $  173    $  812
 Applicable Income Taxes      $   62    $   56    $   65    $  115    $  298
 Net Income                   $  155    $  156    $  145    $   58    $  514
 Applicable to Common
  Stock                       $  155    $  156    $  145    $   58    $  514
 Per Common Share             $  .46    $  .46    $  .43    $  .17    $ 1.52
 Cash Dividends Paid -
  Common Stock                $  .18    $  .18    $  .18    $  .18    $  .72

                                   EXHIBIT A

                      AGREEMENT AND PLAN OF MERGER BETWEEN
                        COMMERCIAL BANCSHARES, INC. AND
                           HOMETOWN BANCSHARES, INC.

                          AGREEMENT AND PLAN OF MERGER

                                    between


                          COMMERCIAL BANCSHARES, INC.


                                      and


                           HOMETOWN BANCSHARES, INC.

                               TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER..............................   E-6
ARTICLE I.................................................   E-7

PLAN OF MERGER............................................   E-7

  1.1  Parties to Merger and Surviving Holding Company....   E-7
  1.2  Terms of Merger....................................   E-7
  1.3  Effect of the Merger...............................   E-7
  1.4  Stock Consideration................................   E-8
  1.5  Exchange of Shares.................................   E-8
  1.6  Articles of Incorporation and Bylaws of
        Surviving Holding Company.........................   E-8
  1.7  Additional Requirements............................   E-8

ARTICLE II................................................   E-9

REPRESENTATIONS AND WARRANTIES............................   E-9

  2.1  Representations and Warranties of Commercial.......   E-9

         (a)  Organization................................   E-9
         (b)  Authority...................................   E-9
         (c)  Capitalization..............................  E-10
         (d)  Financial Statements........................  E-10
         (e)  Authority to Exchange Shares................  E-10
         (f)  Registered Bank Holding Company.............  E-10
         (g)  Absence of Certain Changes..................  E-10
         (h)  Litigation..................................  E-12
         (i)  Absence of Undisclosed or
               Contingent Liabilities.....................  E-13
         (j)  No Adverse Event............................  E-13
         (k)  SEC Reports.................................  E-13
         (l)  Title to Properties.........................  E-13
         (m)  Taxes.......................................  E-13
         (n)  Subsidiaries of Commercial..................  E-14
         (o)  ERISA.......................................  E-14
         (p)  Absence of Defaults and Violation...........  E-14
         (q)  Other Transactions..........................  E-15
         (r)  Reserve for Possible Loan Losses............  E-15
         (s)  Material Contracts..........................  E-15
         (t)  Environmental Concerns......................  E-15

  2.2  Representation and Warranties of Hometown..........  E-16

         (a)  Representation and Warranties of Hometown...  E-17
         (b)  Authority of Hometown.......................  E-17
         (c)  Capital Stock of Hometown...................  E-17



         (d)  Absence of Certain Changes..................  E-17
         (e)  Taxes.......................................  E-19
         (f)  Litigation..................................  E-20
         (g)  Absence of Defaults and Violations..........  E-20
         (h)  Absence of Undisclosed or Contingent
               Litigation.................................  E-20
         (i)  Financial Statements........................  E-21
         (j)  Title to Property...........................  E-21
         (k)  Reserve for Possible Loan Losses............  E-21
         (l)  No Adverse Event............................  E-21
         (m)  Material Contracts..........................  E-21
         (n)  ERISA.......................................  E-22
         (o)  Regulatory Reports..........................  E-22
         (p)  Environmental Concerns......................  E-22
         (q)  Registered Bank Holding Company.............  E-23
         (r)  Ownership of Subsidiaries...................  E-23
         (s)  Hometown Insurance Agency, Inc..............  E-23
         (t)  SEC Reports.................................  E-23

ARTICLE III...............................................  E-24

ADDITIONAL AGREEMENTS.....................................  E-24

  3.1  Approval of Hometown Shareholders..................  E-24
  3.2  Approval of Commercial Shareholders................  E-24
  3.3  Rights of Dissenting Stockholder...................  E-24
  3.4  Regulatory Approval................................  E-24
  3.5  Conduct of Business by Hometown Until Closing......  E-24
  3.6  Conduct of Business by Commercial Until Closing....  E-26
  3.7  Registration of Securities, Proxy Statement........  E-27
  3.8  Hometown Employment Agreements.....................  E-27
  3.9  Representatives on Commercial Board................  E-27
  3.10 Good Faith.........................................  E-28
  3.11 Employees..........................................  E-28
  3.12 Access and Information.............................  E-28
  3.13 Subsidiary Bank Board..............................  E-29
  3.14 Directors and Officers Indemity and
       Liability Insurance................................  E-29

ARTICLE IV................................................  E-29

CONDITIONS................................................  E-29

  4.1  Conditions to Obligations of All Parties...........  E-29

        (a)  Shareholder Approval of Transaction..........  E-29
        (b)  Absence of Restraint.........................  E-29
        (c)  Governmental Approvals.......................  E-30
        (d)  Compliance with Representations, Warranties
              and Additional Agreements...................  E-30
        (e)  Securities Law Compliance....................  E-30
        (f)  Tax-Free Exchange............................  E-30



        (g)  Due Diligence................................  E-30
        (h)  Accounting Treatment.........................  E-31

 4.2  Additional Conditions to Obligations of Commercial..  E-31
        (a)  Shareholder Approval.........................  E-31
        (b)  Counsel's Opinion............................  E-31
        (c)  Affiliates Agreements........................  E-32

 4.3  Additional Conditions to Obligations of Hometown....  E-32
       (a)  Counsel's Opinion.............................  E-33
       (b)  Tax Ruling or Opinion.........................  E-34
       (c)  Fairness Opinion..............................  E-34

ARTICLE V.................................................  E-34

CLOSING...................................................  E-34

 5.1  Closing.............................................  E-34

ARTICLE VI................................................  E-35

MISCELLANEOUS.............................................  E-35

 6.1  Termination.........................................  E-35
 6.2  Expenses............................................  E-36
 6.3  Survival of Provisions..............................  E-36
 6.4  Amendment...........................................  E-36
 6.5  Assignability.......................................  E-36
 6.6  Notices.............................................  E-36
 6.7  Entire Agreement....................................  E-37
 6.8  Counterparts........................................  E-37
 6.9  Governing Law.......................................  E-37
 6.10 Invalid Provisions..................................  E-37
 6.11 Headings and Subheadings............................  E-37

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT (this "Agreement"), is made and entered into this 30th day of September, 1993, between Commercial Bancshares, Inc. ("Commercial") and Hometown Bancshares, Inc. ("Hometown").

     WHEREAS, Hometown and Commercial are West Virginia corporations with their principal offices in Middlebourne and Parkersburg, West Virginia, respectively, and each is a registered bank holding company under the Bank Holding Company Act of 1956, as amended;

     WHEREAS, the parties hereto desire to accomplish the merger of Hometown with and into Commercial, with Commercial surviving the merger (the "Merger");

     WHEREAS, Hometown owns 100% of the issued and outstanding shares of Union Bank of Tyler County, Inc., Middlebourne, West Virginia ("UBTC"), The Bank of Paden City, Paden City, West Virginia ("Paden City"), The Community Bank, Pennsboro, West Virginia ("Community Bank") (UBTC, Paden City and Community Bank are sometimes collectively referred to herein as the "banking subsidiaries" of Hometown), 100% of the issued and outstanding shares of Hometown Insurance Agency, Inc., (herein referred to as the insurance subsidiary) (the banking subsidiaries and the insurance subsidiary are sometimes collectively referred to herein as the "Hometown subsidiaries" or "subsidiaries of Hometown" or "its subsidiaries" [referring to Hometown]) and 14.51% of the issued and outstanding shares of First National Bank of Powhatan Point, Powhatan Point, Ohio ("Powhatan Point");

     WHEREAS, Commercial owns 100% of the issued and outstanding shares of Commercial Banking & Trust Company, Parkersburg, West Virginia ("CB&T"), Jackson County Bank, Ravenswood, West Virginia ("JCB"), Farmers & Merchants Bank of Ritchie County, Harrisville, West Virginia ("F&M") and The Dime Bank, Marietta, Ohio ("Dime Bank") (CB&T, JCB, F&M and Dime Bank are sometimes referred to herein as the "subsidiaries" of Commercial);

     WHEREAS, as merger consideration, the shareholders of Hometown will receive
1.512 shares of Commercial stock for each share of Hometown stock they own (provided, however that no fractional shares of Commercial stock will be issued and in lieu thereof Hometown shareholders will receive cash consideration as provided herein); and

     WHEREAS, for federal income tax purposes, the transaction is intended to be treated as a tax free reorganization under Internal Revenue Code (S) 368(a)(1)(A);

     NOW, THEREFORE, for and in consideration of the premises and the representations, warranties, covenants and agreements contained herein, Commercial and Hometown do represent, warrant, covenant and agree as follows:


                                   ARTICLE I
                                   ---------

                                 PLAN OF MERGER
                                 --------------

     1.1  Parties to Merger and Surviving Holding Company.  The parties to the
          -----------------------------------------------
Plan of Merger are Commercial and Hometown. Hometown shall merge with and into Commercial, pursuant to the laws of West Virginia. After the consummation of the Merger, Commercial will be the Surviving Holding Company. The name of the Surviving Holding Company will remain "Commercial Bancshares, Inc." and its principal office will remain at Parkersburg, West Virginia.

     1.2  Terms of Merger.  The terms and conditions of the Merger are set forth
          ---------------
in this Agreement. Upon satisfaction of all of the terms and conditions set forth herein, the Merger shall be effective upon the issuance of a certificate of merger by the Secretary of State of West Virginia. The date of the issuance of a certificate of merger will be the Merger Effective Date.

     1.3  Effect of the Merger.  Upon consummation, the Merger shall have the
          --------------------
following effects:

          (a) The Surviving Holding Company, will upon the Merger Effective Date and thereafter, possess all of the rights, privileges, immunities and franchises, of both Commercial and Hometown.

          (b) All property, real, personal and mixed, and all debts due in whatever amount, and all other choses in action, and all other interests belonging to or due to Hometown will be taken and deemed to be transferred to and vested in Commercial as Surviving Holding Company and all property, real, personal and mixed, and all debts due in whatever amount, and all other choses in action, and all other interests belonging to or due to Commercial shall remain in Surviving Holding Company without further act; and the title to any real estate, or any interest therein, vested in Commercial or Hometown shall not revert or be in any way impaired by reason of the Merger.

          (c) The Surviving Holding Company will be responsible and liable for all of the liabilities and obligations of Commercial and Hometown and neither the rights of creditors nor liens upon the property of Commercial and Hometown shall be impaired by the Merger.

          (d) As of the Merger Effective Date, the shares of Hometown will be canceled and shareholders of Hometown will cease to have any rights as shareholders of Hometown except for the right to receive the merger consideration for their Hometown shares as provided herein or the cash value thereof under dissenters' rights of appraisal.

     1.4  Stock Consideration.  As consideration for the Merger, upon the
          -------------------
consummation thereof, each share of Hometown stock (except for shares owned by shareholders who exercise dissenters' rights) shall be converted into 1.512 shares of Commercial stock; provided, however, that no fractional shares of Commercial stock will be issued and in lieu thereof, Hometown shareholders will be entitled to receive cash based upon a fixed price of $26.00 per whole share of Commercial stock. If, on or after the date hereof, and prior to the Merger, the outstanding shares of Commercial stock are changed into a different number or class by virtue of any reclassification, split, stock dividend, exchange of shares or similar event, then the exchange ratio provided herein will be adjusted proportionately.

     1.5  Exchange of Shares.  Except for any shares of Hometown as to which
          ------------------
dissenters' rights are exercised pursuant to West Virginia Code (S)(S)31-1-122 and 31-1-123, each holder of certificates representing shares of the stock of Hometown will, upon the surrender to Surviving Holding Company, or its agent, of such certificates in proper form, be entitled to receive a certificate or certificates representing the number of whole shares of the common stock of Commercial into which the surrendered certificates shall have been converted by reason of the Merger. Until surrendered for exchange, each outstanding certificate of Hometown shall be deemed for all corporate purposes to evidence the ownership of the whole shares of stock of Commercial into which such shares have been converted by reason of the Merger. Until any outstanding certificates have been surrendered, Commercial may, at its sole discretion, withhold (i) the certificates representing the shares of its stock into which the Hometown shares are converted by reason of the Merger and (ii) the distribution of any and all dividends and payment for fractional shares with respect to the stock of Commercial to which the Hometown shareholder is entitled. Upon the delivery to Surviving Bank Holding Company of the outstanding Hometown certificates, there will be delivered to the record holder (i) the certificate representing the shares of the stock of Commercial to which the Hometown holder is entitled and
(ii) any dividends thereon along with any payment for fractional shares, all without interest.

     1.6  Articles of Incorporation and Bylaws of Surviving Holding Company.
          -----------------------------------------------------------------
Upon the Merger being consummated, the Articles of Incorporation of Commercial shall be the Articles of Incorporation of Surviving Holding Company and the Bylaws of Commercial shall be the Bylaws of the Surviving Holding Company until altered, amended or repealed in accordance with their provisions and applicable law. The Surviving Holding Company will be a West Virginia corporation. Its taxpayer identification number shall be the taxpayer identification number of Commercial.

     1.7  Additional Requirements.  If at any time, Surviving Holding
          -----------------------
Company shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or conform in Surviving Holding Company the title to any property or rights of Commercial or Hometown or are otherwise necessary to carry out the provisions of the Plan of Merger and this Agreement, the proper officers and directors of Commercial or Hometown, as the case may be, immediately before the Merger is consummated, as of the Merger Effective Date, and thereafter, the officers of the Surviving Holding Company, will execute and deliver any and all property assignments, conveyances, assurances, and other instruments to vest, perfect or confirm title to any such property or rights in the Surviving Holding Company and otherwise carry out the provisions of this Agreement.

                                   ARTICLE II
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     2.1  Representations and Warranties of Commercial.  Unless previously
          --------------------------------------------
otherwise disclosed in writing to Hometown, as of the date of this Agreement, and as of the date of the consummation of the transactions contemplated herein, Commercial represents and warrants the following to Hometown:

          (a)  Organization.  Commercial is a West Virginia corporation duly
               ------------
organized, validly existing and in good standing under the laws of the State of West Virginia. Its subsidiary banks are duly organized, validly existing and in good standing under the laws of West Virginia or Ohio, as applicable.
Commercial and each of its subsidiaries has the requisite corporate power and authority to own and lease its properties and to conduct its business as currently conducted and as currently contemplated to be conducted.

          (b)  Authority.  Commercial has the power to enter into this
               ---------
Agreement andto consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Commercial. Except for the ratification, confirmation and approval of this Agreement and the Merger by the shareholders of Commercial, no other acts or proceedings on the part of Commercial are necessary to authorize the transactions contemplated by this Agreement. Upon its execution and delivery, subject only to shareholder ratification, confirmation and approval, this Agreement constitutes the valid and legally binding obligation of Commercial. Subject to obtaining the permits, approvals, consents and authorizations set forth in

Article III hereto, the execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated herein will not, violate (i) any provisions of the Articles of Incorporation or Bylaws of Commercial, (ii) any laws of the State of West Virginia or the United States of America or (iii) any other material restriction to which Commercial is subject. No acceleration of payment, default, breach or termination will occur in any material respect by virtue of the consummation of the transaction contemplated in this Agreement under any material contract, agreement, deed of trust, note, instrument, order, judgment or decree.

          (c)  Capitalization.  The authorized capital stock of Commercial is
               --------------
2,000,000 shares of common stock, par value of $5.00 per share, of which 758,506 are issued and outstanding as of the date hereof and are fully paid and nonassessable, and 17,778 shares are held in treasury by Commercial.
Commercial also has shares of convertible preferred stock, of which 27,165 shares are issued and outstanding. The outstanding shares of Commercial stock have been duly and validly authorized and issued and have not been issued in violation of any preemptive or similar rights of any of its shareholders. In the issuance of its shares, Commercial has complied with all applicable state and federal securities laws.

          (d)  Financial Statements.  Commercial has delivered to Hometown
               --------------------
copies of its audited consolidated financial statements for the fiscal year ended December 31, 1992, and unaudited statements for the six month period ended June 30, 1993. Commercial represents and warrants that the financial statements which have been or will be delivered pursuant to any provision of this Agreement fairly present its financial position of as of the date thereof and the results of its operations and changes in its financial position for each of the respective periods specified therein in conformity with generally accepted accounting principles applied on a consistent basis.

          (e)  Authority to Exchange Shares.  The shares of Commercial to be is
               ----------------------------
sued pursuant to this Agreement will be duly authorized. When issued upon the terms and conditions specified in this Agreement, the shares will be validly issued, fully paid and non-assessable. There are no preemptive or similar rights with regard to the shares of Commercial to be issued in connection with the transactions contemplated herein.

          (f)  Registered Bank Holding Company.  Commercial is a duly registered
               -------------------------------
bank holding company under the Bank Holding Company Act of 1956, as amended.

          (g)  Absence of Certain Changes.  Since June 30, 1993:
               --------------------------

            (i) There has been no material change in the assets, consolidated financial condition, or results of operation of Commercial or any subsidiary of Commercial, taken as a whole, which has had, or changes which in the aggregate have had, a material adverse effect on the consolidated assets, financial condition, or operations of Commercial, nor has any event or condition occurred which is known to its officers which may result in such a change or changes;

            (ii) There has not been any damage, destruction, or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the operations, financial condition, or results of operations of Commercial or any subsidiary of Commercial which materially and adversely affects the consolidated assets, financial condition or operations of Commercial and its subsidiaries taken as a whole;

            (iii) Neither Commercial nor its subsidiary banks have disposed of or agreed to dispose of any properties or assets, nor has any of them leased to others, or agreed to so lease, any such properties or assets which leases or dispositions would be material to Commercial and its subsidiary banks taken as a whole;

            (iv) There has not been any change in the authorized, issued or outstanding capital stock (common or preferred) of Commercial except as may occur as a result of a preferred stockholder's election to convert to common stock, pursuant to an acquisition by Commercial permitted in accordance with this Agreement or pursuant to any incentive plan previously disclosed in writing to Hometown; nor has there been any material change in the outstanding debt of Commercial, other than changes due to payments in accordance with the terms of such debt and other than the acceptance of deposits by the subsidiaries of Commercial in the ordinary course of business;

            (v) Commercial has not granted any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities whatsoever except in connection with its convertible preferred stock;

            (vi) There has not been, nor will there be, any declaration, setting aside or payment of any dividend or distribution in respect of any shares of the common stock of Commercial except as set forth herein or in respect of any shares of the preferred stock except as in accordance with its terms;

            (vii) Neither Commercial nor its subsidiary banks have made any material loan or advance, other than in the ordinary course of business;

            (viii) Neither Commercial nor its subsidiary banks have made any expenditure or major commitment for the purchase, acquisition, construction or improvement of any capital asset which would be, or of capital assets which in the aggregate would be, material to Commercial and its subsidiary banks taken as a whole;

            (ix) Neither Commercial nor its subsidiary banks have entered into any other transaction, contract or lease, or incurred any other obligation or liability which would be material to Commercial and its subsidiary banks on a consolidated basis;

            (x) No change has occurred in the personnel who are key personnel with respect to the operations of Commercial or the subsidiaries of Commercial, nor has there been any material increase in the compensation or fees payable by Commercial or the subsidiaries of Commercial to directors or officers, or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement for or with any of such directors or officers other than increases in the ordinary course of business made in a manner consistent with previous years or other than increases relating to the adoption of certain incentive based plans and previously disclosed in writing to Hometown; and

            (xi) There has not been any other event, condition or development of any kind which materially and adversely affects the assets, financial condition or operations of Commercial and its subsidiary banks taken as a whole, and management of the respective entities has no knowledge of any such event, condition or development which may materially and adversely affect the assets, financial condition or operations of Commercial and its subsidiary banks taken as a whole.

          (h)  Litigation.  Neither Commercial nor any subsidiary of Commercial
               ----------
is a party to, or, to the knowledge of their executive officers, is threatened with any litigation, action, governmental or other proceeding, investigation, strike or other labor dispute which might affect the validity of this Agreement or which, individually or in the aggregate, might have a materially adverse effect on their assets, financial condition, operations or material contractual rights of Commercial and its subsidiaries taken as a whole; and there is no outstanding order, writ, injunction or decree of any court or governmental agency against or materially affecting Commercial and its subsidiaries, taken as a whole or a material portion of any of their consolidated businesses, financial condition, operations, material contract rights or assets.

            (i)  Absence of Undisclosed or Contingent Liabilities.  Except to
                 ------------------------------------------------
the extent reflected on the June 30, 1993 consolidated financial statements of Commercial delivered to Hometown, there exists no claim, liability, obligation, or any known asserted claim, secured or unsecured (whether accrued, absolute, contingent or otherwise), that would have a material adverse effect on the consolidated operations, financial condition, businesses, material contract rights, assets or results of operations of Commercial and its subsidiaries taken as a whole.

            (j)  No Adverse Event.  Since June 30, 1993 there has been no
                 ----------------
change or changes which, individually or in the aggregate, has or have materially and adversely affected the financial condition, result of operations or assets of Commercial and its subsidiaries taken as a whole.

            (k)  SEC Reports.  The Form 10-K Annual Report to the Securities and
                 -----------
Exchange Commission by Commercial for the year ended December 31, 1992, and its quarterly filings made during 1993 on Form 10-Q do not contain, as of the date hereof or as of their respective dates, any untrue statement of a material fact or omit to state any material fact necessary to make the statement therein, in light of the circumstances under which such statements were made, not misleading.

            (l)  Title to Properties.  Commercial and its subsidiaries have
                 -------------------
good and marketable title to all of their property and assets set forth on the consolidated balance sheet of Commercial as of June 30, 1993, subject to no liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected on said balance sheet, liens of record, liens which do not materially affect the current use of the property or liens for ad valorem taxes not yet due and payable, and all of their leases are in full force and effect, and neither Commercial nor any of its subsidiaries is aware of any default thereunder.

            (m)  Taxes.  (i) Commercial and its subsidiaries have filed all
                 -----
federal income tax returns and all other federal, state, municipal and other tax returns which they are required to file, have paid all taxes shown to be due on such returns and, in the opinion of their respective chief executive and financial officers, have adequately reserved for all current taxes;

                 (ii) Neither the Internal Revenue Service nor any other taxing authority is now asserting against Commercial or its subsidiaries, or, to management's knowledge, threatening to assert against them, or any of them, any deficiency or claim for additional taxes, interest or penalties;

                 (iii) There is no pending or threatened examination of the federal income tax returns of Commercial and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three-year period of limitations described in IRC (S) 6501(a), no tax year of Commercial remains open to the assessment and collection of additional federal income taxes; and

              (iv) There is no pending or threatened examination of the West Virginia business and occupation tax returns of Commercial or its subsidiaries and, except for tax years still subject to the assessment and collection of additional business and occupation taxes under the three-year period of limitations described in W.Va. Code (S) 11-10-15, no tax year of Commercial or its subsidiaries remains open to the assessment and collection of additional business and occupation taxes.

          (n)  Subsidiaries of Commercial.  The subsidiaries of Commercial
               --------------------------
consist of corporations or associations which are duly organized, validly existing and in good standing under applicable laws. Each has the corporate power, and all necessary federal, state, and local banking and other authorizations, to own its property and conduct its business as currently conducted and as currently contemplated to be conducted. Commercial owns, free and clear of liens and encumbrances of any nature, one hundred percent (100%) of the issued and outstanding stock of each of its subsidiaries.

          (o)  ERISA.  Each plan subject to Title IV of ERISA and established or
               -----
maintained for persons, including employees or former employees of Commercial or any of its subsidiaries ("Plan") has been maintained and funded in accordance with its terms and with all provisions of ERISA applicable thereto; (ii) no event reportable under Section 4043 of ERISA has occurred and is continuing with respect to any Plan; (iii) no liability to the Pension Benefits Guaranty Corporation has been incurred with respect to any Plan, other than for premiums due and payable; (iv) no Plan has been terminated, no proceedings have been made to terminate any Plan, and no decision has been made to terminate or institute proceedings to terminate any Plan; (v) no Plan is a multi-employer Plan; and
(vi) there has been no cessation of, and no decision has been made to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under any Plan.

          (p)  Absence of Defaults and Violation.  Neither Commercial nor any
               ---------------------------------
of its subsidiaries (i) is in default under any term or provision of any mortgage, deed of trust, note, bond, indenture, commitment, contract, agreement, franchise, permit, license, lease or instrument to which they are a party or by which any of them or any of their properties is bound and which is material to the consolidated financial condition, businesses or operations of Commercial,
(ii) is subject to any decree, order, writ or injunction of any court or authority which materially restricts their operations or requires any material actions when considering Commercial and its subsidiaries as a whole, (iii) is in violation of any law, rule or regulation known and applicable to them which could materially affect the consolidated financial condition, assets, businesses or operations of Commercial; or (iv) has received notification from any agency or department of federal, state or local government or regulatory authority or the staff thereof asserting that any of them is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces, or any threat to revoke any license, franchise, permit or governmental authorization which could materially affect the consolidated financial condition, assets, businesses, or operations of Commercial.

          (q)  Other Transactions.  Nothing herein shall be construed to limit
               ------------------
at any time the ability (except as provided in paragraph 3.6 hereof) of Commercial or any of its subsidiaries from entering into other agreements or transactions pursuant to which it or its subsidiaries may merge, consolidate or affiliate with any other entity, or acquire or establish other branches or subsidiaries.

          (r)  Reserve for Possible Loan Losses.  The management of Commercial
                --------------------------------
is of the opinion that the reserve for possible loan losses shown on the balance sheet of Commercial as of June 30, 1993 delivered pursuant to this Agreement is adequate, in accordance with generally accepted accounting principles, as of the date thereof.

          (s)  Material Contracts.  Neither Commercial nor any of its
               ------------------
subsidiaries is a party to, or is bound or affected by, or receives benefits under any material agreement, arrangement or commitment not cancelable without penalty, other than agreements, arrangements or commitments entered into in the ordinary course of business consistent with its past practice and negotiated on an arm's length basis. All material contracts have been previously identified in writing to Hometown.

          (t)  Environmental Concerns.    To the knowledge of their respective
               ----------------------
chief executive and chief financial officers, neither Commercial nor its subsidiary banks own any property where:

          1. Material amounts of Hazardous Substances have been generated, treated, stored, disposed of, incinerated or recycled at or on the property;

          2. Aboveground or underground storage tanks are or have been located;

          3. Spills, discharges, releases, deposits of material amounts of any Hazardous Substances have occurred;

          4. Hazardous Substances have been released on adjacent properties which could migrate onto the property;

          5. An investigation or administrative proceeding by a governmental agency or a lawsuit by a governmental agency or private third party occurred involving Applicable Environmental Law and where the property contains conditions which would give rise to such an event; or

          6. Solid waste as defined in the West Virginia Solid Waste Management Act, West Virginia Code (S) 20-5F-1 et seq. has been disposed of.
                                     -- ---

     To the knowledge of their respective chief executive and chief financial officers, neither Commercial nor its subsidiary banks has a loan secured by property which is owned or operated by an entity or person in violation of Applicable Environmental Law or has a condition which is known to them to be a violation of Applicable Environmental Law which has not yet been cited by appropriate authorities.

     For purposes of this Agreement, (1) The term "Applicable Environmental Law" shall include but shall not be limited to the laws and implementing regulations of the United States Government, the State of West Virginia and Ohio and local governments, whether currently in existence or hereafter enacted, that govern:
(i) the existence, cleanup and/or remedy of hazardous substance contamination on property; (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced hazardous substance contamination; (iii) the control of hazardous substances and hazardous substance waste; and (iv) the reporting, use, generation, transport, treatment and removal of hazardous substances and (2) The term "Hazardous Substance" shall mean any substance which at any time is toxic, ignitable, reactive or corrosive and that is regulated by any Applicable Environmental Law or which has been or shall be determined at any time by any agency or court to be a toxic, ignitable, reactive or corrosive substance regulated under Applicable Environmental Law or detrimental to the environment or health of living organisms. "Hazardous Substance" includes any and all materials or substances that are defined as "hazardous wastes", "extremely hazardous wastes" or a "hazardous substances" pursuant to any Applicable Environmental Law. "Hazardous Substance" includes, but is not restricted to asbestos, polychlorinated biphenyls ("PCBs"), radon, nuclear materials and petroleum.

     2.2.  Representation and Warranties of Hometown.  Unless previously
           -----------------------------------------
disclosed in writing to Commercial, as of the date of this Agreement and as of the date of the consummation of the transactions contemplated herein, Hometown represents and warrants the following to Commercial:

          (a)  Organization.  Hometown is a West Virginia corporation duly
                ------------
organized, validly existing and in good standing under the laws of West Virginia. UBTC, Community Bank and Paden City are state chartered banks duly organized, validly existing and in good standing under the laws of West Virginia. Hometown and each of the subsidiaries of Hometown has the requisite corporate power and authority to own and lease its properties and to conduct its business as currently conducted and as currently contemplated to be conducted.

          (b)  Authority of Hometown.  Hometown has the power to enter into this
                ---------------------
Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Hometown. Except for the ratification, confirmation and approval of this Agreement and the Merger by the shareholders of Hometown, no other acts or proceedings on its part are necessary to authorize the transactions contemplated by this Agreement. Upon its execution and delivery, subject only to shareholder ratification, confirmation and approval, this Agreement constitutes the valid and legally binding obligation of Hometown. Subject to obtaining the permits, approvals, consents and authorizations set forth in Article III hereto, the execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated herein will not, violate (i) any provision of the Articles of Incorporation or the Bylaws of Hometown, (ii) any laws of the State of West Virginia or of the United States of America or (iii) any other material restriction to which Hometown is subject. No acceleration of payment, default, breach or termination will occur in any material respect by virtue of the consummation of the transaction contemplated in this Agreement under any material contract, agreement, deed of trust, note, instrument, order, judgment or decree.

          (c)  Capital Stock of Hometown.  Hometown has one class of capital
               -------------------------
stock consisting of 3,000,000 shares of common stock having a par value of $1.00 per share, 337,077 shares of which were issued as of the date hereof, with 337,077 shares thereof being outstanding and no shares are held in treasury by Hometown. The outstanding shares of Hometown stock have been duly and validly authorized and issued and have not been issued in violation of any preemptive rights of any of its shareholders. In the issuance of its shares Hometown has complied with all applicable state and federal securities laws.

          (d)  Absence of Certain Changes.  Since June 30, 1993:
               --------------------------

            (i) There has been no change in the assets, consolidated financial condition or results of operations of Hometown or the subsidiaries of Hometown, taken as a whole, which has had, or changes which in the aggregate have had, a materially adverse effect on Hometown's consolidated assets, financial condition or operations, nor has any event or condition occurred which is known to the chief executive officers or chief financial officers of Hometown or the subsidiaries of Hometown which may result in such a change or changes;

          (ii) There has not been any damage, destruction, or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the operations, financial condition or results of operation of Hometown or the subsidiaries of Hometown which materially and adversely affects the consolidated assets, financial condition or operations of Hometown and the subsidiaries of Hometown taken as a whole;

          (iii) Neither Hometown nor any of the subsidiaries of Hometown have disposed of or agreed to dispose of any properties or assets, nor has any of them leased to others, or agreed to so lease, any of such properties or assets which leases or dispositions would be material to Hometown and the subsidiaries of Hometown taken as a whole;

          (iv) There has not been any change in the authorized, issued or outstanding capital stock of Hometown or any material change in the outstanding debt of Hometown, other than changes due to payments in accordance with the terms of such debt and other than the acceptance of deposits by the subsidiaries of Hometown in the ordinary course of business;

          (v) Hometown has not granted any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities whatsoever except as contemplated herein;

          (vi) There has not been, nor will there be, any declaration, setting aside or payment of any dividend or distribution in respect of any shares of the common stock of Hometown except as permitted herein;

          (vii) No change has occurred in the personnel who are key personnel with respect to the operations of Hometown or the subsidiaries of Hometown, nor has there been any material increase in the compensation or fees payable by Hometown or the subsidiaries of Hometown to directors or officers, or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement for or with any of such directors or officers other than increases in the ordinary course of business made in a manner consistent with previous years;

          (viii) Neither Hometown nor the subsidiaries of Hometown have made any material loan or advance, other than in the ordinary course of business;

          (ix) Neither Hometown nor the subsidiaries of Hometown have made any expenditure or major commitment for the purchase, acquisition, construction or improvement of any capital asset which would be, or of capital assets which in the aggregate would be, material to Hometown and the subsidiaries of Hometown taken as a whole;

          (x) Neither Hometown nor the subsidiaries of Hometown have entered into any other transaction, contract or lease, or incurred any other obligation or liability which would, individually or in the aggregate, be material to Hometown and the subsidiaries of Hometown taken as a whole; and

          (xi) There has not been any other event, condition or development of any kind which materially and adversely affects the assets, financial condition or operations of Hometown and the subsidiaries of Hometown taken as a whole, and management of the respective entities has no knowledge of any such event, condition or development which may materially and adversely affect the consolidated assets, financial condition or operations of Hometown and the subsidiaries of Hometown taken as a whole.

        (e)  Taxes.  (i)   Hometown and the subsidiaries of Hometown
             -----
have filed all federal income tax returns and all other federal, state, municipal and other tax returns which each is required to file, have paid all taxes shown to be due on such returns and, in the opinion of their respective chief executive and financial officers, have adequately reserved or recognized for all current and deferred taxes;

          (ii) Neither the Internal Revenue Service nor any other taxing authority is now asserting against Hometown or the subsidiaries of Hometown, or, to management's knowledge, threatening to assert against either of them, any material deficiency or material claim for additional taxes, interest or penalties;

          (iii) There is no pending or threatened examination of the federal income tax returns of Hometown and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three year period of limitations prescribed in IRC (S) 6501(a), no tax year of Hometown remains open to the assessment and collection of additional federal income taxes; and

          (iv) There is no pending or threatened examination of the West Virginia business and occupation tax returns of Hometown or the subsidiaries of Hometown, and, except for tax years still subject to the assessment and collection of additional business and occupation taxes under the three year period of limitations prescribed in Code (S) 11-10-15, no tax year of Hometown or the subsidiaries of Hometown remains open to the assessment and collection of additional business and occupation taxes.

          (f)  Litigation.  Neither Hometown nor the subsidiaries of Hometown
               ----------
is a party to, or, to the knowledge of their executive officers, is threatened with any litigation, action, governmental or other proceeding, investigation, strike or other labor dispute which might affect the validity of this Agreement or which, individually or in the aggregate, might have a materially adverse affect on their assets, financial condition or operations or material contractual rights of Hometown and the subsidiaries of Hometown taken as a whole; and there is no outstanding material order, writ, injunction or decree of any court or governmental agency against or affecting Hometown or any of the subsidiaries of Hometown or a material portion of their respective businesses financial condition, operations, material contract rights or assets taken as a whole.

          (g)  Absence of Defaults and Violations.  Neither Hometown nor
               ----------------------------------
any of the subsidiaries of Hometown is (i) in default under any term or provision of any mortgage, deed of trust, note, bond, indenture, commitment, contract, agreement, franchise, permit, license, lease or instrument to which they are a party or by which any of them or their respective properties is bound and which is material to their financial condition, businesses or operations taken as a whole, (ii) subject to any judgment, decree or order of any court or order, agreement, or similar arrangement with a regulatory authority which materially restricts their operations or requires any material action when considering Hometown and the subsidiaries of Hometown as a whole, (iii) in violation of any law, rule or regulation known and applicable to them which violation could materially affect their financial condition, assets, businesses or operations taken as a whole, or (iv) in receipt of notification from any agency or department of federal, state or local government or regulatory authority or the staff thereof asserting that it is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces and which lack of compliance could materially affect their financial condition, assets, businesses or operations taken as a whole, or any threat to revoke any license, franchise, permit or governmental authorization which could materially affect their financial condition, assets, businesses or operations taken as a whole.

          (h)  Absence of Undisclosed or Contingent Liabilities.  Except to
               ------------------------------------------------
the extent reflected on the June 30, 1993 consolidated financial statements of Hometown delivered to Commercial, there exists no claim, liability, obligation, or any known asserted claim, secured or unsecured (whether accrued, absolute, contingent or otherwise), that would have a material adverse effect on the consolidated operations, financial condition, businesses, material contract rights, assets or results of operations of Hometown andthe subsidiaries of Hometown taken as a whole.

          (i)  Financial Statements.  Hometown has delivered to  Commercial
               --------------------
copies of the audited consolidated financial statements of Hometown for the fiscal year ended December 31, 1992, and unaudited interim statements for the six month period ended June 30, 1993. Hometown represents and warrants that its financial statements which have been or will be delivered pursuant to any provision of this Agreement fairly present the financial position of Hometown as of the date thereof and the results of its operations for each period specified therein in conformity with generally accepted accounting principles applied on a consistent basis.

          (j)  Title to Property.  Hometown and the subsidiaries of Hometown
               -----------------
have good and marketable title to all of their property and assets set forth on the consolidated balance sheet of Hometown as of June 30, 1993, subject to no liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected on said balance sheet, liens of record, liens which do not materially affect the current use of the property or liens for ad valorem taxes not yet due and payable, and all of their leases are in full force and effect, and neither Hometown nor any of the subsidiaries of Hometown is aware of any default thereunder.

          (k)  Reserve for Possible Loan Losses.  The management of Hometown
               --------------------------------
is of the opinion that the reserve for possible loan losses shown on the balance sheet of Hometown as of June 30, 1993 delivered pursuant to this Agreement is adequate, in accord with generally accepted accounting principles, as of the date thereof.

          (l)  No Adverse Event.  Since June 30, 1993 there has been no change
               ----------------
or changes, which, individually or in the aggregate, has or have materially and adversely affected the consolidated financial condition, results of operations, businesses or assets of Hometown and the subsidiaries of Hometown taken as a whole.

          (m)  Material Contracts.  Neither Hometown nor the subsidiaries
               ------------------
of Hometown is a party to, or is bound or affected by, or receives benefits under any material agreement, arrangement or commitment not cancellable without penalty, other than agreements, arrangements or commitments entered into in the ordinary course of business consistent with its past practice and negotiated on an arm's length basis. All material contracts have been previously identified in writing to Commercial.

          (n)  ERISA.   (i) Each plan subject to Title IV of ERISA and
               -----
established or maintained for persons including employees or former employees of Hometown or the subsidiaries of Hometown ("Plan") has been maintained and funded in accordance with its terms and with all provisions of ERISA applicable thereto; (ii) no event reportable under Section 4043 of ERISA has occurred and is continuing with respect to any Plan; (iii) no liability to Pension Benefits Guaranty Corporation has been incurred with respect to any Plan, other than for premiums due and payable; (iv) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and no decision has been made to terminate or institute proceedings to terminate any Plan; and (v) there has been no cessation of, and no decision has been made to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under any Plan.

          (o)  Regulatory Reports.  Hometown and the subsidiaries of Hometown
               ------------------
have filed all material reports required to be filed by them with all applicable banking regulators, and with any other regulatory authority to which they must report, and such reports have been completed in accord with applicable regulations and requirements.

          (p)  Environmental Concerns.  To the knowledge of their respective
               ----------------------
chief executive and chief financial officers, neither Hometown nor the subsidiaries of Hometown own any property where:

          1. Material amounts of Hazardous Substances have been generated, treated, stored, disposed of, incinerated or recycled at or on the property;

          2.  Aboveground or underground storage tanks are or have been located;

          3. Spills, discharges, releases, deposits of material amounts of any Hazardous Substances have occurred;

          4. Hazardous Substances have been released on adjacent properties which could migrate onto the property;

          5. An investigation or administrative proceeding by a governmental agency or a lawsuit by a governmental agency or private third party occurred involving Applicable Environmental Law and where the property contains conditions which would give rise to such an event; or

          6. Solid waste as defined in the West Virginia Solid Waste Management Act, West Virginia Code (S) 20-5F-1 et seq. has been disposed of.
                                    -- ---

     To the knowledge of their respective chief executive and chief financial officers, neither Hometown nor the subsidiaries of Hometown has a loan secured by property which is owned or operated by an entity or person in violation of Applicable Environmental Law or has a condition which is known to them to be a violation of Applicable Environmental Law which has not yet been cited by appropriate authorities.

     For purposes of this Agreement, (1) The term "Applicable Environmental Law" shall include but shall not be limited to the laws and implementing regulations of the United States Government, the State of West Virginia and local governments, whether currently in existence or hereafter enacted, that govern:
(i) the existence, cleanup and/or remedy of hazardous substance contamination on property; (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced hazardous substance contamination; (iii) the control of hazardous substances and hazardous substance waste; and (iv) the reporting, use, generation, transport, treatment and removal of hazardous substances and (2) The term "Hazardous Substance" shall mean any substance which at any time is toxic, ignitable, reactive or corrosive and that is regulated by any Applicable Environmental Law or which has been or shall be determined at any time by any agency or court to be a toxic, ignitable, reactive or corrosive substance regulated under Applicable Environmental Law or detrimental to the environment or health of living organisms. "Hazardous Substance" includes any and all material or substance that are defined as "hazardous wastes", "extremely hazardous waste" or a "hazardous substance" pursuant to any Applicable Environmental Law. "Hazardous Substance" includes, but is not restricted to asbestos, polychlorinated biphenyls ("PCBs"), radon, nuclear materials and petroleum.

          (q)  Registered Bank Holding Company.  Hometown is a duly registered
               -------------------------------
bank holding company under the Bank Holding Company Act of 1956, as amended.

          (r)  Ownership of Subsidiaries.  Hometown is the owner of 100% of
               -------------------------
the issued and outstanding shares of UBTC, Paden City, Community Bank and Hometown Insurance Agency, Inc. and of 14.51% of the issued and outstanding shares of Powhatan Point, free and clear of any liens and encumbrances.

          (s)  Hometown Insurance Agency, Inc..  Hometown Insurance Agency,
               -------------------------------
Inc. is presently inactive. During its period of operation, it was in material compliance with all applicable law. Hometown is aware of no liability or contingent liability relating to the former operations of the agency.

          (t)  SEC Reports.  The Form 10-K Annual Report to the Securities
               -----------
and Exchange Commission by Hometown for the year ended December 31, 1992, and its quarterly filings made during 1993 on Form 10-Q do not contain, as of the date hereof or as of their respective dates, any untrue statement of a material fact or omit to state any material fact necessary to make the statement therein, in light of the circumstances under which such statements were made, not misleading.


                                 ARTICLE III
                                 -----------

                             ADDITIONAL AGREEMENTS
                             ---------------------

     3.1  Approval of Hometown Shareholders.  Hometown will submit to
          ---------------------------------
shareholders, as part of the proxy materials prepared for their consideration, this Agreement and the transactions contemplated herein for approval, ratification and confirmation by the holders of at least a majority of its issued and outstanding shares in accordance with law.

     3.2  Approval of Commercial Shareholders.  Commercial will submit to its
          -----------------------------------
shareholders, as part of the proxy materials prepared for their consideration, this Agreement and the transactions contemplated herein for approval, ratification and confirmation by the holders of at least a majority of its issued and outstanding shares in accordance with law.

     3.3  Rights of Dissenting Stockholders.  Any shareholder of Hometown
          ---------------------------------
or Commercial who properly perfects his or her right to dissent under W. Va. Code (S)(S) 31-1-122 and 31-1-123, shall be entitled to the fair value of such shares as defined by West Virginia law. The appraisal procedures to be followed will be those set forth in W. Va. Code (S)(S) 31-1-123.

     3.4  Regulatory Approval.  Commercial, with Hometown, will prepare and
          -------------------
file with the Board of Governors of the Federal Reserve System ("FRB") and the West Virginia Division of Banking ("WVDB") and any other applicable regulator all applications required to seek approval of the Merger.

     3.5  Conduct of Business By Hometown Until Closing.  Unless the prior
          ---------------------------------------------
written consent of Commercial is obtained, Hometown and the subsidiaries of Hometown, between the date of this Agreement and the Merger Effective Date will:

          (a) Take no action, and not permit any action to be taken, which will have a material adverse effect upon Hometown or the subsidiaries of Hometown, or their respective properties, financial condition, businesses or operations;

          (b) Take no action or do anything (i) which will cause Hometown or the subsidiaries of Hometown to be, as of the Merger Effective Date, in violation of any of their representations, warranties, covenants and agreements contained in this Agreement or (ii) which will materially and adversely affect the consummation of the transactions contemplated in this Agreement;

          (c) Take no action to reclassify or alter Hometown's authorized stock or the authorized stock of the subsidiaries of Hometown, nor will any of them issue shares of capital stock, debt instruments, or other securities or to amend any of their respective Articles of Incorporation, Articles of Association or Bylaws;

          (d) Not pay or declare any dividend or make any other distribution in respect of Hometown's shares of common stock, or acquire for value any of such shares (except in connection with its ESOP) or pay any dividend other than the regular quarterly dividend of $.25 per share payable in September and December of 1993 and March of 1994; thereafter Hometown may increase its dividend consistent with historical practice and giving consideration to any increase Commercial may make in its dividend;

          (e) Take no action, and not permit any action to be taken, to mortgage, pledge or subject to any lien or any other encumbrance on any of Hometown's or either of the subsidiaries of Hometown's material assets, to dispose of any material assets, or to incur or cancel any material debt or claim, except in the ordinary course of business as heretofore conducted;

         (f) Promptly advise Commercial of any material adverse change in the financial condition, assets, businesses or operations of Hometown and the subsidiaries of Hometown, taken as a whole, and any material breach of any representation, warranty, covenant or agreement made by Hometown in this Agreement;

          (g) Maintain in full force and effect adequate fire, directors and officers liability, casualty, public liability, employee fidelity and other insurance coverages in accordance with prudent practices to protect Hometown and the subsidiaries of Hometown against losses for which insurance protection can be obtained at reasonable cost;

          (h) Take no action, and take such reasonable steps as are practicable to avoid any action being taken, to change the senior management of Hometown, to increase materially any compensation or fee payable by Hometown or the subsidiaries of Hometown to its respective directors and executive officers or key employees, or to increase materially any loans, insurance, pension or other employee benefit plan, payment or arrangement for such officers, directors or key employees, except for increases in the ordinary course of business of any of them made in a manner consistent with previous years;

          (i) Take no action or engage in negotiations, (i) to acquire, or to be acquired by, to merge or merge with any company or business, to sell substantially all of Hometown's or any

Hometown subsidiaries' assets, or to enter into any similar transaction other than pursuant to the provisions of this Agreement, or (ii) to acquire any branch, (iii) or, except in the ordinary course of business, to acquire any material assets of any other company or business; and

          (j) Take no material action and not permit any material action to be taken, whatsoever with respect to their consolidated properties, assets, businesses or operations, other than in the ordinary course of their businesses.

     3.6  Conduct of Business by Commercial Until Closing.  Commercial, as a
          -----------------------------------------------
bank holding company, in the normal conduct of its business, may acquire other banks or bank holding companies or engage in certain nonbanking activities which are closely related to banking, all as permitted under federal and state law. Accordingly, Commercial may continue to seek and consider such opportunities and will not be restrained from doing so by the terms of this Agreement. In the event that Commercial should reach an understanding with another entity regarding a merger, purchase or consolidation, then, after obtaining Hometown's written consent, Commercial may proceed with such a merger, purchase or consolidation concurrently with the acquisition by merger contemplated by this Agreement.

     Unless the prior written consent of Hometown is obtained, Commercial between the date hereof and the Effective Time of the Merger, shall:

          (a) Take no action, and not permit any action to be taken, by it or its subsidiaries, which will have a material adverse effect upon its properties, financial condition, businesses or operations taken as a whole;

          (b) Take no action or do anything (i) which will cause it to be in violation of its representations, warranties, covenants and agreements contained in this Agreement or (ii) which will materially and adversely affect the consummation of the transaction contemplated in this Agreement;

          (c) Take no action to reclassify or alter its authorized capital stock or to amend its Articles of Incorporation or Bylaws;

          (d) Promptly advise Hometown of any material adverse change in the consolidated financial condition, assets, businesses or operations of Commercial and any breach of any representation, warranty, covenant or agreement made by Commercial in this Agreement;

          (e) Not pay or declare any dividend or make any other distribution in respect of Commercial's shares of common stock, or acquire for value any such shares (except in connection with its

ESOP) or pay any dividend other than its regular quarterly dividend of $.23; provided, that Commercial may increase its current quarterly dividend consistent with historical practices, up to 25% above the current dividend amount; and

          (f) Maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverages in accordance with prudent practices to protect fully Commercial and its subsidiaries against losses for which insurance protection can reasonably be obtained.

     3.7  Registration of Securities, Proxy Statement.  It is understood
          -------------------------------------------
that as an integral part of the transaction contemplated by this Agreement, an SEC Registration Statement including proxy materials must be prepared and sent to Hometown and Commercial shareholders presenting certain disclosures about Commercial, Hometown and about the transactions contemplated herein. Commercial and Hometown agree to assist in the due diligence related thereto, and to cooperate fully in the preparation of the proxy materials to be sent to the respective shareholders of Hometown and Commercial.

     As soon as practicable after the date hereof, Commercial will cause a registration statement (or, in the case of State law "blue sky" filings, other appropriate form) to be filed with and declared effective by the Securities and Exchange Commission, appropriate agencies regulating securities, and other governmental agencies having jurisdiction, with respect to the common stock of Commercial to be issued pursuant to this Agreement. The registration statement (and other appropriate forms) will comply as to form with applicable requirements of law and, except as to the information about Hometown furnished by it in writing for use in the registration statement (or other appropriate form) or written information about Hometown contained therein and reviewed by it, which information will be warranted by Hometown, will contain no untrue statement of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.8  Hometown Employment Agreements.  The employment agreements presently
          ------------------------------
effective with respect to Gary R. Davis, David L. Mendenhall and Patty S. Poling shall remain in place and Hometown's obligations thereunder shall be assumed by Commercial by virtue of the Merger.

     3.9  Representatives on Commercial Board.  Hometown will  have three (3)
          -----------------------------------
representatives on the Commercial board to be selected upon by Hometown and the three (3) individuals will be presented to the Commercial shareholders for election when Commercial shareholders vote on the Merger. The nominees will commence their terms as directors of Commercial as of the first Commercial board meeting following the Merger Effective Date.

Commercial will nominate the Hometown representatives as a part of its slate of director nominees presented to Commercial shareholders at their regular 1994 annual meeting. Commercial will also include one or more of Hometown's representatives on the executive committee of Commercial's board and on other board committees.

     3.10   Good Faith.  Commercial and Hometown shall cooperate fully with
            ----------
each other and use their best efforts (i) to take or cause to be taken by them, as promptly as practicable, all actions required under this Agreement and (ii) to consummate the transactions contemplated herein at the earliest practicable date.

     3.11   Employees.  Employees of Hometown and the subsidiaries of
            ---------
Hometown shall maintain their current benefits programs after the Merger Effective Date. As soon as practicable after the Merger Effective Date, Hometown employees will be eligible to participate in benefit plans substantially similar to those in effect at the present subsidiaries of Commercial and such employees will receive credit for their tenure as employees of Hometown or its subsidiaries in determining their eligibility or status under such plans.

     3.12  Access and Information.  Commercial and Hometown and their respective
           ----------------------
subsidiaries shall each afford to the other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Merger Effective Date, to all of their respective properties, books, contracts, commitments and records and, during such period, each shall furnish or make available promptly to the other (a) a copy of each report, schedule and other documents filed or received by it during such period pursuant to the requirements of Federal and state banking and securities law, and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. In the event of the termination of this Agreement, each party hereto shall: (i) hold confidential all information obtained in connection with the proposed transaction with respect to the other party which is not otherwise public knowledge; and return all documents (including copies thereof) obtained hereunder from the other party; and (ii) use its best efforts to cause all information obtained by it or its representative pursuant to this Agreement or in connection with the negotiation thereof to be treated as confidential and shall not use, nor knowingly permit others to use, any such information unless such information becomes generally available to the public. The parties hereto and their respective affiliates shall use all information that each obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for purposes consistent with the intent of this Agreement, and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of any party. The confidentiality agreement contained in this section shall remain operative and in full force, and shall survive the termination of this Agreement.

     The parties shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby.

     3.13     Subsidiary Bank Board.  Immediately after the Merger, the
              ---------------------
directors of the Hometown subsidiary banks before the Merger will continue as directors, with the addition of one director to each board to be appointed by Commercial.

     3.14  Directors and Officers Indemnity and Liability Insurance. Hometown's
           --------------------------------------------------------
current directors and officers liability insurance policy shall remain in place until the end of its term unless Commercial purchases substantially similar coverage, which coverage must also cover prior acts by officers and directors of UBTC, Paden City and Community. Further, at the termination of Hometown's current directors' and officers' liability policy, Commercial shall obtain comparable coverage for the officers and directors of UBTC, Paden City and Commercial. If Commercial does not obtain comparable coverage during or at the time of termination of Hometown's current policy, then UBTC, Paden City and Community, or their successors and assigns, may continue to purchase coverage comparable to that presently in effect for Hometown and the subsidiaries of Hometown. Commercial acknowledges that any indemnification obligation of Hometown under its articles and bylaws will, by virtue of the Merger, become the obligation of Commercial as of the Merger Effective Date.


                                   ARTICLE IV
                                   ----------

                                   CONDITIONS
                                   ----------

     4.1  Conditions to Obligations of All Parties.  Subject to the respective
          ----------------------------------------
right of each party to waive any condition required to be met by the other party hereto by this Section 4.1, the parties are not obligated to consummate, or to cause to be consummated, the transactions contemplated by this Agreement unless:

          (a)  Shareholder Approval of Transaction.  Before the Closing,
               -----------------------------------
Commercial and Hometown shall have obtained the approval, ratification and confirmation of this Agreement and the transactions contemplated herein by their respective shareholders, as required by law and by any applicable provision of their respective articles of incorporation and bylaws.

          (b)  Absence of Restraint.  No order to restrain, enjoin or
               --------------------
otherwise prevent the consummation of the transactions contemplated in this Agreement shall have been entered by any court or administrative body which remains in effect on the Merger Effective Date.

          (c)  Governmental Approvals.  There shall have been obtained by the
               ----------------------
Merger Effective Date any and all permits, approvals and consents of every governmental body or agency which are necessary or appropriate so that consummation of the transactions as contemplated in this Agreement shall be in compliance with all applicable laws, including, without limitation, those with respect to the FRB, the WVDB, and any other bank regulator with jurisdiction over the transactions.

          (d)  Compliance with Representations, Warranties and Additional
               ----------------------------------------------------------
Agreements.  All of the representations and warranties of the parties contained
- ----------
in this Agreement shall be true in all material respects at and as of the Merger Effective Date with the same force and effect as if they had been made at and as of such date (except for changes contemplated and permitted by this Agreement or otherwise consented to in writing by the appropriate party to this Agreement) and each party shall have complied with and performed, in all material respects, all of the agreements contained in this Agreement to be performed by it at or before the Merger Effective Date. At the Closing of the Merger, each party shall have received from the other party to this Agreement, a certificate, in affidavit form, dated as of the date of the Merger Effective Date, signed by such party's chief executive officer and chief financial officer, certifying that the foregoing statements made in this Section 4.1(d) are true and correct to the best of their knowledge and belief.

          (e)  Securities Law Compliance.  The registration statement filed by
               -------------------------
Commercial with the Securities and Exchange Commission shall be effective on the date of the Merger Effective Date. No order suspending the effectiveness thereof shall have been issued which remains in effect on the date of the Merger Effective Date, and no proceedings for that purpose shall, before the Merger Effective Date, have been initiated or, to the best knowledge of Commercial, threatened. All state securities and "blue sky" permits or approvals required to carry out the transaction contemplated in this Agreement shall have been received.

          (f)  Tax-Free Exchange.  All criteria to assure the tax-free
               -----------------
exchange of Hometown shares for Commercial shares must be met.

          (g)  Due Diligence.  Each party must have the opportunity to conduct
               -------------
a due diligence investigation into various aspects of the other's operations and be satisfied with its results of such a review. Each must notify the other of any objections or requirements arising as a result of its determination that it is not satisfied, in its discretion, with the results of such investigation, on or before 5:00 p.m. on September 30, 1993 and notice shall be sent pursuant to the provisions of paragraph 6.6 of this Agreement. Failure by either party to timely provide notice as required in this paragraph shall be construed to mean that it does not raise any objection based upon its review and that the condition precedent to closing contained in this subsection (g) has been satisfied. The provisions of this subsection shall only provide a basis for termination if the procedures set forth herein are followed within the time frame set forth.

          (h)  Accounting Treatment.  All criteria for the Merger to be
               --------------------
accounted for under the pooling of interests method of accounting shall have been met.

     4.2  Additional Conditions to Obligations of Commercial.
          --------------------------------------------------

          (a)  Shareholder Approval.  Holders of an aggregate of greater than
               --------------------
10% of the issued and outstanding shares of Hometown and Commercial shall not have perfected their rights to dissent to the transactions contemplated herein.

          (b)  Counsel's Opinion.  Commercial shall have received an
               -----------------
opinion of counsel for Hometown dated as of the Merger Effective Date, to the effect that:

               (i) Hometown is a bank holding company duly organized, validly existing and in good standing under the laws of the State of West Virginia and is duly authorized to conduct its business in the State of West Virginia and UBTC, Paden City and Community Bank are state chartered banking institutions duly organized, validly existing and in good standing under the laws of West Virginia and duly authorized to conduct their businesses as presently conducted.

              (ii) The authorized capital stock and the number of shares issued and outstanding of Hometown, Paden City and Community Bank are as stated in the opinion. The issued and outstanding shares are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of any of them. As of such date, to the best of counsel's knowledge, there are no options, warrants, convertible securities or similar items outstanding on behalf of Hometown, UBTC, Paden City and Community Bank.

             (iii) Hometown has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Hometown and constitutes the legal, valid and binding obligation of Hometown, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws (whether federal or state) in effect from time to time affecting creditors' rights generally, by the application of general principles of equity (including, without limitation, that the applicability of the equitable remedy of specific performance of injunctive relief is subject to the discretion of the court before which any such proceeding may be brought), and by the application of public policy.

            (iv) All necessary corporate proceedings have been duly and validly taken by Hometown, to the extent required by law, its articles of incorporation and bylaws, or otherwise, to authorize the execution and delivery of this Agreement by Hometown and the consummation of the transactions contemplated herein.

            (v) Counsel has reviewed the proxy statement and SEC registration statement contemplated hereby and with respect to all information relating to Hometown contained therein, counsel does not know of any respect in which the proxy statement and SEC registration statement contained any false or misleading statement of any material fact or failed to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to the financial statements and related notes and schedules and other financial data, as to the quality of the loan and securities portfolios, and as to the adequacy of the allowance for loan losses, as to which such counsel need express no opinion.

            (vi) To the knowledge of Hometown's counsel, the consummation of the transactions contemplated herein will not violate or result in a breach of, or constitute a default under the articles of incorporation or bylaws of Hometown or constitute a breach or termination of, or default under, any agreement or instrument to which Hometown or either of its subsidiary banks is a party or by which any of them or any of their respective properties is bound and which would have a material adverse effect on the business of Hometown and the subsidiaries of Hometown, taken as a whole.

     In rendering such opinion, counsel may rely upon certificates from the officers of Hometown and from public officials and may assume that this Agreement has been duly and validly executed by Commercial.

          (c)  Affiliates Agreements.  Commercial shall have received an
               ---------------------
agreement executed and delivered by each shareholder of Hometown who, in the reasonable opinion of Commercial, may be deemed an affiliate of Hometown as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission.


     4.3  Additional Conditions to Obligations of Hometown.
          ------------------------------------------------

          (a)  Counsel's Opinion.  Hometown shall have received the opinion of
               -----------------
counsel to Commercial to the effect that:

               (i) Commercial is a West Virginia corporation is validly existing and in good standing under the laws of West Virginia and is duly authorized to own its properties and to conduct its business as presently conducted. CB&T, JCB and F&M are West Virginia chartered banking institutions and Dime Bank is an Ohio chartered banking institution and all are duly organized, validly existing and in good standing in the jurisdiction of charter and duly authorized to conduct their businesses as presently conducted.

               (ii) Commercial has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. All necessary corporate proceedings have been duly taken by Commercial to the extent required by law, its articles of incorporation, bylaws or otherwise, to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of Commercial and is enforceable against it in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors rights generally.

               (iii) All regulatory approvals of federal or state banking regulators, and to the best of counsel's knowledge, all other consents or approvals, necessary to consummate the transactions contemplated herein have been obtained.

               (iv) Counsel has reviewed the proxy statement described herein and with respect to all information relating to the merger and to Commercial contained therein, and knows of no respect in which the SEC registration statement and proxy statement contained any false or misleading statement of any material fact or of any failure to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to the financial statements and other financial data as to which counsel expresses no opinion.

               (v) The consummation of the transaction will not violate or result in a breach of, or constitute a default under the articles of incorporation or bylaws of Commercial or constitute a breach or termination of, or default under, any agreement or instrument of, or default under, any agreement or instrument of which counsel is aware, which would have a material adverse effect on the business of Commercial and its subsidiary banks taken as a whole and to which any of them is a party or by which any of or any of their respective property is bound.

               (vi) The shares of Commercial's common stock to be issued to the shareholders of Hometown as a result of consummation of the Merger will be validly issued, fully paid and non-assessable and will not be issued in violation of the preemptive right of any shareholder of Commercial.

          (b)  Tax Ruling or Opinion.  On or before the Merger Effective Date,
               ---------------------
Hometown shall have received an opinion from Bowles Rice McDavid Graff & Love, Charleston, West Virginia, (upon receipt by such firm of standard representations made by management of Hometown in the form required for the issuance of private letter rulings by the Internal Revenue Service) to the effect that:

               (i) The statutory merger of Hometown with and into Commercial will constitute a tax-free reorganization with in the meaning of IRC Section 368(a)(1)(A);

               (ii) The gain, if any, realized by a Hometown shareholder upon receipt of Commercial shares, will be recognized, but only to the extent of the cash received in lieu of fractional shares.

               (iii) The holding period of the Commercial common stock received by each holder of Hometown's common stock will include the period during which the stock of Hometown surrendered in exchange therefor was held, provided such stock was a capital asset in the hands of the shareholder at the time of the Merger Effective Date; and

               (iv) A Hometown shareholder who dissents from the transaction and receives solely cash in exchange for his stock in Hometown, will be treated as having received all such cash in redemption of his Hometown stock subject to the provisions of I.R.C. (S)(S) 302 and 318.

          (c)  Fairness Opinion.  Hometown shall have received an opinion from
               ----------------
Austin Associates, Toledo, Ohio, that the proposed transaction is fair to the shareholders of Hometown from a financial perspective.



                                   ARTICLE V
                                   ---------

                                    CLOSING
                                    -------


     5.1  Closing.   The closing (the "Closing") of the Merger shall take
          -------
place at the principal office of Commercial, or such other place as may be agreeable to the parties hereto, and shall consist of the exchange of items required hereby and the filing of the Articles of Merger with the Office of the Secretary of State of West Virginia.



                                   ARTICLE VI
                                   ----------

                                 MISCELLANEOUS
                                 -------------

     6.1  Termination.  This Agreement may be terminated and canceled, and
          -----------
the transaction contemplated herein may be abandoned, notwithstanding shareholder authorization, at any time before the Effective Date as follows:

          (a) By mutual consent of the Board of Directors of Commercial and Hometown as evidenced by a majority vote of each of their respective Boards of Directors; or

          (b) By Commercial if any of the conditions required to be satisfied by Hometown specified in Sections 4.1 and 4.2 hereof shall not have been satisfied within the time contemplated by this Agreement for consummation of this transaction; or

          (c) By Hometown if any of the conditions required to be satisfied by Commercial specified in Section 4.1 and 4.3 hereof shall not have been satisfied within the time contemplated by this Agreement for consummation of the transactions; or

          (d) By any party if the Merger will violate any nonappealable final order, decree or judgment of any court of governmental body which binds any party.

     In any event, the obligations of the parties under this Agreement shall terminate July 30, 1994, if the Closing has not occurred before that date, unless the parties mutually agree in writing to an extension of the time within which to close.

     In the event of the termination of this Agreement for any reason, each party shall forthwith deliver to the other parties hereto all documents, work papers and other material obtained from it or any of its subsidiaries relating to the transaction contemplated herein, whether obtained before or after the execution hereof, and will continue to treat as confidential all such information in the same manner as it treats similar confidential information of its own and shall cause its and its subsidiaries' employees, agents and representatives, to keep all such information confidential except for such disclosures that are required by law or regulation or by rule, order or decree or any court or government agency.

     6.2  Expenses.  Each of the parties to this Agreement agrees to pay,
          --------
without a right to reimbursement from the other party hereto and whether or not the transaction contemplated in this Agreement shall be consummated, all of the costs incurred by it incident to the performance of its obligations under this Agreement and to the consummation of the transactions contemplated herein.

     6.3  Survival of Provisions.  The representations, warranties,
          ----------------------
obligations and other agreements contained in all sections of Article I, Sections 3.9, 3.12, 3.14, 6.1 and 6.2 of this Agreement shall survive the consummation of the transaction contemplated herein and shall be and remain strictly enforceable thereafter in accordance with the terms thereof for the period of three years after the Merger Effective Date. Except as aforesaid, and except as may be otherwise explicitly provided in this Agreement, the respective representations, warranties, obligations and other agreements of the parties hereto shall not survive the Closing.

     6.4  Amendment.  This Agreement may be amended by mutual consent of
          ---------
the Board of Directors of Commercial and Hometown, evidenced by a majority vote of each of their respective Boards of Directors, at any time before or after approval thereof by the shareholders; but, after any such shareholder approval, no amendment shall be made to this Agreement which substantially and adversely changes the terms of the particular agreement without obtaining the further approval of the respective shareholders of that party. This Agreement may not be amended except by an instrument in writing duly executed by the appropriate officers on behalf of each of the parties hereto.

     6.5  Assignability.  This Agreement shall inure to the benefit of and
          -------------
be binding upon the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned by any party without the prior written consent of the other party hereto.

     6.6  Notices.  Any notice or other communication required or permitted
          -------
under this Agreement shall be made in writing and shall be deemed to have been duly given or received if delivered in person or if sent by certified mail, with postage prepaid, addressed as follows:

TO COMMERCIAL:                                TO HOMETOWN:

William E. Mildren, Jr.                       Gary R. Davis, President
Chairman/President & CEO                      Hometown Bancshares, Inc.
415 Market Street                             Fair & Dodd Streets
Parkersburg, WV 26101                         P. O. Box 145
                                              Middlebourne, WV  26149

     COPY TO:                                      COPY TO:

Robert W. Burk, Esq.                          Philip B. Hill, Esq.
Burk, Myers and Zivkovich                     Snyder & Hassig
315 Market Street                             800 Chelsea Street
P. O. Box 287                                 P. O. Box 166
Parkersburg, WV  26102                        Sistersville, WV  26175


     6.7  Entire Agreement. This Agreement, together with all exhibits attached
          --------------------
hereto, constitutes the entire agreement among the parties and shall supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of the transaction contemplated herein and may not be changed except by amendment pursuant to the provisions of
Section 6.4 of this Agreement.

     6.8    Counterparts.  This Agreement may be executed in several
            ------------
counterparts, each of which shall be deemed an original; but all of which shall constitute one and the same instrument.

     6.9   Governing Law.  Subject to the applicable law of the United
           -------------
States of America, this Agreement shall be governed and construed in all respects, including, but not limited to, validity, interpretation and effect, pursuant to the laws of the State of West Virginia.

     6.10  Invalid Provisions. The invalidity or unenforceability of any
           ------------------
particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     6.11  Headings and Subheadings.  The headings and subheadings used in
           ------------------------
this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their corporate officers thereunto duly authorized.

                              COMMERCIAL BANCSHARES, INC.

                              BY /s/William E. Mildren, Jr.
                              ITS President



                              HOMETOWN BANCSHARES, INC.

                              BY /s/ Gary R. Davis
                              ITS  President

                                 EXHIBIT B

                                FAIRNESS OPINION

                [LOGO AND LETTERHEAD OF AUSTIN ASSOCIATES, INC.]


May 6, 1994


Board of Directors
Hometown Bancshares, Inc.
Fair and Dodd Streets
Middlebourne, WV  26149

Dear Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Hometown Bancshares, Inc. ("Hometown") and its shareholders of the terms of the Agreement and Plan of Merger dated September 30, 1993 (the "Merger Agreement"), between Hometown and Commercial BancShares, Incorporated, Parkersburg, West Virginia ("Commercial"). The terms of the Merger Agreement provide for the merger of Hometown with and into Commercial. Commercial will be the surviving bank holding company and the current subsidiary banks of Hometown will become subsidiary banks of Commercial.

The terms of the Merger Agreement provide for shareholders of Hometown, other than those exercising dissenter's rights, to receive 1.512 shares of Commercial common stock in exchange for each share of Hometown stock they own. No fractional shares of Commercial will be issued in connection with the merger, and in lieu thereof, Commercial will pay cash to Hometown shareholders for the value of any fractional share on the basis of a fixed price of $26.00 per share of Commercial stock.

In carrying out our engagement, we have reviewed and analyzed material bearing upon the financial and operating condition of Hometown and Commercial, including but not limited to the following: (i) the Prospectus/Joint Proxy Statement;
(ii) the financial statements of Hometown and Commercial for the years 1990 through 1993; (iii) certain other publicly available information on Hometown and Commercial; (iv) publicly available information regarding the performance of certain other companies whose business activities were believed by Austin Associates to be generally comparable to those of Hometown and Commercial; (v) the financial terms, to the extent publicly available, of certain comparable transactions; and (vi) such other analysis and information as Austin Associates deemed relevant.

In our review and analysis, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and have not attempted to verify the same. We have made no independent verification as to the status of individual loans made by Hometown or Commercial, and have instead relied upon representations and information concerning loans of

Hometown and Commercial in the aggregate. In rendering our opinion, we have assumed that the transaction will be a tax-free reorganization with no material adverse tax consequences to any of the parties involved or to Hometown shareholders receiving Commercial stock. In addition, we have assumed in the course of obtaining the necessary regulatory approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to Hometown and its shareholders.

Based upon our analysis and subject to the qualifications described herein, considering all circumstances known to us and based on other matters we consider relevant, we believe that as of the date of this letter, the terms of the Merger Agreement are fair, from a financial point of view, to Hometown and its shareholders.

For our services in rendering this opinion, Hometown will pay us a fee and indemnify us against certain liabilities.

Austin Associates, Inc.
/s/Austin Associates, Inc.

                                   EXHIBIT C

                              HOMETOWN TAX OPINION

                [LETTERHEAD OF BOWLES RICE MCDAVID GRAFF & LOVE]


                                 May 6, 1994


Hometown Bancshares Incorporated
Fair and Dodd Streets
Middlebourne, West Virginia  26149

Gentlemen:

          We are counsel for Commercial Bancshares Incorporated, a West Virginia corporation ("Commercial") in connection with the proposed merger (the "Merger") of Hometown Bancshares Incorporated ("Hometown") with and into Commercial pursuant to which the shareholders of Hometown will receive shares of common stock of Commercial in exchange for their shares of common stock of Hometown. Commercial will continue to exist and the separate existence and corporate organization of Hometown will cease.

          The relevant facts concerning this transaction are set forth in the Form S-4 Registration Statement (the "Registration Statement") filed by Commercial with the Securities and Exchange Commission and in the Exhibits attached to the Registration Statement. The description of the transaction set forth therein is incorporated herein by reference.

(a) The fair market value of the Commercial stock and other consideration to be received by each Hometown Shareholder will be approximately equal to the fair market value of the Hometown stock surrendered in the exchange.

(b) There is no plan or intention by the shareholders of Hometown who own one percent or more of the Hometown stock, and to the best of the knowledge of the management of Hometown, there is no plan or intention on the part of the remaining shareholders of Hometown to sell, exchange or otherwise dispose of a number of shares of Commercial stock received in the transaction that would reduce the Hometown shareholder's ownership of Commercial stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all the formerly outstanding stock of Hometown as of the same date. For purposes of this representation, shares of Hometown stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Commercial stock will be treated as outstanding Hometown stock on the date of the transaction. Moreover, shares of Hometown stock and shares of Commercial stock held by Hometown shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

(c) Commercial has no plan or intention to reacquire any of its stock issued in the transaction.

(d) Commercial has no plan or intention to sell or otherwise dispose of any of the assets of Hometown acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Internal Revenue Code.

(e) The liabilities of Hometown assumed by Commercial and the liabilities to which the transferred assets of Hometown are subject were incurred by Hometown in the ordinary course of its business.

(f) Following the transaction, Commercial will continue the historic business of Hometown or use a significant portion of Hometown's historic business assets in a business.

(g) Commercial and Hometown will pay their respective expenses, if any, incurred in connection with the transaction.

(h) There is no intercorporate indebtedness existing between Hometown and Commercial that was issued, acquired, or will be settled at a discount.

(i)  No two parties to the transaction are investment companies as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

(j) Hometown is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

(k) The fair market value of the assets of Hometown transferred to Commercial will equal or exceed the sum of the liabilities assumed by Commercial plus the amount of liabilities, if any, to which the transferred assets are subject.

     Based upon the facts set forth in the Registration Statement and upon the above representations, we are of the opinion that:

          1. The statutory merger of Hometown with and into Commercial will constitute a tax free reorganization, whereby Commercial will absorb the corporate enterprise of Hometown.

          2. The gain, if any, realized by a Hometown shareholder upon receipt of Commercial stock will be recognized but not in an amount in excess of any cash received (including cash received in lieu of fractional shares). Each shareholder should consult with his or her own tax advisor with respect to the determination of the tax treatment of the exchange.

          3. The holding period of Commercial stock received by each holder of Hometown stock will include the period during which the Hometown stock surrendered and exchanged therefore was held, provided that the Hometown stock was a capital asset in the hand of the holder at the time of the consummation of the Merger.

          4. A Hometown shareholder who dissents from the transaction and receives solely cash in exchange for Hometown stock should be treated as having received such cash in redemption of his stock. As a redemption, the cash will be treated as full payment in exchange for the shareholder's Hometown stock. Notwithstanding the above, if a Hometown shareholder owns any interests in a corporation, partnership, trust or other entity which owns Hometown stock or Commercial stock, or if certain family members of that shareholder own Hometown stock or Commercial stock, it is possible that the cash received by such a dissenter could be treated as an ordinary income dividend to the dissenting shareholder. Again, each shareholder should consult with his or her own tax advisor with respect to the determination of the tax treatment of the exchange.

          It should be noted that the opinions expressed in this letter are based upon statutory, judicial and administrative authority as of the date of this opinion. There can be no assurance that such authority will not be changed in the future, or that such changes will not be made retroactively applicable to the transactions considered herein. Moreover, the above-stated opinions are based upon the facts as we understand them and upon the representations provided to us. If the facts turn out to be different in any material respect from the facts stated herein, or if the laws or regulations applicable to the proposed transactions are changed or reinterpreted by competent tribunals, some or all of the opinions expressed in this letter may become inapplicable.

          Please note further that Treas. Reg. (S)1.368-3 requires certain records to be kept and information to be filed with the federal income tax returns of each corporation which is a party to the reorganization. This same regulation requires each Hometown shareholder who receives Commercial shares in connection with the reorganization to attach to his federal income tax return for the year in which such shares are received a statement disclosing the exchange of Hometown stock for shares of Commercial and reporting the cost or other basis of Hometown stock given up and the number and value of Commercial shares received.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the discussion of Federal Income Tax Consequences in the Registration Statement.

                              Very truly yours,


                              /s/Bowles Rice McDavid Graff & Love

                              BOWLES RICE McDAVID GRAFF & LOVE

                                 EXHIBIT D

                    DISSENTERS' RIGHTS STATUTORY PROVISIONS

31-1-122. Rights of shareholders to dissent.

     Any shareholder of a corporation shall have the right to dissent from any of the following corporate actions:
     (a) Any plan of merger or consolidation to which the corporation is a party; or

     (b) Any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale.

     A shareholder may dissent as to less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders. (1974, c. 13.)


31-1-123. Rights of dissenting shareholders; procedure for purchasing of dissenting shareholders' shares; civil action for determining value of shares; procedure for transferring of such shares to corporation and payment therefor.

     (a) Any shareholder electing to exercise his right to dissent, pursuant to section one hundred twenty-two [(S) 31-1-122] of this article, shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action. If such proposed corporate action be approved by the re-quired vote and such shareholder shall not have voted in favor thereof, such shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within fifteen days after the plan of such merger shall have been mailed to such shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of such shareholder's shares, and, if such proposed corporate action is effected, such corporation shall pay to such shareholder, upon surrender of the certificate or certificates representing such shares, the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of such corporate action. Any shareholder failing to make demand within the ten-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

     (b) No such demand may be withdrawn unless the corporation shall consent thereto. If, however, such demand shall be withdrawn upon consent, or if the proposed corporate action shall be abandoned or rescinded or the shareholders shall revoke the authority to effect such action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation, is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction have been made or filed within the time provided in subsection (e) of this section, or if a court of general civil jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

     (c) Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as herein provided, and shall make a written offer to each shareholder to pay for such shares at a specified price deemed by such corporation to be fair value thereof. Such notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of such offer, and a profit and loss statement of such corporation for the twelve months' period ended on the date of such balance sheet.

     (d) If within thirty days after the date on which such corporate action is effected the fair value of such shares is agreed upon between any such dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

     (e) If within such period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation shall within thirty days after receipt of written demand from any dissenting shareholder, which written demand must be given within sixty days after the date on which such corporate action was effected, file a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be found and determined, or the corporation may file such complaint at any time within such sixty-day period at its own election. Such complaint shall be filed in any court of general civil jurisdiction in the county in which the principal office of the corporation is situated, or, if there be no such office in this State, in the county in which any dissenting shareholder resides or is found or in which the property of such corporation, or any part of it, may be. If the corporation shall fail to institute such proceedings, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders wherever residing, may be made parties to the proceedings as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State in the same manner as in other civil actions. Dissenting shareholders who are nonresidents of this State shall be served a copy of the complaint by registered or certified mail, return receipt requested. In addi-tion, service upon such nonresident shareholders shall be made by publication, as provided in Rule 4 (e) (2) of the West Virginia Rules of Civil Procedure. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or any subsequent appointment. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

     The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding. Any party to the proceeding may appeal any judgment or ruling of the court as in other civil cases.

     (f) Within twenty days after demanding payment for his shares, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     (g) Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide. (1974, c. 13.)



175572

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

          Section 31-1-9 of the West Virginia Code of 1931, as amended, permits indemnification of present or former officers or director who are named or threatened to be named as parties to a legal action arising out of their activities as officers or directors under certain circumstances.

          The amended Articles of Incorporation of Commercial Bancshares, Incorporated, contains the following provision with regard to the indemnification of its directors and officers:

              Each director and officer of this corporation, or former director or officer of this corporation, or any person who may have served at its request as a director or officer of another corporation, his heirs and personal representatives, shall be indemnified by this corporation against costs and expenses at any time reasonably incurred by him arising out of or in connection with any claim, action, suit or proceeding, civil or criminal, against him or to which he may be made a party by reason of his being or having been such director or officer except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of a duty to the corporation.
          If in the judgment of the board of directors of this corporation a settlement of any claim, action, suit or proceeding so arising be deemed in the best interest of the corporation, any such director or officer shall be reimbursed for any amounts paid by him in effecting such settlement and reasonable expenses incurred in connection therewith. The foregoing right of indemnification shall be in addition to any and all other rights to which any director or officer may be entitled as a matter of law.

          Additionally, Article VII of the By-Laws of Commercial Bancshares, Incorporated, contains the following provision with regard to the indemnification of its directors and officers:

              Each director and officer or former director or officer of this corporation, shall be indemnified against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters in which he shall be adjudged, in such action, suit or proceeding, to be liable for willful misconduct in the performance of duty to the corporation. A conviction or judgment (whether based on a plea of guilty or its equivalent or after trial) in a criminal or civil proceeding shall not be deemed an adjudication of liability for willful misconduct in the performance of duty to the corporation if such director or officer acted in good faith in what he considered to be the best interest of the corporation and with no reasonable cause to believe that the action was illegal. If in the judgment of the board of directors a settlement of any claim so arising is deemed in the best interests of the corporation, any such director or officer shall be reimbursed for any amounts paid in effecting such settlement and reasonable expenses thereby incurred.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21.  Exhibits and Financial Statement Schedules.

          Exhibits required to be filed with this Registration Statement by Item 601 of Regulations S-B follow the execution pages of the Registration Statement. The required exhibit index precedes these documents. Required exhibits which are a part of the preceding Prospectus and Proxy Statement are incorporated by reference to their location.

Item 22.  Undertakings.

          (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters in addition to the information called for by other Items of the applicable form.

          (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (230.415), will be filed as a part of an amendment is effective, and that, for purposes of determining any liability of the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (4) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporation documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration when it became effective.

          (6)  The undersigned registrant hereby undertakes:

               (a) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                      (i)  To include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, present a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from the registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                 SIGNATURES

           Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly issued this registration statement or amendment thereto to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Charleston, State of West Virginia, on the 30th day of March 1994.


                                COMMERCIAL BANCSHARES, INCORPORATED

                                By /s/ William E. Mildren, Jr.
                                       William E. Mildren, Jr.
                                       President





          Signature                                      Date
          ---------                                      ----

/s/ William E. Mildren, Jr.                             May 4,1994
William E. Mildren, Jr., President
 and Chief Executive Officer

/s/ Larry G. Johnson                                    May 4,1994
Larry G. Johnson, Chief Financial Officer
 and Chief Accounting Officer

             *
- ----------------------------------                      May 4, 1994
Bruce Bingham, Director

             *                                          May 4, 1994
- ----------------------------------
Robert W. Burk, Jr., Director

             *
- ----------------------------------                      May 4, 1994
Frank L. Christy, Director

             *                                          May 4, 1994
- ----------------------------------
A. Vernon Criss, III, Director

             *                                          May 4, 1994
- ----------------------------------
Carl E. Dollman, Director

             *                                          May 4, 1994
- ----------------------------------
James A. Meagle, Jr., Director

             *                                          May 4, 1994
- ----------------------------------
William E. Mildren, Sr., Director

             *                                          May 4, 1994
- ----------------------------------
Jack F. Poe, Director

             *                                          May 4, 1994
- ----------------------------------
Robert E. Richardson, Sr. Director

             *                                          May 4, 1994
- ----------------------------------
W.S. Ritchie, Jr., Director

             *                                          May 4, 1994
- ----------------------------------
Susan S. Ross, Director

             *                                          May 4, 1994
- ----------------------------------
Thomas N. Webster,Director

             *                                          May 4, 1994
- ----------------------------------
Morris B. Wilkins, Director

* /s/ William E. Mildren, Jr.
- ----------------------------------
William E. Mildren, Jr.
Attorney-In-Fact

                  COMMERCIAL BANCSHARES INCORPORATED PROXY FOR
                          SPECIAL SHAREHOLDERS MEETING

  KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of Commercial Bancshares Incorporated ("Commercial") Parkersburg, West Virginia, do hereby nominate, constitute and appoint Larry G. Johnson and Barbara E. Ott, or either of them, with full power to act alone as the true and lawful attorneys of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to vote all the common stock of Commercial, standing in the undersigned's name on its books on May 5, 1994, at the Special Meeting of its shareholders to be held at the offices of Commercial, 415 Market Street, Parkersburg, West Virginia, on the 22nd day of June, 1994, at 9:00 a.m. local time, or at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

1. To adopt and approve a plan to merge Commercial and Hometown Bancshares, Inc. ("Hometown"), pursuant to the terms of the Agreement and Plan of Merger (the "Plan") between Commercial and Hometown, dated as of September 30, 1993.
              FOR [_]             AGAINST [_]          ABSTAIN [_]

2. To act upon any other business which may properly come before the Special Meeting or any adjournment or adjournments thereof.

  The undersigned acknowledge receipt of the Notice and Proxy Statement dated May 9, 1994, and hereby revoke all proxies heretofore given by the undersigned for said meeting.

                       (Proxy continued on reverse side)

  This Proxy Confers authority to vote "FOR" the proposition listed above unless otherwise indicated. The Board of Directors recommends a vote "FOR" this proposal. If any other matters shall properly come before the meeting, or any adjournments thereof, this proxy will be voted on such matters in accordance with the instructions of the Board of Directors.

  This Proxy is solicited on behalf of Commercial's Board of Directors and may be revoked prior to its exercise.


PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY. ALL JOINT OWNERS MUST SIGN.




                                            Dated: ____________________ , 1994

                                            ___________________________ (L.S.)

                                            ___________________________ (L.S.)

                                            When signing as an attorney,
                                            executor, administrator, trustee,
                                            or guardian, please give full
                                            title. If more than one trustee,
                                            all should sign. All joint owners
                                            must sign. If signing on behalf of
                                            a corporation or partnership,
                                            indicate title.

        PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ADDRESSED ENVELOPE

                      HOMETOWN BANCSHARES, INC. PROXY FOR
                          SPECIAL SHAREHOLDERS MEETING

  KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of Hometown Bancshares, Inc. ("Hometown") Middlebourne, West Virginia, do hereby nominate, constitute and appoint William P. Ingram, Richard Stender and Patty
S. Poling, or any one of them, with full power to act alone as the true and lawful attorneys of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to vote all the common stock of Hometown, standing in the undersigned's name on its books on May 2, 1994, at the Special Meeting of its shareholders to be held at the offices of Union Bank of Tyler County, Fair and Dodd Streets, Middlebourne, West Virginia, on the 7th day of June, 1994, at 7:00 p.m. local time, or at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

1. To adopt and approve a plan to merge Hometown and Commercial Bancshares Incorporated ("Commercial"), pursuant to the terms of the Agreement and Plan of Merger (the "Plan") between Hometown and Commercial, dated as of September 30, 1993.
              FOR [_]             AGAINST [_]          ABSTAIN [_]

2. To act upon any other business which may properly come before the Special Meeting or any adjournment or adjournments thereof.

  The undersigned acknowledge receipt of the Notice and Proxy Statement dated May 9, 1994, and hereby revoke all proxies heretofore given by the undersigned for said meeting.

                       (Proxy continued on reverse side)

  This Proxy Confers authority to vote "FOR" the proposition listed above unless otherwise indicated. The Board of Directors recommends a vote "FOR" this proposal. If any other matters shall properly come before the meeting, or any adjournments thereof, this proxy will be voted on such matters in accordance with the instructions of the Board of Directors.

  This Proxy is solicited on behalf of Commercial's Board of Directors and may be revoked prior to its exercise.


PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY. ALL JOINT OWNERS MUST SIGN.




                                          Dated: _______________________, 1994

                                          ______________________________ (L.S.)

                                          ______________________________ (L.S.)

                                          When signing as an attorney,
                                          executor, administrator, trustee, or
                                          guardian, please give full title. If
                                          more than one trustee, all should
                                          sign. All joint owners must sign. If
                                          signing on behalf of a corporation
                                          or partnership, indicate title.

        PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ADDRESSED ENVELOPE

                        DIRECTION TO THE TRUSTEES OF
     COMMERCIAL BANCSHARES, INCORPORATED EMPLOYEE STOCK OWNERSHIP PLAN
            RELATING TO THE SPECIAL MEETING OF THE SHAREHOLDERS
                                JUNE 22,1994

  The undersigned participant in the Commercial Bancshares, Incorporated Employee Stock Ownership Plan does hereby direct the Board of Trustees of the Commercial Bancshares, Incorporated Employee Stock Ownership Plan to vote the shares of Commercial Bancshares, Incorporated common stock allocated to the Stock Account of the undersigned as follows:

 To adopt and approve a plan to merge Commercial Bancshares, Incorporated and Hometown Bancshares, Inc., pursuant to the terms of the Agreement and Plan of Merger (the "Plan") between Commercial Bancshares, Incorporated and Hometown Bancshares, Inc. dated as of September 30, 1994, as more fully described in the accompanying Prospectus/Proxy Statement dated May 9, 1994.

              FOR [_]             AGAINST [_]          ABSTAIN [_]

  The undersigned acknowledges receipt of a copy of the Prospectus/Proxy Statement dated May 9, 1994.

                       (Proxy continued on reverse side)

PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY. ALL JOINT OWNERS MUST SIGN.





                                          Dated: _______________________, 1994

                                          ______________________________ (L.S.)

                                          ______________________________ (L.S.)

                                          When signing as an attorney,
                                          executor, administrator, trustee, or
                                          guardian, please give full title. If
                                          more than one trustee, all should
                                          sign.

                        DIRECTION TO THE TRUSTEES OF
    HOMETOWN BANCSHARES, INC. EMPLOYEE STOCK OWNERSHIP PLAN RELATING TO
                  THE SPECIAL MEETING OF THE SHAREHOLDERS
                                JUNE 7, 1994

  The undersigned participant in the Hometown Bancshares, Inc. Employee Stock Ownership Plan does hereby direct the Board of Trustees of the Hometown Bancshares, Inc. Employee Stock Ownership Plan to vote the shares of Hometown Bancshares, Inc. common stock allocated to the Stock Account of the undersigned as follows:

 To adopt and approve a plan to merge Commercial Bancshares, Incorporated and Hometown Bancshares, Inc., pursuant to the terms of the Agreement and Plan of Merger (the "Plan") between Commercial Bancshares, Incorporated and Hometown Bancshares, Inc. dated as of September 30, 1994, as more fully described in the accompanying Prospectus/Proxy Statement dated May 9, 1994.

              FOR [_]             AGAINST [_]          ABSTAIN [_]

  The undersigned acknowledges receipt of a copy of the Prospectus/Proxy Statement dated May 9, 1994.

                       (Proxy continued on reverse side)

PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY. ALL JOINT OWNERS MUST SIGN.





                                              Dated: ___________________, 1994

                                              __________________________ (L.S.)

                                              __________________________ (L.S.)

                                              When signing as an attorney,
                                              executor, administrator,
                                              trustee, or guardian, please
                                              give full title. If more than
                                              one trustee, all should sign.

                     COMMERCIAL BANCSHARES, INCORPORATED
                                  FORM S-4
                              INDEX TO EXHIBITS


                                                S-B Item    Sequential
                                               601 Table       Page
     Description                                Reference   Number (a)
     -----------                               ----------   ----------

Underwriting agreement                         (1)          N/A

Agreement and Plan of Merger                   (2)

Articles of Incorporation and Bylaws:          (3)           *
       (a)  Bylaws                                           *
       (b)  Articles of Incorporation                       (b)

Instruments Defining the Rights of Security    (4)          N/A
 Holders

Opinions Re:  Legality                         (5)           *

Opinion Re: Liquidation Preference             (7)          N/A

Opinion Re: Tax Matters and Consent            (8)

Voting Trust Agreement                         (9)          N/A

Material Contracts                             (10)
       (a)  Form of Employment                              (b)
              Agreement - Hometown

       (b)  Employment Agreement                            (c)
              with James A. Meagle, Jr.

       (c)  Statement Concerning                            (d)
              Preferred Stock

Statement Re: Computation of Per Share         (11)         N/A
Earnings

Annual Report to Security Holders, et al.      (13)         N/A

Material Foreign Patents                       (14)         N/A

Letter Re: Unaudited Interim Financial         (15)         N/A
Information

Letter Re: Changes in Certifying Accountant    (16)         N/A

Subsidiaries of the Registrant                 (21)          *



Consents:

  (a)  Consent of Harman, Thompson,
        Mallory and Ice



  (b)  Consent of Austin Associates                   (23)


  (c)  Consent of Bowles Rice McDavid
   Graff & Love

Power of Attorney                                     (24)

                                                      (25)        N/A
Statement of Eligibility of Trustee
Invitation for Competitive Bids                       (26)        N/A

Financial Data Schedule                               (27)        N/A

Information From Reports Furnished To                 (28)        N/A
State Insurance Regulatory Authorities
                                                      (29)
Additional Exhibits:
  (a)  Form of Proxy                                              *
  (b)  Form of Agreement Regarding                                *
        Affiliates


Footnotes
- ---------

(a)  N/A = Not Applicable.

(b) Incorporated herein by reference to Exhibit 10 of the 1993 Form 10-K of Hometown Bankshares, Inc.

(c) Incorporated herein by reference to Exhibit 10.3 of Commercial's Registration Statement on Form S-4 as Filed on June 26, 1990, Registration No. 33-35485.

(d) The statement describing Commercial Preferred Stock is incorporated herein by reference to Exhibit 2 of Commercial's Registration Statement on Form S-14, Registration No. 2-94247, November 9, 1984.